                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrants [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement           Commission Only
                                             (as permitted by Rule 14a-
[X] Definitive Proxy Statement               6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                                Joint filing by:

                   PECO Energy Company and Unicom Corporation
             (Name of each Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
    common stock, no par value, of PECO Energy Company common stock, no par value, of Unicom Corporation

  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------
  (5) Total fee paid:

    ------------------------------------------------------------------------
[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount previously paid:

    ------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------
  (3) Filing Party:

    ------------------------------------------------------------------------
  (4) Date Filed:

    ------------------------------------------------------------------------

                                 [UNICOM Logo]
                               [PECO Energy Logo]
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

   The Boards of Directors of PECO Energy Company and Unicom Corporation have unanimously approved a merger of equals that will create a new holding company, Exelon Corporation. We both believe that this merger provides an excellent opportunity for our two regional companies to become a national leader in the energy industry. We expect that the combined company will create greater opportunities for building shareholder value than either of us could achieve on our own.

   If the merger is completed, PECO Energy shareholders will receive one share of Exelon common stock for each share of PECO Energy common stock, and Unicom shareholders will receive 0.875 shares of Exelon common stock and $3.00 in cash for each share of Unicom common stock. The cash portion of the merger consideration will result in approximately $500 million of cash being paid to Unicom shareholders at the completion of the merger. Upon completion of the merger, approximately 54% of Exelon common stock will be owned by former PECO Energy shareholders and approximately 46% of Exelon common stock will be owned by former Unicom shareholders. PECO Energy and Unicom currently expect that 328,000,000 shares of Exelon common stock will be issued in connection with the merger. We expect Exelon common stock will be listed on the New York Stock Exchange.

   In addition, Unicom intends to repurchase $1,000,000,000 of its outstanding shares and PECO Energy intends to repurchase $500,000,000 of its outstanding shares prior to the completion of the merger. As of May 12, 2000, Unicom had completed approximately $585 million of its repurchases, and PECO Energy had completed all of its repurchases. Unicom intends to complete its remaining repurchases between the time of the shareholder meetings and the completion of the merger.

   In order to complete the merger, we must obtain necessary regulatory approvals and the approvals of the shareholders of our companies. Information about the merger and the other items to be voted on at your company's annual meeting is contained in this proxy statement/prospectus. Whether or not you plan to attend your company's annual meeting, please take the time to vote by proxy card, telephone or Internet.

   PECO Energy shareholders will vote at PECO Energy's annual meeting on June 27, 2000, at 9:30 a.m., local time, at the Millenium Hall of the Loews Philadelphia Hotel, 1200 Market Street, in Philadelphia, Pennsylvania. Unicom shareholders will vote at Unicom's annual meeting on June 28, 2000, 10:30 a.m., local time, at the Grand Ballroom of the Hyatt Regency Chicago, 151 East Wacker Drive, in Chicago, Illinois.

   You should consider the risk factors relating to the merger that we describe beginning on page 17 of this proxy statement/prospectus before voting.

   We encourage you to review carefully this proxy statement/prospectus. You can find additional information regarding PECO Energy and Unicom by referring to the section entitled "Where You Can Find More Information" on page 154 of this proxy statement/prospectus.

   We enthusiastically support this combination of our companies and join with our Boards of Directors in recommending that you vote FOR the approval of the merger agreement.



/s/ Corbin A. McNeill, Jr.              /s/ John W. Rowe

   Corbin A. McNeill, Jr.                  John W. Rowe
   Chairman, President and Chief           Chairman, President and Chief
Executive Officer                       Executive Officer
   PECO Energy Company                     Unicom Corporation


                            Your vote is important.
    If voting by mail, please complete, sign, date and return your proxy. If voting by telephone or Internet, please follow the instructions on your proxy card.

    Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this proxy statement/prospectus or the Exelon common stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

             This proxy statement/prospectus is dated May 15, 2000, and is first being mailed to shareholders on or about May 18, 2000.

                              PECO ENERGY COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 27, 2000

To the Shareholders of PECO Energy Company:

   We will hold the 2000 annual meeting of the shareholders of PECO Energy Company on Tuesday, June 27, 2000, at 9:30 a.m., local time, at the Millenium Hall of the Loews Philadelphia Hotel, 1200 Market Street, in Philadelphia, Pennsylvania, for the following purposes:

  . to consider a proposal to adopt the agreement and plan of exchange and merger dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy, Exelon and Unicom,

  . to consider and vote upon a proposal to postpone or adjourn the annual meeting, if proposed by PECO Energy's board of directors,

  .  to elect four members to the PECO Energy board of directors, and

  . to ratify PricewaterhouseCoopers, LLP as PECO Energy's independent auditors for 2000.

   Only holders of record of shares of PECO Energy common stock at the close of business on April 5, 2000, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of it.

   We cannot complete the share exchange described in the accompanying proxy statement/prospectus unless holders of a majority of all shares of PECO Energy common stock casting votes at the PECO Energy annual meeting vote to adopt the merger agreement, assuming that holders of a majority of all PECO Energy common stock entitled to vote are present in person or by proxy at the annual meeting.

   For more information about the share exchange and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement/prospectus and the merger agreement attached to it as Annex A.

   Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by Internet or by telephone by following the instructions on your proxy card. If you do not vote by proxy, Internet, telephone or in person at the annual meeting, it will have no effect in determining whether the merger agreement will be adopted or on the other matters being considered at the PECO Energy annual meeting.

   Please do not send any stock certificates at this time.

                                          By order of the board of directors,

                       [Signature of Katherine K. Combs]
                                          Katherine K. Combs
                                           Deputy General Counsel and
                                           Corporate Secretary

Philadelphia, Pennsylvania
May 18, 2000

                           [LOGO UNICOM CORPORATION]

                               UNICOM CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 28, 2000

To the Shareholders of Unicom Corporation:

   We will hold the 2000 annual meeting of the shareholders of Unicom Corporation on Wednesday, June 28, 2000, at 10:30 a.m., local time, at the Grand Ballroom of the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois, for the following purposes:

  . to consider a proposal to approve the agreement and plan of exchange and merger dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy, Exelon and Unicom,

  . to consider and vote upon a proposal to postpone or adjourn the annual meeting, if proposed by Unicom's board of directors,

  .  to elect nine directors to the Unicom board of directors, and

  .  to ratify Arthur Andersen LLP as Unicom's independent auditors for 2000.

   Only holders of record of shares of Unicom common stock at the close of business on May 12, 2000, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of it.

   We cannot complete the merger described in the accompanying proxy statement/prospectus unless the holders of at least two-thirds of the outstanding shares of Unicom common stock vote to approve the merger agreement.

   For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement/prospectus and the merger agreement attached to it as Annex A.

   Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may also cast your vote by Internet or by telephone by following the instructions on your proxy card. If you do not vote by proxy, Internet, telephone or in person at the annual meeting, your shares will be treated as voted against the merger agreement.

   Please do not send any stock certificates at this time.

   As described under "The Merger--Dissenters' Rights" in Chapter I of the enclosed proxy statement/prospectus, any holder of Unicom common stock entitled to vote at the annual meeting is entitled to dissent and obtain payment for his or her shares if the merger is completed. In order to perfect the right to dissent, a holder of Unicom common stock must (1) deliver to Unicom at the office of the Corporate Secretary at 10 South Dearborn Street, Chicago, Illinois 60603 before the shareholder vote for the approval of the merger agreement a written demand for payment for his or her shares, (2) not vote his or her shares in favor of the proposed merger agreement and (3) otherwise follow the procedures set forth in Sections 11.65 and 11.70 of the Illinois Business Corporation Act, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E.

                                          By Order of the Board of Directors,

/s/ John P. McGarrity

                                          John P. McGarrity
                                           Secretary

Chicago, Illinois
May 18, 2000

                      REFERENCES TO ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates important business and financial information about PECO Energy and Unicom from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

          PECO Energy Company                      Unicom Corporation
           2301 Market Street             37th Floor, 10 South Dearborn Street
          Post Office Box 8699                   Post Office Box A-3005
 Philadelphia, Pennsylvania 19101-8699        Chicago, Illinois 60690-3005
       Telephone: (215) 841-4000               Telephone: (312) 394-7398

   If you would like to request documents, please do so by June 19, 2000, in order to receive them before your annual meeting.

   See "Where You Can Find More Information" on page 154.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
INTRODUCTION..............................................................   i
CHAPTER I--THE MERGER.....................................................   1
  Questions and Answers About the Merger..................................   1
  Summary.................................................................   4
    General...............................................................   4
    The Annual Meetings...................................................   8
    The Merger............................................................   9
    Comparative Per Share Information.....................................  13
    Selected Historical and Unaudited Pro Forma Combined Condensed
     Financial Data.......................................................  14
  Risk Factors Relating to the Merger.....................................  17
  Special Note Regarding Forward-Looking Statements.......................  20
  The Merger..............................................................  22
    Background to the Merger..............................................  22
    Reasons for the Merger................................................  27
    PECO Energy Board of Directors Recommendation.........................  29
    Opinions of PECO Energy's Financial Advisors..........................  32
    Unicom Board of Directors Recommendation..............................  41
    Opinion of Unicom's Financial Advisor.................................  45
    Board of Directors, Management and Operations of Exelon After the
     Merger...............................................................  52
    Corporate Restructuring...............................................  54
    Interests of PECO Energy's Directors and Management in the Merger.....  55
    Interests of Unicom's Directors and Management in the Merger..........  57
    Indemnification and Insurance.........................................  61
    Form of the Merger; Merger Consideration; Conversion of Shares........  62
    Procedures for Exchange of Certificates; Fractional Shares............  62
    Effective Time of the Merger..........................................  63
    Listing of Exelon Capital Stock.......................................  63
    Dividends.............................................................  63
    Material United States Federal Income Tax Consequences of the Merger..  64
    Accounting Treatment..................................................  67
    Dissenters' Rights....................................................  67
    Workforce and Employee Benefit Matters................................  69
    Effect on Awards Outstanding Under Stock Plans........................  70
    Resale of Exelon Common Stock.........................................  70
  Regulatory Matters......................................................  71
    General...............................................................  71
    State Approvals.......................................................  71
    Public Utility Holding Company Act....................................  71
    Nuclear Regulatory Commission.........................................  72
    Federal Energy Regulatory Commission..................................  72
    United States Antitrust...............................................  73
    Status of Regulatory Approvals........................................  73
  The Merger Agreement....................................................  74
    Conditions to the Completion of the Merger............................  74
    No Solicitation.......................................................  75
    Termination...........................................................  76
    Termination Fees; Reimbursement of Expenses...........................  77
    Conduct of Business Pending the Merger................................  78

    Other Agreements.......................................................  80
    Amendment; Extension and Waiver........................................  81
    Expenses...............................................................  82
    Representations and Warranties.........................................  82
    Exelon Articles of Incorporation.......................................  83
    Exelon By-laws.........................................................  83
  Comparative Stock Prices and Dividends...................................  84
  Unaudited Pro Forma Combined Condensed Financial Statements..............  85
  Description of Exelon Capital Stock......................................  97
    General................................................................  97
    Common Stock...........................................................  97
    Preferred Stock........................................................  97
  Comparison of Rights of Shareholders.....................................  97
    Size of the Board of Directors.........................................  97
    Classification of the Board of Directors...............................  98
    Cumulative Voting......................................................  98
    Vacancies on the Board.................................................  98
    Removal of Directors...................................................  99
    Special Meetings of Shareholders....................................... 100
    Corporate Action Without a Shareholder Meeting......................... 100
    Charter Amendments..................................................... 100
    By-law Amendments...................................................... 102
    Business Combinations/Fair Price Provisions............................ 102
    Other Antitakeover Protection.......................................... 104
    Interested Shareholder Transactions.................................... 104
    Indemnification of Directors, Officers and Employees................... 106
    Limitation of Personal Liability of Directors.......................... 108
    Constituencies Statutes................................................ 109
    Dividends.............................................................. 109
    Loans to Directors..................................................... 110
    Shareholder Records.................................................... 110
    Issuance of Rights or Options to Purchase Shares to Directors, Officers
     and Employees......................................................... 110
    Dissenters' Rights..................................................... 110
  Legal Matters............................................................ 111
  Experts.................................................................. 111
CHAPTER II--INFORMATION ABOUT THE PECO ENERGY ANNUAL MEETING
AND OTHER PROPOSALS........................................................ 112
  The PECO Energy Annual Meeting........................................... 112
    Date, Time and Place................................................... 112
    Purpose of PECO Energy Annual Meeting.................................. 112
    PECO Energy Record Date; Stock Entitled to Vote; Quorum................ 112
    Vote Required.......................................................... 113
    Voting by PECO Energy Directors and Executive Officers................. 113
    Voting Your Shares..................................................... 113
    Voting of Proxies...................................................... 114
    Revocability of Proxies................................................ 114
    Solicitation of Proxies................................................ 114
  Proposals for PECO Energy Annual Meeting................................. 115
    Item 1--PECO Energy Merger Proposal.................................... 115
    Item 2--Postponement or Adjournment of Annual Meeting.................. 115
    Item 3--Election of PECO Energy Directors.............................. 115
    Item 4--Ratification of Appointment of Independent Auditors............ 130
    Other Matters.......................................................... 130

CHAPTER III--INFORMATION ABOUT THE UNICOM ANNUAL MEETING
AND OTHER PROPOSALS......................................................... 132
  The Unicom Annual Meeting................................................. 132
    Date, Time and Place.................................................... 132
    Purpose of Unicom Annual Meeting........................................ 132
    Unicom Record Date; Stock Entitled to Vote; Quorum...................... 132
    Vote Required........................................................... 132
    Voting by Unicom Directors and Executive Officers....................... 133
    How to Vote Your Shares................................................. 133
    How Your Proxy Will be Voted............................................ 134
    Revocability of Proxies................................................. 134
    Solicitation of Proxies................................................. 134
  Proposals for Unicom Annual Meeting....................................... 135
    Item 1--Unicom Merger Proposal.......................................... 135
    Item 2--Postponement or Adjournment of Annual Meeting................... 135
    Item 3--Election of Unicom Directors.................................... 135
    Item 4--Ratification of Appointment of Independent Auditors............. 152
    Other Matters........................................................... 152
CHAPTER IV--WHERE YOU CAN FIND MORE INFORMATION............................. 154

ANNEXES

   Annex A Agreement and Plan of Merger
   Annex B Opinion of Morgan Stanley & Co. Incorporated
   Annex C Opinion of Salomon Smith Barney Inc.
   Annex D Opinion of Wasserstein Perella & Co., Inc.
   Annex E Illinois Business Corporation Act--Right to Dissent

                                  INTRODUCTION

   This proxy statement/prospectus is being mailed to shareholders of PECO Energy and Unicom in connection with each company's annual meeting of shareholders. The document is organized into four chapters.

   Chapter I--"The Merger" provides summary and detailed information about PECO Energy's and Unicom's proposed merger of equals on which the shareholders of each company will vote at their annual meeting.

   Chapter II--"Information About the PECO Energy Annual Meeting and Other Proposals" provides information about PECO Energy's annual meeting, the matters that PECO Energy shareholders will vote on at the PECO Energy annual meeting, including election of directors and ratification of independent auditors, and how shareholders may vote or grant a proxy and the vote required to adopt each proposal to be presented. Unicom shareholders will not vote on these matters.

   Chapter III--"Information About the Unicom Annual Meeting and Other Proposals" provides information about Unicom's annual meeting, the matters that Unicom shareholders will vote on at the Unicom annual meeting, including election of directors and ratification of independent auditors, and how shareholders may vote or grant a proxy and the vote required to adopt each proposal to be presented. PECO Energy shareholders will not vote on these matters.

   Chapter IV--"Where You Can Find More Information" explains where shareholders of PECO Energy and Unicom can find more information about each of the companies.

   You should read this proxy statement/prospectus carefully before you vote your shares.

                             CHAPTER I--THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

--------------------------------------------------------------------------------

Q: Why are PECO Energy and Unicom proposing to merge?

A: We believe that this merger will provide substantial strategic and financial benefits to PECO Energy's and Unicom's shareholders, employees and customers, including:

  .expanding our generation capacity,

  .enhancing our power marketing and trading business,

  .broadening our distribution platform,

  .providing a foundation for growth of our unregulated businesses, and

  .producing cost savings.

  To review the reasons for the merger in greater detail, see pages 27 through 29.

--------------------------------------------------------------------------------

Q: What is the structure of the merger?

A: The combination will occur in two steps, a first step share exchange and a second step merger, which are described in this booklet. After both steps, PECO Energy and Commonwealth Edison Company, Unicom's principal subsidiary, will be wholly owned subsidiaries of Exelon. Both PECO Energy and Commonwealth Edison Company will retain their individual names and identities in their service territories. In this proxy statement/prospectus, we will sometimes refer to the first step exchange and the second step merger together as the "merger."

--------------------------------------------------------------------------------

Q: What will I receive in the merger?

A: If the merger is completed, PECO Energy shareholders and Unicom shareholders will receive the following:

     For each share of PECO Energy common
                    stock:                      For each share of Unicom common stock:
     ------------------------------------       --------------------------------------
   . one share of Exelon common stock         . 0.875 shares of Exelon common stock, and
                                              . $3.00 in cash.

--------------------------------------------------------------------------------

Q: Why was the merger agreement amended?

A: As we have previously announced, earlier this year the boards of directors of our companies unanimously approved an amendment to the merger agreement providing for certain changes to the terms of the merger. The amendment allows the companies to repurchase $1,500,000,000 of common stock prior to the completion of the merger rather than waiting until the merger is completed to pay this cash to shareholders. This permits the companies to take advantage of lower market prices for their stock.

  The amendment changes what you will receive in the merger because the $1,500,000,000 in cash that was intended to be paid as part of the merger under the original agreement will now be paid as part of the repurchases. As described above, PECO Energy shareholders will receive Exelon common stock and Unicom shareholders will receive Exelon common stock and cash. The cash portion of the merger consideration will result in approximately $500 million of additional cash being paid to Unicom shareholders at the completion of the merger. The opportunity for shareholders to choose to receive Exelon common stock or cash in the original merger agreement has been eliminated. We believe that the amendment to the merger agreement creates additional value for shareholders, while retaining the benefits of the original agreement. Overall, the revised merger consideration to be paid to shareholders of each of our companies is intended to be comparable to that contemplated in the original merger agreement.

  As stated in the previous paragraph, we intend to repurchase before the closing of the merger a total of $1.5 billion of common stock of both companies ($1.0 billion by Unicom and $500 million by PECO Energy). As of May 12 , 2000, Unicom had completed approximately $585 million of its repurchases, and PECO Energy had completed all of its repurchases. Unicom intends to complete its remaining repurchases between the time of the annual meetings and the completion of the merger.

  We expect that reducing the number of shares outstanding through the repurchases described above will have a positive effect on earnings per share of Exelon. By taking advantage of lower prices for the companies' common stock, we believe that we will be able to repurchase more shares at lower prices than we would have been able to under the original merger agreement.

--------------------------------------------------------------------------------

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed postage-paid envelope or vote by telephone or by Internet as soon as possible, so that your shares may be represented at your annual meeting.

  If you sign, date and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote for the approval of the merger agreement.

  If you are a PECO Energy shareholder and you abstain from voting or do not vote, you will have no effect in determining whether the merger agreement will be adopted. If you are a Unicom shareholder and you abstain from voting or do not vote, your shares will be treated as having been voted against approval of the merger agreement. The boards of directors of each company are unanimously recommending that their shareholders vote FOR the merger agreement.

--------------------------------------------------------------------------------

Q: When is the annual meeting?

A: The PECO Energy annual meeting will take place on Tuesday, June 27, 2000 and the Unicom annual meeting will take place on Wednesday, June 28, 2000. You may attend your annual meeting and vote your shares in person rather than signing and mailing your proxy or voting by telephone or by Internet.

--------------------------------------------------------------------------------

Q: Can I vote my shares by telephone or by Internet?

A: If you hold your stock in your own name, you may vote by telephone or by Internet, by following the instructions included on your proxy card.

  If your shares are held in "street name," you will need to contact your broker or other nominee to find out whether you will be able to vote by telephone or by Internet.

--------------------------------------------------------------------------------

Q: If my broker holds my shares in "street name," will my broker vote my shares?

A: Your broker will vote your shares on the merger proposal only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you are a PECO Energy shareholder and you do not provide your broker with instructions on how to vote your shares, your shares will not be voted, which will have no effect in determining whether the merger agreement will be adopted. If you are a Unicom shareholder and you do not provide your broker with instructions on how to vote your shares, it will be equivalent to a vote against approval of the merger agreement. See Chapters II and III for how your broker will vote on other matters under consideration at the annual meetings.

--------------------------------------------------------------------------------

Q: Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before your proxy is voted at your annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new later-dated proxy or cast a new vote by telephone or by Internet. Third, you can attend your annual meeting and vote in person. Simply attending your annual meeting without voting will not revoke your proxy.

-------------------------------------------------------------------------------

Q: Should I send in my stock certificates now?

A: No. After the completion of the merger, we will send to you written instructions for exchanging your stock certificates.

-------------------------------------------------------------------------------

Q: What about future dividends?

A: Until the merger is completed, PECO Energy expects to continue to pay annual dividends on PECO Energy common stock of $1.00 per share and Unicom expects to continue to pay annual dividends on Unicom common stock of $1.60 per share. We expect that, after the merger, Exelon will pay annual dividends of $1.69 per share. The payment of dividends by PECO Energy, Unicom and Exelon, however, is subject to approval and declaration by their boards of directors and will depend on a variety of factors, including business conditions and financial condition, earnings and cash requirements.

-------------------------------------------------------------------------------

Q: When do you expect to complete the merger?

A: We are pursuing all necessary approvals and anticipate completing the merger in the second half of 2000.

-------------------------------------------------------------------------------

Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact Morrow & Co., Inc. as follows:

  For registered shareholders: 1-800-566-9061
  For brokers and financial institutions: 1-800-662-5200

-------------------------------------------------------------------------------

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which we refer. See "Where You Can Find More Information" on page 154. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    General

  The Companies

   PECO Energy Company
   2301 Market Street
   Post Office Box 8699
   Philadelphia, Pennsylvania 19101-8699
   (215) 841-4000

   Incorporated in Pennsylvania in 1929, PECO Energy Company is engaged principally in the production, purchase, transmission, distribution and sale of electricity to residential, commercial, industrial and wholesale customers in its franchised service territory in southeastern Pennsylvania. Since 1999, the Commonwealth of Pennsylvania has required the unbundling of retail electric services in Pennsylvania into separate generation, transmission and distribution services with open retail competition for generation services. With the commencement of deregulation, PECO Energy serves as the local distribution company providing electric distribution services in southeastern Pennsylvania and bundled electric service to customers who cannot or do not choose an alternate electric generation supplier. Through its Exelon Energy division, PECO Energy is a competitive generation supplier offering competitive energy supply to customers throughout Pennsylvania. The Company's Exelon Infrastructure Services subsidiary provides utility infrastructure services to customers in several regions of the United States. PECO Energy has also formed AmerGen Energy Company, a joint venture with British Energy plc, to acquire and operate nuclear generating facilities. PECO Energy also engages in the wholesale marketing of electricity on a national basis. PECO Energy also participates in joint ventures which provide telecommunication services in the Philadelphia metropolitan region.

   Unicom Corporation
   37th Floor, 10 South Dearborn Street
   Post Office Box A-3005
   Chicago, Illinois 60690-3005
   (312) 394-7398

   Unicom, incorporated in January 1994, is the parent of its principal subsidiary, Commonwealth Edison Company, a regulated electric utility, and Unicom Enterprises, an unregulated subsidiary engaged through its subsidiaries in energy service activities. ComEd is engaged principally in the production, purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers. ComEd was organized in the State of Illinois on October 17, 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company. The latter had been incorporated on September 17, 1907. ComEd's electric service territory has an area of approximately 11,300 square miles and an estimated population of approximately eight million as of December 31, 1999. It includes the city of Chicago, an area of approximately 225 square miles with an estimated population of approximately three million from which ComEd derived approximately one-third of its consumer revenues in 1999. ComEd had 3.5 million electric customers at December 31, 1999. Unicom Enterprises is engaged, through subsidiaries, in district cooling and related services, retail electric services, retail gas services, performance contracting, distributed energy, active energy management systems and the design, installation and servicing of heating, ventilation and air conditioning facilities.

  Exelon Corporation

   Exelon Corporation is currently a wholly owned subsidiary of PECO Energy that has no assets and has not to date conducted any business. It will become the parent holding company of PECO Energy, ComEd, PECO Energy's subsidiaries and Unicom's other subsidiaries following completion of the merger. Exelon is a Pennsylvania corporation.

 Structure of the Merger

   The merger involves two transactions, a first step share exchange between PECO Energy and its wholly owned subsidiary Exelon, after which PECO Energy will be a wholly owned subsidiary of Exelon, and a second step merger of Unicom into Exelon. The corporate structures of PECO Energy and Unicom before the merger and Exelon after the merger appears as follows:

                          [FLOW CHART APPEARS HERE]

  Board of Directors and Management of Exelon After the Merger (page 52)

   The merger agreement provides for certain arrangements relating to the board of directors and management of Exelon during a transition period lasting from the completion of the merger until December 31, 2003, including the following:

  .upon completion of the merger, Exelon's board of directors will have 16 members, eight of whom will be serving as members of PECO Energy's board of directors immediately prior to the completion of the merger and who are recommended by PECO Energy's board of directors immediately prior to that time, and eight of whom will be members of Unicom's board of directors immediately prior to the completion of the merger and who are recommended by Unicom's board of directors immediately prior to that time,

  .from the completion of the merger until the end of the transition period, Corbin A. McNeill, Jr. and John W. Rowe will be co-chief executive officers of Exelon,

  .during the first half of the transition period, Mr. McNeill will be chairman of the Exelon board of directors and Mr. Rowe will be chairman of the executive committee of the Exelon board of directors and president of Exelon,

  .during the second half of the transition period, Mr. Rowe will be chairman of the Exelon board of directors and Mr. McNeill will be chairman of the executive committee of the Exelon board of directors,

  .at the end of the transition period, Mr. Rowe will become chairman of the board of directors and sole chief executive officer of Exelon and Mr. McNeill will remain on the Exelon board of directors, and

  .if at any time either Mr. McNeill or Mr. Rowe is unwilling or unable to hold any of these positions, the other, if he is still a co-chief executive officer of Exelon, will succeed to the position.

   In addition, the merger agreement contains arrangements relating to other senior management positions and the locations of Exelon's corporate headquarters and other principal offices. These arrangements are described elsewhere in this proxy statement/prospectus.

  Material United States Federal Income Tax Consequences of the Merger (page
 63)

   The merger is structured to be tax-free to holders of PECO Energy common stock and Unicom common stock for United States federal income tax purposes, except with respect to cash received in exchange for Unicom common stock, including any cash received instead of any fractional shares of Exelon common stock.

   Tax matters are very complicated. The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

 Board of Directors Recommendations

  PECO Energy (page 29)

   The PECO Energy board of directors:

  .approved the amendment to the merger agreement, the merger and the other transactions contemplated by the merger agreement,

  .determined that the merger and the other transactions contemplated by the merger agreement were fair to and in the best interests of PECO Energy and its shareholders, and

  .recommended that the PECO Energy shareholders vote for the adoption of the merger agreement.

  Unicom (page 41)

   The Unicom board of directors:

  .approved the amendment to the merger agreement, the merger and the other transactions contemplated by the merger agreement,

  .determined that the merger and the other transactions contemplated by the merger agreement were fair to and in the best interests of Unicom and its shareholders, and

  .recommended that Unicom shareholders vote for the approval of the merger agreement.

   To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 22 through 27, 27 through 29, 29 through 32 and 41 through 45.

 Fairness Opinions of Financial Advisors

  PECO Energy (page 32)

   In deciding to approve the merger, the PECO Energy board of directors considered the separate opinions of its co-financial advisors, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., to the effect that as of January 7, 2000, the consideration to be received by holders of PECO Energy common stock in the merger was fair from a financial point of view to those holders. These opinions are attached as Annexes B and C to this proxy statement/prospectus. These opinions are directed to the PECO Energy board and address only the fairness of the consideration to be received by the holders of PECO Energy common stock pursuant to the terms of the transaction. They are not recommendations as to how you should vote on the merger. The opinions describe important exceptions, assumptions and limitations and we encourage PECO Energy shareholders to read these opinions carefully.

  Unicom (page 45)

   In deciding to approve the merger, the Unicom board of directors considered the opinion of its financial advisor, Wasserstein Perella & Co., as to the fairness, from a financial point of view, as of January 6, 2000, of the aggregate consideration to be received by holders of Unicom common stock in the merger. This opinion is attached as Annex D to this proxy statement/prospectus. This opinion was directed to the Unicom board of directors and addressed only the fairness from a financial point of view to the shareholders of Unicom of the aggregate consideration to those shareholders provided for in the merger agreement. It did not address the fairness of the cash consideration or the number of shares of Exelon common stock into which a share of Unicom common stock may be converted individually, nor did it express any view on any other aspect of the merger or any other terms of the merger agreement. This opinion does not constitute a recommendation to any shareholder of Unicom as to how any shareholder should vote on the merger. The opinion describes important exceptions, assumptions and limitations and we encourage Unicom shareholders to read this opinion carefully.

 Interests of PECO Energy's and Unicom's Directors and Management in the Merger (page 55)

   In considering the recommendations of the PECO Energy board of directors and Unicom board of directors with respect to the merger agreement, you should be aware that some PECO Energy and Unicom directors and officers have interests in the merger as directors or officers that may be different from, or greater than, your interests. If we complete the merger, eight PECO Energy directors and eight Unicom directors will become members of the board of directors of Exelon and several current PECO Energy or Unicom executive officers, including the current chief executive officers of PECO Energy and Unicom, will continue to be executive officers of Exelon after the merger, as described under "The Merger--Board of Directors and Management of Exelon After the Merger" in this Chapter I.

   PECO Energy has entered into change in control agreements with approximately 100 officers and key employees in the four highest generic salary categories of PECO Energy. Unicom has entered into an employment agreement with Mr. Rowe and change in control agreements with 10 other senior executive officers and has also established the Key Management Severance Plan covering eligible executive officers and key employees. These agreements and plans will provide the officers with severance benefits if their employment with the combined company is terminated after the merger and other rights in connection with the merger.

   The Unicom officers and employees who have options to purchase Unicom common stock will have their options adjusted in order to give the holders of options value substantially equivalent to that received by holders of outstanding shares in the merger. The number of shares into which the options are exercisable, and the option price, will be adjusted as if the exchange ratio for Unicom common stock were 0.95, instead of the 0.875 applicable to the exchange of outstanding shares, and the $3.00 per share cash consideration will be disregarded.

   Also, following the merger, Exelon will indemnify, and provide directors' and officers' insurance for, the directors and officers of PECO Energy and Unicom for events occurring before the merger, including events that are related to the merger agreement.

   The members of our boards of directors knew about these additional interests, and took them into account, when they approved the merger agreement and the merger.

                              The Annual Meetings

 Dates

  PECO Energy (page 112)

   The 2000 annual meeting of PECO Energy shareholders will be held on Tuesday, June 27, 2000, at 9:30 a.m., local time, at the Millenium Hall of the Loews Philadelphia Hotel, 1200 Market Street, in Philadelphia, Pennsylvania. At the PECO Energy annual meeting, shareholders will be asked to adopt the merger agreement and vote on other matters described in Chapter II of this proxy statement/prospectus.

  Unicom (page 132)

   The 2000 annual meeting of Unicom shareholders will be held on Wednesday, June 28, 2000, at 10:30 a.m., local time, at the Grand Ballroom of the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois. At the Unicom annual meeting, shareholders will be asked to approve the merger agreement and vote on other matters described in Chapter III of this proxy statement/prospectus.

 Record Dates; Voting Power

  PECO Energy (page 112)

   PECO Energy shareholders are entitled to vote at the PECO Energy annual meeting if they owned shares of PECO Energy common stock as of the close of business on April 5, 2000, the PECO Energy record date.

   On April 5, 2000, there were approximately 181,454,576 shares of PECO Energy common stock entitled to vote at the PECO Energy annual meeting. PECO Energy shareholders will have one vote at the PECO Energy annual meeting for each share of PECO Energy common stock that they owned on the PECO Energy record date.

  Unicom (page 132)

   Unicom shareholders are entitled to vote at the Unicom annual meeting if they owned shares of Unicom common stock as of the close of business on May 12, 2000, the Unicom record date.

   On May 12, 2000, there were approximately 176,522,602 shares of Unicom common stock entitled to vote at the Unicom annual meeting. Unicom shareholders will have one vote at the Unicom annual meeting for each share of Unicom common stock that they owned on the Unicom record date. Unicom shareholders have cumulative voting rights in the election of directors. See "Chapter III".

 Votes Required to Approve Merger

  PECO Energy (page 113)

   The affirmative vote of the holders of a majority of all shares of PECO Energy common stock casting votes at the PECO Energy annual meeting is required to adopt the merger agreement, assuming that holders of a majority of all PECO Energy common stock entitled to vote are present at the annual meeting.

  Unicom (page 132)

   The affirmative vote of holders of at least two-thirds of the shares of Unicom common stock outstanding on the Unicom record date is required to approve the merger agreement.

 Share Ownership of Directors and Executive Officers

  PECO Energy (page 113)

   On April 5, 2000, directors and executive officers of PECO Energy and their affiliates owned and were entitled to vote approximately 354,247 shares of PECO Energy common stock, or approximately 0.2% of the shares of PECO Energy common stock outstanding on that date.

  Unicom (page 133)

   On May 12, 2000, directors and executive officers of Unicom and their affiliates owned and were entitled to vote less than 1% of Unicom common stock outstanding on that date.

                              The Merger (page 22)

   The merger agreement is attached as Annex 1 to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the principal document governing the merger.

 Conditions to the Completion of the Merger (page 74)

   PECO Energy and Unicom will complete the merger only if they satisfy or, in some cases, waive, several conditions, including the following:

  .approval of the merger agreement by shareholders of PECO Energy and Unicom,

  .approval of the Exelon common stock for listing on the New York Stock
    Exchange,

  .expiration or termination of the waiting period applicable to the merger under the Hart-Scott- Rodino Antitrust Improvements Act,

  .receipt of all required regulatory approvals, with all approvals becoming final orders that do not impose terms or conditions which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Exelon,

  .accuracy of representations and warranties and performance of obligations contained in the merger agreement by PECO Energy and Unicom,

  .absence of events, changes, effects or developments having a material adverse effect on either PECO Energy's or Unicom's business, assets, condition (financial or otherwise), prospects or results of operations, and

  .receipt of a tax opinion of counsel to each of PECO Energy and Unicom.

 Termination of the Merger Agreement (page 76)

   1. PECO Energy and Unicom can jointly agree to terminate the merger agreement at any time prior to completing the merger, including after approval by the PECO Energy shareholders or the Unicom shareholders.

   2. Either PECO Energy or Unicom can terminate the merger agreement (including after approval by the PECO Energy shareholders or the Unicom shareholders) if:

     (a) the second step merger is not completed by March 31, 2001, unless the failure is the result of a breach by the party seeking to terminate,

     (b) governmental entity permanently prohibits the completion of the merger,

     (c) a condition to the obligation of a party to complete the merger becomes incapable of satisfaction prior to March 31, 2001, unless the failure of the condition to be met is the result of a material breach of the merger agreement by the party seeking to terminate,

     (d) the Unicom shareholders do not approve the merger agreement at a Unicom shareholders meeting,

     (e) the PECO Energy shareholders do not adopt the merger agreement at a PECO Energy shareholders meeting,

     (f) a condition to the completion of the merger cannot be satisfied because the other party breached the merger agreement as a result of which a closing condition relating to representations, warranties or covenants cannot be satisfied or which has not been cured or cannot be cured within 30 days,

     (g) the other party's board of directors or any committee of the board of directors withdraws or modifies its approval or recommendation, or publicly proposes to do so, or approves or recommends any competing proposal, or proposes to do so, or otherwise breaches its no-solicitation covenant in any material respect, or

     (h) prior to obtaining its shareholder approval of the merger agreement:

      .the party receives an unsolicited superior proposal,

      .the board of directors of the party determines in good faith, based upon the advice of its outside counsel, that its fiduciary obligations require it to (a) withdraw or modify its approval or recommendation of the merger agreement and the merger, (b) terminate the merger agreement and (c) enter into a definitive agreement for the competing proposal,

      .the party complies with its no-solicitation covenants,

      .the party pays the required termination fee, and

      .the board of directors of the party approves and the party enters into an agreement providing for the implementation of the superior proposal.

 Termination Fees; Reimbursement of Expenses

  PECO Energy (page 77)

   PECO Energy must pay to Unicom a termination fee of $250 million and reimburse Unicom for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if any of the following occur:

  .PECO Energy terminates the merger agreement for the reason described in paragraph 2(h) above under "--Termination of the Merger Agreement",

  .Unicom terminates the merger agreement for the reason described in paragraph 2(g) above under "--Termination of the Merger Agreement", or

  .any competing proposal for PECO Energy has been proposed or publicly disclosed and

   .the merger agreement is terminated by (a) PECO Energy for the reason described in paragraph 2(a) above under "--Termination of the Merger Agreement", (b) either PECO Energy or Unicom for the reason described in paragraph 2(e) above under "--Termination of the Merger Agreement" or (c) Unicom for the reason described in paragraph 2(f) above under "--Termination of the Merger Agreement" for a willful breach or failure to perform, and

   .within 18 months of termination PECO Energy enters into a definitive agreement to consummate or consummates any competing proposal.

   In addition, PECO Energy must reimburse Unicom (whether or not a termination fee-triggering event occurs) for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if:

  .either PECO Energy or Unicom terminates the merger agreement for the reason described in paragraph 2(e) above under "--Termination of the Merger Agreement", or

  .Unicom terminates the merger agreement for the reason described in paragraph 2(f) above under "--Termination of the Merger Agreement".

  Unicom (page 77)

   Unicom must pay to PECO Energy a termination fee of $250 million and reimburse PECO Energy for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if any of the following occur:

  .Unicom terminates the merger agreement for the reason described in paragraph 2(h) above under "--Termination of the Merger Agreement",

  .PECO Energy terminates the merger agreement for the reason described in paragraph 2(g) above under "--Termination of the Merger Agreement", or

  .any competing proposal for Unicom has been proposed or publicly disclosed and

   .the merger agreement is terminated by (a) Unicom for the reason described in paragraph 2(a) above under "--Termination of the Merger Agreement", (b) either Unicom or PECO Energy for the reason described in paragraph 2(d) above under "--Termination of the Merger Agreement" or (c) PECO Energy for the reason described in paragraph 2(f) above under "--Termination of the Merger Agreement" for a willful breach or failure to perform, and

   .within 18 months of termination Unicom enters into a definitive agreement to consummate or consummates any competing proposal.

   In addition, Unicom must reimburse PECO Energy (whether or not a termination fee-triggering event occurs) for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if:

  .either PECO Energy or Unicom terminates the merger agreement for the reason described in paragraph 2(d) above under "--Termination of the Merger Agreement" or

  .PECO Energy terminates the merger agreement for the reason described in paragraph 2(f) above under "--Termination of the Merger Agreement".

 Regulatory Approvals (page 71)

   In order to complete the merger, we must receive approvals from and/or make filings with various federal and state regulatory agencies. At the federal level, these approvals include approval of the Securities and Exchange Commission, the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission.

In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have expired or been terminated. At the state level, PECO Energy must receive approval from regulators in Pennsylvania. Unicom has filed a required notice of the merger with regulators in Illinois and no other regulatory action is required in Illinois to complete the merger.

 Accounting Treatment (page 67)

   The merger is expected to be accounted for using the purchase method of accounting with PECO Energy being deemed to have acquired Unicom.

 Dissenters' Rights

  PECO Energy Shareholders (page 67)

   Under Pennsylvania law, PECO Energy shareholders do not have dissenters' rights in connection with the merger.

  Unicom Shareholders (page 67)

   Under Illinois law, Unicom shareholders have dissenters' rights in connection with the second step merger.

 Expenses (page 82)

   PECO Energy and Unicom will each bear its own expenses in connection with the merger, except that PECO Energy and Unicom will share equally the costs of filing the registration statement, of which this proxy statement/prospectus is a part, with the Securities and Exchange Commission and printing and mailing this proxy statement/prospectus to PECO Energy and Unicom shareholders.

 Comparative Stock Prices and Dividend Information (page 84)

   Shares of PECO Energy common stock and Unicom common stock are listed on the New York Stock Exchange. The following table presents the last reported sale price of one share of PECO Energy common stock and one share of Unicom common stock, as reported on the New York Stock Exchange Composite Transaction reporting system on September 22, 1999, the last full trading day prior to the public announcement of the proposed merger, on January 6, 2000, the last full trading day prior to the public announcement of the amendment of the merger agreement, and on May 11, 2000, the last day for which this information could be calculated prior to the date of this proxy statement/prospectus.

                                                            PECO Energy  Unicom
                                                              Common     Common
      Date                                                     Stock     Stock
      ----                                                  ----------- --------
      September 22, 1999...................................  $38.1250   $37.0625
      January 6, 2000......................................  $36.0000   $34.3750
      March 31, 2000.......................................  $36.8750   $36.5000
      May 11, 2000.........................................  $45.5000   $42.8125

   Until the merger is completed, PECO Energy expects to continue to pay annual dividends on PECO Energy common stock of $1.00 per share and Unicom expects to continue to pay annual dividends on Unicom common stock of $1.60 per share. We expect that, after the merger, Exelon will pay annual dividends of $1.69 per share. The payment of dividends by PECO Energy, Unicom and Exelon, however, is subject to approval and declaration by their boards of directors and will depend on a variety of factors, including business conditions and their financial condition, earnings and cash requirements.

                       Comparative Per Share Information

   The December 31, 1999 and 1998 selected comparative per share information of PECO Energy and Unicom and the March 31, 2000 and 1999 selected comparative per share information of Unicom, set forth below, were derived from audited financial statements. The March 31, 2000 and 1999 selected comparative per share information of PECO Energy set forth below has been derived from unaudited financial statements and, in the opinion of management of PECO Energy, includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation for such periods. Due to the effect of seasonal fluctuations and other factors on the operations of PECO Energy and Unicom, financial results for the three-month period ending March 31, 2000 are not necessarily indicative of results for the year ended December 31, 2000.

   You should read the information in this section along with PECO Energy's and Unicom's historical consolidated financial statements and accompanying notes for the periods referred to above included in the documents described under "Where You Can Find More Information" on page 154. You should also read the unaudited pro forma combined condensed financial statements and accompanying discussion and notes included in this proxy statement/prospectus starting on page 85.

                                               At or for    At or for the Three
                                            the Year Ended     Months Ended
                                             December 31,        March 31,
                                            --------------- -------------------
                                             1999    1998     2000      1999
                                            ------- ------- --------- ---------
PECO Energy-Historical
  Basic earnings per common share.......... $  2.91 $  2.24 $    0.89 $    0.69
  Diluted earnings per average common
   share...................................    2.89    2.23      0.89      0.68
  Cash dividends per common share..........    1.00    1.00      0.25      0.25
  Book value per outstanding common share..    9.78   13.61     10.43     12.18
Unicom-Historical
  Basic earnings per common share.......... $  2.62 $  2.35 $    1.01 $    0.32
  Diluted earnings per common share........    2.61    2.34      1.00      0.32
  Cash dividends declared per common
   share...................................    1.60    1.60      0.40      0.40
  Book value per outstanding common share..   24.50   23.49     22.13     23.33

                                              At or for     At or for the Three
                                           the Year Ended      Months Ended
                                          December 31, 1999   March 31, 2000
                                          ----------------- -------------------
Unaudited Pro Forma Combined
  Basic earnings before extraordinary
   items per common share................       $3.72             $ 1.04
  Diluted earnings before extraordinary
   items per common share................        3.70               1.04
  Book value per outstanding common
   share.................................         --               21.12

 Selected Historical and Unaudited Pro Forma Combined Condensed Financial Data

 PECO Energy

   The following selected financial data of PECO Energy at December 31, 1999, 1998, 1997, 1996 and 1995, and for each of the five years in the period ended December 31, 1999, are derived from audited consolidated financial statements. The following selected financial data of PECO Energy at March 31, 2000 and 1999, and for the three-month periods ended March 31, 2000 and 1999, are derived from unaudited consolidated financial statements incorporated by reference in this proxy statement/prospectus.

   You should note the following in reading the PECO Energy selected historical financial information:

  .In 1999, PECO Energy, through a wholly owned subsidiary, securitized $4 billion of its authorized stranded cost recovery. The proceeds from securitization have been used to repurchase common equity, preferred securities and debt pursuant to the terms of the Pennsylvania Public Utility Commission's (PUC) Restructuring Order.

  .In 1999, an extraordinary loss of $37 million (after-tax) was recorded related to the early redemption of long-term debt.

  .In 1998, PECO Energy recognized a $124.2 million charge to earnings before taxes for its early retirement and separation program related to costs incurred in connection with its Cost Competitiveness Review workforce reduction program. This charge is reflected in its operating income.

  .In 1998, an extraordinary loss of $20 million (after-tax) was recorded related to the early redemption of long-term debt.

  .In 1997, PECO Energy recognized a $3.1 billion extraordinary charge to earnings before taxes reflecting the effects of the PUC's Restructuring Order and deregulation of its electric generation operations.

   You should read the information in this section along with PECO Energy's financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 154.

                                               Historical
                         --------------------------------------------------------
                                                                         At or for the
                                                                      Three Months Ended,
                          At or for the Year ended December 31,      March 31, (unaudited)
                         ---------------------------------------- ---------------------------
                          1999    1998    1997     1996    1995    2000    1999
                         ------- ------- -------  ------- ------- ------- -------
                             (Dollars in millions, except per share amounts)
Income Statement Data:
  Operating revenues.... $ 5,437 $ 5,263 $ 4,601  $ 4,284 $ 4,186 $ 1,343 $ 1,252
  Net income (loss) from
   continuing
   operations...........     582     513  (1,497)     517     610     165     156
  Earnings (loss) per
   average common
   share................    2.91    2.24   (6.80)    2.24    2.64    0.89    0.69
  Dividends per common
   share................    1.00    1.00    1.80    1.755    1.65    0.25    0.25
Balance Sheet Data:
  Total assets.......... $13,120 $12,048 $12,357  $15,261 $15,309 $13,031 $14,971
  Long-term debt........   5,969   2,920   3,853    3,936   4,199   5,895   6,084
  Common shareholders'
   equity...............   1,773   3,057   2,727    4,646   4,531   1,895   2,486

 Unicom

   The following selected financial data of Unicom at December 31, 1999, 1998, 1997, 1996 and 1995 and for each of the five years in the period ended December 31, 1999 are derived from the audited consolidated financial statements. The following selected financial data of Unicom at March 31, 2000 and 1999, and for the three-month periods ended March 31, 2000 and 1999, are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus.

   You should note the following in reading the Unicom selected historical financial information:

  . In December 1999, Unicom completed the sale of ComEd's fossil generating assets, representing an aggregate generating capacity of approximately 9,772 megawatts, to Edison Mission Energy, a subsidiary of Edison International, for $4.8 billion in cash. In accordance with the Illinois Public Utilities Act, the gain on the sale was recorded as a regulatory liability and was used to recover regulatory assets.

  . In 1999, an extraordinary loss of $28 million (after-tax) was recorded related to the early redemption of long-term debt.

  . In December 1998, ComEd initiated the issuance of $3.4 billion of transitional trust notes. During 1999, the proceeds from the transitional trust notes, net of transaction costs, were, as required by the Illinois Electric Service Customer Choice and Rate Relief Law of 1997 (the "Illinois Act"), used to repurchase higher cost, long-term debt, preference stock and Unicom common stock.

  . In January 1998, the boards of directors of Unicom and ComEd authorized the permanent cessation of electric generation operations and the retirement of ComEd's 2,080 megawatt Zion nuclear generating station. The retirement resulted in a charge in the fourth quarter of 1997 of $523 million (after-tax), or $2.42 per common share (diluted).

  . In December 1997, ComEd discontinued SFAS 71 and recognized an extraordinary charge of $810 million (after-tax), or $3.75 per common share (diluted), reflecting the effects of the Illinois Act and deregulation of its electric generation operations. The Illinois Act is expected to ultimately lead to market-based pricing of electric generation services.

  . In 1997, ComEd changed its accounting method for revenue recognition to record revenues associated with service which has been provided to customers but has not yet been billed at the end of each accounting period. This change in accounting method increased operating results for the year 1997 to reflect the one-time cumulative effect of a change for years prior to 1997 by $197 million (after-tax), or $0.91 per common share.

   You should read the information in this section along with Unicom's financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 154.

                                                 Historical
                         -----------------------------------------------------------
                                                                    At or for the
                         At or for the Year ended December 31,   Three Months Ended
                                       (audited)                      March 31,
                         --------------------------------------- -------------------
                          1999   1998    1997     1996    1995     2000      1999
                         ------ ------- -------  ------- ------- --------- ---------
                              (Dollars in millions, except per share amounts)
Income Statement Data:
  Operating revenues.... $6,848 $ 7,103 $ 7,083  $ 6,937 $ 6,910 $   1,658 $   1,538
  Net income (loss) from
   continuing
   operations...........    597     510    (239)     666     660       195        97
  Earnings per average
   diluted common
   share................   2.61    2.34   (3.94)    3.09    2.98      1.00      0.32
  Dividends per common
   share................   1.60    1.60    1.60     1.60    1.60      0.40      0.40
Balance Sheet Data:
  Total assets.......... 23,406  25,690  22,700   23,388  23,250    21,156    23,990
  Long-term debt........  7,130   7,793   5,737    6,070   6,549     6,965     7,677
  Common shareholders'
   equity...............  5,333   5,099   4,919    6,104   5,770     3,932     5,065

 PECO Energy and Unicom Pro Forma Combined

   The following selected unaudited pro forma combined condensed financial data of PECO Energy and Unicom have been prepared to reflect the acquisition of Unicom by PECO Energy under the purchase method of accounting. The selected unaudited pro forma combined condensed financial data is derived from the unaudited pro forma combined condensed financial statements contained elsewhere in this proxy statement/prospectus. The unaudited pro forma combined condensed financial statements do not give effect to the estimated cost savings and revenue enhancements as a result of the merger or the costs to achieve such savings and revenue enhancements or one-time merger-related costs. The Unicom and PECO Energy adjustments and the merger are reflected in the unaudited pro forma combined condensed balance sheet contained elsewhere in this proxy statement/prospectus as if they occurred on March 31, 2000. The unaudited pro forma combined condensed statement of income for the three months ended March 31, 2000 and for the year ended December 31, 1999 contained elsewhere in this proxy statement/prospectus assume that these transactions were completed on January 1, 1999.

   The following unaudited pro forma combined condensed financial data is for illustrative purposes only. It is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed as of the dates referred to above. The data is not necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after the merger could differ significantly from the unaudited pro forma combined condensed financial data, which is based on past operations. Future operations will be affected by various factors including operating performance, energy market developments, and other matters.

   You should read the financial information in this section along with historical financial statements and unaudited pro forma combined condensed financial statements and accompanying notes, either incorporated by reference or included in this proxy statement/prospectus. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 85 and "Where You Can Find More Information" on page 154.

                                                                 At or for the
                                                 At or for the    Three Months
                                                  Year Ended         Ended
                                               December 31, 1999 March 31, 2000
                                               ----------------- --------------
                                                 (Dollars in millions, except
                                                      per share amounts)
Income Statement Data:
  Operating revenues..........................      $12,225         $ 2,987
  Income before extraordinary items...........        1,172             329
  Income before extraordinary items per share-
   diluted....................................         3.70            1.04
Balance Sheet Data:
  Total assets................................          --          $36,014
  Long-term debt..............................          --           13,860
  Redeemable preferred securities.............          --              478
  Common shareholders' equity.................          --            6,654

                      RISK FACTORS RELATING TO THE MERGER

   In addition to the other information included and incorporated by reference in this proxy statement/prospectus, PECO Energy and Unicom shareholders should consider carefully the matters described below in determining whether to adopt or approve the merger agreement.

  . The consideration to be received by shareholders in the merger is fixed and will not be adjusted in the event of any change in the stock prices of PECO Energy or Unicom prior to the merger. Upon completion of the merger, each share of PECO Energy common stock will be exchanged for one share of Exelon common stock, and each share of Unicom common stock will be exchanged for 0.875 shares of Exelon common stock plus $3.00. These exchange ratios and the cash amount to be received by Unicom shareholders are fixed and will not be adjusted in the event of changes in the prices of PECO Energy common stock or Unicom common stock.

   There may be a significant amount of time between the dates when PECO Energy and Unicom shareholders vote on the merger agreement at the annual meetings and the date when the merger is completed. The prices of PECO Energy common stock and Unicom common stock on the dates of the meetings may not be indicative of their prices immediately prior to completion of the merger and the price of Exelon common stock after the merger is completed. The relative prices of shares of PECO Energy common stock and Unicom common stock may vary significantly between the date of this proxy statement/prospectus, the dates of the annual meetings and the completion of the merger. These variations may be caused by changes in the businesses, operations, results and prospects of our companies, market expectations of the likelihood that the merger will be completed and the timing of completion, the prospects of post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulators, general market and economic conditions, and other factors. In addition, it is impossible to predict accurately the market price of Exelon common stock to be received by PECO Energy and Unicom shareholders after the completion of the merger. We urge you to obtain current market quotations for your company's common stock at the time you are making your decision as to how to vote.

  . The integration of PECO Energy and Unicom following the merger will present significant challenges which may result in the combined company not operating as effectively as expected or in a failure to achieve the anticipated potential benefits of the merger. PECO Energy and Unicom will face significant challenges in consolidating functions, integrating their organizations, procedures and operations in a timely and efficient manner, and retaining key PECO Energy and Unicom personnel. The integration of PECO Energy and Unicom will be complex and time-consuming and the managements of PECO Energy and Unicom will have to dedicate substantial effort to it and these efforts could divert management's focus and resources from other strategic opportunities and from operational matters during the integration process. In addition, integrating portions of the organizations of the two companies requires regulatory approvals, which could be delayed or not received at all. The delay or failure to integrate PECO Energy and Unicom and to manage successfully the challenges presented by the integration process may result in the combined company not operating as effectively as expected or achieving the anticipated potential benefits of the merger, including expected cost savings and synergies, or achieving them later than anticipated. In addition, the integration will have to be completed amidst recent and future developments in the electric and gas utility industries, including restructuring, deregulation and increased competition.

  . Combining the nuclear operations of PECO Energy and Unicom will present significant challenges which may affect the combined company's ability to maintain and improve the efficient operation of its nuclear generating plants. The combined nuclear operations of Exelon will be significantly larger than either company's nuclear operations and will require the integration of nuclear operations among PECO Energy and Unicom. Exelon's nuclear operation will be the largest in the United States in terms of size and geographic scope. Exelon will have to build on the successful nuclear management of PECO Energy and Unicom to maintain and improve the efficient operation of its nuclear generating plants.

  . The merger is subject to the receipt of consents and approvals from government entities that could delay completion of the merger or impose conditions that could have a material adverse effect on the combined company or cause abandonment of the merger. Completion of the merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of consents, orders, approvals or clearances, as required, from the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Pennsylvania Public Utility Commission. In addition, notice of the second step merger must be filed with the Illinois Commerce Commission. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals could have a material adverse effect on the business, financial condition or results of operations of PECO Energy or Unicom or may cause the abandonment of the merger by PECO Energy or Unicom.

   The companies have also applied for regulatory approvals of the restructuring of PECO Energy and ComEd. See "The Merger--Corporate Restructuring" in this Chapter I. The approvals required for the restructuring are not necessary to complete the merger. Pursuing the restructuring approvals could have an adverse impact on the merger regulatory proceedings. It is a condition to the completion of the merger that the regulatory approvals required for the merger be obtained as final orders without terms or conditions which could reasonably be expected to have a material adverse effect on Exelon and its prospective subsidiaries after the merger or which would be materially inconsistent with the merger agreement. PECO Energy and Unicom have not determined how they will respond to any of these potential terms or conditions.

  . Efforts of unions to organize workers not currently covered by collective bargaining agreements may increase as a result of the merger which could adversely affect Exelon. About 60% of Unicom's employees are represented by unions. None of PECO Energy's employees are represented by unions. Therefore, PECO Energy's operations may be subject to increased efforts to unionize portions of its workforce. Increased efforts to unionize portions of PECO Energy's work force could adversely effect Exelon through increased labor costs or disruptions of operations.

  . Our unregulated businesses are more risky than our traditional utility businesses. We expect the combined company's unregulated businesses will contribute a greater proportion of the combined company's earnings than either PECO Energy's or Unicom's unregulated businesses currently contribute to their earnings. Unregulated operations generally carry a higher level of risk than our regulated utility businesses. As a result, we expect the operating results of these businesses to exhibit more variability than our regulated utility businesses. PECO Energy is engaged in power marketing and trading operations on a greater scale than Unicom. The risks associated with this business are different from the risks of the traditional utility business.

  . Failures of equipment or facilities in ComEd's distribution system would cause interruption of the electric services provided by ComEd, which could adversely affect the value of Exelon common stock to be received by PECO Energy shareholders in the merger. Such failures could result in lost revenues, additional costs and possible claims against ComEd for damages incurred by customers as a result of the outage. During the summer of 1999, ComEd experienced interruptions in service to a large number of customers due to a series of equipment failures. If ComEd's efforts to repair or replace equipment are not successful in making the necessary improvements to its distribution system, similar outages may occur in the future.

  . The benefits from share repurchases may be less than anticipated. The benefits of accelerated share repurchases may be less than anticipated due to changes in the number of shares of common stock of Unicom and PECO Energy that will actually be repurchased prior to completion of the merger as a result of changing market prices for those shares or other factors.

  . A determination by the Internal Revenue Service that the share repurchases by Unicom and PECO Energy referred to in the merger agreement are not independent of the merger and, therefore, should be integrated with the merger, could result in adverse federal income tax consequences to some Unicom shareholders. The character of any gain recognized by a Unicom shareholder in the second step merger will depend on whether the pre-closing share repurchases made by Unicom and PECO Energy are independent of and, therefore, should not be integrated with the merger. Although this matter is not free from doubt and there is no directly authoritative precedent on this issue, Jones, Day, Reavis & Pogue, tax counsel to Unicom, has given its opinion that it is more likely than not that the pre-closing share repurchases will be independent of and will not be integrated with the second step merger and, therefore, that any gain recognized by a Unicom shareholder, which will be limited to the amount of cash received, will be treated as capital gain, with limited exceptions. This opinion is not binding on the Internal Revenue Service and the Internal Revenue Service may disagree with these conclusions. If the Internal Revenue Service were successful in asserting a contrary view, any gain recognized by Unicom shareholders in the second step merger would be treated as a dividend rather than a capital gain, with limited exceptions. See "The Merger--Material United States Federal Income Tax Consequences of the Merger" in this Chapter 1.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, dividends, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing businesses, plans and objectives of management, markets for stock of PECO Energy and Unicom, and after the merger Exelon, and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to PECO Energy and Unicom, and after the merger Exelon, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of PECO Energy and Unicom and involve a number of risks and uncertainties that could cause actual results to differ from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include without limitation:

  . the risk of legislative, regulatory or other governmental action seeking to impose additional restrictions on the operations of PECO Energy, Unicom or Exelon or to increase the burden of necessary regulatory approvals for the merger, or the imposition of unfavorable terms as a condition of approval of the merger, including requirements for rate reductions or allocations to customers of merger cost savings,

  . the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger, including the inability to close the transaction or unexpected difficulties in integrating the operations of the two companies, difficulties in achieving anticipated cost savings, difficulties in achieving other operational improvements and revenue enhancements, and diversion of management's focus and resources from other strategic opportunities and from operational matters during the integration process,

  . the risk that the assumptions and estimates underlying the anticipated cost savings may prove to be faulty or other factors may adversely affect the amount, nature or timing of anticipated cost savings,

  . the risk that competition, industry developments, difficulties encountered by the companies in coordinating new business ventures or other difficulties could adversely affect the amount, nature or timing of anticipated revenue enhancements,

  . changes in the amount of proceeds received by the companies from securitization transactions or other factors affecting the amount and timing of receipt of available funds to provide the cash consideration for the merger or share repurchases,

  . future state and federal regulatory and/or legislative initiatives, including with respect to environmental matters,

  . the development of competition in the utility industry, including:
    legislative and regulatory restructuring initiatives, industry restructuring initiatives, transmission system operation, recovery of investments made under traditional regulation, nature of competitors entering the industry, retail wheeling, new pricing structures, former customers entering the generation market, and technological developments resulting in competitive disadvantages,

  . financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and similar agencies with regulatory oversight,

  . factors affecting utility and nonutility operations such as unusual weather conditions, catastrophic weather-related damage, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments, nuclear or environmental incidents, or electric transmission or gas pipeline system constraints, all of which may affect revenues and margins,

  . employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, union organizing activities or work stoppages,

  . nuclear plant operating risks and nuclear regulatory policies and procedures, including nuclear decommissioning costs and related funding requirements, operating regulations and spent nuclear fuel storage, and

  . factors associated with unregulated investments, including government actions, economic risks, partnership actions, competition and operating risks.

   Words such as "estimate", "project", "plan", "intend", "expect", "believe", "anticipate" and similar expressions are intended to identify forward-looking statements, although not every forward-looking statement includes these words. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated herein by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1998 of each of PECO Energy and Unicom, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither PECO Energy nor Unicom undertakes, and each disclaims, any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                   THE MERGER

   The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy, Exelon and Unicom, is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference.

 Background to the Merger

  General

   As a result of legislative and regulatory initiatives aimed at restructuring the electric utility industry, the industry has undergone rapid change in recent years. Among other things, competition has increased, particularly with respect to energy supply and retail energy services. Many states, including those states in which PECO Energy and Unicom currently operate, have either passed or proposed legislation that provides for retail electric competition and deregulation of the price of energy supply. In addition, the wholesale electric energy market has significantly expanded and geographic boundaries are becoming less important. During 1999, a substantial amount of electric generation assets were sold in the United States. PECO Energy and Unicom expect this trend to continue. Mergers continue at a rapid pace not only between electric companies, but also between electric and gas companies that are seeking to capture value through the convergence of the two industries. At the same time, other companies are focusing on specific portions of the energy industry by disaggregating their generation, transmission, distribution and retail operations, spinning off non-core assets and acquiring assets consistent with their strategic focus. Currently, industry participants are attempting to prepare themselves for increased competition and position themselves to take advantage of these trends.

   PECO Energy and Unicom believe that the consolidation and transformation of the electric and natural gas segments of the energy industry will result in the emergence of a limited number of substantial competitors. These large entities will have assets and skills that are necessary to create value in one or more of the traditional segments of the utility industry. PECO Energy and Unicom believe that companies that have the financial strength, strategic foresight and operational skills to establish scale and an early leadership position in key segments of the energy industry will be best positioned to compete in the new marketplace.

   Both PECO Energy's and Unicom's boards of directors have focused significant attention on strategic planning to adapt to the evolving competitive environment. The strategic planning activities have concentrated on those factors that would best position the companies for enhanced shareholder value and continued leadership in the competitive energy marketplace.

  Discussions and Other

   During the first half of 1998, in connection with PECO Energy's generation growth strategy, Mr. Corbin A. McNeill, Jr., the Chairman of the Board and Chief Executive Officer of PECO Energy, discussed various possible transactions with Mr. John W. Rowe, then the newly elected Chairman of the Board and Chief Executive Officer of Unicom. These discussions were subsequently expanded to include certain members of senior management of both PECO Energy and Unicom and certain outside advisors. The parties abandoned these discussions in the fall of 1998 because the parties were unable to agree on an appropriate structure for the transaction and had differing views as to the relative values of the companies.

   Before and after the fall of 1998, as part of the ongoing execution of each company's strategic plan, each company's chief executive officer along with other members of senior management and with the assistance of outside advisors actively considered a number of potential strategic acquisitions and mergers involving domestic electric and gas utilities of a similar or smaller size, as well as possible asset acquisitions or divestitures. Unicom engaged in preliminary discussions and exchanged confidential information with three companies other than PECO Energy, and PECO Energy engaged in preliminary discussions and exchanged confidential information with one company other than Unicom. The management of each company kept its board of directors informed as to the status of the contacts with potential transaction partners and the continued refinement of management's evaluation of strategic alternatives. During this time, Salomon Smith Barney Inc., who had been retained as financial advisor by PECO Energy in May 1998, continued to assist PECO Energy in exploring its strategic options. On January 20, 1999, in connection with its planning initiative, Unicom retained the services of Wasserstein Perella as its financial advisor to assist Unicom in exploring its strategic options.

   On May 20, 1999, at an industry conference, Mr. McNeill and Mr. Rowe had the occasion to meet briefly, at which time they discussed the possibility of exploring a merger involving PECO Energy and Unicom.

   On June 13, 1999, at another industry conference, Mr. McNeill and Mr. Rowe met again and, after briefly discussing various strategic opportunities available to their companies, decided to meet on June 25, 1999.

   On June 22, 1999, at a regularly scheduled PECO Energy board of directors meeting, Mr. McNeill described the background of discussions with Unicom and identified the regulatory changes which stimulated renewed interest in a potential transaction between PECO Energy and Unicom. The PECO Energy board of directors discussed the possible structure and key terms of a potential transaction and formed, pursuant to a proposal by Mr. McNeill, a special ad hoc committee to advise PECO Energy's management on a potential transaction. The special ad hoc committee consisted of C. A. McNeill, Jr., Chairman; G. F. DiBona, Jr.; R. K. Elliott; R. H. Glanton; and R. Rubin, all of whom, with the exception of Mr. McNeill, were outside directors. The special ad hoc committee's role was to advise management regarding the possible transaction with Unicom. The role of the special ad hoc committee was not, and the special ad hoc committee did not undertake at any time during the discussions between PECO Energy and Unicom, to review and make recommendations to the PECO Energy board regarding the merger, the merger agreement or the amendment to the merger agreement.

   On June 25, 1999, Mr. McNeill and Mr. Rowe met and discussed the potential for a merger of PECO Energy and Unicom. At this meeting, Mr. McNeill and Mr. Rowe described and compared their companies' strategies and visions for the future. Based on these discussions, Mr. McNeill and Mr. Rowe concluded that the two companies shared sufficiently compatible strategies and goals to warrant further discussions.

   At a meeting on July 10, 1999, Mr. McNeill and Mr. Rowe and other members of senior management from each company met to discuss and compare their companies' strategies and visions for the future. Based on these discussions, Mr. McNeill and Mr. Rowe concluded that there was a sufficient basis to undertake further exploratory discussions relating to a possible transaction.

   On July 15, 1999, PECO Energy and Unicom executed a confidentiality agreement providing that each company would keep confidential information furnished by the other in connection with discussions relating to a possible transaction.

   Beginning in July and continuing in the first half of August, 1999, representatives of management of PECO Energy and Unicom and their financial advisors met and spoke by telephone on numerous occasions to explore a possible transaction. During these meetings and conversations, PECO Energy's and Unicom's representatives discussed their companies' businesses and operations, the rationale for a potential business combination, alternative structures for and the terms of a possible transaction, regulatory approvals, governance issues and other matters. During this period, the companies also exchanged financial information and members of senior financial management considered cost savings and other financial benefits that might be achieved through a combination of the two companies. Also during this period, management representatives and Cravath, Swaine & Moore, legal advisors to PECO Energy, and Jones, Day, Reavis & Pogue, legal advisors to Unicom, and the companies' financial advisors conducted business and legal due diligence.

   On July 26, 1999 and August 25, 1999, PECO Energy entered into engagement letters with Morgan Stanley and Salomon Smith Barney, who were already participating in the preliminary discussions, to act as PECO Energy's financial advisors in exploring a possible transaction with Unicom. PECO Energy and Unicom also retained Deloitte Consulting LLC ("Deloitte Consulting") to assist the managements of PECO Energy and Unicom in their analyses of potential synergies that may result from the merger.

   At a regularly scheduled PECO Energy board of directors meeting on July 27, 1999, Mr. McNeill and other members of PECO Energy's management summarized the status of discussions with Unicom and outlined the strategic rationale for, and potential benefits from, a potential transaction with Unicom as compared to alternatives available to PECO Energy. Also at that meeting, Salomon Smith Barney and Morgan Stanley discussed financial aspects of and possible investor reaction to a potential transaction. Mr. McNeill discussed how the merger would accelerate PECO Energy's growth strategy for its generation and its power marketing business. In addition, Mr. McNeill explained that a merger would provide a platform for expansion of its distribution business, increase the number of electric utility customers and provide a foundation for the growth of PECO Energy's unregulated businesses, such as its infrastructure services and telecommunications businesses.

   At a regularly scheduled Unicom board of director's meeting on July 28, 1999, Mr. Rowe reviewed Unicom management's analysis of the strategic alternatives available to Unicom, including potential acquisitions by Unicom or a merger-of-equals transaction. Mr. Rowe also discussed with Unicom's board of directors the contacts that he had with PECO Energy and a limited number of potential acquisition targets in the electric and gas utility industry in the central United States. The Unicom board of directors encouraged management to continue its evaluation of PECO Energy and these other potential targets, although none of the other opportunities progressed to the point of discussing definitive terms.

   During late August and September 1999, representatives of the companies and Cravath, Swaine & Moore, legal advisors to PECO Energy, and Jones, Day, Reavis & Pogue, legal advisors to Unicom, held various discussions to negotiate the terms of a proposed possible merger of equals and began working on a draft merger agreement. In addition, members of senior management and the companies' financial advisors held meetings and discussions at which a possible business plan for a combined company and potential synergies from a transaction and other financial and due diligence matters were discussed.

   During August and September 1999, there were also numerous meetings and telephone conversations between Mr. McNeill and Mr. Rowe regarding terms of a potential agreement for a merger of equals, in particular board composition of the combined company, management succession for the combined company and the location of the headquarters for the combined company.

   At a special meeting held on August 23, 1999, the Unicom board of directors reviewed, among other things, the status of the discussions with PECO Energy as well as the other possible acquisition targets discussed above. After presentations by members of the senior management of Unicom, the Unicom board of directors authorized management to continue its discussions with PECO Energy and to review other alternative transactions.

   On August 24, 1999, the special ad hoc committee and the finance committee of the PECO Energy board of directors held a meeting to hear a preliminary analysis by management of a potential transaction with Unicom. Representatives from Salomon Smith Barney, Morgan Stanley and Deloitte Consulting attended the meeting. Also at this meeting, representatives of Deloitte Consulting assisted the management of PECO Energy in presenting management's preliminary analysis of potential synergies. James W. Durham, Senior Vice President and General Counsel of PECO Energy, and a representative of Cravath, Swaine & Moore discussed the fiduciary duties of the PECO Energy board of directors under applicable law with respect to its consideration of a transaction with Unicom. The special committee encouraged management to continue discussions with Unicom.

   On September 1, 1999, Unicom's board of directors held a regularly scheduled meeting at which senior management and the company's legal advisors from Jones, Day, Reavis & Pogue and financial advisors from

Wasserstein Perella discussed the status of discussions with PECO Energy and the status of other potential transactions. Mr. Rowe asked representatives of Goldman Sachs & Co. who were present to report generally on mergers and acquisitions in the electric industry and potential investor reaction to possible transactions involving Unicom. Goldman Sachs provided an overview of developments in the electric industry and the need for companies within the industry to make strategic decisions given these developments and further changes that are expected in the industry. Goldman Sachs reported that they believed that a transaction involving PECO Energy would be favorably received by the investment community but that Unicom would have to clearly and effectively communicate the strategic purpose of a transaction and its expected benefits. The Unicom board of directors advised management that it should focus its strategic efforts on the proposed transaction with PECO Energy. The Unicom board of directors determined not to pursue the other alternative transactions that had been considered for several reasons, including the absence of a compatible strategic vision and because these opportunities did not offer as much potential to provide increased shareholder value, the combined financial and management capabilities, as well as the generation, distribution and other business resources necessary to succeed as a national energy company as a possible merger with PECO Energy.

   On September 1, 1999, the special ad hoc committee of the PECO Energy board of directors held a meeting and discussed Unicom and various matters related to the corporate governance of the combined company that would result from a possible transaction with Unicom, and authorized Mr. McNeill to continue negotiations with Unicom.

   In September 1999, Unicom engaged Goldman Sachs to assist in Unicom's development of a plan to effectively communicate with the investor community regarding the transaction.

   On September 16, Mr. McNeill, Mr. Rowe, Mr. Durham and Ms. Pamela B. Strobel, Executive Vice President and General Counsel of Unicom, met in Chicago, Illinois, and discussed various governance matters in connection with the proposed merger, including the composition of the board of directors of the combined company and management succession for the combined company.

   On September 20, 1999, Unicom's board of directors held a special meeting for the purpose of hearing a report on the status of the proposed merger with PECO Energy. At this meeting, board members were given an outline of the preliminary draft of the original merger agreement, a copy of the preliminary draft of the original merger agreement, a presentation on fiduciary duties by representatives of Jones, Day, Reavis & Pogue and a detailed report on the results of the due diligence investigation of PECO Energy. The draft of the original merger agreement presented to the Unicom board of directors at this meeting was preliminary and did not contain exchange ratios, the termination fees or provisions regarding Mr. Rowe's employment agreement. These provisions were still under negotiation at the time of this meeting. Also at this meeting, representatives of Deloitte Consulting assisted the management of Unicom in making management's presentation outlining the synergies which the managements of Unicom and PECO Energy estimated could be realized in the proposed merger. In addition, corporate structure, governance and other related matters were discussed. Wasserstein Perella made a detailed financial presentation at the special meeting. Mr. McNeill attended this meeting and made a presentation relating to various aspects of the proposed merger and answered questions from members of the Unicom board of directors. At this meeting, the Unicom board of directors authorized management to continue negotiations relating to a potential merger with PECO Energy.

   A special meeting of PECO Energy's board of directors to consider the proposed merger was held on September 22, 1999. At the meeting, board members were given a summary of the final draft of the original merger agreement, a copy of the final draft of the original merger agreement and a presentation relating to the final draft of the original merger agreement and fiduciary duties under applicable law by Mr. Durham and a representative of Cravath, Swaine & Moore. PECO Energy management also provided a financial overview of the proposed merger and a detailed report on the results of due diligence. Representatives of Salomon Smith Barney and Morgan Stanley made a detailed financial presentation to the PECO Energy board of directors and each rendered an oral opinion, which was subsequently confirmed in writing that, as of that date, and based upon and subject to the factors and assumptions contained in the opinions, the consideration to be received in the merger by PECO Energy shareholders was fair from a financial point of view to those shareholders. Also at this meeting, representatives of Deloitte Consulting assisted the management of PECO Energy in making management's presentation outlining the synergies which the managements of PECO Energy and Unicom estimated could result from the proposed merger. Mr. Rowe attended this meeting and made a presentation relating to various aspects of the proposed merger and answered questions from members of the PECO Energy board of directors. After considering and discussing the various presentations at that meeting and at prior meetings, as well as the recommendation of PECO Energy's senior management, the PECO Energy board of directors unanimously approved the merger agreement, authorized the execution of the merger agreement and recommended that PECO Energy shareholders vote in favor of adoption of the merger agreement.

   A special meeting of Unicom's board of directors to consider the proposed merger was held on September 22, 1999. At the meeting, representatives of Jones, Day, Reavis & Pogue made a presentation on fiduciary duties and senior management, financial advisors and representatives of Jones, Day, Reavis & Pogue discussed changes to the original merger agreement and the terms of Mr. Rowe's proposed employment agreement. Final drafts of the original merger agreement and disclosure schedules to the original merger agreement were presented at that meeting and described to directors. Representatives of Wasserstein Perella updated their previous financial presentation to Unicom's board of directors and rendered an oral opinion which was subsequently confirmed in writing that, as of that date, and based upon and subject to the factors and assumptions contained in the opinion, the consideration to be received in the transaction by the Unicom shareholders was fair to the Unicom shareholders from a financial point of view. After considering and discussing the various presentations at that meeting and at prior meetings, as well as the recommendation of Unicom's senior management, the members of the Unicom board of directors present at the meeting unanimously approved the merger agreement and authorized the execution of the merger agreement. All members were present except Mr. Carlos Cantu. At a board meeting on October 27, 1999, the entire Unicom board of directors unanimously voted to recommend that Unicom shareholders vote in favor of approval of the merger agreement.

   The parties executed the original merger agreement during the evening of September 22, 1999 and, before the opening of trading on the New York Stock Exchange on September 23, 1999, announced the merger. The original merger agreement offered shareholders of PECO Energy the choice to receive one share of Exelon common stock or $45.00 in cash and shareholders of Unicom the choice to receive 0.95 shares of Exelon common stock or $42.75 in cash. The original merger agreement provided that each company's shareholders would receive a total of $750 million in cash, and shareholders' choices were subject to proration.

   During the fourth quarter of 1999, the managements of PECO Energy and Unicom each followed closely the declining prices of the common stock of each of the companies. Each company began to analyze the potential impact on Exelon that would result from accelerating the repurchases of their common stock and/or increasing the number of shares of their common stock to be repurchased before the completion of the merger. This review indicated that earnings per share for Exelon would be enhanced by a further reduction in the outstanding shares of each company. Unicom took into account the fact that the proceeds of the sale of its fossil generating facilities would be available for stock repurchases. PECO Energy considered potential funding sources for repurchases, including engaging in additional securitization transactions. Each company conducted independent analyses until December. At that time the companies began joint discussions regarding the feasibility of pursuing open market repurchases and accelerating the reduction of outstanding common stock. The companies consulted with their financial advisors regarding the timing and amount of possible stock repurchases and the impact this would have on Exelon and the merger.

   At the regular Unicom board of directors meeting on December 15, 1999, management summarized the analysis it was conducting, but the board of directors was not asked to take any action.

   Beginning in December 1999 and continuing in early January 2000, the companies and their advisors continued discussion and negotiations concerning an amendment to the merger agreement.

   At a special meeting of the Unicom board of directors held on January 6, 2000, Mr. Rowe and members of the Unicom management team presented the Unicom board of directors with proposed amendments to the financial terms of the merger. The proposed amendments provided that the companies would accelerate the payment of cash to shareholders by repurchasing $1,500,000,000 of common stock to take advantage of lower market prices for each company's stock. In addition, the proposed amendments provided that shareholders would no longer have the opportunity to choose to receive cash or stock of the combined company. Rather, the Unicom shareholders would receive Exelon common stock and cash in return for their shares of Unicom common stock and PECO Energy shareholders would receive only Exelon common stock. Mr. Rowe and members of Unicom management explained that while the revised merger consideration to be paid to shareholders of each company was intended to be comparable to that contemplated in the original merger agreement, it was expected that reducing the number of shares outstanding through repurchases of more shares of common stock at lower prices would have a positive effect on earnings per share of Exelon as well as the value of Exelon common stock after the merger. At that meeting Jones, Day, Reavis & Pogue presented a brief update to the discussion of the directors' fiduciary duties and Wasserstein Perella gave a financial presentation. At the conclusion of the meeting Wasserstein Perella rendered an oral opinion which was subsequently confirmed in writing that, as of that date, and based upon and subject to the factors and assumptions contained in the opinion, the aggregate consideration to be received by the Unicom shareholders in the merger was fair from a financial point of view to the Unicom shareholders. Following a full discussion of the revised transactions and the amendments to the merger agreement as a whole, the Unicom directors present at the meeting unanimously adopted the amendments to the merger agreement and authorized the repurchase by Unicom of $1.0 billion of its common stock prior to the closing of the merger. Mr. Edgar Jannotta was unable to attend the entire meeting and left prior to the directors' vote.

   A special meeting of PECO Energy's board of directors was held on January 7, 2000. At the meeting, Mr. McNeill and other members of PECO Energy's management summarized the revised transaction and the proposed amendments to the merger agreement. Mr. McNeill and members of PECO Energy management explained that while the revised merger consideration to be paid to shareholders of each company was intended to be comparable to that contemplated in the original merger agreement, it was expected that reducing the number of shares outstanding through repurchases of more shares of common stock at lower prices would have a positive effect on earnings per share of Exelon as well as the value of Exelon common stock after the merger. The proposed amendments were identical to those described in the previous paragraph. Mr. Durham and representatives of Cravath, Swaine & Moore, answered the questions of the PECO Energy board of directors relating to their fiduciary duties under applicable law. Representatives of Salomon Smith Barney and Morgan Stanley made a financial presentation to the PECO Energy board of directors and each rendered an oral opinion, which was subsequently confirmed in writing that, as of that date, and based upon and subject to the factors and assumptions contained in the opinions, the consideration to be received in the merger by PECO Energy shareholders was fair from a financial point of view to those shareholders. After considering and discussing the revised transaction and the amendments to the merger agreement as a whole, as well as the recommendation of PECO Energy's senior management, the PECO Energy board of directors unanimously approved the amendment to the merger agreement, authorized the execution of the amendment and recommended that PECO Energy shareholders vote in favor of adoption of the merger agreement.

   The parties executed the amendment to the merger agreement and announced the revised merger on January 7, 2000.

 Reasons for the Merger

   We believe that the common vision of PECO Energy and Unicom and their complementary strategies, combined with their management, personnel, technical expertise and financial strength, will create a preeminent national energy company with the capabilities and resources required to succeed and grow in the new competitive energy marketplace.

   We believe that this merger, joining two well-managed companies of similar market capitalization, will provide substantial strategic and financial benefits to PECO Energy's and Unicom's shareholders, employees and customers. These benefits are expected to include:

  . Expanded Generation Capacity. Exelon is expected to have a portfolio of generation assets with a capacity that will be nearly double that of either PECO Energy or Unicom alone and that can be deployed to expand our power marketing and trading business. We believe in the competitive and strategic value of size and scope which will increase our future earnings growth rates, creating value for our shareholders. With a focus on nuclear operations excellence, Exelon will have the nation's largest nuclear generation fleet in terms of capacity and number of units. We expect to achieve synergies in operations and supply management by combining best practices and operating capabilities. The expansion strategy of Exelon will be consistent with PECO Energy's disciplined acquisition programs and will provide a framework for adding value to Unicom's nuclear fleet.

  . Enhanced Power Marketing and Trading Business. Based on the expanded generation capacity of Exelon, we intend to extend the scale and the scope of our proven power marketing and trading business by:

   . exploiting the flexibility and geographic diversity of the combined portfolio,

   .  broadening the portfolio of customized products offered to customers,

   .  enhancing our position as a preferred counterparty, and

   .  pursuing additional generation development and contract opportunities.

  . Broadened Distribution Platform. Exelon will have approximately 5 million electric customers --among the largest electric utility customer bases in the nation--and expects to use its existing distribution facilities as a platform for regional consolidation based on:

   . an unwavering commitment to top-tier reliability and customer satisfaction,

   . sharing of best practices and systems while also respecting each company's commitment to its local community and service territory,

   .  growth through market extension and strategic acquisitions, and

   . the benefits of more diversified economic, weather and market conditions.

  . Strategic Fit and Compatibility. PECO Energy, with its generation focus yet substantial number of distribution customers, and Unicom, with its distribution focus yet substantial generation capacity, have complementary strategies and compatible corporate cultures and visions of the future of the energy business. In addition, the companies have a shared commitment to supporting and participating in competitive electric markets, are already competing in deregulated markets in our respective service territories and are prepared for further industry restructuring.

  . Foundation for Growth of Unregulated Businesses. We expect the merger to provide the critical mass and the development and operating infrastructure to expand the broad and complementary unregulated businesses of PECO Energy and Unicom, with a focus on infrastructure services, energy solutions and telecommunications. In addition, the merger is expected to enhance the flexibility of the companies to take advantage of new opportunities for unregulated businesses, including:

   .  leveraging of infrastructure services over a broader customer base,

   .  capitalizing on opportunities in the telecommunications business, and

   . exploiting cross-selling opportunities in the energy solutions business.

  . Cost Savings. We believe that the merger will produce cost savings through the elimination of duplication in corporate and administrative programs, generation consolidation, greater efficiencies in the power marketing and trading business, unregulated ventures integration, improved purchasing power (non-fuel), and the combination of portions of the two workforces. Although the following estimates are only approximations of the cost savings which the combined company may achieve, we estimate that the combined company will achieve regulated and unregulated net annual cost savings of approximately

   $100 million in the first year following completion of the merger, increasing to approximately $180 million by the third year. Approximately 60% of these estimated savings will be attributable to regulated activities and the remainder to unregulated activities. Estimated savings include only those cost savings and cost avoidance items management expects to achieve as a result of the merger.

 PECO Energy Board of Directors Recommendation

   At its meeting on September 22, 1999, after due consideration, the PECO Energy board of directors unanimously:

  . approved the original merger agreement, the first step exchange, the second step merger and the other transactions contemplated by the original merger agreement,

  . determined that the first step exchange, the second step merger and the other transactions contemplated by the original merger agreement were fair to and in the best interests of PECO Energy and its shareholders, and

  . recommended that the PECO Energy shareholders vote for the adoption of the original merger agreement.

   At its meeting on January 7, 2000, after due consideration, the PECO Energy board of directors:

  . approved the amendment to the merger agreement, the first step exchange, the second step merger and the other transactions contemplated by the merger agreement,

  . determined that the first step exchange, the second step merger and the other transactions contemplated by the merger agreement were fair to and in the best interests of PECO Energy and its shareholders, and

  . recommended that the PECO Energy shareholders vote for the adoption of the merger agreement.

   In approving the merger and making these determinations and recommendations, the PECO Energy board of directors consulted with PECO Energy's management as well as its outside legal counsel and financial advisors, and considered a number of factors, including the following:

  . all the benefits of the merger described under "--Reasons for the Merger" above,

  . the PECO Energy board of directors' understanding of the present and anticipated environment in the utility industry, and how possible consolidation within the utility industry could affect PECO Energy's competitive position in the industry,

  . the risks and potential rewards associated with, as an alternative to the merger, continuing to execute PECO Energy's strategic plan as a stand-alone entity. These risks include, among others, the risks associated with remaining a stand-alone entity amidst industry-wide restructuring and consolidation, and the rewards include, among others, the ability of existing PECO Energy shareholders to partake in the potential future growth and profitability of PECO Energy,

  . the possibility of pursuing, as an alternative to the merger, an acquisition of or a business combination or joint venture with an entity other than Unicom and the conclusion of the PECO Energy board of directors that a transaction with Unicom is more feasible, and is expected to yield greater benefits, than the likely alternatives. The PECO Energy board of directors reached this conclusion for reasons including Unicom's interest in pursuing a transaction with PECO Energy, PECO Energy's view that the merger could be acceptably completed from a timing and regulatory standpoint, and PECO Energy management's assessment of the alternatives to, and the expected benefits of, the merger and the compatibility of the companies as described under "-- Reasons for the Merger--Strategic Fit and Compatibility" above,

  . the PECO Energy board of directors' consideration of the financial condition, results of operations, prospects and businesses of PECO Energy and Unicom, including the revenues of the companies, their complementary businesses, the financial exposure of each company to nuclear operations, the ability of each company to recover investments in generation under the applicable state electric restructuring legislation, the stock price performance of PECO Energy shares and Unicom shares prior to signing the merger agreement,

  . the fixed exchange ratio for the Exelon common stock to be received by PECO Energy shareholders,

  . the opportunity for PECO Energy shareholders to participate, as holders of Exelon common stock, in a combined enterprise that will be a preeminent national energy company with the capabilities and resources required to succeed and grow in the new competitive energy marketplace,

  . the repurchases by PECO Energy of its common stock expected to be completed prior to the completion of the merger,

  . management's expectation that the merger will be accretive to PECO Energy shareholders during the first full fiscal year after completion of the merger,

  . the favorable impact that a further reduction in outstanding shares would have on earnings per share of Exelon common stock following the merger,

  . that management expected that revising the merger consideration would not result in a change to the anticipated date of completion of the merger,

  . that the revisions to the merger would constitute a modification for accounting purposes that could lead to a reduction in goodwill for accounting purposes and a commensurate further enhancement of Exelon's earnings per share,

  . that, overall, the revised merger consideration was intended to be comparable to that provided for in the original merger agreement,

  . the fact that the basic features of the merger of equals transaction were not changed, including provisions regarding board composition, senior management and headquarters,

  . management's expectation that Exelon will pay an annual dividend of $1.69 per share,

  . current industry, economic and market conditions and the prospects of further restructuring and consolidation in the electric and gas utility industries,

  . the accounting treatment of the merger as an acquisition of Unicom by PECO Energy and the impact that accounting would likely have on Exelon, including the creation of goodwill,

  . the ability to complete the merger as a tax-free transaction for U.S. federal income tax purposes and have the conversion of shares of PECO Energy common stock into Exelon common stock be tax-free to shareholders,

  . the terms and conditions of the merger agreement, including the conditions to closing and the termination fees payable under certain circumstances (see "The Merger Agreement--Conditions to the Completion of the Merger", "The Merger Agreement--Termination" and "The Merger Agreement --Termination Fees; Reimbursement of Expenses" in this Chapter
     I),

  . the various analyses and presentations of Morgan Stanley and Salomon Smith Barney and their written opinions, copies of which are attached as Annexes B and C to this proxy statement/prospectus, to the effect that, as of January 7, 2000, and based upon and subject to the various assumptions and limitations set forth in the respective opinions, the consideration proposed to be received by PECO Energy shareholders in the merger was fair from a financial point of view to PECO Energy shareholders,

  . the other advice from PECO Energy management and the PECO Energy board of directors' financial, legal and other advisors over an extended period, and the discussions of the PECO Energy board of directors concerning the proposed merger agreement,

  . the corporate governance aspects of the merger, including the role that PECO Energy's current management would play in the management of the combined company and the composition of the combined company's board of directors (see "--Board of Directors and Management of Exelon After the Merger" below),

  . the fact that while Exelon's corporate headquarters will be located in Chicago, Illinois, the headquarters of Exelon's generation and power marketing businesses and of PECO Energy, which will be a subsidiary of Exelon after the merger, will be in southeastern Pennsylvania,

  . the positive impact the merger is expected to have on the reliability and cost of service provided to PECO Energy customers,

  . although the consolidated workforce of the companies is expected to be reduced by approximately 5%, that the impact of the reduction is intended to be minimized through a combination of separation packages and attrition and that the anticipated expansion of the combined business could result in increased employment opportunities in Exelon,

  . although the quantities and prices of goods and services purchased by PECO Energy may be reduced due to greater efficiencies and improved purchasing power, the anticipated expansion of the combined business could result in an increase in the goods or services purchased by Exelon,

  . that the combined company would continue PECO Energy's commitment to the communities of southeastern Pennsylvania, including through financial and other support to civic and charitable organizations,

  . that while the merger is likely to be completed, there are risks associated with obtaining necessary regulatory approvals. First, it is possible that regulatory authorities or other third parties could seek to impose unfavorable terms or conditions in the required approvals. Secondly, if a required approval is not obtained, it is possible that the merger may not be completed even if approved by shareholders (see "Regulatory Matters" and "The Merger Agreement--Conditions to the Completion of the Merger" in this Chapter I),

  . the impact of regulations under various state and federal laws, including the additional regulatory oversight that would result from the addition of public utility operations in Illinois, and the issues involved in the registration of Exelon as a holding company, and the regulation of PECO Energy and ComEd as subsidiaries of a registered holding company, under the Public Utility Holding Company Act of 1935 (see "Regulatory Matters" in this Chapter I),

  . that although PECO Energy's relationships with regulators, customers, governments and partners might be negatively affected because of uncertainty surrounding PECO Energy's future status and direction pending completion of the merger, the PECO Energy board of directors believe that any potential negative effect will cease once the merger is completed,

  . the problems inherent in merging the operations of two large and geographically separated companies, including the potential diversion of management resources,

  . the requirement for a supermajority vote of the Exelon board of directors or the concurrence of Mr. Rowe and Mr. McNeill required to alter certain arrangements regarding the management of Exelon, including the composition of Exelon's board of directors and board committees, the identity of Exelon's chairman of the board of directors, chairman of the executive committee of the board of directors, co-chief executive officers, president and other senior officers and the location of Exelon's corporate headquarters and other principal offices, and

  . the interests that certain executive officers and directors of PECO Energy, including Mr. McNeill, may have with respect to the merger in addition to their interests as shareholders of PECO Energy generally (see "--Interests of PECO Energy's Directors and Management in the Merger" below).

   The PECO Energy board of directors also considered:

  .  the risk that the benefits sought in the merger would not be obtained,

  .  the risk that the merger would not be completed,

  . the effect of the public announcement of the merger on PECO Energy's sales, customer, supplier and creditor relationships, operating results and ability to retain employees and the trading price of PECO Energy shares,

  . the substantial management time and effort that will be required to complete the merger and integrate the operations of the two companies,

  .  the impact of the merger on PECO Energy employees,

  . the possibility that various provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with PECO Energy from pursuing such an opportunity, and

  . other matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

   This discussion of the information and factors considered by the PECO Energy board of directors in making its decision is not intended to be exhaustive but is believed to include all material factors and risks considered by the PECO Energy board of directors. In view of the wide variety of factors and risks considered in connection with its evaluation of the merger, including the amendments, and the complexity of these matters, the PECO Energy board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors or to evaluate them individually, but rather evaluated them as a whole. The PECO Energy board of directors relied on the experience and expertise of Morgan Stanley and Salomon Smith Barney, its financial advisors, for quantitative analysis of the financial terms of the merger to the extent included in the financial advisors' presentation to the PECO Energy board of directors. See "--Opinions of PECO Energy's Financial Advisors" below. In addition, the PECO Energy board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the PECO Energy board of directors conducted an overall analysis of the factors described above, including through discussions with and questioning of PECO Energy's management and legal, financial and accounting advisors. Individual members of the PECO Energy board of directors may have given different weight to different factors.

 Opinions of PECO Energy's Financial Advisors

   Pursuant to the letter agreements dated July 26, 1999 and May 15, 1998 (as amended by the letter agreement dated August 25, 1999) PECO Energy retained Morgan Stanley and Salomon Smith Barney to act as its financial advisors in connection with the merger. On January 7, 2000, Morgan Stanley and Salomon Smith Barney each rendered to the board of directors of PECO Energy their opinions subsequently confirmed in writing that, as of such date and based upon and subject to the factors and assumptions set forth in their opinions, the consideration to be received in the merger by the holders of shares of common stock of PECO Energy was fair from a financial point of view to those holders.

   The full texts of each of the fairness opinions, which set forth the assumptions made, matters considered, and qualifications and limitations of the reviews undertaken by Morgan Stanley and Salomon Smith Barney, are attached as Annexes B and C to this proxy statement/prospectus and are incorporated into this proxy statement/prospectus by reference. The summary of the fairness opinions set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full texts of these opinions. Holders of PECO Energy common stock should read these opinions carefully and in their entirety. The fairness opinions were provided to the PECO Energy board of directors for its information and are directed only to the fairness from a financial point of view of the consideration to be received in the merger by PECO Energy shareholders. The fairness opinions do not constitute recommendations to any PECO shareholder as to how any shareholder should vote on the merger or how PECO Energy shareholders should act with respect to PECO Energy's repurchase of its common stock.

   The summaries set forth below do not purport to be complete descriptions of the analyses underlying the Morgan Stanley opinion or the Salomon Smith Barney opinion or the presentation jointly made by Morgan Stanley and Salomon Smith Barney to the PECO Energy board of directors in connection with their approval and recommendation of the merger. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at their opinions, neither Morgan Stanley nor Salomon Smith Barney attributed any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, each of Morgan Stanley and Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the preparation of the fairness opinions.

  Opinion of Morgan Stanley

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Unicom and PECO Energy,

  . reviewed certain internal financial statements and other financial and operating data concerning Unicom prepared by the management of Unicom,

  . reviewed certain financial projections prepared by the management of Unicom,

  . reviewed and discussed with senior executives of PECO Energy and Unicom an analysis prepared by PECO Energy and Unicom regarding estimates of the amount and timing of certain strategic, financial and operational benefits anticipated from the merger,

  . discussed the past and current operations and financial condition and the prospects of Unicom,

  . reviewed certain internal financial statements and other financial operating data concerning PECO Energy prepared by the management of PECO Energy,

  . reviewed certain financial projections prepared by the management of PECO Energy,

  . discussed the past and current operations and financial condition and the prospects of PECO Energy, and reviewed the pro forma impact of the merger on PECO Energy's earnings and cash flow per share, consolidated capitalization and financial ratios,

  . reviewed the reported prices and trading activity for the common stock of both Unicom and PECO Energy,

  . compared the financial performance of Unicom and the prices and trading activity of Unicom common stock with that of certain other comparable publicly traded companies and their securities,

  . compared the financial performance of PECO Energy and the prices and trading activity of PECO Energy common stock with that of certain other comparable publicly traded companies and their securities,

  . reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions,

  . reviewed and discussed with the management of PECO Energy and Unicom proposed uses of the proceeds from the sale of Unicom's fossil fuel generation assets,

  . participated in discussions and negotiations among representatives of PECO Energy and Unicom and their financial and legal advisors,

  .  reviewed the merger agreement, and

  .  performed other analyses as Morgan Stanley deemed appropriate.

   Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Unicom and PECO Energy. In addition, Morgan Stanley assumed that the merger will be treated as a tax-free reorganization and/or exchange to PECO Energy and Unicom, pursuant to the Internal Revenue Code of 1986, and will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Unicom and PECO Energy, nor was it furnished with any such appraisals. With respect to the analysis of the strategic, financial and operational benefits estimated and expected to result from the merger, Morgan Stanley assumed that the analysis was reasonably prepared on bases reflecting the best currently available estimates and judgments of the benefits and the future financial performance of the combined company, and Morgan Stanley relied upon, without independent verification, this analysis. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

   Morgan Stanley assumed that, in connection with the receipt of all the necessary regulatory approvals for the merger, no restrictions will be imposed that would have any material adverse effect on the contemplated benefits to be derived in the merger. Morgan Stanley noted that it is not a legal or regulatory expert and that it relied upon, without independent verification, the assessment of PECO Energy's legal and regulatory advisors with respect to the legal and regulatory matters related to the merger. In addition, Morgan Stanley's opinion did not in any manner address the prices at which the Exelon common stock will trade following completion of the merger, and Morgan Stanley expressed no opinion or recommendation as to how PECO Energy shareholders should vote at the shareholders' meeting to be held in connection with the merger.

   In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for PECO Energy and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities of PECO Energy or Unicom.

  Opinion of Salomon Smith Barney

   In arriving at its opinion, Salomon Smith Barney, among other things:

  .  reviewed the terms of the merger agreement,

  . held discussions with certain senior officers, directors and other representatives and advisors of PECO Energy and certain senior officers and other representatives and advisors of Unicom concerning the businesses, operations and prospects of PECO Energy and Unicom,

  . examined certain publicly available business and financial information relating to PECO Energy and Unicom,

  . examined certain financial forecasts and other information and data for PECO Energy and Unicom which were provided to or otherwise discussed with Salomon Smith Barney by the respective managements of PECO Energy and Unicom,

  . reviewed and discussed with senior officers of PECO Energy and Unicom an analysis prepared by PECO Energy and Unicom regarding the estimates of the amount and timing of certain strategic, financial and operational benefits expected to be derived from the merger,

  . reviewed and discussed with the managements of PECO Energy and Unicom proposed uses of the proceeds from the sale of Unicom's fossil fuel generation assets, and

  . conducted such other analyses and examinations and considered such financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

   In rendering its opinion, Salomon Smith Barney assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of PECO Energy and Unicom advised Salomon Smith Barney that these forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the managements of PECO Energy and Unicom as to the future financial performance of PECO Energy and Unicom. With respect to the analysis regarding the strategic, financial and operational benefits expected to be derived from the merger, Salomon Smith Barney assumed that this analysis has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the benefits and the future financial performance of the combined company and it relied upon, without independent verification, this analysis.

   Salomon Smith Barney assumed, with the consent of PECO Energy's board of directors, that the merger will be effected in all material respects in accordance with the terms of the merger agreement and that the merger will be treated as a tax-free reorganization and/or exchange to PECO Energy and Unicom for federal income tax purposes and, in the course of obtaining the necessary regulatory approvals for the merger, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on PECO Energy, Unicom, Exelon or the combined company or the contemplated benefits anticipated to result from the merger.

   Salomon Smith Barney did not express any opinion as to what the value of the Exelon common stock actually will be when issued to PECO Energy and Unicom shareholders pursuant to the merger or the price at which the Exelon common stock will trade subsequent to the completion of the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of PECO Energy or Unicom nor did it make any physical inspection of the properties or assets of PECO Energy or Unicom. In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the acquisition of all or a part of PECO Energy. Salomon Smith Barney expressed no view as to, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for PECO Energy or the effect of any other transaction in which PECO Energy might engage. Salomon Smith Barney's opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion.

   Salomon Smith Barney was engaged to render financial advisory services to PECO Energy in connection with the merger and will receive a fee for these services, a significant portion of which is contingent upon completion of the merger. Salomon Smith Barney has in the past provided investment banking services to each of PECO Energy and Unicom unrelated to the merger, and has received compensation for these services. In the ordinary course of its business, Salomon Smith Barney or any of its affiliates may actively trade or hold the securities of PECO Energy and Unicom for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with PECO Energy, Unicom and their affiliates.

   Salomon Smith Barney's advisory services and opinion were provided for the information of the board of directors of PECO Energy in its evaluation of the merger and its opinion was not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the merger.

  Presentation to the PECO Energy Board of Directors

   The following is a summary of the material financial and comparative analyses jointly performed by Morgan Stanley and Salomon Smith Barney and presented to the PECO Energy board of directors in connection with the rendering of their fairness opinions. Morgan Stanley and Salomon Smith Barney jointly prepared the presentation made to the PECO Energy board of directors and each of them relied on the analyses included in this presentation in rendering their fairness opinions. In arriving at their opinions, Morgan Stanley and Salomon Smith Barney considered the analyses as a whole and did not attribute any particular weight to any specific analysis. Each of Morgan Stanley and Salomon Smith Barney believes that its analyses should be considered as a whole and that selecting one analysis, without considering all analyses, would be contrary to the process underlying the rendering of their fairness opinions.

   Some of the analyses include information presented in tabular format. In order to fully understand the financial analyses used by PECO Energy's financial advisors, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Comparable Public Companies Analysis. PECO Energy's financial advisors reviewed and compared certain financial information, ratios and public market multiples relating to PECO Energy and Unicom to corresponding financial data for comparable publicly traded utility companies. The financial advisors selected these companies based upon the financial advisors' views as to the comparability of the financial and operating characteristics of these companies to PECO Energy and Unicom.

   The companies included in the PECO Energy comparable companies analysis were:

  . Consolidated Edison, Inc. (pro forma for its pending acquisition of Northeast Utilities),

  .  Public Service Enterprise Group Incorporated,

  .  Entergy Corporation,

  .  Ameren Corporation,

  .  Constellation Energy Group, Inc., and

  .  PP&L Resources, Inc.

   The companies included in the Unicom comparable companies analysis were:

  . Consolidated Edison, Inc. (pro forma for its pending acquisition of Northeast Utilities),

  .  Entergy Corporation,

  .  Ameren Corporation, and

  . Wisconsin Energy Corporation (pro forma for its pending acquisition of WICOR INC.).

   The financial advisors then reviewed publicly available information to compare financial information and multiples of market value of these companies to PECO Energy's and Unicom's:

  .  stock price to 1999 estimated earnings per share,

  .  stock price to 2000 estimated earnings per share,

  . stock price to the September 30, 1999 book value of equity per share, adjusted in the case of PECO Energy, to eliminate the effect of a write-down in connection with a regulatory settlement by PECO Energy, and

  . firm value (equals equity value plus nonconvertible debt, minority interest, noncovertible preferred stock and all out-of-money convertibles less cash as of September 30, 1999) to the last twelve months' ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA").

   The following table reflects the results of the analysis, as compared to the multiples for PECO Energy and Unicom:

                                      Price to EPS
                                ------------------------
                                                                    Firm Value
                                                          Price to    to LTM
                                   1999E        2000E    Book Value   EBITDA
                                ------------ ----------- ---------- ----------
Range Derived from PECO Energy
 Comparable Companies.......... 10.5x--12.0x 9.5x--11.0x 1.3x--1.9x 5.7x--7.3x
Range Derived from Unicom
 Comparable Companies.......... 10.5x--12.0x 9.5x--11.0x 1.1x--1.4x 5.7x--7.7x
PECO Energy....................        11.8x       10.0x       1.9x      7.6 x
Unicom.........................        13.0x       10.7x       1.4x       6.8x

   Applying a range of multiples derived from the comparable public companies analysis, the financial advisors calculated a range of implied equity values per share of PECO Energy with respect to PECO Energy's:

  .  stock price to estimated earnings per share in 1999,

  .  stock price to estimated earnings per share in 2000,

  . stock price to the September 30, 1999 book value of equity per share, adjusted to eliminate the effect of a write-down in connection with regulatory settlement by PECO Energy, and

  . firm value (equals equity value plus nonconvertible debt, minority interest, nonconvertible preferred stock and all out-of-money convertibles less cash as of September 30, 1999) to LTM EBITDA.

   Based on this analysis, the financial advisors derived a range of implied equity values per share of PECO Energy of $28.00 to $37.00.

   Applying a range of multiples derived from the comparable public companies analysis, the financial advisors then calculated a range of implied equity values per share of Unicom with respect to Unicom's:

  .  stock price to estimated earnings per share in 1999,

  . stock price to estimated earnings per share in 2000, assuming Unicom would retain the proceeds from the sale of its fossil generation assets,

  . stock price to estimated earnings per share in 2000, assuming Unicom would distribute to shareholders the proceeds from the sale of its fossil generation assets,

  . stock price to the September 30, 1999 book value of equity per share, adjusted to reflect a $700 million share repurchase by Unicom, and

  .  firm value to LTM EBITDA.

   Based on this analysis, the financial advisors derived a range of implied equity values per share of Unicom of $28.25 to $37.00.

   Based on the valuations derived for PECO Energy and Unicom, the financial advisors calculated a range of implied exchange ratios for Unicom common stock to PECO Energy common stock of 0.764x to 1.321x, with an exchange ratio of 1.004x based on the ratio of the average of the implied equity value for each of PECO Energy and Unicom. For comparative purposes, Morgan Stanley and Salomon Smith Barney noted that based on a closing price of PECO Energy common stock of $35.31 on January 6, 2000 (the last business day before their joint presentation to the PECO Energy board of directors), the exchange ratio implied by the merger consideration was 0.96.

   No company utilized in the comparable public companies analysis is identical to PECO Energy or Unicom. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of PECO Energy and Unicom and other factors that could affect the public trading value of the companies to which they are being compared. In evaluating the comparable companies, the financial advisors made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PECO Energy or Unicom, such as the impact of competition on PECO Energy or Unicom and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of PECO Energy or Unicom or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean, median or average, is not in itself a meaningful method of using comparable company data.

   Discounted Cash Flow Analyses. The financial advisors performed discounted cash flow analyses on PECO Energy and Unicom using financial projections provided by the companies' respective managements for the period from December 31, 1999 through December 31, 2003.

   For the PECO Energy discounted cash flow analysis, the financial advisors calculated terminal values by applying a range of terminal multiples of projected price to earnings per share of 10.00x to 12.00x, which implies a range of terminal multiples of projected EBITDA of 6.79x to 7.59x, to PECO Energy's earnings per share in 2003. The cash flow streams and terminal values were discounted to present values using a discount rate of 7.5%, based on the weighted average cost of capital. From this analysis, the financial advisors calculated a range of implied estimated equity value per share of PECO Energy as of December 31, 1999 of $36.00 to $43.00.

   The financial advisors performed separate discounted cash flow analyses for Unicom assuming (1) that Unicom would distribute to its shareholders the proceeds from the sale of its fossil generation assets and (2) that Unicom would retain the proceeds from the sale of its fossil generation assets. For the Unicom discounted cash flow analysis assuming distribution of the proceeds, the financial advisors calculated terminal values by applying a range of terminal multiples of estimated price to earnings per share of 10.00x to 12.00x, which implies a range of terminal multiples of projected EBITDA of 5.25x to 5.85x, to Unicom's earnings per share in 2003. For the Unicom discounted cash flow analysis assuming retention of the proceeds, terminal values were calculated using a range of terminal multiples of estimated price to earnings per share of 10.00x to 12.00x, which implies a range of terminal multiples of projected EBITDA of 5.71x to 6.27x. For both analyses, the cash flow streams and terminal values were discounted to present values using a discount rate of 7.5%, based on the weighted average cost of capital. From these analyses, the financial advisors calculated ranges of implied equity value per share of Unicom as of December 31, 1999 of $39.25 to $46.00 assuming distribution of proceeds and $37.75 to $44.50 assuming retention of proceeds.

   Based on the ranges of values calculated in the discounted cash flow analyses assuming Unicom would distribute the proceeds from the sale of its fossil generation assets, the financial advisors calculated a range of implied exchange ratios for Unicom common stock to PECO Energy common stock of 0.913x to 1.278x, with an exchange ratio of 1.079x, based on the ratio of the average of the implied equity value for each of PECO Energy and Unicom. Assuming Unicom would retain the proceeds from the sale of its fossil generation assets, the financial advisors calculated a range of implied exchange ratios for Unicom common stock to PECO Energy common stock of 0.878x to 1.236x, with an exchange ratio of 1.041x, based on the ratio of the average of the implied equity value for each of PECO Energy and Unicom. For comparative purposes, Morgan Stanley and Salomon Smith Barney noted that based on a closing price of PECO Energy common stock of $35.31 on January 6, 2000 (the last business day before their joint presentation to the PECO Energy board of directors), the exchange ratio implied by the merger consideration was 0.96.

   Historical Trading Ratio Analysis. The financial advisors reviewed the ratio of daily closing share prices of Unicom common stock to PECO Energy common stock for the three-year, one-year and five-day periods ended September 17, 1999.

   The following table reflects the results of the analysis:

                                                                 Average Ratio
      Historical Period                                        of Closing Prices
      -----------------                                        -----------------
      Three-year historical period............................      1.088x
      One-year historical period..............................      0.925x
      Five-day historical period..............................      0.947x
      September 17, 1999......................................      0.938x

   The financial advisors reviewed the ratio of volume-weighted average prices of Unicom common stock to PECO Energy common stock for the ten-day and five-day periods ended September 17, 1999.

   The following table reflects the results of the analysis:

                                                                 Volume-Weighted
                                                                 Average Trading
      Historical Period                                               Ratio
      -----------------                                          ---------------
      Ten-day historical period.................................     0.946x
      Five-day historical period................................     0.950x
      September 17, 1999........................................     0.953x

   The financial advisors reviewed the ratio of daily closing share prices of Unicom common stock to PECO Energy common stock for the three-year, one-year and five-day periods ended January 5, 2000.

   The following table reflects the results of the analysis:

                                                                 Average Ratio
      Historical Period                                        of Closing Prices
      -----------------                                        -----------------
      Three-year historical period............................      1.081x
      One-year historical period..............................      0.930x
      Five-day historical period..............................      0.960x
      January 5, 2000.........................................      0.957x

   Contribution Analyses. The financial advisors reviewed selected historical and estimated future financial information for PECO Energy and Unicom to determine PECO Energy's and Unicom's relative contribution to the combined company after the merger. The financial advisors analyzed PECO Energy's and Unicom's relative contribution to EBITDA, net income and cash flow from operations for the years 2000 and 2001. The financial advisors analyzed estimated net income and cash flow from operations based on

  .  PECO Energy and Unicom management projections and

  . Unicom management projections adjusted to assume a $1.5 billion repurchase of shares of Unicom common stock in 2000 using a price of 10% over the closing price of Unicom common stock on January 5, 2000.

   In performing this analysis, the financial advisors did not take into account certain estimates of strategic, financial and operational benefits from the merger provided to the financial advisors by management of PECO Energy and Unicom. Based on the relative contributions of PECO Energy and Unicom to the combined company calculated in the contribution analysis, the financial advisors determined a range of implied exchange ratios for Unicom common stock to PECO Energy common stock.

   The following table reflects the results of the analysis:

                                                                      Implied
                                                                     Exchange
                                                                    Ratio Based
                                                                        on
                                                                   Contributions
                                                                      to the
                                                                     Combined
                                                                      Company
                                                                   -------------
                                                                    2000   2001
                                                                   ------ ------
      EBITDA...................................................... 1.918x 2.115x
      Net Income-Management projections........................... 0.872x 0.902x
      Net Income-Assuming share repurchase........................ 1.009x 1.052x
      Cash Flow-Management projections............................ 1.252x 1.290x
      Cash Flow-Assuming share repurchase......................... 1.522x 1.577x

   For comparative purposes, Morgan Stanley and Salomon Smith Barney noted that based on a closing price of PECO Energy common stock of $35.31 on January 6, 2000 (the last business day before their joint presentation to the PECO Energy board of directors), the exchange ratio implied by the merger consideration was 0.96.

   Pro Forma Transaction Analysis. Using financial projections provided by PECO Energy's and Unicom's managements and taking into account certain estimates of cost synergies (but not potential revenue enhancements or other strategic, financial or operational benefits) provided to the financial advisors by managements of PECO Energy and Unicom, the financial advisors reviewed the pro forma impact of the merger on PECO Energy's and Unicom's earnings per share and cash flow per share for the years 2001, 2002 and 2003. The financial advisors assumed that, among other things:

  .  PECO Energy would be the acquirer for purchase accounting purposes,

  .  goodwill would be amortized over 40 years,

  . the estimated cost synergies applicable to the combined company's businesses would be as provided by management of PECO Energy and Unicom,

  .  the combined company's initial dividend would be $1.69 per share,

  . the merger would be tax-free to shareholders except to the extent of cash received,

  .  the merger would close on December 31, 2000,

  . the $1.0 billion repurchase by Unicom of shares of Unicom common stock and the $500 million repurchase by PECO Energy of shares of PECO Energy common stock provided for in the merger agreement would be completed using prices of 10% over Unicom's January 5, 2000 closing price of $33.75 per share of common stock and PECO Energy's January 5, 2000 closing price of $35.25 per share of common stock, respectively, and

  . in addition to the $1.5 billion repurchase provided for in the merger agreement, a further $900 million of available cash would be used for the repurchase of Exelon shares using a price of 10% over PECO Energy's January 5, 2000 closing price of $35.25 per share of common stock or would be used for other purposes having an equivalent economic effect (this assumption was based on discussions with management of PECO Energy with respect to the proposed uses of the proceeds from the sale of Unicom's fossil generation assets). A second scenario was also considered in which there was a $1.5 billion share repurchase but not the additional $900 million share repurchase or economic equivalent.

   The table below reflects the results of the analysis. The Unicom statistics are adjusted to reflect cash its shareholders receive in the merger.

                                                   Accretion (Dilution)
                          -----------------------------------------------------------------------
                                   2001                    2002                    2003
                          ----------------------- ----------------------- -----------------------
                                     $1.5 Billion            $1.5 Billion            $1.5 Billion
                                        Share                   Share                   Share
                             $1.5    Repurchase/     $1.5    Repurchase/     $1.5    Repurchase/
                           Billion   $900 Million  Billion   $900 Million  Billion   $900 Million
                            Share       Share       Share       Share       Share       Share
                          Repurchase  Repurchase  Repurchase  Repurchase  Repurchase  Repurchase
                          ---------- ------------ ---------- ------------ ---------- ------------
PECO Energy Earnings Per
 Share..................      3.6 %       9.6 %      (0.2)%       3.6 %       4.7 %       9.0 %
PECO Energy Cash Flow
 Per Share..............     30.2 %      39.4 %      24.4 %      32.0 %      18.9 %      26.1 %
Unicom Earnings Per
 Share..................     (1.9)%       3.8 %       2.1 %       6.0 %       0.2 %       4.3 %
Unicom Cash Flow Per
 Share..................    (14.2)%      (8.1)%     (11.5)%      (6.1)%      (7.3)%      (1.7)%

   In performing their analyses, the financial advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PECO Energy or Unicom. Any estimates contained in the financial advisors' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. The analyses performed were performed solely as part of the financial advisors' analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of PECO Energy common stock pursuant to the merger agreement and were conducted in connection with the delivery of the financial advisors' opinions to PECO Energy's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which PECO Energy common stock or Unicom common stock might actually trade. The consideration to be received by the shareholders of PECO Energy common stock pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between PECO Energy and Unicom and were approved by PECO Energy's board of directors. The financial advisors provided advice to PECO Energy during the negotiations. The financial advisors' opinions dated January 7, 2000 were one of a number of factors taken into consideration by PECO Energy's board of directors in making its decision to approve the merger agreement and the transactions contemplated by the merger agreement. Consequently, the financial advisors' analyses described above should not be viewed as determinative of the opinion of PECO Energy's board of directors with respect to the value of PECO Energy. See "The Merger--PECO Energy Board of Directors Recommendation" in this Chapter I.

   Morgan Stanley and Salomon Smith Barney, as part of their investment banking businesses, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. PECO Energy selected the financial advisors based upon their qualifications, experience and expertise and because they are internationally recognized investment banking firms that have substantial experience in transactions similar to the merger.

   Pursuant to the terms of its engagement, PECO Energy agreed to pay Morgan Stanley an advisory fee of $75,000 per month commencing June 15, 1999. PECO Energy also has agreed to pay Morgan Stanley a transaction fee equal to approximately one-quarter of one percent of the equity value of Unicom. The fee, which is payable in three installments, varies depending on the equity value of Unicom as of the dates the installment payments are due: 25% upon the signing of the merger agreement ($4.3 million), 25% upon approval of the merger agreement by PECO Energy shareholders ($4.3 million, assuming the equity value of Unicom is equal to its equity value as of the signing of the original merger agreement on September 22, 1999) and 50% upon completion of the merger ($8.6 million, assuming the equity value of Unicom is equal to its equity value as of the signing of the original merger agreement September 22, 1999). The transaction fee is reduced by the amount of advisory fees paid.

   Pursuant to the terms of its engagement, PECO Energy agreed to pay Salomon Smith Barney an advisory fee of $100,000 per month (reduced to $75,000 per month during any period of substantive negotiations regarding any potential transaction) commencing May 15, 1998. PECO Energy also has agreed to pay Salomon Smith Barney a transaction fee equal to approximately one-quarter of one percent of the equity value of Unicom. The fee, which is payable in three installments, varies depending on the equity value of Unicom as of the dates the installment payments are due: 25% upon the signing of the merger agreement ($4.3 million), 25% upon approval of the merger agreement by PECO Energy shareholders ($4.3 million, assuming the equity value of Unicom is equal to its equity value as of the signing of the original merger agreement on September 22, 1999) and 50% upon completion of the merger ($8.6 million, assuming the equity value of Unicom is equal to its equity value as of the signing of the original merger agreement on September 22, 1999).

   PECO Energy has also agreed to reimburse Morgan Stanley and Salomon Smith Barney for certain expenses incurred by them, including fees of outside legal counsel, and to indemnify Morgan Stanley and Salomon Smith Barney and related parties against liabilities, including liabilities under federal securities laws, arising out of their engagement.

 Unicom Board of Directors Recommendation

   At its meeting on September 22, 1999, after due consideration, the members of the Unicom board of directors present at the meeting unanimously:

  . approved the original merger agreement and the second step merger and the other transactions contemplated by the original merger agreement, and

  . determined that the second step merger and the other transactions contemplated by the original merger agreement were fair to and in the best interests of Unicom and its shareholders.

All members were present at this meeting except Mr. Carlos Cantu, who was unable to attend.

   At a special meeting held on September 22, 1999, after determining that the merger is fair to and in the best interests of Unicom and its shareholders, the Unicom board of directors approved and adopted the merger agreement.

   At its meeting on January 6, 2000, after due consideration, the Unicom board of directors:

  . approved the amendment to the merger agreement and the second step merger and the other transactions contemplated by the merger agreement,

  . determined that the second step merger and the other transactions contemplated by the merger agreement were fair to and in the best interests of Unicom and its shareholders, and

  . recommended that Unicom shareholders vote for the approval of the merger agreement.

   In approving the merger agreement and the transactions involving Unicom and in reaching its recommendation, the Unicom board of directors consulted with and relied upon information and reports prepared or presented by Unicom's management and Unicom's legal and financial advisors. The following are the material factors that the Unicom board of directors considered, some of which contain both positive and negative elements:

  . all the benefits of the merger described under "Reasons for the Merger" above,

  . the Unicom board of directors' understanding of the present and anticipated environment in the utility industry, and how possible consolidation within the utility industry could affect Unicom's competitive position in the industry,

  . the risks and potential rewards associated with, as an alternative to the merger, continuing to execute Unicom's strategic plan as an independent entity. These risks include, among others, the risks associated with remaining independent amidst industry-wide restructuring and consolidation, and the rewards include, among others, the ability of existing Unicom shareholders to partake in the potential future growth and profitability of Unicom,

  . the possibility of pursuing, as an alternative to the merger, an acquisition of or a business combination or joint venture with an entity other than PECO and the conclusion of the Unicom board of directors that a transaction with PECO is more feasible, and is expected to yield greater benefits, than the likely alternatives. The Unicom board of directors reached this conclusion for reasons including PECO Energy's interest in pursuing a transaction with Unicom, Unicom's view that the merger could be acceptably completed from a timing and regulatory standpoint, and Unicom management's assessment of the alternatives to, and the expected benefits of, the merger and the compatibility of the companies as described under "--Reasons for the Merger--Strategic Fit and Compatibility" above,

  . the Unicom board of directors' consideration of the financial condition, results of operations, prospects and businesses of Unicom and PECO, including the revenues of the companies, their complementary businesses, the financial exposure of each company to nuclear operations, the ability of each company to recover investments in generation under the applicable state deregulation legislation, the stock price performance of Unicom shares and PECO shares prior to signing the merger agreement and the percentage of the combined company to be owned by Unicom shareholders following the merger,

  . the fixed exchange ratio for the stock portion of the consideration to be received by Unicom shareholders and the $3.00 per share cash portion of the consideration,

  . the repurchases by Unicom of its common stock expected to be completed prior to the completion of the merger,

  . current industry, economic and market conditions and the prospects of further restructuring and consolidation in the electric and gas utility industries,

  . the fact that the corporate headquarters of Exelon will be in Chicago, Illinois;

  . the corporate governance aspects of the merger including that Mr. Rowe will be co-chief executive officer during the transition period and chairman of the executive committee in the first half of the transition period, chairman of the Exelon board of directors in the second half of the transition period and chairman and sole chief executive officer following the transition period,

  . the beneficial effects of the merger on the municipalities served resulting from the creation of a strong combined company with headquarters in Illinois and with a continued commitment to charitable and other community concerns,

  .  the financial and business prospects for the combined company,

  . while the Unicom board of directors did not view the specific levels of potential accretion to be determinative, it did consider management's presentation showing that the merger would be accretive to Unicom shareholders in the first three years following the merger. Management's accretion analysis was based on a number of assumptions regarding share repurchase levels, anticipated activities of Exelon following the merger and competitive and other factors outside the control of Exelon. Actual events may differ materially from management's expectations and these differences may result in Exelon's earnings per share being significantly different--positively or negatively--than the anticipated earnings levels shown in management's analysis. The management accretion analysis showed possible annual accretion ranging from approximately 35 cents to 55 cents per share over the three calendar years following the merger. This range of possible accretion is a forward looking statement and is subject to the factors set out under "Special Note Regarding Forward-Looking Statements" above,

  . the favorable impact that a further reduction in outstanding shares would have on earnings per share of Exelon common stock following the merger,

  . that management expected that revising the merger consideration would not result in a change to the anticipated date of completion of the merger,

  . that the revisions to the merger would constitute a modification for accounting purposes that could lead to a reduction in goodwill for accounting purposes and a commensurate further enhancement of Exelon's earnings per share,

  . that, overall, the revised merger consideration was intended to be comparable to that provided for in the original merger agreement,

  . the fact that the basic features of the merger of equals transaction were not changed, including provisions regarding governance, senior management and headquarters,

  . the expectation that Exelon will pay an annual dividend of $1.69 per share,

  . the ability to complete the merger as a tax-free transaction for U.S. federal income tax purposes and have the conversion of shares of Unicom common stock be tax-free to shareholders to the extent their shares are converted into Exelon common stock,

  . the accounting treatment of the merger as an acquisition of Unicom by PECO and the impact that accounting would likely have on Exelon, including the creation of goodwill,

  . the terms and conditions of the merger agreement, including the conditions to closing and the termination fees payable under certain circumstances (see "The Merger Agreement--Conditions to the Completion of the Merger", "The Merger Agreement--Termination" and "The Merger Agreement-- Termination Fees; Reimbursement of Expenses" in this Chapter
     I),

  .  the interests of certain persons in the merger, including Mr. Rowe,

  . the opinion of Wasserstein Perella that, as of January 6, 2000, and subject to the assumptions and limitations described therein, the consideration to be received by the Unicom shareholders was fair from a financial point of view to the Unicom shareholders,

  . the other advice from Unicom management and the Unicom board of directors' financial and legal advisors over an extended period, and the discussions of the Unicom board of directors concerning the proposed merger agreement,

  . the impact of the merger on Unicom's customers, employees and suppliers, including likely efficiencies resulting in better service to customers, reductions in the number of employees in administrative functions, likely better opportunities for employees in a larger, more competitive company, and the possible reduction in the number of suppliers resulting from consolidation in business operations as well as opportunities for suppliers to sell to a larger organization,

  . that while the merger is likely to be completed, there are risks associated with obtaining necessary regulatory approvals. First, it is possible that regulatory authorities or other third parties could seek to impose unfavorable terms or conditions in the required approvals. Secondly, if a required approval is not obtained, it is possible that the merger may not be completed even if approved by shareholders (see "Regulatory Matters" and "The Merger Agreement--Conditions to the Completion of the Merger" in this Chapter I),

  . the impact of regulations under various state and federal laws, including the additional regulatory oversight that would result from the addition of public utility operations in Pennsylvania, and the issues involved in the registration of Exelon as a holding company, and the regulation of PECO and ComEd as subsidiaries of a registered holding company, under the Public Utility Holding Company Act (see "Regulatory Matters" in this Chapter I),

  . that although Unicom's relationships with regulators, customers, governments and partners might be negatively affected because of uncertainty surrounding Unicom's future status and direction pending completion of the merger, the Unicom board of directors believed that any potential negative effect would cease once the merger was completed,

  . the problems inherent in merging the operations of two large and geographically separated companies, including the potential diversion of management resources, and

  . the requirement for a supermajority vote of the Exelon board of directors required to alter certain arrangements regarding the management of Exelon, including the composition of Exelon's board of directors and board committees, the identity of Exelon's chairman of the board of directors, chairman of the executive committee of the board of directors, co-chief executive officers, president and other senior officers and the location of Exelon's corporate headquarters and other principal offices.

   The Unicom board of directors also considered:

  . that if the merger is not completed but Unicom has repurchased $1,000,000,000 of its common stock, the debt portion of Unicom's capitalization would have increased to 56% from the current 52%,

  . the fact that the $3.00 cash portion of the merger consideration payable to all Unicom's shareholders will be subject to federal income tax whereas the transaction would be tax free to shareholders who received only Exelon stock under the original merger agreement,

  . the fact that Unicom shareholders will be affected to a lesser degree by increases or decreases in the market price of PECO Energy or Exelon shares than they would be if the merger consideration to Unicom shareholders were all stock rather than stock and cash,

  .  the risk that the benefits sought in the merger would not be obtained,

  .  the risk that the merger would not be completed,

  . the effect of the public announcement of the merger on Unicom's sales, customer, supplier and creditor relationships, operating results and ability to retain employees and the trading price of Unicom shares,

  . the substantial management time and effort that will be required to complete the merger and integrate the operations of the two companies,

  . the impact of the merger on Unicom employees, including likely reductions in administrative staff,

  . the possibility that various provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with Unicom from pursuing such an opportunity, and

  . other matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

   The following section, "Opinion of Unicom's Financial Advisor," summarizes the various analyses performed by Wasserstein Perella in support of its opinion regarding the fairness, from a financial point of view, of the aggregate number of shares of Exelon common stock to be issued, together with the aggregate cash distributed, to Unicom shareholders pursuant to the merger of Unicom with and into Exelon, which analyses were summarized by Wasserstein Perella for the Unicom board at its January 6, 2000 meeting. Wasserstein Perella made available to the Unicom board supporting information describing these analyses, but the Unicom board members relied on the Wasserstein Perella summary and did not find it necessary to request these materials.

   This discussion of the information and factors considered by the Unicom board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, including the amendments to the merger agreement, the Unicom board of directors did not assign relative weights to the factors discussed above or determine that any factor was of particular importance nor did it evaluate any of these factors individually, but rather evaluated them as a whole. Rather, the Unicom board of directors based its recommendation upon the totality of the information presented.

   The Unicom board of directors did not consider the voting control of Exelon by PECO Energy shareholders in connection with the merger to be a positive or negative factor. The Unicom board of directors considered the approximate ownership of shares by Unicom shareholders and PECO Energy shareholders, together with social issues agreed to by the parties, to result in a merger-of-equals. Therefore, the voting control of Exelon by PECO Energy shareholders was viewed by the Unicom board of directors as a neutral factor in determining whether to approve the merger agreement.

 Opinion of Unicom's Financial Advisor

   The Unicom board of directors retained Wasserstein Perella to provide investment banking advice and services in connection with a possible business combination between Unicom and PECO Energy, including rendering its opinion as to the fairness, from a financial point of view, to the shareholders of Unicom of the aggregate consideration to be received by the shareholders of Unicom pursuant to the merger agreement. The merger agreement provides as follows:

  . for PECO Energy and Exelon to effect a mandatory share exchange in which each share of PECO Energy common stock will be acquired by Exelon in exchange for one share of Exelon common stock,
  . immediately after the share exchange, for the merger of Unicom into Exelon, pursuant to which each share of Unicom common stock will be converted into the right to receive 0.875 shares of Exelon common stock plus $3.00 in cash, and
  . prior to the effective time of the merger, for Unicom to repurchase shares of Unicom common stock and PECO Energy to repurchase shares of PECO Energy common stock.

   The aggregate number of shares of Exelon common stock to be issued pursuant to the share exchange between PECO Energy and Exelon are referred to in this section as the "Aggregate PECO Energy Consideration." The aggregate number of shares of Exelon common stock to be issued, together with the aggregate cash to be distributed, pursuant to the merger of Unicom with and into Exelon are referred to in this section as the "Aggregate Unicom Consideration." Wasserstein Perella was not requested to recommend the composition of consideration to be received by shareholders of Unicom pursuant to the merger agreement; it was requested to evaluate, among other things, the fairness from a financial point of view to the shareholders of Unicom of the Aggregate Unicom Consideration negotiated by Unicom and PECO Energy.

   On January 6, 2000, Wasserstein Perella orally delivered its opinion to the Unicom board of directors, which it later confirmed in a written opinion dated January 6, 2000, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in the opinion, the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view. Wasserstein Perella also presented to the Unicom board of directors the analyses described below.

   The full text of Wasserstein Perella's opinion is attached as Annex D to this proxy statement/prospectus and is incorporated by reference. Shareholders of Unicom are urged to, and should, read the Wasserstein Perella opinion carefully in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limits on the review undertaken by Wasserstein Perella in rendering its opinion. References to Wasserstein Perella's opinion in this proxy statement/prospectus and the summary of Wasserstein Perella's opinion in this section of the proxy statement/prospectus are qualified in their entirety by reference to Annex D. Wasserstein Perella's opinion addressed only the fairness from a financial point of view to the shareholders of Unicom of the Aggregate Unicom Consideration provided for pursuant to the merger agreement. Wasserstein Perella did not express any view on any other aspect of the merger or any other terms of the merger agreement. Specifically, the opinion did not address Unicom's repurchase of its common stock prior to completion of the merger, PECO Energy's repurchase of its common stock in connection with the merger, or Unicom's underlying business decision to enter into the amendments reflected in the merger agreement or to effect the transactions contemplated by the merger agreement, nor did Wasserstein Perella's opinion address any alternative transaction or business strategy that may have been available to Unicom. Wasserstein Perella's opinion does not constitute a recommendation to any shareholder of Unicom as to how such shareholder should
  .  vote with respect to the merger,
  . act in respect of Unicom's repurchase of its common stock or . otherwise act in respect of the merger, and shareholders should not rely upon it as such.

   The following summary does not purport to be a complete description of the analyses performed by Wasserstein Perella.

   In arriving at its opinion, Wasserstein Perella reviewed, among other things:
  . publicly available business and financial information relating to Unicom and PECO Energy that Wasserstein Perella deemed to be relevant,
  . internal financial information, including financial projections, forecasts and analyses relating to the business, earnings, cash flow, assets, liabilities and prospects of Unicom and PECO Energy, in each case prepared and furnished to it by Unicom or PECO Energy,
  . the expected dividend policy for Exelon furnished to it by Unicom and PECO Energy,
  . market prices and valuation multiples of Unicom common stock and PECO Energy common stock and similar data of certain publicly traded companies that Wasserstein Perella deemed to be relevant,
  . the results of operations for recent periods of Unicom and PECO Energy and for certain other publicly traded companies that Wasserstein Perella deemed to be relevant,
  . the financial terms of the merger compared with those of certain other business combination transactions that Wasserstein Perella deemed to be reasonably comparable to the merger or otherwise relevant, and
  .  the pro forma financial impact of the merger.

   Wasserstein Perella had discussions with members of senior management and representatives of Unicom and PECO Energy concerning certain publicly available business and financial information relating to Unicom and PECO Energy and certain internal financial information, including financial projections, forecasts and analyses relating to the business, earnings, cash flow, assets, liabilities and prospects of Unicom and PECO Energy described above, as well as the respective businesses, regulatory environments and prospects of Unicom and PECO Energy before and after giving effect to the merger. Wasserstein Perella also performed such other financial studies, analyses and investigations and reviewed such other information as it considered appropriate for purposes of its opinion.

   In conducting its review and analysis and formulating its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all the financial and other information that was provided to or discussed with it or was publicly available, and did not assume any responsibility for independently verifying this information. Wasserstein Perella also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it and assumed that all of these projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the managements of Unicom and PECO Energy. Wasserstein Perella also, with the consent of Unicom, factored in an assumed level of financial synergies from the merger that management of Unicom provided to it. Wasserstein Perella did not express any opinion with respect to the projections, forecasts, analyses and assumed level of financial synergies or the assumptions upon which they were based. In addition, Wasserstein Perella did not review any of the books and records of Unicom or PECO Energy, or assume any responsibility for conducting a physical inspection of the properties or facilities of Unicom or PECO Energy, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Unicom or PECO Energy, and Wasserstein Perella was not provided with any such independent valuation or appraisal. Wasserstein Perella noted that
  . the merger is intended to qualify as a tax free reorganization for United States federal income tax purposes in which gain (if any) will be recognized only to the extent of the aggregate cash to be distributed to Unicom shareholders in the merger and Wasserstein Perella assumed that the merger will so qualify and
  . the merger is intended to be accounted for as a purchase of Unicom by PECO Energy and Wasserstein Perella assumed that the merger will be so accounted for.

   Wasserstein Perella also assumed that obtaining all regulatory and other approvals and third-party consents required for consummation of the merger would not have an adverse impact on Unicom or PECO Energy or on the anticipated benefits of the merger, and assumed that the transactions described in the merger agreement would be consummated without waiver or modification of any material term or condition by any party thereto.

   Wasserstein Perella's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella on the date of its opinion. In addition, Wasserstein Perella did not express any opinion as to the prices at which any securities of Unicom, PECO Energy or Exelon would actually trade at any time.

  Summary and Analysis of the Merger

   During a meeting with the Unicom board of directors on January 6, 2000, and supported by materials presented to the Unicom board of directors, Wasserstein Perella reviewed with the members of the Unicom board of directors certain financial, industry and market information with respect to Unicom and PECO Energy, and the procedures used in arriving at, and the analyses underlying, Wasserstein Perella's opinion. Wasserstein Perella also presented a summary of the material terms of the merger, including:
  . the proposed structure of the merger, the effect of which would be a stock-for-stock merger, which would involve the following steps:
   . PECO Energy would be acquired by Exelon in exchange for one share of common stock of Exelon per PECO Energy share,
   . immediately thereafter, Unicom would merge with and into Exelon and the Unicom shareholders would receive in exchange for one share of common stock of Unicom, 0.875 shares of common stock of Exelon and $3.00 in cash, and

   . prior to the closing, PECO Energy would repurchase $500 million of its common stock and Unicom would repurchase $1.0 billion of its common stock,
   . the expected tax treatment to Unicom, PECO Energy and their shareholders of the merger,
  . the expected accounting treatment of the merger, . the anticipated dividend policy of Exelon, . regulatory approvals and customary conditions to closing, . certain aspects of the management of Exelon, . the structure of the board of directors of Exelon, and . the termination fees, non-solicitation provisions and termination rights.

  Unicom and PECO Energy Historical Stock Price Ratios and Trading Analysis

   Wasserstein Perella performed an analysis of the market trading multiples as of January 5, 2000, for Unicom and PECO Energy based on their (1) enterprise values as a multiple of 1999 estimated, 2000 projected and 2001 projected earnings before interest and taxes ("EBIT") and (2) equity values as a multiple of 1999 estimated, 2000 projected and 2001 projected net income and book value. The results of this analysis are summarized below.

                      Summary of Market Trading Multiples

                                                   Estimated Projected Projected
                                                     1999      2000      2001
                                                   --------- --------- ---------
Unicom
------
Enterprise Value as a Multiple of EBIT............   8.2x       8.1x      7.7x
Equity Value as a Multiple of Net Income..........   10.1x     11.0x     10.0x
Equity Value as a Multiple of Book Value..........   1.3x       1.5x      1.4x
PECO Energy
-----------
Enterprise Value as a Multiple of EBIT............    9.0x      8.3x      7.4x
Equity Value as a Multiple of Net Income..........   12.5x     10.4x      9.2x
Equity Value as a Multiple of Book Value..........    4.1x      3.2x      2.5x

   Wasserstein Perella also reviewed the ratio of the closing price per share of Unicom common stock to the closing price per share of PECO Energy common stock over the periods described below. Wasserstein Perella noted that the means of the ratios of the closing price per share of Unicom common stock to the closing price per share of the PECO Energy common stock for these periods were as follows:

                   Summary of Historical Closing Price Ratios

     Period Ending January 5, 2000                                    Mean Ratio
     -----------------------------                                    ----------
     10 Calendar Days ...............................................   0.970x
     30 Calendar Days ...............................................   0.972x
     60 Calendar Days ...............................................   0.994x
     90 Calendar Days ...............................................   0.986x
     Since September 22, 1999........................................   0.993x

   Wasserstein Perella also analyzed the daily closing prices of Unicom and PECO Energy common stock and the Standard and Poor's index of electric utilities over the period January 5, 1999 to January 5, 2000 and noted that the closing prices of Unicom and PECO Energy common stock had decreased 15.6% and 17.9%, respectively, over the period and that Standard and Poor's index of electric utilities had decreased by 14.8% over the same period. Wasserstein Perella noted that, during this period, closing prices for Unicom common stock ranged from $30.94 to $42.81 and closing prices for PECO Energy common stock ranged from $30.75 to $50.50.

   Wasserstein Perella analyzed the foregoing historical daily ratios, daily closing prices and market trading multiples of Unicom and PECO Energy as part of its analysis of the fairness, from a financial point of view, to the shareholders of Unicom of the Aggregate Unicom Consideration provided for pursuant to the merger agreement. Wasserstein Perella did not determine a range of implied public market equity values for either Unicom or PECO Energy based on these analyses.

   Wasserstein Perella also noted that the merger consideration to be received by Unicom shareholders of 0.875 shares of Exelon common stock plus $3.00 in cash for each share of Unicom common stock would be equivalent to an exchange ratio of 0.961 if the price of PECO Energy common stock were $35.00 at the closing, 0.950 if it were $40.00 and 0.942 if it were $45.00.

  Selected Power Utility Company Trading Analysis

   To analyze the relative public market valuations of selected comparable utility companies, Wasserstein Perella analyzed the stock price performance and operating performance of a group of publicly traded power utility companies considered by Wasserstein Perella to be relevant. The following companies were included in the comparable company analyses:

  .  Allegheny Energy, Inc.             .  FPL Group, Inc.
  .  American Electric Power Company, Inc.
                                        .  GPU, Inc.
  .  Constellation Energy Group, Inc.   .  Northern States Power Company
  .  CMS Energy Corp.                   .  PECO Energy
  .  Carolina Power & Light Company     .  PG&E Corporation
  .  Cinergy Corp.                      .  Public Service Enterprise Group
  .  Consolidated Edison, Inc.             Incorporated
  .  DTE Energy Company                 .  PP&L Resources, Inc.
  .  Dominion Resources, Inc.           .  Reliant Energy, Incorporated
  .  Duke Energy Corporation            .  The Southern Company
  .  Edison International               .  Sempra Energy
  .  Entergy Corporation                .  Texas Utilities Company
  .  FirstEnergy Corp.                  .  Unicom

   Wasserstein Perella calculated market trading multiples for each of these companies based on their (1) enterprise values as a multiple of the LTM EBIT, 1999 estimated EBIT and 2000 estimated EBIT and (2) equity values as a multiple of LTM net income, 1999 estimated net income and 2000 estimated net income. Based on these calculations, Wasserstein Perella noted that the ranges of and median enterprise value market multiples and equity value market multiples were as summarized in the following table:

                         Multiple                              Range     Median
                         --------                          ------------- ------
Enterprise Value as a Multiple of LTM EBIT................ 7.1x to 12.3x 10.3x
Enterprise Value as a Multiple of 1999 estimated EBIT..... 6.3x to 14.4x  9.5x
Enterprise Value as a Multiple of 2000 estimated EBIT..... 5.2x to 13.3x  9.2x
Equity Value as a Multiple of LTM net income.............. 5.8x to 14.4x 10.9x
Equity Value as a Multiple of 1999 estimated net income... 7.6x to 13.8x 11.0x
Equity Value as a Multiple of 2000 estimated net income... 8.4x to 13.2x 10.2x

   Based on the median enterprise value market multiples for 2000 and 2001 estimated EBIT and the median equity value market multiples for 2000 and 2001 estimated net income (after applying an assumed average annual growth rate for EBIT and net income to the 2000 median enterprise and equity values), Wasserstein Perella determined a range of implied effective exchange ratios of
0.762 to 1.200 and noted that these analyses supported a determination that the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view.

  Contribution Analysis

   Wasserstein Perella compared the relative contributions of the implied equity value of Unicom and PECO Energy to the combined entity based on the 2000 and 2001 projected net income and EBIT of the two companies. Based on the financial data for 2000 and the median 2000 estimated comparable companies trading multiples for net income and EBIT, Wasserstein Perella derived total implied equity values for the combined entity based on 2000 projected net income and EBIT and determined that Unicom's relative contributions to those equity values were 48.9% and 52.2%, respectively. Based on the financial data for 2001 and the median 2001 estimated comparable companies trading multiples for net income and EBIT, Wasserstein Perella derived total implied equity values for the combined entity based on 2001 projected net income and EBIT and determined that Unicom's relative contributions to those equity values were 48.1% and 49.8%, respectively. Based on these analyses, Wasserstein Perella determined a range of implied effective exchange ratios of 0.876 to 1.036 and noted that these analyses supported a determination that the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view.

  Review of Selected Electric Utility Company Acquisitions

   Wasserstein Perella reviewed certain publicly available financial and other information relating to the following business combinations or proposed combinations in the electric utility industry considered reasonably comparable to the merger or otherwise relevant by Wasserstein Perella:

  .  Consolidated Edison,               .  Sierra Pacific Resources/
     Inc./Northeast Utilities              Nevada Power Company
     System                             .  American Electric Power
  .  PECO Energy/Unicom (under the         Company, Inc./Central and
     original merger agreement)            South West Corporation
  .  Carolina Power & Light             .  CalEnergy Company, Inc./ New
     Company/Florida Progress              York Electric & Gas
     Corporation                        .  LG&E Energy Corp./KU Energy
  .  Energy East Corp./CMP Group           Corporation
     Inc.                               .  Allegheny Power System
  .  Dynegy Inc./Illinova                  Inc./DQE, Inc.
     Corporation                        .  Ohio Edison Company/
  .  Private Investor Group/TNP            Centerior Energy Corporation
     Enterprises, Inc.                  .  Enron Corp./Portland General
  .  Northern States Power                 Corporation
     Company/New Century Energies,      .  Western Resources, Inc./
     Inc.                                  Kansas City Power & Light
  .  New England Electric                  Company
     System/Eastern Utilities           .  Baltimore Gas and Electric
     Associates                            Company/Potomac Electric
  .  The National Grid Group               Power Company
     plc/New England Electric           .  PECO Energy/PP&L Resources,
     System                                Inc.
  .  BEC Energy/Commonwealth            .  Wisconsin Energy
     Energy System                         Corporation/Northern States
  .  Scottish Power plc/Pacificorp         Power Company
  .  CalEnergy Company, Inc./
     MidAmerican Energy Company

   In conducting its review of each of these transactions, Wasserstein Perella calculated the enterprise value of the target company as a multiple of EBIT and the equity value of the target company as a multiple of net income, in each case for the four most recent fiscal quarters ending prior to the date on which the applicable transaction was announced. Based on these calculations, Wasserstein Perella noted that the ranges of and median implied enterprise value market multiples and equity value market multiples of the target company were as summarized in the following table:

Multiple                                                        Range     Median
--------                                                    ------------- ------
Enterprise Value as a Multiple of EBIT..................... 7.4x to 27.2x 12.4x
Equity Value as a Multiple of net income................... 9.9x to 19.1x 14.9x

   Based on these median multiples as applied to the 2000 and 2001 projected net income (after applying an assumed average annual growth rate for net income to the median implied equity value market multiple) and the 2000 projected EBIT of each of Unicom and PECO Energy, Wasserstein Perella determined a range of implied effective exchange ratios of 0.697 to 1.275 and noted that these analyses supported a determination that the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view.

  Discounted Cash Flow Analysis

   Wasserstein Perella performed discounted cash flow analyses for Unicom and PECO Energy using financial projections for fiscal years 2000 through 2003 provided by the managements of Unicom and PECO Energy. Unicom's and PECO Energy's management each prepared a set of financial projections, which were based on each management's base assumptions for future performance. Wasserstein Perella aggregated the present value of the cash flows from 2000 through 2003 with the present value of a range of terminal values. All cash flows were discounted at rates ranging from 9.0% to 11.0%. The terminal values were computed using multiples ranging from 8.0x to 9.5x for fiscal year 2003 EBIT. Wasserstein Perella arrived at these discount rates based on its judgment of the weighted average cost of capital of selected publicly traded utility companies, and arrived at these terminal values based on its review of the trading characteristics of the common stock of selected utility companies. This analysis indicated a range of values for the Unicom common stock of $33.00 to $38.00 per share, and a range of values for the PECO Energy common stock of $38.00 to $44.00 per share. Based on this range of implied share prices, Wasserstein Perella determined a range of implied effective exchange ratios of
0.750 to 1.000 and noted that these analyses supported a determination that the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view.

  Pro Forma Transaction Analysis

   Wasserstein Perella analyzed the potential pro forma effect of the merger on earnings per share with respect to the shareholders of PECO Energy for the fiscal years 2001 through 2003, using I/B/E/S median earnings estimates, assuming merger consideration to Unicom shareholders of 0.875 shares of Exelon common stock plus $3.00 in cash, an Exelon dividend of $1.69, the repurchase of $500 million of PECO Energy common stock and $1.0 billion of Unicom common stock prior to the completion of the merger and that goodwill would be based on the PECO Energy stock price around the time the amended merger agreement was announced. Wasserstein Perella analyzed the pro forma effect on earnings per share assuming that a level of financial synergies provided by Unicom management to Wasserstein Perella were achieved. This analysis suggested that, with respect to PECO Energy's shareholders, the merger would be accretive to earnings per share in fiscal years 2001, 2002 and 2003. The actual results that the combined company achieves may, however, vary from projected results and these variations may be material. In conducting the analysis of the pro forma effect of the merger on the Aggregate Unicom Consideration, Wasserstein Perella determined that the analysis relevant to its opinion was that in respect of PECO Energy earnings per share for the fiscal years 2001 through 2003 because of the assumption that PECO Energy would be the acquiring company for accounting purposes. Wasserstein Perella concluded that whether the merger would be accretive or dilutive in respect of PECO Energy earnings per share would impact the value of Exelon common stock more so than would accretion or dilution in respect of the Unicom common stock.

   The preceding summary is not a complete description of the analyses performed by Wasserstein Perella or its presentations to the Unicom board of directors. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analyses or summary description. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses taken as a whole, could create an incomplete view of the process underlying its analyses set forth in its opinion. In addition, Wasserstein Perella considered the results of all of the analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Wasserstein Perella's view of the actual value of Unicom or a combination of Unicom and PECO Energy. In performing its analyses, Wasserstein Perella made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Unicom and PECO Energy. Any estimates incorporated in the analyses performed by Wasserstein Perella are not necessarily indicative of actual values or future results that might be achieved, all of which may be significantly more or less favorable than those suggested by the estimates. Estimated values do not purport to be appraisals or to reflect the prices at which utility companies might be sold. Since these estimates are inherently subject to uncertainty, Wasserstein Perella does not assume any responsibility for their accuracy. No company analyzed for comparative purposes is identical to Unicom or PECO Energy. Accordingly, an analysis of comparative companies and comparative business combinations is not simply mathematical, but rather involves complex considerations and judgments concerning financial and operating characteristics of the companies involved and other factors that affect value.

   In addition to the analyses outlined above, Wasserstein Perella considered other factors that it deemed appropriate in determining the fairness, from a financial point of view, to the shareholders of Unicom of the Aggregate Unicom Consideration provided for pursuant to the merger agreement. Wasserstein Perella concluded that, in its judgment, including the full range of its analyses described above and the various assumptions and limitations set forth in the opinion, the Aggregate Unicom Consideration provided for pursuant to the merger agreement was fair to the shareholders of Unicom from a financial point of view.

   Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Unicom board of directors selected Wasserstein Perella as its financial advisor in connection with the merger because Wasserstein Perella is an internationally recognized investment banking firm and members of Wasserstein Perella have substantial experience in transactions similar to the merger and in the valuation of companies.

   Under the terms of Wasserstein Perella's engagement, Unicom has agreed to pay Wasserstein Perella a fee of $35 million for providing financial advisory services in connection with the merger, including providing the opinion described above. The fee is payable as follows: 8% upon the public announcement of the merger agreement, 17% upon approval of the merger agreement by the Unicom shareholders and 75% upon completion of the merger. In addition, Unicom agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, whether or not the merger is consummated. Unicom also has agreed to indemnify Wasserstein Perella and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

   In the ordinary course of its business, Wasserstein Perella may actively trade the debt and equity securities of Unicom and PECO Energy for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

 Board of Directors, Management and Operations of Exelon After the Merger

   Pursuant to an amendment to the by-laws of Exelon to be effective upon completion of the merger, PECO Energy and Unicom have agreed to certain arrangements relating to the board of directors and management of Exelon during a transition period lasting from the completion of the merger until December 31, 2003. These arrangements may not be changed without the affirmative vote of at least two-thirds of the board of directors of Exelon.

  Exelon Board of Directors

   Upon completion of the merger, Exelon's board of directors will have 16 members, eight designated by PECO Energy and eight designated by Unicom. The Exelon board of directors will be staggered, with three-year terms for directors (6 directors in first class, 5 in second and 5 in third), and each class of directors will be divided in as nearly equal numbers as possible between the directors designated by each of PECO Energy and Unicom. During the transition period, the Exelon board of directors will take all action necessary to ensure that any vacancy of a position on the Exelon board of directors will be filled by a majority of the remaining directors designated by the company that designated the member to which the vacancy relates. With respect to each election of directors by shareholders during the transition period, the Exelon board of directors will nominate for election a PECO Energy-designated director to fill any position held prior to the election by a PECO Energy-designated director and a Unicom-designated director to fill any position held prior to the election by a Unicom director. During the transition period, the Exelon board of directors will meet six to eight times annually, with at least two meetings each year being held in each of Pennsylvania and Illinois.

  Chairman of the Board; Co-Chief Executive Officers; President

   From the completion of the merger until the end of the transition period, Corbin A. McNeill, Jr. and John W. Rowe will be co-chief executive officers of Exelon. During the first half of the transition period, Mr. McNeill will be chairman of the Exelon board of directors, Mr. Rowe will serve as chairman of the executive committee of the Exelon board of directors and Mr. Rowe will be president of Exelon. During the second half of the transition period, Mr. Rowe will serve as chairman of the Exelon board of directors and Mr. McNeill will serve as chairman of the executive committee of the Exelon board of directors. At the end of the transition period, Mr. Rowe will become chairman of the Exelon board of directors and sole chief executive officer of Exelon. Mr. McNeill will remain on the Exelon board of directors. If at any time either Mr. McNeill or Mr. Rowe is unwilling or unable to hold any of these positions, the other, if he is still a co-chief executive officer of Exelon, will succeed to the position.

   At any time during the transition period when Messrs. McNeill and Rowe are co-chief executive officers of Exelon, each of them will receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other. See "The Merger--Interests of Unicom's Directors and Management in the Merger-- Employment Agreement with John W. Rowe" in this Chapter I.

   Mr. McNeill will retire as an executive of Exelon at the end of the transition period and will no longer serve as chairman of the executive committee of the Exelon board of directors, but will continue as a member of the Exelon board of directors. Mr. Rowe will become the sole chief executive officer of Exelon immediately prior to the end of the transition period, and at that time will be the chairman of the Exelon board of directors, if immediately prior to that time he holds the position of co-chief executive officer. The Exelon board of directors or its nominating committee will nominate for election Messrs. McNeill and Rowe as part of management's slate of candidates at each meeting of the shareholders (if at the time of the meeting Messrs. McNeill or Rowe, as applicable, is a member of the Exelon board of directors) at which members of the Exelon board of directors are elected as shall be necessary in order that Messrs. McNeill or Rowe, as applicable, serves as a director of Exelon from the end of the transition period until the election of directors following December 31, 2005.

   During the transition period, Mr. McNeill will have the responsibility for overseeing the generation and power marketing operations of Exelon and Mr. Rowe will have the responsibility for overseeing transmission and distribution operations, as well as unregulated retail enterprises.

  Senior Officers

   In addition, the following individuals will serve as senior officers of
Exelon:

              Name               Company           Exelon Position
              ----               -------           ---------------
 Michael J. Egan................ PECO Energy       Chief Financial Officer and Chief
                                                   Transition/Integration Officer

 Ruth Ann M. Gillis............. Unicom            Senior Vice President, Finance

 Oliver D. Kingsley, Jr......... Unicom            Chief Nuclear Officer

 Gerald R. Rainey............... PECO Energy       Nuclear Operations Officer

 Pamela B. Strobel.............. Unicom            Executive Vice President and Exelon Energy
                                                   Delivery President

 Kenneth G. Lawrence............ PECO Energy       PECO Energy Distribution President

 Carl J. Croskey................ Unicom            Commonwealth Edison Distribution President

 Paul A. Elbert................. Unicom            Unregulated Retail/New Business President

 S. Gary Snodgrass.............. Unicom            Senior Vice President, Human Resources

   None of these senior offices may be removed, replaced or demoted prior to the end of the transition period without either the consent of both Messrs. McNeill and Rowe or the affirmative vote of two-thirds of the board of directors of Exelon.

 Corporate Offices

   At least for the duration of the transition period, the corporate headquarters of Exelon will be in Chicago, Illinois and the headquarters of its generation and power marketing businesses will be in southeastern Pennsylvania. PECO Energy's and Unicom's electric and gas utilities will remain separate subsidiaries of Exelon and will continue to operate under the names PECO Energy Company and Commonwealth Edison Company. PECO Energy will maintain its headquarters in southeastern Pennsylvania and ComEd will maintain its headquarters in Chicago.

 Corporate Restructuring

   Subject to receipt of necessary regulatory approvals, PECO Energy and ComEd intend to pursue a restructuring of their corporate organizations simultaneously with and after the completion of the merger. In general, this restructuring will involve separating PECO Energy's and ComEd's regulated and unregulated businesses into a number of separate corporate entities. We expect that all of the generation assets of PECO Energy and ComEd will be consolidated into a single generation company, which may have subsidiaries and will contain Exelon's power marketing and trading business. This generation company will be a direct subsidiary of Exelon. We also intend to organize the other unregulated businesses of PECO Energy and Unicom into one or more groups of companies that will be direct and indirect subsidiaries of Exelon. PECO Energy and ComEd will be separate direct subsidiaries of Exelon and will continue to be regulated public utilities. PECO Energy will continue to own and operate its electricity distribution business and will continue to own its transmission facilities subject to participation in the Pennsylvania-New Jersey-Maryland Interconnection. Likewise, ComEd will continue its electricity distribution business. ComEd is reviewing plans for its transmission business in light of developments in the region, possibly resulting in the formation of an "independent transmission company" or regional transmission organization. The Companies may modify these restructuring plans to adapt to changing regulatory and competitive conditions. Completion of the merger is not conditioned on the consummation of, or receipt of regulatory approval for, any portion of these corporate restructuring plans.

 Interests of PECO Energy's Directors and Management in the Merger

  Continuing Board Positions

   As provided in the merger agreement, as of the completion of the merger, the Exelon board of directors will consist of 16 members, with eight to be recommended by PECO Energy and eight to be recommended by Unicom. The Corporate Governance Committee of PECO Energy's board of directors currently is responsible for considering and recommending nominees for election as directors. As a result, the Chairman of the Corporate Governance Committee, after consultation with each of the directors, will recommend to the full PECO Energy board of directors eight nominees to serve on the Exelon board of directors. The board of directors of PECO Energy will vote on the nominees and, upon their approval, designate the eight PECO Energy directors to serve on the Exelon board.

  Employment Arrangements with Corbin A. McNeill, Jr. and Certain Other PECO Energy Personnel

   Although neither PECO Energy nor Exelon has entered into an employment agreement with Mr. McNeill, the merger agreement provides that at any time during the transition period when Messrs. McNeill and Rowe are co-chief executive officers, each of them will receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other. Unicom has entered into an amended employment agreement with Mr. Rowe. See "--Interests of Unicom's Directors and Management in the Merger--Employment Agreement with John W. Rowe" below. The merger agreement contains other provisions relating to the employment of Mr. McNeill and other PECO Energy personnel by Exelon after the completion of the merger. See "--Board of Directors, Management and Operations of Exelon After the Merger" above.

  Changes to PECO Energy Employee Plans and Arrangements

   PECO Energy intends to make certain changes to its employee benefit plans and arrangements prior to the completion of the merger, including (1) entering into severance agreements for up to 100 officers and key employees in the four highest generic salary categories of PECO Energy, which agreements would contain change in control and other terms similar to those currently in effect for comparable Unicom employees under its change in control agreements or Key Management Severance Plan, as applicable, and (2) adopting amendments to certain benefit plans to maintain the comparability of such plans with competitive benefits structures. On October 26, 1999, the PECO Energy board of directors authorized PECO Energy to enter into agreements as described in clause (1) of the preceding sentence, including with each of Messrs. Egan, Durham, Lawrence and Rainey. No determination has been made by PECO Energy as of the date hereof with respect to the matters described in clause (2) of the first sentence of this paragraph. The merger agreement permits PECO Energy to make the changes and take the actions described above. PECO Energy also intends to continue to fund its grantor trust (which is used to finance certain of PECO Energy's executive compensation plans) in accordance with its terms.

  Change in Control Under PECO Energy Employee Plans and Severance Arrangements

   PECO Energy has entered into change in control agreements with approximately 100 officers and key employees in the four highest generic salary categories of PECO Energy. These agreements contain terms similar to those currently in effect for comparable Unicom employees under Unicom change in control agreements or the Key Management Severance Plan, as applicable. These agreements provide severance payments and benefits in the event of termination of these employees for reasons other than cause, or in the event of their resignation for good reason, within 24 months following a change in control of PECO Energy.

   Approval of the merger by PECO Energy shareholders will constitute a change in control of PECO Energy for purposes of the agreements. The severance payments and benefits provided under the agreements include:

  . Severance payments (prorated and paid monthly) equal to either three, two or one and one-half, depending on the employee's position with PECO Energy, multiplied by the sum of:

   .  the employee's annual base salary, plus

   . an amount equal to the average of the annual incentive awards paid to the employee for the two years preceding the year of termination or, if greater, the target award under the annual incentive award program in which the employee participates for the year in which termination occurs.

  . A prorated annual incentive award for the year in which termination occurs.

  . Continuation of life, disability, accident, health and other welfare benefit coverage. For each employee, the benefits will continue for a number of years equal to the multiple of base salary and annual incentive award (i.e., three, two or one and one-half) applicable to that employee's severance payment described above.

  .  Outplacement services.

  . All of a terminated employee's exercisable options would remain exercisable until the applicable option expiration date, and all unvested options would become fully exercisable and remain so until the applicable option expiration date.

  . Any deferred stock units, restricted stock, or restricted share units would become fully vested and any other long-term incentive plan award which is unvested would vest.

  . For purposes of determining benefits under the supplemental retirement plan or arrangement, if any, in which the employee participates, the employee will be credited with additional years of credited service, age and compensation. The additional years will be equal to the multiple of base salary and annual incentive award (i.e., three, two or one and one-half) applicable to that employee's severance payment described above.

  . For purposes of determining eligibility for retiree welfare benefits, the employee will be deemed to have additional years of service and age. The additional years will be equal to the multiple of base salary and annual incentive award applicable to that employee's severance payment described above.

  . All compensation earned through the date of termination as well as all coverage and benefits under all benefit plans to which the employee is entitled.

   Pursuant to the terms of offers of employment or employment agreements, certain employees are also entitled to additional service credits for purposes of retiree health care eligibility and for determining benefits under the supplemental retirement plan or arrangement in which they participate.

   In connection with the severance benefits described above, each employee is subject to a non-compete agreement for 24 months from the applicable termination date. Although a participating employee does not have a duty to mitigate the amounts due from the company, continued welfare benefit coverage would be offset during the applicable continuation period by comparable coverage provided under welfare plans of another employer.

   Those participating employees who are senior vice-presidents will receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on "excess parachute payments" or under similar state or local law if the after-tax amount of payments and benefits subject to these taxes exceeds 110% of the "safe harbor" amount that would not subject the employee to these excise taxes. If the after-tax amount, however, is less than 110% of the safe harbor amount, payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount. Benefits payable to other employees subject to the excise taxes imposed under Section 4999 of the Code will be reduced to the employees's safe harbor amount.

   PECO Energy's Long-Term Incentive Plan does not contain provisions relating to change in control. As a result, unless an employee has entered into a change in control agreement outlined above, grants under PECO Energy's Long-Term Incentive Plan are not subject to accelerated vesting due to a change in control.

 Interests of Unicom's Directors and Management in the Merger

  Continuing Board Positions

   As provided in the merger agreement, upon the completion of the merger, the Exelon board of directors will consist of 16 members, with eight to be recommended by PECO Energy and eight to be recommended by Unicom. The Governance and Nominating Committee of Unicom's board of directors currently recommends to the Unicom board of directors candidates for election to the Unicom board of directors. As a result, the Governance and Nominating Committee will develop a selection process and criteria for recommending nominees to serve on the Exelon board. The Governance and Nominating Committee will then consider and recommend to the Unicom board of directors eight nominees to serve on the Exelon board of directors. The board of directors of Unicom will vote on the nominees and, upon their approval, designate the eight Unicom directors to serve on the Exelon board.

  Employment Agreement with John W. Rowe

   Unicom has entered into an amended employment agreement with Mr. Rowe, which will be effective only upon the completion of the merger and will be binding on Exelon at that time. Under this agreement, Mr. Rowe will serve as:

  . co-chief executive officer and president of Exelon, chairman of the executive committee of the Exelon board of directors and a member of the Exelon board of directors during the first half of the transition period,

  . co-chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors during the second half of the transition period, and

  . chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors after the transition period.

   Mr. Rowe will succeed to the position of sole chief executive officer of Exelon or chairman of the Exelon board of directors if:

  . prior to the end of the transition period, Mr. McNeill should cease to be a co-chief executive officer of Exelon or the chairman of the Exelon board of directors, and

  .  Mr. Rowe is still a co-chief executive officer of Exelon at that time.

   Mr. Rowe will receive an annual base salary of:

  . at least $900,000 through March 15, 2001, but not less than his base salary immediately prior to the completion of the merger (currently $975,000), or

  .  Mr. McNeill's base salary, whichever is higher.

   After March 15, 2001, Mr. Rowe's base salary will be determined by Exelon's compensation committee. Mr. Rowe will be eligible to participate in annual incentive award programs, long-term incentive plans and stock option plans on the same basis as other senior executives of Exelon. A grant of options will be considered for the co-chief executive officers at the time of the completion of the merger. Mr. Rowe will be entitled to participate in all savings, deferred compensation, retirement and other employee benefit plans generally available to other senior executives of Exelon. During the transition period, Mr. Rowe's base salary and participation in the plans and awards described in this paragraph will be on a basis that is not less than that of Mr. McNeill's or on which Mr. McNeill participates.

   Under his amended employment agreement, Mr. Rowe will receive a special supplemental executive retirement plan, or SERP, benefit if:

  . he terminates due to normal retirement, early retirement, termination without cause, termination for good reason, death or disability, or

  . he voluntarily terminates on or after the first anniversary of the completion of the merger for any other reason.

   The term "good reason" includes the failure to appoint Mr. Rowe to the management and Exelon board of director positions described above. The special SERP benefit will equal the SERP benefit that Mr. Rowe would have received:

  .  if he had attained age 60 (or his actual age, if greater), and

  . if he had earned 20 years of service on March 16, 1998 and one additional year of service on each anniversary after that date and prior to termination.

   Except as provided in the next paragraph, if Exelon terminates Mr. Rowe's employment for reasons other than cause, death or disability or if he should terminate employment for good reason, he would be entitled to the following benefits:

  . a prorated annual incentive award for the year in which termination occurs,

  . severance payments equal to his base salary for two years after termination, and for each year during such period an amount equal to the average of the annual incentive awards paid to him with respect to the three years preceding the year of termination or, if greater, his annual incentive award for the year before termination,

  . for the two-year period, continuation of his life, disability, accident, health and other welfare benefits, plus the retirement benefits described above and post-retirement health care coverage,

  . all of his exercisable options would remain exercisable until the applicable option expiration date,

  . unvested options would continue to become exercisable during the two-year continuation period and thereafter remain exercisable until the applicable option expiration date, and

  . all compensation earned through the date of termination and coverage and benefits under all benefit plans to which he is entitled.

   Mr. Rowe will receive the termination benefits described in "Change in Control Under Employee Plans and Severance Arrangements" below, rather than the benefits described in the previous paragraph, if Exelon terminates Mr. Rowe without cause or he terminates with good reason and

  . the termination is within 24 months after a change in control of Exelon, or

  . the termination is at any other time prior to the earlier of normal retirement or December 31, 2004, or

  . the termination is for good reason at any other time on or after the completion of the merger and before normal retirement because of the failure to appoint or elect Mr. Rowe to the management or Exelon board of director positions described above.

  Change in Control Under Unicom Employee Plans and Severance Arrangements

   Unicom has entered into an employment agreement with Mr. Rowe and change in control agreements with 10 other senior executive officers and has also established the Key Management Severance Plan covering other eligible executive officers and key employees. These agreements, and the Key Management Severance Plan, provide severance payments and benefits in the event of termination of these executives for reasons other than cause, or in the event of their resignation for good reason, within 24 months following a change in control of Unicom.

   Approval of the merger by Unicom shareholders will constitute a change in control of Unicom for purposes of the agreements and Key Management Severance Plan. Mr. Rowe's amended employment agreement described above will replace his current employment agreement at the completion of the merger.

Thus, if the merger is completed and his employment is later terminated, Mr. Rowe will not be entitled to payments and benefits provided under his current employment agreement and will be entitled to payments and benefits only under his amended employment agreement.

   The severance payments and benefits provided under the agreements and Key Management Severance Plan include:

  . A lump sum severance payment equal to either three, two or one and one-half, depending on the executive's position with Unicom, multiplied by the sum of:

   .  the executive's annual base salary, plus

   . an amount equal to the average of the annual incentive awards paid to the executive for the two years preceding the year of termination or, if greater, the target award under the annual incentive award program in which the executive participates for the year in which termination occurs or, for Mr. Rowe, a benefit calculated based on a formula incentive award amount as defined in his agreement.

  . A prorated annual incentive award for the year in which termination occurs.

  . Continuation of life, disability, accident, health and other welfare benefit coverage. For each executive, the benefits will continue for a number of years equal to the multiple of base salary and annual incentive award (i.e., three, two or one and one-half) applicable to that executive's severance payment described above.

  .  Outplacement services.

  . All of a terminated executive's exercisable options would remain exercisable until the applicable option expiration date, and all unvested options would become fully exercisable and remain so until the applicable option expiration date.

  . Any deferred stock units, restricted stock, or restricted share units would become fully vested and any other long-term incentive plan award which is unvested would vest.

  . For purposes of determining benefits under the supplemental retirement plan or arrangement, if any, in which the executive participates, the executive will be credited with additional years of credited service, age and compensation. The additional years will be equal to the multiple of base salary and annual incentive award (i.e., three, two or one and one-half) applicable to that executive's severance payment described above.

  . For purposes of determining eligibility for retiree welfare benefits, the executive will be deemed to have additional years of service and age. The additional years will be equal to the multiple of base salary and annual incentive award applicable to that executive's severance payment described above.

  . All compensation earned through the date of termination as well as all coverage and benefits under all benefit plans to which the executive is entitled.

   Pursuant to the terms of offers of employment or employment agreements, certain executives are also entitled to additional service credits for purposes of retiree health care eligibility and for determining benefits under the supplemental retirement plan or arrangement in which they participate.

   In connection with the severance benefits described above, a participating executive does not have a duty to mitigate the amounts due from the company. However, continued welfare benefit coverage would be offset during the applicable continuation period by comparable coverage provided under welfare plans of another employer.

   Officers will receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on "excess parachute payments" or under similar state or local law if the after-tax amount of payments and benefits subject to these taxes exceeds 110% of the "safe harbor" amount that would not subject the executive to these excise taxes. If the after-tax amount, however, is less than 110% of the safe harbor amount, payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount. Benefits payable to other executives subject to the excise taxes imposed under Section 4999 of the Code will be reduced to the executive's safe harbor amount.

   Stock options and certain shares of restricted stock granted to eligible executives, including executive officers, under the Unicom Corporation Long-Term Incentive Plan contain provisions relating to change in control. Outstanding options granted prior to July 22, 1998 provide that on the occurrence of a change in control such options become fully exercisable. Most of these options will have, in any event, become fully exercisable through the passage of time by January 1, 2001. Options granted under the Long-Term Incentive Plan on or after July 22, 1998 provide that if within 24 months following a change in control the optionee's employment is terminated other than for cause, or the optionee resigns for good reason, the optionee's options would become fully exercisable. Grants of approximately 55,000 shares of restricted stock made under the Long-Term Incentive Plan to certain executive officers provide that upon the occurrence of a change in control restrictions on such shares will lapse. Approval of the merger by Unicom shareholders will constitute a change in control for purposes of these provisions.

   Unicom estimates that, if all executives, including executive officers, covered under the agreements and plans described above, were terminated immediately after the consummation of the merger, based on currently effective compensation levels, valuation factors, interest rates and a Unicom common stock price of $43.75, the aggregate after-tax cost of additional benefits payable to executive officers under the plans and agreements as a result of the merger and subsequent termination would be approximately $110.5 million.

  Treatment of Unicom Employee Stock Options

   Under the merger agreement, options to purchase Unicom common stock that have been awarded to officers and employees of Unicom will be modified to take the merger transaction into account. The merger agreement calls for these options to be converted into options for Exelon common stock. The number of shares into which the options are exercisable, and the option price, will be adjusted as if the exchange ratio for Unicom common stock were 0.95, instead of the 0.875 applicable to the exchange of outstanding shares, and the $3.00 per share cash consideration will be disregarded. This adjustment is intended to give the holders of options value substantially equivalent to that received by holders of outstanding shares in the merger. As a result of this method of adjusting outstanding options, holders of options will be affected to a greater degree by increases or decreases in the market price of PECO Energy or Exelon shares than they would be if the options were adjusted only by a conversion factor of 0.875 and the option holders received $3.00 per share in cash.

  Stock Options and Related Benefits Issued by Exelon

   Exelon will assume and continue the amended and restated 1989 Long Term Incentive Plan of PECO Energy, effective as of the date of the merger, and succeed to all of PECO Energy's rights, powers and obligations under the plan. Under this plan, Exelon will be able to award performance-based grants to key employees of Exelon and its subsidiaries, including key employees who are officers or members of the Exelon board of directors. Members of the board of directors who are not employees will not be eligible to participate in the plan. Awards may be made under the plan in the form of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance units, performance shares, phantom stock and dividend equivalents. The business criteria to be used for purposes of establishing performance goals, the attainment of which may be used to determine the amount and/or vesting of grants under the plan, will be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group corporations and may be applied at various organizational levels (e.g., corporate, business unit, division).

 1.  Total shareholder return                11.  Earnings per share
 2.  Stock price increase                    12.  Revenue
 3.  Dividend payout as percentage           13.  Workforce diversity
     of net income                           14.  Safety
 4.  Return on equity                        15.  Personal performance
 5.  Return on capital                       16.  Productivity measures
 6.  Cash flow, including operating          17.  Diversification of business
     cash flows, free cash flow,        opportunities
     discounted cash flow, return            18.  Price to earnings ratio
     on investment, and cash flow            19.  Expense ratios
     in excess of cost of capital            20.  Total expenditures
 7.  Economic value added                    21.  Completion of key projects
 8.  Cost per kilowatt hour
 9.  Market share
 10.  Customer/employee
      satisfaction as measured by
      survey instruments

   The aggregate number of shares of common stock of PECO Energy that may be issued or transferred under the plan as approved by shareholders of PECO Energy in 1997 was 16 million shares. By virtue of its assumption of the plan by Exelon upon the merger, it is anticipated that approximately 10.8 million shares of Exelon common stock will remain available to be issued or transferred under the plan following the merger. Following the merger, during a single calendar year, no individual may be granted options or other grants based on the fair market value of Exelon common stock that, in the aggregate, would require delivery of more than 500,000 shares of Exelon common stock or other assets with an equivalent fair market value. With respect to grants the value of which is not based on the fair market value of common stock, no individual may receive during any calendar year cash or shares of Exelon common stock with a fair market value, in the aggregate, exceeding $2 million. The aggregate share and individual limits may be adjusted under the plan to reflect stock splits and other changes that may affect Exelon common stock.

   The amended and restated plan was approved by the shareholders of PECO Energy in 1997 such that applicable awards under the plan to a "covered employee" within the meaning of Section 162(m) of the Code would constitute qualified performance-based compensation eligible to be deducted for federal income tax purposes without regard to the limits of Section 162(m) of the Code. Based on applicable interpretations, when the plan is assumed by Exelon following the merger, it is expected to be considered to have received shareholder approval for purposes of Section 162(m), and PECO Energy and Unicom do not believe additional shareholder approval is required. Accordingly, neither PECO Energy nor Unicom is seeking in this prospectus/proxy statement a vote of shareholders with respect to the plan. Because the plan will be assumed by Exelon upon the completion of the merger, a vote in favor of the merger will have the effect of approving the plan and the continued operation of the plan by Exelon.

 Indemnification and Insurance

   Under the merger agreement and subject to certain limitations, Exelon has agreed that it will assume the same obligations with respect to indemnification of current and former directors and officers of PECO Energy or Unicom as were contained in the articles of incorporation or certificate of incorporation or by-laws of PECO Energy or Unicom and any indemnification or other agreements at the date of signing the merger agreement. In addition, Exelon will maintain, with certain limitations, the directors' and officers' liability insurance policies currently maintained by PECO Energy and Unicom, or substantially comparable policies as in effect upon the completion of the merger for a period of six years following the completion of the merger.

 Form of the Merger; Merger Consideration; Conversion of Shares

   The merger involves two transactions, a first step share exchange between PECO Energy and its wholly owned subsidiary Exelon, after which PECO Energy will be a wholly owned subsidiary of Exelon, and a second step merger of Unicom into Exelon.

   Subject to the terms and conditions of the merger agreement and in accordance with Pennsylvania law, at the completion of the first step exchange, each share of PECO Energy common stock (other than shares owned by PECO Energy, which will be automatically canceled) will automatically be converted into the right to receive one share of Exelon common stock.

   At the completion of the second step merger, which will occur immediately after the completion of the first step exchange, subject to the terms and conditions of the merger agreement and in accordance with Illinois law and Pennsylvania law, Unicom will be merged with and into Exelon, and each share of Unicom common stock (other than shares owned by Unicom or Exelon, which will be automatically canceled), will automatically be converted into the right to receive 0.875 shares of Exelon common stock and $3.00 in cash.

   Upon completion of the first step exchange and the second step merger, PECO Energy and ComEd will be wholly owned subsidiaries of Exelon. Unicom's separate corporate existence will end upon completion of the second step merger and its subsidiaries, including ComEd, will be subsidiaries of Exelon.

   Based upon the number of shares of PECO Energy common stock and Unicom common stock outstanding on May 12, 2000, and assuming the pre-closing share repurchases by PECO Energy and Unicom contemplated by the merger agreement are completed, upon completion of the merger approximately 54% of Exelon common stock will be owned by former PECO Energy shareholders and approximately 46% of Exelon common stock will be owned by former Unicom shareholders.

 Procedures for Exchange of Certificates; Fractional Shares

   Promptly after completion of the merger, an exchange agent selected by PECO Energy and Unicom will mail the following materials to each shareholder of record of PECO Energy common stock or Unicom common stock:

  . a letter of transmittal for use in submitting these shares to the exchange agent for exchange, and

  . instructions explaining what the shareholder must do to effect the surrender of PECO Energy certificates or Unicom certificates in exchange for the merger consideration.

   Shareholders should not return stock certificates with the enclosed proxy card.

   After the merger, each certificate that previously represented shares of PECO Energy or Unicom common stock will represent only the right to receive the merger consideration.

   Holders of certificates previously representing PECO Energy or Unicom common stock will not be paid dividends or distributions on the Exelon common stock into which their stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of Exelon common stock, until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

   In the event of a transfer of ownership of PECO Energy common stock or Unicom common stock which is not registered in the records of the transfer agent of PECO Energy or Unicom, a certificate representing the proper number of shares of Exelon common stock may be issued to a person other than the person in whose name the surrendered certificate is registered if:

  . the certificate is properly endorsed or otherwise is in proper form for transfer, and

  .  the person requesting payment and issuance will:

   . pay any transfer or other taxes resulting from the issuance of shares of Exelon common stock to a person other than the registered holder of the certificate, or

   . establish to the satisfaction of Exelon that any taxes have been paid or are not applicable.

   All cash paid and shares of Exelon common stock issued upon surrender of certificates representing shares of PECO Energy common stock or Unicom common stock, including any cash paid instead of any fractional shares of Exelon common stock, will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of PECO Energy common stock or Unicom common stock, as the case may be. Exelon will remain obligated, however, to pay or provide for the rights of dissenting Unicom shareholders and to pay any dividends or make any other distributions declared or made by PECO Energy or Unicom in accordance with the merger agreement on shares of PECO Energy common stock or Unicom common stock with a record date before the completion of the merger and which remain unpaid at the completion of the merger. If certificates are presented to Exelon or the exchange agent after the completion of the merger, they will be canceled and exchanged as described above.

   Unless Unicom and PECO Energy agree prior to the completion of the merger to establish a direct share registration program for Exelon common stock, no fractional shares of Exelon common stock will be issued upon the conversion of Unicom common stock and shares of Exelon common stock representing fractional share interests will be sold on the New York Stock Exchange after the completion of the second step merger and the cash from these sales (less transfer taxes) will be allocated pro rata among those holders with fractional share interests. If Unicom and PECO Energy agree to establish a direct share registration program for Exelon common stock, Unicom shareholders would receive a book entry credit for fractional shares of Exelon common stock instead of receiving cash as described in the previous sentence. Exelon will not in any event issue certificates or scrip for fractional shares.

   PECO Energy common stock will be converted into Exelon common stock at the rate of one share of Exelon common stock for each share of PECO Energy common stock, and therefore no fractional shares will result from the first step exchange.

 Effective Time of the Merger

   The effective time of the first step exchange will be the time of the filing of the articles of exchange with the Pennsylvania Department of State or at a later time agreed to by Exelon and PECO Energy and specified in the articles of exchange. The effective time of the second step merger will be the time when the Illinois articles of merger are filed with the Illinois Secretary of State and the Illinois Secretary of State has issued a certificate of merger for the second step merger or at a later time agreed to by Exelon and Unicom pursuant to applicable law.

 Listing of Exelon Capital Stock

   It is a condition to the completion of the merger that Exelon common stock issuable to PECO Energy and Unicom shareholders pursuant to the merger agreement and under certain PECO Energy and Unicom stock plans be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

 Dividends

   PECO Energy currently pays annual dividends on PECO Energy common stock of $1.00 per share, and Unicom currently pays annual dividends on Unicom common stock of $1.60 per share. We expect that, after the merger, Exelon will pay annual dividends of $1.69 per share. The payment of dividends by PECO Energy, Unicom and Exelon, however, is subject to approval and declaration by their respective boards of directors and will depend on a variety of factors, including business conditions and financial condition, earnings and cash requirements.

 Material United States Federal Income Tax Consequences of the Merger

   The following summary discusses the material U.S. federal income tax consequences to PECO Energy and Unicom shareholders of the merger. This discussion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that PECO Energy shareholders hold their PECO Energy common stock and will hold their Exelon common stock, and that Unicom shareholders hold their Unicom common stock and will hold their Exelon common stock, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to shareholders subject to special treatment under the U.S. federal income tax laws, including:

  .  insurance companies,

  .  tax-exempt organizations,

  .  dealers in securities or foreign currency,

  .  banks or trusts,

  . persons that hold their PECO Energy common stock or Unicom common stock as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction,

  .  persons that have a functional currency other than the U.S. dollar,

  .  investors in pass-through entities,

  . shareholders who acquired their PECO Energy common stock or Unicom common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, or

  .  holders of options granted under any PECO Energy or Unicom benefit plan.

  . Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

   None of PECO Energy, Unicom or Exelon has requested a ruling from the United States Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

   Holders of PECO Energy common stock and Unicom common stock are urged to consult their own tax advisors regarding the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

   For purposes of this discussion, "U.S. Holder" means:

  .  an individual citizen or resident of the United States,

  . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions,

  . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or

  . an estate that is subject to U.S. federal income tax on its income regardless of its source.

   Cravath, Swaine & Moore, counsel to PECO Energy, has delivered its opinion to PECO Energy as to the U.S. federal income tax consequences to PECO Energy shareholders of the merger. Jones, Day, Reavis & Pogue, counsel to Unicom, has delivered its opinion to Unicom as to the U.S. federal income tax consequences to Unicom shareholders of the second step merger. The Cravath tax opinion and the Jones, Day tax opinion are subject to qualifications and are based on currently applicable law, certain factual representations made by PECO Energy, Unicom and Exelon and certain assumptions. Any change in currently applicable law, which may or may not be retroactive, or failure of any of the factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the Cravath tax opinion and the Jones, Day tax opinion. The Cravath tax opinion and the Jones, Day tax opinion are attached as Exhibits 8.1 and 8.2 to the registration statement, on Form S-4, filed with the Securities and Exchange Commission, which includes this proxy statement/prospectus. PECO Energy and Unicom shareholders should read the Cravath tax opinion and the Jones, Day tax opinion in their entirety.

   The conclusions reached in the Cravath tax opinion with respect to the merger are:

  . The merger will be treated as a transaction described in Section 351 of the Internal Revenue Code.

  . No gain or loss will be recognized by U.S. Holders of PECO Energy common stock on the exchange of their PECO Energy common stock for Exelon common stock.

  . The aggregate adjusted tax basis of the Exelon common stock received in the merger by a U.S. Holder of PECO Energy common stock will be equal to the aggregate adjusted tax basis of the U.S. Holder's PECO Energy common stock exchanged for that Exelon common stock.

  . The holding period of Exelon common stock received in the merger by a U.S. Holder of PECO Energy common stock will include the holding period of the U.S. Holder's PECO Energy common stock exchanged for that Exelon common stock.

  . While the matter is not free from doubt, and there is no directly authoritative precedent, it is more likely than not that the pre-closing share repurchases by PECO Energy referred to in the merger agreement will be independent of and will not be integrated with the merger.

  . The Internal Revenue Service, however, may not agree with the conclusion that the pre-closing share repurchases by PECO Energy referred to in the merger agreement are independent of the merger and, therefore, should not be integrated with the merger. If the Internal Revenue Service were successful in asserting this contrary view, this would not be likely to have a material effect on U.S. Holders of PECO Energy common stock. The U.S. federal income tax treatment of amounts received with respect to the share repurchases by PECO Energy referred to in the merger agreement by a U.S. Holder of PECO Energy common stock who is not described in the next sentence should not change. However, in unusual circumstances, involving a U.S. Holder of PECO Energy common stock who is also a substantial holder of Unicom common stock immediately prior to the merger, the amounts received by such U.S. Holder with respect to the share repurchases by PECO Energy referred to in the merger agreement that would otherwise have been taxed as capital gain or loss could be taxed as a dividend.

   The conclusions reached in the Jones, Day tax opinion are:

  . The second step merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

  . Exelon and Unicom will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

  . A U.S. Holder of Unicom common stock who exchanges that common stock for both cash consideration (including any cash received instead of a fractional share of Exelon common stock) and Exelon common stock pursuant to the second step merger will realize gain or loss with respect to the Unicom common stock surrendered in an amount equal to the difference between (1) the sum of the cash and the fair market value of the Exelon common stock received and (2) the U.S. Holder's aggregate adjusted tax basis in the Unicom common stock surrendered. The U.S. Holder's gain, if any, will be recognized, however, only to the extent of the amount of cash consideration received. Any loss will not be recognized.

  . While the matter is not free from doubt, and there is no directly authoritative precedent, it is more likely than not that the pre-closing share repurchases by Unicom and PECO Energy referred to in the merger agreement will be independent of and will not be integrated with the second step merger for purposes of determining the character of any gain recognized by a U.S. Holder of Unicom common stock. It is therefore more likely than not that any gain recognized by a U.S. Holder who receives both cash and Exelon common stock pursuant to the second step merger will be treated as capital gain except as described below. Any capital gain recognized will be long-term capital gain if the U.S. Holder's holding period for the Unicom common stock surrendered exceeds one year and, with respect to certain non-corporate U.S. Holders, will be eligible for a maximum U.S. federal income tax rate of 20%. There are, however, circumstances in which all or part of the gain recognized by a U.S. Holder, other than gain recognized with respect to cash received instead of fractional shares of Exelon common stock, might be treated as a dividend rather than capital gain. Those circumstances involve U.S. Holders who would have owned, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, 1% or more of the Exelon common stock if they had exchanged all of their Unicom common stock solely for Exelon common stock or who exercise control over Exelon corporate affairs. In that case, the amount of gain recognized by the U.S. Holder could be taxable as ordinary dividend income to the extent of the U.S. Holder's ratable share of the accumulated earnings and profits of Unicom and thereafter would be treated as capital gain.

  . The Internal Revenue Service, however, may not agree with the conclusions that the pre-closing share repurchases by Unicom and PECO Energy referred to in the merger agreement are independent of the second step merger and, therefore, should not be integrated with the second step merger for purposes of determining the character of any gain recognized by a U.S. Holder of Unicom common stock. If the Internal Revenue Service were successful in asserting this contrary view, any gain recognized by a U.S. Holder who receives both cash and Exelon common stock pursuant to the second step merger, other than gain recognized with respect to cash received instead of fractional shares of Exelon common stock, would be treated as a dividend rather than capital gain, to the extent of the U.S. Holder's ratable share of the accumulated earnings and profits of Unicom, except as described below. Any gain recognized by that U.S. Holder as a result of the second step merger could still be treated as capital gain if the U.S. Holder had effected other sales or dispositions of Unicom common stock prior to the second step merger or of Exelon common stock subsequent to the second step merger, in each case, as part of an overall plan to reduce or terminate the holder's proportionate ownership interest in Exelon, and the other sales or dispositions of Unicom or Exelon common stock could, for federal income tax purposes, be integrated with the U.S. Holder's exchange of Unicom common stock pursuant to the second step merger. Moreover, amounts received by a U.S. Holder of Unicom common stock with respect to the share repurchases by Unicom should be taxed as capital gain or loss, and not as a dividend. In unusual circumstances, however, involving U.S. Holders of Unicom common stock who sell a relatively small portion of their holdings, amounts received by a U.S. Holder with respect to the Unicom share repurchases could be taxed as a dividend if it could be determined that the holder's shares had been purchased by Unicom. Because all of the share repurchases are being undertaken in the open market in transactions effected through a broker in which Unicom will not know the identity of any particular seller of Unicom common stock and any seller of Unicom common stock will not know that Unicom is the purchaser of that stock, it is unlikely that those unusual circumstances could arise.

  . The aggregate adjusted tax basis of the Exelon common stock (including any fractional interest for which cash is received) received by a U.S. Holder of Unicom common stock in the second step merger will be equal to the U.S. Holder's aggregate adjusted tax basis in the Unicom common stock exchanged for that Exelon common stock, decreased by the amount of cash consideration received by the U.S. Holder and increased by the amount of gain, if any, recognized by the U.S. Holder (including any gain treated as a dividend).

  . The holding period of the Exelon common stock received by a U.S. Holder of Unicom common stock pursuant to the second step merger will include the holding period of the U.S. Holder's Unicom common stock exchanged for that Exelon common stock.

  . A U.S. Holder of Unicom common stock who exercises Illinois dissenters' rights with respect to the second step merger and receives solely cash in respect of dissenting shares of Unicom common stock will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's aggregate adjusted tax basis in the dissenting shares of Unicom common stock. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder's holding period for the dissenting shares of Unicom common stock surrendered exceeds one year, and, with respect to certain non-corporate U.S. Holders, will be eligible for a maximum U.S. federal income tax rate of 20%.

   U.S. Holders of Unicom common stock should consult their own tax advisors regarding the character of any gain recognized in the second step merger because the application of capital gain or dividend treatment depends on each U.S. Holder's particular circumstances, including the application of certain constructive ownership rules.

   Certain non-corporate Unicom shareholders may be subject to backup withholding at a 31% rate on cash payments received in connection with the merger (including cash paid instead of fractional shares of Exelon common stock) or in respect of dissenting shares of Unicom common stock. Backup withholding will not apply, however, to a Unicom shareholder who or that (1) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 or successor form included in the letter of transmittal to be delivered to Unicom shareholders following the date of the merger, (2) provides a certification of foreign status on Internal Revenue Service Form W-8 or successor form or (3) is otherwise exempt from backup withholding.

 Accounting Treatment

   The merger is expected to be accounted for using purchase accounting with PECO Energy being deemed to have acquired Unicom.

 Dissenters' Rights

  PECO Energy Shareholders

   Under Pennsylvania corporate law, PECO Energy shareholders have no dissenters' rights in the merger because PECO Energy common stock is listed on a national securities exchange and is being exchanged solely for Exelon common stock.

  Unicom Shareholders

   Illinois law provides that if you hold Unicom common stock and do not wish to accept the merger consideration, then Sections 11.65 and 11.70 of the Illinois Business Corporation Act, copies of which are attached as Annex E to this proxy statement/prospectus, provide you with an alternative. Under these sections, you may object to the merger and may demand payment from Exelon for the fair value of your shares. Set forth below is a summary of the procedures relating to the exercise of your rights as a dissenter to the merger.

   This summary does not purport to be a complete statement of your dissenters' rights and is qualified in its entirety by reference to Sections 11.65 and
11.70 of the Illinois Business Corporation Act which are set forth in Annex E to this proxy statement/prospectus and to any amendments to such provisions as may be adopted after the date of this joint proxy statement/prospectus. If you wish to exercise your rights to dissent from the merger you should carefully review Annex E and seek advice of legal counsel.

   Illinois Dissenters' Rights Procedures

   In order to perfect your Illinois dissenters' rights, you must do the following:

  . deliver to Unicom at the office of the Corporate Secretary, 10 South Dearborn Street, Chicago, Illinois 60603, prior to the taking of the vote of the shareholders upon the approval of the merger agreement a written demand for payment for your shares if the merger agreement is approved, and

  .  you must not vote your shares in favor of the merger agreement.

   In perfecting your right to dissent, neither a vote against the merger agreement nor a proxy directing a vote against the merger agreement will be deemed to satisfy the requirement that a written demand for payment be delivered to Unicom prior to the taking of the vote. However, if you have delivered the written demand before the taking of the vote, you will not be deemed to have waived your right to dissent either by failing to vote against the merger agreement or by failing to furnish a proxy directing a vote against the merger agreement.

  Payment of Fair Value by Exelon

   Within ten days after the completion of the merger or 30 days after delivery of the written demand for payment, whichever is later, Exelon will advise you, if you dissent to the merger, of Exelon's estimate of the fair value of your shares (which will have been converted to Exelon common stock). At this time, Exelon must elect to (1) make a commitment to purchase your shares at Exelon's estimated fair value or (2) instruct you to sell your shares within ten days of Exelon's election. Exelon may instruct you to sell your shares only if there is a public market at which the shares may be readily sold. Such a market will exist for the Exelon common stock because it will be listed on the New York Stock Exchange immediately following the completion of the merger. If Exelon elects to direct you to sell and you do not sell within that ten-day period, you will be deemed to have sold your shares at the average closing price of the Exelon common stock on the New York Stock Exchange during that ten-day period. "Fair value" means the value of the shares immediately before the completion of the merger excluding any appreciation or depreciation in anticipation of the Unicom merger, unless exclusion would be inequitable.

   If you have made a written demand for payment as described above you will retain all other rights of a shareholder until those rights are canceled or modified by the completion of the merger. At the completion of the merger, Exelon will pay to you if you transmit to Exelon your stock certificates the amount Exelon estimates to be the fair value of the shares, plus accrued interest, less the amount of the proceeds of sale, or amount deemed to be proceeds of sale, if Exelon has directed you to sell your shares as described above. Any payment will be accompanied by a written explanation of how the interest was calculated. Interest will accrue from the completion of the merger to the date of payment at the average rate currently paid by Exelon on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances.

  Dissenting Shareholders' Estimate of Fair Value

   If you do not agree with Exelon's estimated fair value or the amount of interest due, within 30 days after delivery of Exelon's statement of fair value you must notify Exelon in writing of your estimate of the fair value of your shares and the amount of interest due and demand payment of the difference between your estimate of fair value and interest due and (1) the amount of payment by Exelon or (2) the proceeds (or the amount deemed to be proceeds) of the sale by you, which is applicable because of the option selected by Exelon, as described above.

  Appeal to Circuit Court

   If, within 60 days after delivery to Exelon of your notification of estimated fair value, Exelon and you have not agreed in writing on the fair value of the shares and interest due, Exelon must either pay you the difference in the estimated fair values, with interest, or file a petition in the circuit court for the county in which Exelon has its registered office or principal office, requesting the court to determine the fair value of the shares and interest due. If the court determines that the fair value of the shares, plus interest, exceeds the amount paid by Exelon or the proceeds of the sale of shares, as the case may be, you will be entitled to judgment for the amount of the excess. The court may also allow the costs of the proceeding, including fees and expenses of counsel and experts, to be assessed against Exelon or against you based on criteria set forth in the Illinois Business Corporation Act.

   In connection with the merger, Exelon intends to reserve the right to elect
(1) to offer to pay to dissenting shareholders Exelon' original estimate of the fair value of the shares and to pay any additional amount agreed upon by Exelon and the shareholder or ordered by the court to be paid by Exelon to the shareholder as provided in the Illinois Business Corporation Act, or (2) to direct a dissenting shareholder to sell his or her shares and to pay only that amount, if any, in excess of the proceeds of the sale (or the amount of proceeds deemed to have been received) as may be agreed upon by Exelon and the shareholder or ordered by the court to be paid by Exelon to the shareholder as provided in the Illinois Business Corporation Act.

 Workforce and Employee Benefit Matters

  Continuation of Agreements

   After completion of the merger, Exelon and its subsidiaries will honor and perform in accordance with their terms any collective bargaining agreements of PECO Energy, Unicom or their subsidiaries then in effect (subject to any reserved right contained in any collective bargaining agreement to amend, modify, suspend, revoke or terminate the agreement).

  Employee Benefit Plans

   Under the merger agreement, and subject to applicable law and collective bargaining agreements, employee benefit plans and employment arrangements of PECO Energy, Unicom and their subsidiaries will be treated in the following manner:

  . Each employee benefit plan and employment arrangement of PECO Energy, Unicom and their subsidiaries with respect to the current and former employees, officers or directors of PECO Energy and Unicom and their respective subsidiaries will be maintained in effect by Exelon and its subsidiaries until Exelon determines otherwise and shall be honored and performed in accordance with its terms (subject to any reserved right contained in the plan or arrangement to amend, modify, suspend, revoke or terminate the plan or arrangement).

  . Each employee benefit plan and employment arrangement of PECO Energy or Unicom will be assumed, performed, sponsored and administered by Exelon in the same manner and to the same extent that PECO Energy or Unicom, as the case may be, would be required to perform, sponsor and administer the plan or arrangement.

  . Each participant in an employee benefit plan of PECO Energy, Unicom and their subsidiaries will be credited for purposes of eligibility to participate, vesting and eligibility to receive benefits under any employee benefit plan of Exelon or its subsidiaries for service credited for the corresponding purposes under the applicable plans of PECO Energy, Unicom and their subsidiaries, except for benefit accrual purposes and unless providing credit would result in a duplication of benefits.

  . Each medical, dental or health benefit plan of Exelon or its subsidiaries will take into account for purposes of determining a participant's deductibles and out-of-pocket limits, the expenses previously incurred by the participant during the same year under any other plan and will waive restrictions for pre-existing conditions not applicable to the participant under the other plan in which the participant participated prior to participation in that plan.

  . Each cafeteria plan of Exelon or its subsidiaries under the Internal Revenue Code will cause credits and debits in respect of any participant to be transferred to and maintained in any corresponding plan in which the participant may subsequently participate during the same year.

  Workforce Reductions

   Subject to applicable law and collective bargaining agreements, it is the intention of PECO Energy and Unicom that following the merger:

  . Any workforce reductions will be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, as determined by Exelon, and without regard to whether the affected individuals were employed by PECO Energy, Unicom or their subsidiaries, before the merger and with due consideration to work history, prior experience and skills and Exelon's business needs.

  . Any employee whose employment is terminated or whose job is eliminated will be entitled to participate on a fair and equitable basis as determined by Exelon in the job opportunity and placement programs offered by Exelon or its subsidiaries.

 Effect on Awards Outstanding Under Stock Plans

  PECO Energy

   Under the merger agreement, upon completion of the merger, Exelon will assume each PECO Energy employee stock option plan and outstanding PECO Energy employee stock option. Under the merger agreement, prior to the merger, PECO Energy will adjust the terms of all outstanding PECO Energy employee stock options to acquire shares of PECO Energy common stock to provide that the options will constitute options to acquire, on the same terms and conditions as under the PECO Energy employee stock option plan, the same number of shares of Exelon common stock as the holder of the option would have received in the merger had the holder exercised the option in full immediately prior to the merger. The amount of the exercise price per share of Exelon common stock under any option will be equal to the aggregate amount of the exercise price for the shares of PECO Energy common stock subject to the PECO Energy option divided by the total number of shares of Exelon common stock to be subject to the option (rounded up to the nearest whole cent). As of April 30, 2000, the number of shares of PECO Energy common stock reserved for issuance under such plans was approximately 10.9 million.

  Unicom

   Under the merger agreement, upon completion of the merger, Exelon will assume each Unicom employee stock option plan and outstanding Unicom employee stock option. Under the merger agreement, prior to the merger, Unicom will adjust the terms of all outstanding Unicom employee stock options to acquire shares of Unicom common stock to provide that the options will constitute options to acquire, on the same terms and conditions as under the Unicom employee stock option, 0.95 shares of Exelon common stock for each share of Unicom common stock subject to the option. The $3.00 per share cash consideration to be received by Unicom shareholders will be disregarded in making this adjustment which results in a slightly different exchange ratio from that which is applicable to Unicom shareholders (see "--Interests of Unicom Directors and Management in the Merger--Treatment of Unicom Employee Stock Options"). The amount of the exercise price per share of Exelon common stock under any option will be equal to the aggregate amount of the exercise price for the shares of Unicom common stock subject to the Unicom option divided by the total number of shares of Exelon common stock to be subject to the option (rounded up to the nearest whole cent). As of May 12, 2000, the number of shares of Unicom common stock reserved for issuance under such plan was approximately 8.6 million.

 Resale of Exelon Common Stock

   Exelon common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any PECO Energy or Unicom shareholder who is, or is expected to be, an "affiliate" of PECO Energy or Unicom, as applicable, for purposes of Rule 145 under the Securities Act. It is expected that these shareholders will agree not to transfer any Exelon common stock received in the merger except pursuant to an effective registration statement under the Securities Act or in a transaction that is not required to be registered under the Securities Act. The merger agreement requires each of PECO Energy and Unicom to use reasonable efforts to cause its shareholders who are, or who are expected to be, affiliates to enter into these agreements. This proxy statement/prospectus does not cover resales of Exelon common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

                               REGULATORY MATTERS

 General

   A summary of the material regulatory requirements affecting the merger is set forth below. Additional immaterial consents from or notifications to governmental agencies may be necessary or appropriate in connection with the merger.

   While we believe that we will receive the requisite regulatory approvals and clearances for the merger that are summarized below, there can be no assurance as to the timing of these approvals and clearances or our ability to obtain these approvals and clearances on satisfactory terms or otherwise. Consummation of the merger is conditioned upon receipt of final orders from the various federal and state commissions described below. There can be no assurance that any of these approvals will be obtained or, if obtained, will not contain terms or conditions that could reasonably be expected to have a material adverse effect on Exelon and its prospective subsidiaries.

   PECO and Unicom intend to pursue a restructuring of their corporate organizations simultaneously with and after completion of the merger. This restructuring will require additional regulatory approvals. See "The Merger-- Corporate Restructuring" in this Chapter I.

 State Approvals

   Pennsylvania Public Utility Commission

   PECO Energy is subject to the jurisdiction of the Pennsylvania Public Utility Commission. The issuance of a certificate of public convenience and necessity is required in connection with the first step exchange and the second step merger. The standard for approval is whether the transaction is necessary and proper for the service, accommodation, convenience or safety of the public. This standard has been applied by the Pennsylvania Public Utility Commission (PaPUC) to require that applicants demonstrate that the transaction will affirmatively promote the service, accommodation, convenience or safety of the public in some substantial way. In addition, under provisions enacted as part of Pennsylvania's electric and natural gas restructuring legislation, the PaPUC must consider whether a proposed transaction is likely to result in anticompetitive or discriminatory conduct, including the unlawful exercise of market power, which would prevent retail electric or natural gas customers in Pennsylvania from obtaining the benefits of a properly functioning and workable competitive retail electric or natural gas market.

   Illinois Commerce Commission

   Under Illinois law, ComEd, as an electric utility, is required to file notice with respect to the second step merger with the Illinois Commerce Commission. The notice must be accompanied by certain information relating to the second step merger. ComEd has filed the required notice. Formal approval by the Illinois Commerce Commission of the second step merger is not required for electric utilities.

 Public Utility Holding Company Act

   PECO Energy is currently a holding company exempt from most provisions of the Public Utility Holding Company Act under Section 3(a)(2) of the Act pursuant to Rule 2 of the Securities and Exchange Commission regulations implementing the Act. Unicom is currently a holding company exempt from most provisions of the Public Utility Holding Company Act under Section 3(a)(1) pursuant to an order of the Securities and Exchange Commission. PECO Energy and Unicom are required to obtain Securities and Exchange Commission approval under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act in connection with the merger. Section 9(a)(2) requires an entity owning, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company (as defined in the Public Utility Holding Company Act) to obtain the approval of the Securities and Exchange Commission under Section 10 prior to acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company. Exelon will acquire in excess of 5% of the voting securities of each of PECO Energy and ComEd, both of which are public utility companies within the meaning of the Public Utility Holding Company Act, and therefore approval of the merger by the Securities and Exchange Commission is required.

   Under the applicable standards of the Public Utility Holding Company Act, the Securities and Exchange Commission is directed to approve the merger unless it finds that

  . the merger would tend towards detrimental interlocking relations or a detrimental concentration of control,
  . the consideration to be paid in connection with the merger is not reasonable,

  . the merger would unduly complicate the capital structure of Exelon's holding company system or would be detrimental to the proper functioning of Exelon's holding company system or

  .  the merger would violate applicable state law.

   To approve the merger, the Securities and Exchange Commission must also find that the merger would tend towards the development of an economical and efficient integrated public utility system.

   Based on the most recent information available, following consummation of the merger, PECO Energy and Unicom believe that Exelon would not qualify for an exemption from registration under the Public Utility Holding Company Act and would be required to register under Section 5 of the Act. In that event, Exelon will become subject to the restrictions that the Public Utility Holding Company Act imposes on registered holding company systems. Among these are requirements that certain securities issuances as well as sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interests of any other business be approved by the Securities and Exchange Commission. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates any holding company system service company and the rendering of services by holding company affiliates to the system's utilities. Although pursuant to the Public Utility Holding Company Act the Securities and Exchange Commission may require the divestiture of any business of the combined company that is not energy-related as a condition to approval of the merger, PECO Energy and Unicom believe that all of their material non-utility activities after completion of the merger will meet the requirements for retention by a registered holding company. In conjunction with the registration of Exelon as a holding company under the Public Utility Holding Company Act, the Securities and Exchange Commission will review the question of whether the system can retain both gas and electric utility operations. PECO Energy and Unicom do not believe that these restrictions or requirements placed on Exelon as a result of becoming a registered holding company will have any material adverse impact on Exelon's business.

 Nuclear Regulatory Commission

   PECO Energy and ComEd each hold Nuclear Regulatory Commission operating licenses for certain of their nuclear generating facilities. These licenses authorize each of PECO Energy and Unicom to own and/or operate its nuclear facilities. The Atomic Energy Act provides that a license may not be transferred or in any manner disposed of, directly or indirectly, through transfer of control of any license unless the Nuclear Regulatory Commission finds that the transfer complies with the Atomic Energy Act and consents to the transfer. Therefore, the consent of the Nuclear Regulatory Commission is required for the transfer of control pursuant to the merger of the licenses held by each of PECO Energy and ComEd.

 Federal Energy Regulatory Commission

   Section 203 of the Federal Power Act provides that no public utility may sell or otherwise dispose of its jurisdictional facilities, directly or indirectly merge or consolidate its facilities with those of any other person, or acquire any security of any other public utility, without first having obtained authorization from the Federal Energy Regulatory Commission. PECO Energy and Unicom have filed an application seeking this approval of the Federal Energy Regulatory Commission under Section 203.

   The Federal Energy Regulatory Commission has stated in its 1996 utility merger policy statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

  . the effect of the merger on competition in wholesale electric power markets, utilizing an initial screening approach derived from the Department of Justice/Federal Trade Commission-Initial Merger Guidelines to determine if a merger will result in an increase in an applicant's market power,

  . the effect of the merger on the applicants' Federal Energy Regulatory Commission jurisdictional ratepayers, and

  . the effect of the merger on state and federal regulation of the applicants.

 United States Antitrust

   The Hart-Scott-Rodino Antitrust Improvements Act and the related rules and regulations prohibit us from completing the merger until we submit required information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. The HSR Act provides for an initial 30 calendar day waiting period following the filing with the Antitrust Division and the Federal Trade Commission of certain Notification and Report Forms by the parties to the merger agreement. The HSR Act further provides that, if, within the initial 30 calendar day waiting period, the Antitrust Division or the Federal Trade Commission issues a request for additional information or documents, the waiting period will be extended until the 20th day after the date of substantial compliance by both filing parties with such request. Even after the Hart-Scott-Rodino waiting period expires or terminates, the Antitrust Division or the Federal Trade Commission may later challenge the merger on antitrust grounds. We do not believe that the merger will violate federal antitrust laws. Once the HSR waiting period expires or terminates, the parties have 12 months to complete the merger. If the merger is not completed within 12 months, the parties must make a new HSR filing with new waiting periods.

 Status of Regulatory Approvals

   As of the date of this proxy statement/prospectus, PECO Energy, Unicom, ComEd and Exelon have made all required filings for approvals of the merger with each of the regulatory authorities described above. Proceedings are pending before each of these authorities.

   As of the date of this proxy statement/prospectus:

  . On March 23, 2000, PECO Energy reached a comprehensive settlement with the various parties who had intervened in the proceeding before the PaPUC. The comprehensive settlement agreement includes rate reductions of $200 million for the period from January 2002 through December 2005, extended rate caps, electric reliability and customer service standards and mechanisms to enhance competition and customer choice. The settlement is subject to the approval of the PaPUC.

  . On April 12, 2000, the Federal Energy Regulatory Commission approved the merger without condition and as proposed by the companies. Parties to the proceeding may seek a rehearing prior to May 12, 2000.

  . No further action by the Illinois Commerce Commission is required to complete the merger.

  .  The waiting period under the HSR Act expired in April 2000.

   While we cannot predict when all necessary regulatory approvals will be in place, Exelon hopes to complete the merger in the second half of 2000.

                              THE MERGER AGREEMENT

   The following description summarizes the material provisions of the merger agreement. You are urged to read carefully the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

 Conditions to the Completion of the Merger

   Each party's obligation to complete the merger is subject to the satisfaction or waiver of various conditions, which include, in addition to other customary closing conditions, the following:

  . adoption of the merger agreement by holders of at least a majority of the votes cast by all holders of PECO Energy common stock entitled to vote, assuming that holders of at least a majority of all PECO Energy common stock entitled to vote are present,

  . approval of the merger agreement by holders of at least two-thirds of the outstanding shares of Unicom common stock,

  . approval for listing on the New York Stock Exchange of the shares of Exelon common stock issuable to PECO Energy and Unicom shareholders in the merger and under PECO Energy's and Unicom's stock plans, subject to official notice of issuance,

  . expiration or termination of the waiting period applicable to the merger under the Hart-Scott- Rodino Antitrust Improvements Act,

  . receipt of all approvals by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Securities and Exchange Commission and the Pennsylvania Public Utility Commission,

  .  delivery of notice to the Illinois Commerce Commission,

  . absence of any order or injunction of any court and absence of other legal restraints or prohibitions that would prevent the completion of the merger, but prior to asserting this condition, each of the parties must have used all reasonable efforts to prevent the entry of an injunction or order and to appeal it as promptly as possible,

  . effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the registration statement must not be the subject of any stop order or proceeding seeking a stop order, and receipt by Exelon of the authorizations under state securities or "blue sky" laws to issue its common stock pursuant to the merger, and

  . receipt of the approval of each person whose approval is required in order to consummate the merger and the transactions contemplated by the merger, except for approvals which, if not obtained, could not reasonably be expected to have a material adverse effect on Exelon and its prospective subsidiaries taken as a whole or on the ability of PECO Energy or Unicom to complete the merger and the transactions contemplated by the merger.

   In addition, each party's obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of PECO Energy and Unicom set forth in the merger agreement must be true and correct as of the date of the original merger agreement and as of the date on which the merger is completed as though made on that date, or, if the representations and warranties expressly relate to an earlier date, then as of that date, in each case, without giving effect to any materiality qualifiers in the representation or warranty, other than for failures to be true and correct that have not had and could not reasonably be expected to have a material adverse effect on the party making the representation and warranty,

  . performance by PECO Energy and Unicom in all material respects of all obligations required to be performed under the merger agreement on or prior to the date on which the merger is completed,

  . receipt of letters from each person identified as an "affiliate" of either PECO Energy or Unicom for purposes of Rule 145 under the Securities Act,

  . receipt by PECO Energy of a tax opinion of counsel to PECO Energy, dated as of the date on which the merger is completed, and

  . receipt by Unicom of an opinion of counsel to Unicom, dated as of the date on which the merger is completed, to the effect that the second step merger will constitute a tax-free reorganization.

   The merger agreement provides that a "material adverse effect" means, when used in respect of any person, a material adverse effect on

  . the business, assets, condition (financial or otherwise), prospects or results of operations of that person and its subsidiaries, taken as a whole, or

  . the ability of that person to perform its obligations under the merger agreement or on the ability of that person to consummate the merger and the other transactions contemplated by the merger agreement.

However, with respect to the representations and warranties by the parties as to the absence of a material adverse effect as of the date of the original merger agreement and as of the date the merger is completed, any events, changes, effects and developments relating to the economy in general or to PECO Energy's or Unicom's,industry in general, and not specifically relating to PECO Energy or Unicom, are deemed not to cause a material adverse effect.

 No Solicitation

   In the merger agreement, each of PECO Energy and Unicom has agreed that it will not, nor will it authorize or permit any of its subsidiaries or any directors, officers, employees, agents or representatives of it or any of its subsidiaries to, directly or indirectly:

  . solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any competing proposal involving it, as described below, or

  . participate in any discussions or negotiations regarding any competing proposal involving it.

   The merger agreement provides that the term "competing proposal" means any recapitalization, merger, consolidation or other business combination involving either PECO Energy or Unicom, or acquisition of any material portion of the capital stock or assets of PECO Energy or Unicom, except for acquisitions of assets in the ordinary course and acquisitions permitted by the merger agreement that do not and could not reasonably be expected to impede the merger.

   None of the board of directors of PECO Energy or Unicom or any committee thereof will:

  . withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by that board of directors or that committee of the merger and the merger agreement,

  . approve, or permit or cause that party to enter into, any definitive agreement providing for the implementation of any competing proposal involving that party, or

  . approve or recommend, or propose to approve or recommend, any competing proposal involving that party.

   However, the merger agreement provides that, prior to either party receiving the approval of its shareholders of the merger agreement, PECO Energy or Unicom may, only to the extent that its board of directors concludes in good faith, based upon the advice of its outside counsel, that failure to do so could reasonably be expected to constitute a breach of its fiduciary obligations, participate in discussions or negotiations relating to, and furnish non-public information in connection with, an unsolicited proposal for a competing transaction involving it that is:

  .  for cash or marketable securities only and not conditioned on financing,

  . on terms which the party's board of directors determines to be superior from a financial point of view and more favorable generally, and

  . reasonably capable of being completed within 18 months of the termination of the merger agreement or by March 31, 2001, whichever is later.

   The merger agreement also provides that each party will immediately advise the other of the receipt of any inquiry regarding a competing proposal, and promptly furnish to the other party a copy of the proposal or inquiry and if the proposal or inquiry is not in writing, the identity of the person making the proposal or inquiry.

 Termination

   The merger agreement may be terminated at any time prior to the completion of the merger:

     1. by mutual written consent of PECO Energy and Unicom,

     2. by PECO Energy or Unicom, if the second step merger has not been completed by March 31, 2001, unless the failure of the merger to be completed by that date is the result of a breach of the merger agreement by the party seeking to terminate,

     3. by PECO Energy or Unicom, if a governmental entity issues any order which has become final and nonappealable permanently enjoining, restraining or otherwise prohibiting the merger,

     4. by PECO Energy or Unicom, if any condition only to the obligation of that party to complete the merger becomes incapable of satisfaction prior to March 31, 2001, unless the failure of the condition to be met is the result of a material breach of the merger agreement by the party seeking to terminate,

     5. by PECO Energy or Unicom, if the Unicom shareholders have not approved the merger agreement at a Unicom shareholders meeting,

     6. by PECO Energy or Unicom, if the PECO Energy shareholders have not adopted the merger agreement at a PECO Energy shareholders meeting,

     7. by PECO Energy or Unicom, if the other breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a closing condition relating to representations or warranties or the performance of obligations and has not been or cannot be cured within 30 days of notice of the breach,

     8. by PECO Energy or Unicom, if the other party's board of directors or any committee thereof withdraws or modifies, or publicly proposes to do so, its approval or recommendation or approves or recommends, or proposes to do so, any competing proposal, or otherwise breaches the covenant described in "--No Solicitation" above in any material respect, or

     9. by PECO Energy or Unicom, if prior to obtaining its shareholder approval of the merger agreement:

      . the party received an unsolicited superior proposal satisfying the conditions described in "--No Solicitation" above,

      . the board of directors of the party determines in good faith, based upon the advice of outside counsel, that failure to take action could reasonably be expected to constitute a breach of its fiduciary obligations under applicable law and therefore it must
         (a) withdraw or modify its approval or recommendation of the merger agreement and the merger, (b) terminate the merger agreement and (c) enter into a definitive agreement for the competing proposal,

      . the party has complied with its covenants described in "--No Solicitation" above,

      . the party has paid in advance the required termination fee described in "--Termination Fees; Reimbursement of Expenses" below, and

      . the board of directors of the party approves and the party enters into an agreement providing for the implementation of the superior proposal.

 Termination Fees; Reimbursement of Expenses

   PECO Energy

   PECO Energy must pay to Unicom a termination fee of $250 million and reimburse Unicom for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if any of the following occur:

  . PECO Energy terminates the merger agreement as described above in paragraph 9 under "--Termination" above,

  . Unicom terminates the merger agreement as described above in paragraph 8 under "--Termination" above, or

  . any competing proposal for PECO Energy has been proposed or publicly disclosed and

   . the merger agreement is terminated by (a) PECO Energy as described above in paragraph 2 under "--Termination" above, (b) either PECO Energy or Unicom as described above in paragraph 6 under "-- Termination" above or (c) Unicom as described above in paragraph 7 under "--Termination" above for a willful breach or failure to perform, and

   . within 18 months of termination PECO Energy enters into a definitive agreement to consummate or consummates any competing proposal.

   In addition, PECO Energy must reimburse Unicom (whether or not a termination fee-triggering event occurs) for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if:

  . either PECO Energy or Unicom terminates the merger agreement as described above in paragraph 6 under "--Termination" above, or

  . Unicom terminates the merger agreement as described above in paragraph 7 under "--Termination" above.

   Unicom

   Unicom must pay to PECO Energy a termination fee of $250 million and reimburse PECO Energy for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if any of the following occur:

  . Unicom terminates the merger agreement as described above in paragraph 9 under "--Termination" above,

  . PECO Energy terminates the merger agreement as described above in paragraph 8 under "--Termination" above, or

  . any competing proposal for Unicom has been proposed or publicly disclosed and

   . the merger agreement is terminated by (a) Unicom as described above in paragraph 2 under "--Termination" above, (b) either Unicom or PECO Energy as described above in paragraph 6 under "--Termination" above, or (c) PECO Energy as described above in paragraph 7 under "-- Termination" above for a willful breach or failure to perform, and

   . within 18 months of termination Unicom enters into a definitive agreement to consummate or consummates any competing proposal.

   In addition, Unicom must reimburse PECO Energy (whether or not a termination fee-triggering event occurs) for its out-of-pocket expenses actually incurred in connection with the merger agreement and the transactions contemplated by the merger agreement up to a limit of $15 million, if:

  . either PECO Energy or Unicom terminates the merger agreement as described above in paragraph 6 under "--Termination" above, or

  . PECO Energy terminates the merger agreement as described above in paragraph 7 under "--Termination" above.

 Conduct of Business Pending the Merger

   Under the merger agreement, each of PECO Energy and Unicom has agreed that, prior to the completion of the merger, it will, and will cause its subsidiaries to, conduct its business in all material respects in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization in all material respects, subject to prudent management of workforce and business needs, keep available the services of its current officers and key employees and keep its relationships to the end that its goodwill and ongoing business will be unimpaired in all material respects at the completion of the merger. In addition, each of PECO Energy and Unicom has agreed that, subject to certain exceptions, prior to the completion of the merger it and its subsidiaries will not, without the prior written consent of the other party, among other things:

 Dividends

  . declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a wholly owned subsidiary or regular quarterly cash dividends in accordance with past dividend policy

 Capital Stock

  . split, combine or reclassify any of its capital stock or issue any other securities in respect of shares of its capital stock or acquire any shares of capital stock of it or its subsidiaries or any other of their securities or any rights, warrants or options to acquire any of these securities

  . issue, deliver, sell or grant any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any of these securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than pursuant to existing options and plans

 Amendments to Governing Documents

  . amend its certificate of incorporation, by-laws or other comparable charter or organizational documents

 Acquisitions

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, any business or any person

  . acquire or agree to acquire any material assets, except PECO Energy or its subsidiaries may acquire or otherwise invest in any assets, other than nuclear plants, so long as PECO Energy consults with Unicom concerning acquisitions or investments that involve an expenditure that, individually, is in excess of $50 million, or in the aggregate during this period, are in excess of $250 million

  . in the case of PECO Energy only, acquire or agree to acquire any nuclear plants (whether through AmerGen Energy Company LLC or otherwise) other than those nuclear plants in respect of which

   PECO Energy or AmerGen has made written offers or has signed agreements as of the date of the merger agreement unless PECO Energy involves Unicom for the purpose of ensuring that an acquisition will be consistent with a rate of nuclear generation acquisitions and growth that will not impair Exelon's ability to provide and maintain adequate resources and performance focus for the entire Exelon nuclear fleet and has obtained the express written consent of Unicom, which consent shall not be unreasonably withheld

 Dispositions

  . sell, lease, license or otherwise dispose of or subject to any lien any material properties or assets, other than sales of inventory and excess or obsolete assets in the ordinary course

 Indebtedness

  . except in the ordinary course of business consistent with prior practice and other than in connection with a refinancing on commercially reasonable terms

   . incur any indebtedness for borrowed money or guarantee any indebtedness of another person

   . issue or sell any debt securities or warrants or other rights to acquire any debt securities

   .  guarantee any debt securities of another person

   . enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing

   . make any loans, advances or capital contributions to, or investments in, any other person

 Capital Expenditures

  . make or agree to make any new capital expenditures that, individually, is in excess of $50 million or, in the aggregate, are in excess of $250 million, except to the extent made in order to ensure compliance with the rules and regulations or an order of the Nuclear Regulatory Commission or any other governmental entity or to ensure compliance with the terms of any permit

 Employee Matters

  . except as required by law or contemplated by the terms of any benefit plan, employment arrangement or collective bargaining agreement, enter into, adopt or amend in any material respect or terminate any benefit plan, employment arrangement or collective bargaining agreement

  . except in the ordinary course of business consistent with past practice or as contemplated in the merger agreement or by the terms of any contract the existence of which does not violate the merger agreement, increase the compensation or benefits of any current or former employee, officer or director or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any such person

 Taxes
  . make any material tax election or settle or compromise any material tax liability or refund

 Accounting

  . make any material change in accounting methods, principles or practices, except as required by a change in generally accepted accounting principles

 Public Utility Holding Company Act

  . engage in any activities which would cause a change in its status under the Public Utility Holding Company Act, or that would impair its ability to claim an exemption as of right under Rule 2 of the Securities and Exchange Commission regulations implementing the Act, other than the application to the Securities and Exchange Commission under the Act contemplated by the merger agreement

 Power Purchase Agreements

  . enter into or commit to any power purchase agreement which requires the prior approval of the board of directors or a committee thereof of PECO Energy

 Other Actions

  . authorize any of, or commit or agree to take any of, the foregoing actions

 PECO Energy Transition Bonds

   Notwithstanding any of the foregoing, PECO Energy is not restricted from:

  . issuing through PECO Energy Transition Trust, a subsidiary of PECO Energy, or through any other special purpose entity which is a subsidiary of PECO Energy, transition bonds in accordance with Pennsylvania's electric and natural gas restructuring legislation in an aggregate principal amount of up to $1,000,000,000,

  . selling, in connection with the issuance of transition bonds, all or any part of the property or rights necessary to secure the transition bonds, and

  .  using the proceeds from the transition bonds to:

   . repurchase of up to $500,000,000 of PECO Energy common stock as contemplated by the merger agreement,

   .  repay outstanding debt of PECO Energy, or

   .  purchase PECO Energy preferred stock.

 Other Agreements

   Each of PECO Energy and Unicom has made certain additional agreements in the merger agreement. The following summarizes the more significant of these agreements:

   Regulatory Approvals

   PECO Energy and Unicom have agreed to use reasonable best efforts to obtain all necessary consents of all governmental entities necessary or advisable to complete the merger.

   Workforce Matters; Stock Plans

   PECO Energy and Unicom have made various agreements relating to workforce matters, employee benefits and existing stock plans. See "The Merger--Workforce and Employee Benefit Matters" and "The Merger--Effect on Awards Outstanding Under Stock Plans" in this Chapter I.

   Indemnification

   Exelon has agreed to honor all of PECO Energy's and Unicom's obligations to indemnify the current and former directors and officers of PECO Energy or Unicom and to maintain their current directors' and officers' liability insurance policies. See "The Merger--Indemnification and Insurance" in this Chapter I.

   Stock Exchange Listing

   PECO Energy and Unicom have agreed to use all reasonable efforts to cause the Exelon common stock to be issued in the merger and under the stock plans to be approved for listing on the New York Stock Exchange.

   Rights Agreement

   Unicom's board of directors has agreed to take all action requested by PECO Energy in order to render Unicom's shareholder rights plan inapplicable to the merger and the other transactions contemplated by the merger agreement.

   Tax Treatment

   Each of PECO Energy, Unicom and Exelon has agreed not to take any action that would prevent, or would be reasonably likely to prevent, the merger or the second step merger from constituting a tax-free transaction.

   Reorganization and Amendment

   PECO Energy and Unicom have agreed to negotiate in good faith and enter into an amendment providing for necessary changes to the merger agreement if PECO Energy decides to implement, prior to the completion of the merger, a reorganization creating a holding company to hold PECO Energy's businesses.

   Common Stock Repurchase

   PECO Energy and Unicom have each agreed to use commercially reasonable best efforts to repurchase specified amounts of their common stock prior to the completion of the merger at prevailing market prices to the extent possible and to consult on a regular basis and cooperate in connection with these repurchases. Unicom intends to repurchase $1.0 billion of its common stock, and PECO Energy intends to repurchase $500 million of its common stock. These repurchases will be in addition to other repurchases permitted by the merger agreement (other than repurchases described in the next paragraph). Neither PECO Energy nor Unicom shall make these repurchases if they are reasonably likely to result in the failure of PECO Energy and Unicom to receive the required tax opinions or in the failure of the merger to be treated as a purchase of Unicom by PECO Energy under generally accepted accounting principles.

   Prior to the completion of the merger, Unicom will purchase the minimum number of shares of Unicom common stock necessary in order that, after giving effect to the repurchases described in the previous paragraph, the merger and the other transactions contemplated by the merger agreement are treated as a purchase of Unicom by PECO Energy under generally accepted accounting principles.

   No Solicitation

   PECO Energy and Unicom have agreed not to take action to solicit or encourage an offer for an alternative acquisition transaction involving either company of a nature defined in the merger agreement. See "--No Solicitation" above.

 Amendment; Extension and Waiver

   Subject to applicable law:

  . the merger agreement may be amended by the parties at any time before or after the merger agreement has been adopted by the PECO Energy shareholders or Unicom shareholders, except that after the merger agreement has been adopted by PECO Energy shareholders or Unicom shareholders, no amendment may be made that by law requires further approval by PECO Energy shareholders or Unicom shareholders without further approval of those shareholders, and

  . at any time prior to the completion of the merger, a party may, by written instrument signed on behalf of that party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and except as provided in the previous paragraph, waive compliance by any other party with any agreements or conditions in the merger agreement.

   PECO Energy and Unicom will promptly notify their shareholders of any amendment to the merger agreement or of any waiver of the merger agreement through a press release and the filing of a Current Report on Form 8-K with the Securities and Exchange Commission. In addition, in the case of a material amendment or waiver prior to adoption of this agreement by the shareholders, Exelon will file with the Securities and Exchange Commission a post-effective amendment to the registration statement in which this joint proxy statement/prospectus is included and PECO Energy and Unicom will distribute to shareholders a copy of the amendment or waiver.

 Expenses

   Except as described in "--Termination Fees; Reimbursement of Expenses" above, whether or not the merger is completed, all fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring the fees or expenses, except that PECO Energy and Unicom will share equally the expenses incurred in connection with filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it is a part.

 Representations and Warranties

   The merger agreement contains customary representations and warranties by each of PECO Energy and Unicom relating to, among other things:

  .  corporate organization and similar corporate matters,

  .  subsidiaries and equity interests,

  .  capital structure,

  . authorization, execution, delivery, performance and enforceability of the merger agreement,

  .  required shareholder vote,

  .  satisfaction of certain state takeover statutes' requirements,

  .  amendment of its shareholder rights agreement (Unicom only),

  . no conflicts relating to the merger agreement and the transactions contemplated thereby,

  . required consents, approvals, orders and authorizations of governmental authorities relating to the merger agreement and the transactions contemplated thereby,

  . documents filed with the Securities and Exchange Commission, the accuracy of information contained therein and the absence of undisclosed liabilities,

  . the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part,

  .  absence of material changes or events,

  .  filing of tax returns and payment of taxes,

  .  absence of changes in benefit plans,

  . matters relating to the Employee Retirement Income Security Act of 1974 and excess parachute payments,

  .  pending or threatened material litigation,

  .  compliance with applicable laws,

  .  payment of fees of brokers, investment bankers and financial advisors,

  .  receipt of fairness opinions from financial advisors,

  .  year 2000 matters,

  .  environmental matters,

  .  labor and employee relations matters,

  .  operations of nuclear power plants,

  .  ownership of shares of other party,

  .  regulation as a utility,

  .  certain contracts and no defaults,

  .  title to properties,

  .  intellectual property,

  .  hedging, and

  .  regulatory proceedings.

 Exelon Articles of Incorporation

   Upon the completion of the merger, the articles of incorporation of Exelon will be the articles of incorporation of the surviving corporation. For a summary of certain provisions of the Exelon articles of incorporation and the associated rights of Exelon shareholders, see "Comparison of Rights of Shareholders" in this Chapter I.

 Exelon By-laws

   Upon the completion of the merger, the by-laws of Exelon will, until changed or amended, be the by-laws of the surviving corporation and will be amended as described in "The Merger--Board of Directors and Management of Exelon After the Merger" in this Chapter I. For a summary of certain provisions of the Exelon by-laws and the associated rights of Exelon shareholders, see "Comparison of Rights of Shareholders" in this Chapter I.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

   PECO Energy common stock is listed for trading on the New York Stock Exchange under the symbol "PE" and Unicom common stock is listed for trading on the New York Stock Exchange under the symbol "UCM." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of PECO Energy common stock and Unicom common stock on the New York Stock Exchange Composite Transaction reporting system. For current price information, you are urged to consult publicly available sources.


                             PECO Energy Common Stock     Unicom Common Stock
                             ------------------------- -------------------------
                                             Dividends                 Dividends
  Calendar Period             High     Low   Declared   High     Low   Declared
  ---------------            ------- ------- --------- ------- ------- ---------
  1997
    First Quarter..........  $26.375 $20.000   $0.45   $28.250 $19.250   $0.40
    Second Quarter.........   21.125  18.750    0.45    24.250  18.500    0.40
    Third Quarter..........   24.313  20.750    0.45    25.625  21.000    0.40
    Fourth Quarter.........   25.125  21.438    0.45    30.750  18.500    0.40
  1998
    First Quarter..........   24.688  18.875    0.25    35.813  30.000   $0.40
    Second Quarter.........   30.625  21.188    0.25    36.938  32.563    0.40
    Third Quarter..........   36.750  28.500    0.25    38.000  33.375    0.40
    Fourth Quarter.........   42.188  36.500    0.25    41.188  36.813    0.40
  1999
    First Quarter..........   46.438  35.250    0.25    39.250  33.563    0.40
    Second Quarter.........   50.500  41.875    0.25    42.813  35.500    0.40
    Third Quarter..........   44.188  35.875    0.25    42.188  35.625    0.40
    Fourth Quarter.........   38.813  31.500    0.25    39.563  30.938    0.40
  2000
    First Quarter..........   43.688  33.000    0.25    41.688  32.000    0.40
    Second Quarter (through
     May 11, 2000).........   45.750  36.563    0.25    42.813  36.250    0.40

 --------

 N/A-Not Applicable


   The following table sets forth the high and low sales prices per share of PECO Energy common stock and Unicom common stock on the New York Stock Exchange Composite Transaction reporting system on September 22, 1999, the last full trading day before the public announcement of the merger agreement, on January 6, 2000, the last full trading day prior to the public announcement of the amendment of the merger agreement, and on May 11, 2000, the latest trading day before the date of this proxy statement/prospectus:


                                                  High     Low    High     Low
                                                 ------- ------- ------- -------
                                                   PECO Energy       Unicom
                                                   CommonStock     CommonStock
                                                 --------------- ---------------
  September 22, 1999............................ $39.000 $35.500 $37.250 $36.563
  January 6, 2000...............................  36.000  34.375  34.000  33.375
  May 11, 2000..................................  45.750  44.375  42.813  41.250

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The historical consolidated financial statements of Unicom have been adjusted to give effect to the annualized continuing impacts of the sale of ComEd's fossil generating plants and the annualized effects of Unicom's issuance of securitization notes and related use of proceeds. ComEd completed the sale of its fossil generating plants on December 15, 1999. The historical consolidated financial statements of PECO Energy have been adjusted to give effect to its use of the proceeds from its securitization of stranded costs. The unaudited pro forma financial statements do not give effect to the estimated cost savings and revenue enhancements as a result of the merger or the costs to achieve these savings and revenue enhancements or one-time merger-related costs. The Unicom and PECO Energy pro forma adjustments and the merger are reflected in the unaudited combined condensed pro forma balance sheet as if they occurred on March 31, 2000. The unaudited pro forma combined condensed statement of income for the three months ended March 31, 2000 and for the year ended December 31, 1999 assume that these transactions were completed on January 1, 1999.

   The following unaudited pro forma combined condensed financial statements have been prepared to reflect the acquisition of Unicom by PECO Energy under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their current fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. For pro forma adjustment purposes, the estimated fair values of the assets acquired and liabilities assumed are equal to book value and are subject to final valuation adjustments which may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 40 years.

   The unaudited pro forma combined condensed financial statements do not reflect potential adjustments to Unicom's assets and liabilities to reflect fair value, as will be required upon consummation of the merger under purchase accounting. These adjustments to the book value of assets and liabilities could be significant, particularly with respect to Unicom's nuclear generating stations. The fair value of the nuclear generating stations is expected to be determined considering, among other things, independent appraisals or expected cash flows. To the extent the fair value of Unicom's nuclear generating stations is ultimately determined to be less than the March 31, 2000 book value of $6.9 billion, additional goodwill and/or an identifiable intangible asset will be recorded. The results of the fair value determination are not currently known. However, the ultimate determination is not expected to have a dilutive effect on results of operations.

   The following unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of PECO Energy and Unicom, which are included in the PECO Energy and Unicom Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 and Annual Reports on Form 10-K for the year ended December 31, 1999. PECO Energy has provided all the information included below regarding PECO Energy and its subsidiaries. Unicom has provided all the information included below regarding Unicom and its subsidiaries. Neither PECO Energy nor Unicom assumes any responsibility for the accuracy or completeness of the information provided by the other party.

   The following unaudited pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1999 or March 31, 2000, as assumed above; nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

   The historical financial statements of PECO Energy included in the accompanying pro forma combined condensed financial statements for the three months ended March 31, 2000 are unaudited. The December 31, 1999 historical financial statements of PECO Energy and Unicom and the March 31, 2000 historical financial statements of Unicom were derived from audited financial statements but do not include all disclosures required by GAAP.

   You should read the financial information in this section along with PECO Energy's and Unicom's historical consolidated financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 154.

               Unaudited Pro Forma Condensed Statement of Income

                        (Millions Except Per Share Data)

                For the Three Month Period Ended March 31, 2000


                                                                         PECO
                                                                        Energy
                                                         PECO Energy   Prior to
                                                PECO   Transition Bond  Merger
                                               Energy     Pro Forma      Pro
                                              As Filed Adjustments(1)   Forma
                                              -------- --------------- --------
  Operating Revenues........................   $1,343       $--         $1,343
                                               ------       ----        ------
  Operating Expenses
    Fuel and Energy Interchange.............   $  457       $--         $  457
    Operation and Maintenance...............      390        --            390
    Depreciation and Amortization...........       79        --             79
    Goodwill Amortization...................        1        --              1
    Taxes Other Than Income Taxes...........       67        --             67
                                               ------       ----        ------
      Total Operating Expenses..............   $  994       $--         $  994
                                               ------       ----        ------
  Operating Income..........................   $  349       $--         $  349
                                               ------       ----        ------
  Other Income and Deductions
    Interest Expense........................   $ (104)      $(24)       $ (128)
    Preferred and Preference Stock
     Dividends..............................       (2)       --             (2)
    Other, net..............................       19        --             19
                                               ------       ----        ------
      Total Other Income and Deductions.....   $  (87)      $(24)       $ (111)
                                               ------       ----        ------
  Income Before Income Taxes and
   Extraordinary Item.......................   $  262       $(24)       $  238
  Income Tax Expense........................       97        (10)           87
                                               ------       ----        ------
  Income Before Extraordinary Item..........   $  165       $(14)       $  151
                                               ======       ====        ======
  Preferred Stock Dividends.................   $    3       $--         $    3
                                               ======       ====        ======
  Income Before Extraordinary Item per
   Share....................................   $ 0.89
                                               ======
  Income Before Extraordinary Item per
   Share--Diluted...........................   $ 0.89
                                               ======
  Average Basic Shares Outstanding..........    181.4
                                               ======
  Average Diluted Shares Outstanding........    182.6
                                               ======

           Unaudited Pro Forma Combined Condensed Statement of Income

                        (Millions Except Per Share Data)

                For the Three Month Period Ended March 31, 2000


                                          PECO
                                         Energy
                                        Prior to Unicom    Merger
                                         Merger    as     ProForma     Exelon
                                        ProForma filed   Adjustments  ProForma
                                        -------- ------  -----------  --------
  Operating Revenues...................  $1,343  $1,658     $(14)(7)   $2,987
  Operating Expenses
    Fuel and Energy Interchange........  $  457  $  326     $(14)(7)   $  769
    Operation and Maintenance..........     390     549      --           939
    Depreciation and Amortization......      79     374      --           453
    Goodwill Amortization..............       1       1       14 (8)       16
    Taxes Other Than Income Taxes......      67     138      --           205
                                         ------  ------     ----       ------
      Total Operating Expenses.........  $  994  $1,388     $--        $2,382
                                         ------  ------     ----       ------
  Operating Income.....................  $  349  $  270     $(14)      $  605
                                         ------  ------     ----       ------
  Other Income and Deductions
    Interest Expense...................  $ (128) $ (135)    $--        $ (263)
    Preferred and Preference Stock
     Dividends.........................      (2)     (9)      (3)(9)      (14)
    Other, net.........................      19     103      --           122
                                         ------  ------     ----       ------
      Total Other Income and
       Deductions......................  $ (111) $  (41)    $ (3)      $ (155)
                                         ------  ------     ----       ------

  Income Before Income Taxes and
   Extraordinary Item..................  $  238  $  229     $(17)      $  450
  Income Tax Expense...................      87      34      --           121
                                         ------  ------     ----       ------
  Income Before Extraordinary Item.....  $  151  $  195     $(17)      $  329
                                         ======  ======     ====       ======
  Preferred Stock Dividends............  $    3             $ (3)(9)   $  --
                                         ======             ====       ======

  Income Before Extraordinary Item per
   Share...............................          $ 1.02                $ 1.04
                                                 ======                ======

  Income Before Extraordinary Item per
   Share--Diluted......................          $ 1.01                $ 1.04
                                                 ======                ======
  Average Basic Shares Outstanding.....           191.0                 315.1
                                                 ======                ======
  Average Diluted Shares Outstanding...           191.8                 317.1
                                                 ======                ======

               Unaudited Pro Forma Condensed Statement of Income

                        (Millions Except Per Share Data)

                      For the Year Ended December 31, 1999


                                                      PECO Energy   PECO Energy
                                                     Securitization  Prior to
                                         PECO Energy   Pro Forma      Merger
                                          As Filed   Adjustments(1)  Pro Forma
                                         ----------- -------------- -----------
  Operating Revenues...................    $5,437         $--         $5,437
                                           ------         ----        ------
  Operating Expenses
    Fuel and Energy Interchange........     2,145          --          2,145
    Operation and Maintenance..........     1,384          --          1,384
    Depreciation and Amortization......       237          --            237
    Goodwill Amortization..............       --           --             --
    Taxes Other Than Income Taxes......       262          --            262
                                           ------         ----        ------
      Total Operating Expenses.........     4,028          --          4,028
                                           ------         ----        ------
  Operating Income.....................     1,409          --          1,409
                                           ------         ----        ------
  Other Income and Deductions
    Interest Expense...................      (396)        (108)         (504)
    Other, net.........................       (36)          12           (24)
                                           ------         ----        ------
      Total Other Income and
       Deductions......................      (432)         (96)         (528)
                                           ------         ----        ------
  Income Before Income Taxes and
   Extraordinary Item..................       977          (96)          881
  Income Tax Expense...................       358          (38)          320
                                           ------         ----        ------
  Income Before Extraordinary Item.....    $  619         $(58)       $  561
                                           ======         ====        ======
  Preferred Stock Dividends............    $   12         $ (1)       $   11
                                           ======         ====        ======
  Income Before Extraordinary Item per
   Share...............................    $ 3.10
                                           ======
  Income Before Extraordinary Item per
   Share--Diluted......................    $ 3.08
                                           ======
  Average Basic Shares Outstanding.....     196.3
                                           ======
  Average Diluted Shares Outstanding...     197.6
                                           ======



   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

               Unaudited Pro Forma Condensed Statement of Income
                        (Millions Except Per Share Data)
                      For the Year Ended December 31, 1999


                                           Unicom          Unicom      Unicom
                                         Fossil Sale   Securitization Prior to
                                Unicom    Pro Forma       Pro Forma    Merger
                               As Filed Adjustments(2) Adjustments(3) Pro Forma
                               -------- -------------  -------------- ---------
  Operating Revenues            $6,848      $ --           $ --        $6,848
                                ------      -----          -----       ------
  Operating Expenses
    Fuel and Energy
     Interchange.............    1,549        257            --         1,806
    Operation and
     Maintenance.............    2,428       (271)           --         2,157
    Depreciation and
     Amortization............      843         26            113          982
    Goodwill Amortization....      --         --             --           --
    Taxes Other Than Income
     Taxes...................      508        (16)           --           492
                                ------      -----          -----       ------
      Total Operating
       Expenses..............    5,328         (4)           113        5,437
                                ------      -----          -----       ------
  Operating Income...........    1,520          4           (113)       1,411
                                ------      -----          -----       ------
  Other Income and Deductions
    Interest Expense.........     (564)       --              20         (544)
    Preferred and Preference
     Stock Dividends.........      (53)       --              10          (43)
    Other, net...............        1        --             --             1
                                ------      -----          -----       ------
      Total Other Income and
       Deductions............     (616)       --              30         (586)
                                ------      -----          -----       ------
  Income Before Income Taxes
   and Extraordinary Item....      904          4            (83)         825
  Income Tax Expense.........      307          4            (37)         274
                                ------      -----          -----       ------
  Income Before Extraordinary
   Item......................   $  597      $ --           $ (46)      $  551
                                ======      =====          =====       ======
  Income Before Extraordinary
   Item per Share............   $ 2.75
                                ======
  Income Before Extraordinary
   Item per Share--Diluted...   $ 2.74
                                ======
  Average Basic Shares
   Outstanding...............    217.3
                                ======
  Average Diluted Shares
   Outstanding...............    218.1
                                ======



   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

           Unaudited Pro Forma Combined Condensed Statement of Income

                        (Millions Except Per Share Data)

                      For the Year Ended December 31, 1999


                                PECO Energy  Unicom
                                 Prior to   Prior to    Merger
                                  Merger     Merger    Pro Forma    Exelon
                                 Pro Forma  Pro Forma Adjustments  Pro Forma
                                ----------- --------- -----------  ---------
  Operating Revenues..........    $5,437     $6,848      $(60)(7)   $12,225
                                  ------     ------      ----       -------
  Operating Expenses
    Fuel and Energy
     Interchange..............     2,145      1,806       (60)(7)     3,891
    Operation and
     Maintenance..............     1,384      2,157       --          3,541
    Depreciation and
     Amortization.............       237        982      (212)(6)     1,007
    Goodwill Amortization.....       --         --         57 (8)        57
    Taxes Other Than Income
     Taxes....................       262        492       --            754
                                  ------     ------      ----       -------
      Total Operating
       Expenses...............     4,028      5,437      (215)        9,250
                                  ------     ------      ----       -------
  Operating Income............     1,409      1,411       155         2,975
                                  ------     ------      ----       -------
  Other Income and Deductions
    Interest Expense..........      (504)      (544)                 (1,048)
    Preferred and Preference
     Stock Dividends..........       --         (43)      (18)(9)       (61)
    Other, net................       (24)         1         7 (9)       (16)
                                  ------     ------      ----       -------
      Total Other Income and
       Deductions.............      (528)      (586)      (11)       (1,125)
                                  ------     ------      ----       -------
  Income Before Income Taxes
   and Extraordinary Item.....       881        825       144         1,850
  Income Tax Expense..........       320        274        84           678
                                  ------     ------      ----       -------
  Income Before Extraordinary
   Item.......................    $  561     $  551      $ 60       $ 1,172
                                  ======     ======      ====       =======
  Preferred Stock Dividends...    $   11     $  --       $(11)(9)   $   --
                                  ======     ======      ====       =======
  Income Before Extraordinary
   Item per Share.............                                      $  3.72
                                                                    =======
  Income Before Extraordinary
   Item per Share--Diluted....                                      $  3.70
                                                                    =======
  Average Basic Shares
   Outstanding................                                        315.1 (5)
                                                                    =======
  Average Diluted Shares
   Outstanding................                                        317.1
                                                                    =======


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                  Unaudited Pro Forma Condensed Balance Sheet

                                 (In Millions)

                              As of March 31, 2000


                                                                        PECO
                                                PECO    PECO Energy    Energy
                                               Energy  Securitization Prior to
                                                 As      Pro Forma     Merger
                                                Filed  Adjustments(1) Pro Forma
                                               ------- -------------- ---------
                    ASSETS
  Utility Plant
    Plant....................................  $ 7,918     $  --       $ 7,918
    Accumulated Provision for Depreciation...    3,125        --         3,125
                                               -------     ------      -------
                                               $ 4,793     $  --       $ 4,793
    Nuclear Fuel, net........................      287        --           287
                                               -------     ------      -------
                                               $ 5,080     $  --       $ 5,080
                                               -------     ------      -------
  Current Assets
    Cash and Temporary Cash Investments......  $   110     $1,000      $ 1,110
    Accounts Receivable, net.................      594        --           594
    Inventories, at average cost.............      176        --           176
    Other Current Assets.....................      204        --           204
                                               -------     ------      -------
                                               $ 1,084     $1,000      $ 2,084
                                               -------     ------      -------
  Deferred Debits and Other Assets
    Regulatory Assets........................  $ 6,050     $  --       $ 6,050
    Goodwill.................................      117        --           117
    Investments and Other Property, net......      568        --           568
    Other....................................      132        --           132
                                               -------     ------      -------
                                               $ 6,867     $  --       $ 6,867
                                               -------     ------      -------
      Total..................................  $13,031     $1,000      $14,031
                                               =======     ======      =======
        CAPITALIZATION AND LIABILITIES
  Capitalization
    Common Stock Equity......................  $ 1,895     $  --       $ 1,895
    Preferred and Preference Stock...........      193        --           193
    Company Obligated Mandatorily
     Redeemable Preferred Securities.........      128        --           128
    Long-Term Debt...........................    5,895      1,000        6,895
                                               -------     ------      -------
                                               $ 8,111     $1,000      $ 9,111
                                               -------     ------      -------
  Current Liabilities
    Notes Payable, Bank......................  $   135     $  --       $   135
    Accounts Payable.........................      251        --           251
    Other Current Liabilities................      790        --           790
                                               -------     ------      -------
                                               $ 1,176     $  --       $ 1,176
                                               -------     ------      -------
  Deferred Credits and Other Liabilities
    Deferred Income Taxes....................  $ 2,417     $  --       $ 2,417
    Unamortized Investment Tax Credits.......      282        --           282
    Nuclear Decommissioning Liab. For Retired
     Plants..................................      --         --           --
    Other....................................    1,045        --         1,045
                                               -------     ------      -------
                                               $ 3,744     $  --       $ 3,744
                                               -------     ------      -------
      Total..................................  $13,031     $1,000      $14,031
                                               =======     ======      =======


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

              Unaudited Pro Forma Combined Condensed Balance Sheet

                                 (In millions)

                              As of March 31, 2000


                                  PECO Energy
                                   Prior to   Unicom    Merger         Exelon
                                  Merger Pro    As     Pro Forma      Pro Forma
                                     Forma     Filed  Adjustments      Balance
                                  ----------- ------- -----------     ---------
              ASSETS
  Utility Plant
    Plant.......................    $ 7,918   $25,290  $(13,988)(6)    $19,220
    Accumulated Provision for
     Depreciation...............      3,125    13,988   (13,988)(6)      3,125
                                    -------   -------  --------        -------
                                    $ 4,793   $11,302  $    --         $16,095
    Nuclear Fuel, net...........        287       797       --           1,084
                                    -------   -------  --------        -------
                                    $ 5,080   $12,099  $    --         $17,179
                                    -------   -------  --------        -------
  Current Assets
    Cash and Temporary Cash
     Investments................    $ 1,110   $   717  $   (500)(4)
                                                           (500)(1)
                                                           (466)(10)   $   361
    Accounts Receivable, net....        594     1,223       --           1,817
    Inventories, at average
     cost.......................        176       250       --             426
    Other Current Assets........        204     1,905       --           2,109
                                    -------   -------  --------        -------
                                    $ 2,084   $ 4,095  $ (1,466)       $ 4,713
                                    -------   -------  --------        -------
  Deferred Debits and Other
   Assets
    Regulatory Assets...........    $ 6,050   $ 1,585  $    --         $ 7,635
    Goodwill....................        117        43     2,293 (6)      2,453
    Investments and Other
     Property, net..............        568     3,289       --           3,857
    Other.......................        132        45       --             177
                                    -------   -------  --------        -------
                                    $ 6,867   $ 4,962  $  2,293        $14,122
                                    -------   -------  --------        -------
      Total.....................    $14,031   $21,156  $    827        $36,014
                                    =======   =======  ========        =======
  CAPITALIZATION AND LIABILITIES
  Capitalization
    Common Stock Equity.........    $ 1,895   $ 3,932  $   (500)(4)
                                                           (500)(1)
                                                           (466)(10)
                                                          2,293 (6)    $ 6,654
    Preferred and Preference
     Stock......................        193         2       --             195
    Company Obligated
     Mandatorily
     Redeemable Preferred
     Securities.................        128       350       --             478
    Long-Term Debt..............      6,895     6,965       --          13,860
                                    -------   -------  --------        -------
                                    $ 9,111   $11,249  $    827        $21,187
                                    -------   -------  --------        -------
  Current Liabilities
    Notes Payable, Bank.........    $   135   $   445  $    --         $   580
    Accounts Payable............        251       478       --             729
    Other Current Liabilities...        790     1,854       --           2,644
                                    -------   -------  --------        -------
                                    $ 1,176   $ 2,777  $    --         $ 3,953
                                    -------   -------  --------        -------
  Deferred Credits and Other
   Liabilities
    Deferred Income Taxes.......    $ 2,417   $ 2,464  $    --         $ 4,881
    Unamortized Investment Tax
     Credits....................        282       477       --             759
    Nuclear Decommissioning
     Liability For Retired
     Plants.....................        --      1,275       --           1,275
    Other.......................      1,045     2,914       --           3,959
                                    -------   -------  --------        -------
                                    $ 3,744   $ 7,130  $    --         $10,874
                                    -------   -------  --------        -------
      Total.....................    $14,031   $21,156  $    827        $36,014
                                    =======   =======  ========        =======


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. The effects of the use of proceeds from the securitization of stranded costs by PECO Energy on the pro forma combined condensed statements of income were as follows (in millions):

                                             Year Ended     Three Months Ended
                                          December 31, 1999   March 31, 2000
                                          ----------------- ------------------
      Transition Bond Interest Expense...       $318               $ 80
      Interest Savings Associated with
       Higher Cost Debt that was
       Repurchased.......................       (129)               (32)
      Transition Bond Interest Expense
       Included In Historical Interest
       Expense...........................       (179)               (57)
      Interest Savings Included in
       Historical Interest Expense.......         98                 33
                                                ----               ----
                                                $108               $ 24
                                                ====               ====
      PECO Energy Obligated Mandatorily
       Redeemable Preferred Securities
       ($221 million @ 9%)...............       $(20)              $ (5)
      Interest Savings Included in
       Historical Financial Statements...          8                  5
                                                ----               ----
                                                $(12)               --
                                                ====               ====
      PECO Preferred Stock Dividends
       ($37 million @ 6.12%).............       $ (2)              $ (1)
      PECO Preferred Stock Dividend
       Savings Included in Historical
       Financial Statements..............          1                  1
                                                ----               ----
                                                $ (1)               --
                                                ====               ====

   In May 2000, PECO Energy, through a wholly owned subsidiary, issued an additional $1.0 billion of transition bonds. Approximately $500 million of these proceeds were used to settle a forward share repurchase agreement that resulted in the repurchase of approximately 12.0 million shares of PECO Energy common stock.

2. The Unicom fossil sale Pro Forma Adjustments for the Income Statement for the Year Ended December 31, 1999 reflect the continuing impact of the sale of ComEd's fossil generating plants which was completed in December 1999.

 . Fuel and Energy Interchange: Reflects the elimination of fossil fuel expense and the replacement impact of purchasing power under the power purchase agreements entered into with the purchaser of the fossil assets at the time of the fossil sale, as provided below (in millions):

      Fossil Fuel Expense............................................... $(616)
      Energy Interchange Expense........................................   873
                                                                         -----
      Total............................................................. $ 257
                                                                         =====

 . Operation and Maintenance: Reflects the elimination of the fossil generating plants operation and maintenance expenses.

 . Depreciation and Amortization: Reflects the following (in millions):

      Elimination of Fossil Plant Depreciation..........................   (73)
      Additional Amortization of Regulatory Assets......................    99
                                                                         -----
        Total........................................................... $  26
                                                                         =====

   The Unicom pro forma adjustments reflecting the sale of ComEd's fossil generating plants include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

 . Taxes Other Than Income Taxes: Reflects the elimination of real estate and payroll taxes related to the ownership of the fossil plants.

   The pro forma adjustments do not reflect the income effects of the reinvestment of cash proceeds received from the fossil sale.

3.  Reflects Unicom's purchase, at prevailing market prices, of approximately
    26.3 million shares of Unicom common stock that were subject to certain forward purchase contracts at December 31, 1999. During 1999, Unicom entered into forward purchase arrangements with financial institutions for the repurchase of approximately 26.3 million shares of Unicom common stock. The repurchase arrangements were settled in January 2000 on a physical (i.e. shares) basis. Effective January 2000, the share repurchases have reduced outstanding shares and common stock equity. Prior to the settlement, the repurchase arrangements were recorded as a receivable on the Consolidated Balance Sheet of Unicom based on the aggregate market value of the shares deliverable under the arrangements.

   In addition, reflects adjustments to net interest expense and preferred and preference stock dividends related to the use of securitization proceeds as follows (in millions):

      Pro forma adjustment to eliminate historical interest
       expense associated with higher cost debt that was
       repurchased...................................................... $(20)
      Pro forma adjustment to eliminate historical
       dividend provisions associated with higher cost
       preferred and preference stock that was repurchased.............. $(10)

    The Unicom Securitization pro forma adjustments include increased regulatory asset amortization because those adjustments on a prior-to-merger, pro forma basis would result in ComEd's earnings exceeding the earnings cap provision of the Illinois Public Utilities Act.

4. Reflects the payment of the cash portion of the merger consideration to Unicom common shareholders.

5. Reflects issuance of Exclon shares in exchange for PECO Energy and Unicom common stock net of shares which were repurchased by PECO Energy and Unicom as follows:

                                                   PECO             Pro Forma
                                                  Energy   Unicom    Exelon
                                                  -------  -------  ---------
                                                      (Shares in 000's)
      Actual shares outstanding at March 31,
       2000...................................... 181,454  177,647
      Shares repurchased-Notes (1) and (10)...... (11,954) (11,247)
                                                  -------  -------
      Remaining shares to be exchanged........... 169,500  166,400
      Exchange factor............................     1.0     .875
                                                  -------  -------
      Remaining shares to be exchanged........... 169,500  145,600   315,100
                                                  =======  =======   =======

6. A pro forma adjustment has been made to recognize estimated goodwill in connection with the merger. The goodwill represents the excess of the purchase consideration of $5.8 billion, including PECO Energy's estimated transaction costs resulting from the merger, over the book value of Unicom's assets and liabilities at March 31, 2000. The adjustment reflects the merger consideration including approximately 145.6 million shares of Exelon Common Stock at a price of $35.89 based on the average closing price of PECO Energy Common Stock between January 3 and 12, 2000. PECO Energy's transaction costs of approximately $32.5 million represent the estimated costs to be incurred for the merger that meet the requirements for inclusion in the purchase price.

   For purposes of the pro forma financial statements the excess of cost over fair value of net assets acquired resulting from the preliminary purchase price is assumed to be as follows (in millions):

      Pro Forma Purchase Price.......................................... $5,759
      Less: Pro Forma Historical Net Book Value
       of Assets Acquired (as of March 31, 2000)........................  3,466
                                                                         ------
      Excess of Purchase Price Over Net Book Value
       of Assets Acquired (Goodwill).................................... $2,293
                                                                         ======

   Actual goodwill recorded upon consummation will consider the fair value of Unicom's assets and liabilities at that future date, including the fair value determination of nuclear generating stations, and may differ significantly from the amount recorded in these pro forma financial statements. The fair value analysis of Unicom's assets and liabilities has not been completed. The following table sets forth preliminary estimates of potential additional purchase accounting adjustments (in millions):

      Utility Plant................................................... $(5,300)
      Pension Benefits................................................     650
      Post-retirement Benefits........................................     250
      Long-term Debt..................................................     150
      Deferred Taxes..................................................   1,700
      Intangible Asset................................................   1,000
      Goodwill........................................................   1,550

 . Utility Plant: Reflects the preliminary fair value analyses of ComEd's nuclear stations based on discounted cash flows. The preliminary analyses indicated fair value estimates ranging from $300 million to $3.0 billion. The analyses are significantly affected by assumptions made regarding nuclear plant capacity factors, operating costs and the expected market price for electricity. The $5.3 billion adjustment to utility plant reflects the difference between the $1.6 billion midpoint of the range and the $6.9 billion book value of the nuclear stations as of March 31, 2000. The $5.3 billion reduction to utility plant is estimated to reduce nuclear depreciation expense by approximately $225 million annually based on 1999 nuclear depreciation rates. The final allocation of the purchase price will be dependent on estimates of future capacity factors, operating costs and the expected market price for electricity at the time of the closing and may consider independent appraisals as well.

 . Pension Benefits and Post-Retirement Obligations: Reflects elimination of unrecognized net actuarial gains, prior service costs and transition obligations at March 31, 2000. Final allocation amounts may differ largely due to discount rates at the time of closing. The adjustments will increase pension benefits and post-retirement benefit expense over average periods of 14 years and 4 years, respectively, based on actuarial estimates.

 . Long-Term Debt: Represents the adjustment of long-term debt including transitional trust notes to fair value at March 31, 2000. The final fair value determination will be based on prevailing market interest rates at the time of closing. The adjustment will be amortized over the remaining life of the individual debt issues, which average six years.

 . Intangible Asset: Represents the estimated recovery of above market plant costs through regulated cash flows over the period 2000-2006, pursuant to stranded cost recovery provisions of the Illinois Public Utilities Act. Preliminary estimates of above market regulated cash flows available for stranded cost recovery during the period range from $500 million to $1.5 billion, resulting in a midpoint estimate of $1 billion. The intangible asset will be amortized over the 2000-2006 revenue recovery period and amortization amounts will vary by year based on annual regulated cash flows.

 . Goodwill: Represents additional goodwill resulting from the preliminary adjustments reflected above, to be amortized over 40 years.

   This adjustment also includes the elimination of accumulated depreciation reflected on Unicom's books in accordance with purchase accounting as prescribed by generally accepted accounting principles. The Merger Pro Forma Adjustments for the Income Statement for the Year Ended December 31, 1999, as a result of the increased merger pro forma common stock equity balance, include a reversal of the increased regulatory asset amortization related to the Unicom pro forma adjustments discussed in Notes 2 and 3.

7. Reflects the elimination of purchased power and off-system sales transactions between PECO Energy and Unicom.

8.  Reflects amortization of goodwill over a 40-year period.

9. Reflects the reclassification of PECO Energy preferred stock dividends and interest on PECO Energy obligated mandatorily redeemable preferred securities for consistent presentation.

10. Reflects the repurchase of approximately $466 million of Unicom's outstanding common shares and approximately $500 million of PECO Energy's outstanding common shares prior to closing. In the first quarter of 2000, Unicom repurchased approximately $534 million of the approximately $1.0 billion common share repurchase required by the merger agreement.

                      DESCRIPTION OF EXELON CAPITAL STOCK

   The following summary of the capital stock of Exelon is subject in all respects to applicable provisions of the Business Corporation Law of the Commonwealth of Pennsylvania and the Exelon articles of incorporation. Exelon is a Pennsylvania corporation. See "Comparison of Rights of Shareholders" in this Chapter I and "Where You Can Find More Information" on page 154.

 General

   The total authorized shares of capital stock of Exelon consist of (1) 600,000,000 shares of common stock, no par value and (2) 100,000,000 shares of preferred stock, no par value. At the close of business on May 12, 2000, 100 shares of Exelon common stock were issued and outstanding, all of which were owned by PECO Energy, and no shares of Exelon preferred stock were issued and outstanding.

 Common Stock

   Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock are entitled to receive dividends or other distributions declared by the Exelon board of directors. The right of the Exelon board of directors to declare dividends, however, is subject to the rights, if any, of holders of preference stock of Exelon and certain requirements of Pennsylvania law.

 Preferred Stock

   The Exelon board of directors has the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

   Upon completion of the first step exchange, PECO Energy shareholders will receive shares of common stock of Exelon in exchange for their shares of PECO Energy common stock. On the effective date of the second step merger, Unicom shareholders will receive shares of common stock of Exelon and cash in exchange for their shares of Unicom common stock. The following is a summary of the material differences with respect to the rights of holders of Unicom common stock, PECO Energy common stock and Exelon common stock. These differences arise in part, in the case of Unicom shareholders, from the differences between various provisions of Illinois and Pennsylvania law, as well as differences between the governing instruments of PECO Energy, Unicom and Exelon.

   The following description summarizes the material differences which may affect the rights of Exelon shareholders and PECO Energy shareholders and Unicom shareholders, but does not purport to be a complete statement of all of the differences, or a complete description of the specific provisions referred to in this summary. PECO Energy shareholders and Unicom shareholders should read carefully the relevant provisions of Pennsylvania law and Illinois law, the Exelon articles of incorporation and by-laws, the PECO Energy articles of incorporation and by-laws and the Unicom articles of incorporation and by-laws.

 Size of the Board of Directors

   Under Illinois law, the board of directors of a corporation consists of one or more members. The number of directors is fixed by the by-laws, except the number of the initial directors is fixed by the incorporators in the articles of incorporation or at the organizational meeting. In the absence of a by-law fixing the number of directors, the number of directors fixed by the incorporators governs. The Unicom by-laws provide that the number of directors of Unicom will be not less than eight nor more than thirteen directors, and that directors are elected annually by the shareholders.

   Under Pennsylvania law, the by-laws or articles of incorporation govern the size of the board. If neither the articles of incorporation nor the by-laws provide for the size of the board, Pennsylvania law fixes the number of directors on the board at three. Under both the PECO Energy and Exelon articles of incorporation, the whole board (a majority of the total number of directors that Exelon would have if there were no vacancies on the board of directors) determines the number of directors on the board, except as otherwise provided in the express terms of any class or series of preferred or preference stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of the preferred or preference stock. Until the effective date of the first step exchange, the board of directors of Exelon will consist of three members. This proviso expires on the effective date of the first step exchange, after which the number of directors will be set at 16.

 Classification of the Board of Directors

   Under Illinois law, if the board of directors consists of six or more members, the articles of incorporation or by-laws may provide that the directors be divided into either two or three classes with staggered terms of office. Each class has to be as nearly equal in number as possible. The articles of incorporation and by-laws of Unicom are silent on this point. The Unicom board of directors is not classified.

   Pennsylvania law provides that, unless otherwise specified in the articles of incorporation, a corporation's board of directors may be divided into various classes with staggered terms of office. The term of office of at least one class must expire in each year and the members of a class may not be elected for a period longer than four years. If the directors are to be otherwise classified, the classification must be done in the articles of incorporation. Under the PECO Energy articles of incorporation, each class will be as nearly equal in number as possible and, under the Exelon articles of incorporation, each class will be approximately equal in number. Under the PECO Energy and Exelon articles of incorporation the term of office of at least one class must expire in each year. Except as otherwise provided in the articles of incorporation or in the express terms of any series of the preferred or preference stock, the members of each class will be elected for a term of three years and until their respective successors have been elected and qualified, except in the event of their earlier death, resignation or removal. However, in the case of Exelon, the initial classes and terms of directors taking office upon the first step exchange will coincide with their unexpired terms as directors of PECO Energy and until their respective successors have been elected and qualified, except in the event of their earlier death, resignation or removal or until the merger is completed, at which time Exelon's board of directors will be constituted in accordance with the merger agreement.

 Cumulative Voting

   Under Illinois law, cumulative voting for directors exists unless a corporation's articles of incorporation provide otherwise. Unicom's articles of incorporation provide shares of Unicom common stock with a right to cumulative voting in all elections of directors by vote of shareholders. Unicom's by-laws also provide for cumulative voting for directors.

   Under Pennsylvania law, cumulative voting exists unless a corporation's articles of incorporation provide otherwise. Both PECO Energy and Exelon have eliminated cumulative voting.

 Vacancies on the Board

   Illinois law provides that if there is an increase in the number of directors, any vacancy on the board of directors and any directorship may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. Under Illinois law, the by-laws may provide a method for filling vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise, by director or shareholder action. If such a provision does not exist in the by-laws, the board of directors must fill the vacancy.

   Unicom's by-laws provide that any kind of vacancy occurring in the board of directors may be filled by election at an annual shareholders meeting or at a special meeting called for that purpose. Any vacancy arising between meetings of shareholders may be filled by the vote of a majority of the directors then in office, even if less than a quorum. Any director so elected will serve until the next annual meeting of the shareholders.

   Pennsylvania law provides that a majority of the directors then in office, even if less than a quorum, may fill newly created directorships and all vacancies, including vacancies resulting from an increase in the size of the board. In addition, when one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, may fill the vacancy or vacancies by a majority vote. Unless the by-laws specify otherwise, directors selected to fill newly created directorships and all vacancies serve the balance of the unexpired term.

   Both the PECO Energy and Exelon by-laws provide that a majority of directors in office, or a sole remaining director, may fill all vacancies and newly created directorships and those filling the vacancies will serve out the remaining terms of their predecessors. The Exelon by-laws provide that the size of the board of directors will be established by resolution adopted by a majority of the whole board (the total number of directors that Exelon would have if there were no vacancies on the board of directors).

 Removal of Directors

   With four exceptions under Illinois law, the holders of a majority of the outstanding shares entitled to vote at an election of directors may remove any director with or without cause. The four exceptions are as follows:

  . if the notice of the shareholders meeting fails to mention that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice,

  . if in the case of cumulative voting, where less than the entire board is to be removed, the votes cast against the removal of a director would be sufficient to elect him or her by cumulative voting at an election of the entire board of directors,

  . if a director is elected by a class or series of a class, he or she may be removed only by the shareholders of that class or series, and

  . if, in the case of a corporation whose board is classified, the articles of incorporation provide that directors may be removed only for cause.

These exceptions are not applicable in cases where the circuit court of the county in which the corporation's registered office is located is asked to remove a director for engaging in fraudulent or dishonest conduct or for gross abuse of his or her position to the detriment of the corporation and the court determines that removal is in the best interest of the corporation.

   Unicom's articles of incorporation and by-laws are silent with regard to the removal of directors.

   With two exceptions under Pennsylvania law, the holders of a majority of the shares entitled to vote at an election of directors may remove any director, with or without cause. Those two exceptions are as follows:

  . if the corporation has a classified board, shareholders may remove a director only for cause, and

  . if the corporation has cumulative voting, and less than the entire board of directors is to be removed, then no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if cumulatively voted at an election of the entire board of directors, or if there are classes of directors, at an election of the class of directors of which he or she is a part.

   Both the PECO Energy and Exelon by-laws provide that a majority of the shareholders may remove a director only for cause.

  Special Meetings of Shareholders

   Under Illinois law, special meetings of shareholders may be called by:

  .the president,

  . the holders of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called, or

  .other officers or persons as may be provided in the articles of incorporation or the by-laws.

   Unicom's by-laws provide that a special meeting of the shareholders may be called by the chairman, by the board of directors, by a majority of the directors individually or by the holders of not less than one-fifth of the total outstanding shares of capital stock of the company.

   Pennsylvania law provides that special meetings of the shareholders may be called by:

  .the board of directors,

  .shareholders entitled to cast at least 20% of the vote entitled to be cast at that meeting, or

  .any person or persons as may be authorized by the by-laws.

   In addition, under Pennsylvania law, if the annual meeting for election of directors is not called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

   Both the PECO Energy and Exelon by-laws provide that special meetings of the shareholders may be called at any time by the board of directors. As registered corporations, both PECO Energy and Exelon are subject to a provision of the Pennsylvania law which eliminates the right of shareholders to call a special meeting.

 Corporate Action Without a Shareholder Meeting

   Under Illinois law, unless otherwise provided in the articles of incorporation, shareholders may take any action which may be taken at a shareholders meeting without a shareholders meeting and without a vote, if a consent in writing, setting forth the action to be taken, is signed by either
(1) the holders of outstanding shares that would be sufficient to vote in favor of the action at a shareholders meeting at which all shareholders entitled to vote would be present and vote, or (2) by all shareholders entitled to vote with regard to the subject matter thereof. If the action is consented to by fewer than all the shareholders entitled to vote, then the action becomes effective only if all shareholders entitled to vote were notified in writing of the subject matter at least five days prior to the vote and subsequent to the consent were promptly notified that the corporate action was taken with less than unanimous written consent.

   Under Illinois law, dissolution of a corporation may be authorized by the unanimous consent in writing of the holders of all outstanding shares.

   Unicom's articles of incorporation and by-laws are silent with regard to taking corporate action without a shareholder meeting.

   Under Pennsylvania law, unless otherwise provided in the by-laws, shareholders may act without a meeting on any action requiring a shareholder vote, provided they have the written consent of the holders of all outstanding shares entitled to vote thereon. Both the PECO Energy and Exelon by-laws provide that, except as may otherwise be provided in the terms of any preferred or preference stock or when shareholders act by unanimous consent to remove a director or directors, shareholder action must be taken at an annual or special meeting of shareholders.

 Charter Amendments

   Under Illinois law, a corporation may amend its articles of incorporation at any time to add new provisions or to change or remove old provisions, provided that the amended articles contain only provisions as are required or permitted in original articles of incorporation at the time of amendment. A corporation whose period of duration as provided in the articles of incorporation has expired may amend its articles of incorporation to revive its articles and extend the period of corporate duration, even to perpetual duration, at any time within five years after expiration.

   Generally, under Illinois law, a proposed amendment will be adopted upon receiving the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the amendment and, if any class of shares is entitled to vote as a class, the affirmative vote of the holders of two-thirds of the outstanding shares in that class. The articles of incorporation may provide for a smaller or greater vote requirement, but not less than a majority of the outstanding shares entitled to vote.

   Prior to voting on an amendment, Illinois law provides that the board of directors must adopt a resolution setting forth the proposed amendment and must direct that the amendment be submitted to a vote at a shareholder meeting. Written notice setting forth the proposed amendment must be given to the shareholders prior to the shareholders meeting.

   Under Illinois law, a majority of the whole board of directors of a corporation may amend the articles of incorporation without shareholder action to take various ministerial actions as permitted by Illinois law.

   Unicom's articles of incorporation and by-laws are silent with regard to amending the articles of incorporation.

   Generally, under Pennsylvania law, unless the articles of incorporation require a greater vote, a proposed amendment will be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in that class vote. Also, except for a proposed amendment that is the subject of a petition of shareholders entitled to cast 10% or more of the votes of all shareholders in aggregate, a proposed amendment of the articles of incorporation will be deemed not to have been adopted by a corporation unless the board of directors has also approved the amendment, even though the board submitted the amendment to the shareholders for action.

   Under Pennsylvania law, unless otherwise restricted in the articles of incorporation, an amendment of the articles of incorporation does not require the approval of the shareholders if shares have not been issued or if the amendment only takes various ministerial actions as permitted by Pennsylvania law.

   Also, shareholder approval is not necessary if the corporation has only one class of shares outstanding and the amendment is solely to increase the number of authorized shares to effectuate a stock dividend or a stock split and, in case of a stock split, may also change the par value of the shares.

   Under Pennsylvania law, the holders of shares of a class or series are entitled to vote as a class with respect to an amendment if the amendment would:

  . authorize the board of directors to fix and determine the relative rights and preferences of any preferred or special class,

  . make any change in the preferences, limitations or special rights of the shares of a class or series adverse to the class or series other than preemptive rights or the right to vote cumulative,

  . authorize a new class or series having a preference as to dividends or assets which is senior to the shares of a class or series, or

  . increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series.

   Under the articles of incorporation of both PECO Energy and Exelon, the articles of incorporation may be amended in the manner and at the time prescribed by Pennsylvania law.

 By-law Amendments

   Under Illinois law, unless otherwise provided in the articles of incorporation, shareholders or the board of directors may make, alter, amend or repeal the by-laws of the corporation. But no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide.

   Unicom's by-laws provide that the by-laws may be altered, amended or repealed by the shareholders or the board of directors.

   Under Pennsylvania law, after a corporation receives payment for any of its stock, the power to adopt, amend or repeal by-laws resides exclusively in the shareholders unless the by-laws confer a concurrent power on the board of directors. However, even if the shareholders confer concurrent power on the board of directors, the directors have no authority to adopt or change a by-law on any subject that is committed expressly to the shareholders by Pennsylvania law.

   The PECO Energy by-laws provide that the shareholders may adopt, amend or repeal by-laws only with the approval of the board of directors. The by-laws may be amended or repealed, or new by-laws may be adopted, by a vote of a majority of the board of directors at any special meeting of directors.

   Subject to the limitations provided in this paragraph, the Exelon by-laws provide that the board of directors may adopt, alter or repeal by-laws. In addition, the shareholders may adopt by-laws. The board of directors may not, however, adopt, alter or repeal by-laws that Pennsylvania law specifies may be adopted only by shareholders. Furthermore, the board of directors may not alter or repeal any by-law that is adopted by the shareholders and provides that it may not be altered or repealed by the board of directors.

 Business Combinations/Fair Price Provisions

   Under Illinois law, a merger or consolidation requires approval of a majority vote of the board of directors and approval by the holders of two-thirds of the outstanding shares entitled to vote. The articles of incorporation of any corporation may require any smaller or larger vote requirement, but not less than a majority of the outstanding shares entitled to vote.

   In addition, there are special vote requirements for certain business combinations of a domestic corporation that has not decided to opt out of these provisions. Under Illinois law, "business combination" is defined generally to include:

  . a merger or consolidation of a corporation with an interested shareholder, or with any other corporation if the merger or consolidation is caused by an interested shareholder,

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 10% of the aggregate market value of all the assets or at least 10% of the aggregate market value of the outstanding stock to or with an interested shareholder,

  . any transaction involving the issuance or transfer by a corporation of its shares to an interested shareholder, except:

   . based on rights to obtain shares of a corporation that were outstanding before a shareholder became an interested shareholder,

   . based on rights to obtain dividends, distributions or the exchange of securities for shares that are evenly distributed to all holders of a class or series of shares after a shareholder becomes an interested shareholder,

   . pursuant to an exchange offer by a corporation to purchase shares made on the same terms to all shareholders, and

   . any issuance or transfer of shares by a corporation, so long as an interested shareholder's proportionate ownership of any shares is not increased, or

  . any loans from a corporation to an interested shareholder.

   An "interested shareholder" is defined generally as a shareholder who beneficially owns at least 15% of the outstanding voting power or who is an affiliate or associate of the corporation and beneficially owned 15% of the voting power of the then outstanding voting stock within the preceding three years. The special vote requirements may apply to a domestic corporation that has any equity securities registered under Section 12 of the Securities Exchange Act of 1934 or that is subject to Section 15(d) of that Act or any other domestic corporation that elects in its articles of incorporation to be treated under these special vote requirements.

   For these corporations, any "business combination" summarized above requires the affirmative vote of the holders of at least 80% of the combined voting power of the outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors and the affirmative vote of a majority of the voting shares held by disinterested shareholders unless certain fair price and procedural requirements are met. These requirements include:

  . approval by two-thirds of the disinterested directors, and

  . satisfaction of the conditions described in the next paragraph.

   The business combination must provide that all holders of common shares receive consideration for all their shares, and that the aggregate amount of cash and the fair market value of consideration other than cash to be received per share as of the date the business combination is consummated is at least equal to the higher of:

  . the highest per share price paid by the interested shareholder to acquire any common shares beneficially owned by the interested shareholder that were acquired (1) within two years before the proposal of the business combination was publicly announced, or (2) in the transaction in which it became an interested shareholder, and

  . the fair market value per common share on the first trading day after the date the business combination was publicly announced or on the first trading date after the date that it is publicly announced that the shareholder became an interested shareholder.

   In addition, the business combination must also provide that all holders of outstanding shares, other than holders of common shares, receive consideration for all these shares, and that the aggregate amount of cash and the fair market value of consideration other than cash to be received per share as of the date the business combination is consummated is at least equal to or greater than the higher of:

  . the highest per share price paid by the interested shareholder to acquire any of the shares beneficially owned by the interested shareholder that were acquired (1) within two years before the proposal of the business combination was publicly announced, or (2) in the transaction in which it became an interested shareholder,

  . the highest preferential amount per share to which the holders of the shares are entitled in the event of any liquidation, dissolution or winding up of the corporation,

  . the fair market value of the shares on the first trading day after the date the proposal of the business combination was publicly announced, or on the determination date, whichever is higher, or

  . an amount equal to the fair market value per share determined pursuant to clause (iii) times the highest value obtained in calculating the highest per share price paid by an interested shareholder for any of the shares within the two-year period divided by the market value per share on the first day of the two-year period in which the interested shareholder acquired the shares.

   Furthermore, the consideration to be received by shareholders of a particular class must be in cash or in the same form as the interested shareholder has paid. If the interested shareholder has paid in different forms, then the form by which the interested shareholder has acquired most shares shall apply. Also, after a shareholder has become an interested shareholder and before the business combination is consummated:

  . except as approved by two-thirds of the disinterested directors, the corporation must not fail to declare and pay on time any dividends on any shares other than the common shares, and

  . the corporation must not reduce the annual rate of dividends paid on the common shares.

   Finally, a proxy or information statement describing the proposed business combination that complies with the Securities Exchange Act of 1934 must be mailed to public shareholders at least 30 days before the business combination is consummated.

   Unicom's articles of incorporation and by-laws are silent with regard to business combinations. Accordingly, the special voting requirements discussed above are applicable to a business combination transaction with Unicom and an interested shareholder. The second step merger is not, however, the type of transaction covered by this provision of Illinois law and therefore the 80% vote requirement does not apply.

   Under Pennsylvania law, a merger or consolidation requires approval of the corporation's board of directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote.

   Under Pennsylvania law, unless a corporation has opted out of certain statutory provisions, shares of a corporation whose shares are registered under the Securities Exchange Act of 1934 acquired in a "control share acquisition" do not have voting rights unless restored by a resolution approved by a vote of the disinterested shareholders. Under Pennsylvania law a "control share acquisition" means an acquisition by any person of voting power of a corporation that would, when added to all other voting power of that person, entitle that person to cast for the first time the amount of voting power in any of the following ranges:

  . at least 20% but less than 33 1/3%,

  . at least 33 1/3% but less than 50%, or

  . 50% or more.

   Neither PECO Energy nor Exelon has in its articles of incorporation opted out of the provisions of the Pennsylvania Business Corporation Law relating to control share acquisitions.

 Other Antitakeover Protection

  Interested Shareholder Transactions

   Illinois law restricts certain publicly held Illinois corporations from engaging in business combinations involving an interested shareholder during the period of three years following the date that person became an interested shareholder. A general definition of a "business combination" under Illinois law is described in the previous section. The restrictions involving an interested shareholder do not apply if:

  . the corporation's articles of incorporation contain a provision expressly electing not to be governed by this section,

  . the corporation does not have a class of voting shares that is listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market or held of record by more than 2,000 shareholders, unless any of the foregoing results from action taken by an interested shareholder or from a transaction in which a person becomes an interested shareholder,

  . a shareholder inadvertently becomes an interested shareholder and as soon as practicable divests itself of ownership of sufficient shares so that the shareholder is no longer an interested shareholder, or

  . in the situation of certain business combinations, including mergers, consolidations, tender offers, exchange offers and major asset transfers, the business combination is:

   . with a person who was not an interested shareholder during the previous three years or who became one with the approval of the corporation's board of directors, and

   . approved by a majority of the members of the board of directors then in office who were directors before a person became an interested shareholder within the previous three years or were elected or who were recommended for election to succeed the directors by a majority of those previous directors.

   Notwithstanding the three-year restriction, a business combination with an interested shareholder may occur if:

  . the business combination or the acquisition of shares by the interested shareholder is approved by the board of directors prior to the date the interested shareholder becomes an interested shareholder,

  . after the acquisition in which the interested shareholder becomes an interested shareholder he or she owns at least 85% of the outstanding voting shares, not including certain categories of employee-owned stock, or

  . on or after the date the interested shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not beneficially owned by the interested shareholder.

   The articles of incorporation or by-laws may not require a greater vote of shareholders to approve a "business combination" with an "interested shareholder" than that specified in the preceding paragraph.

   Pennsylvania law prohibits a corporation from engaging in a business combination with the beneficial owner of 20% or more of the corporation's stock for five years from the time the shareholder acquired the stock, unless certain conditions are met.

   Under Pennsylvania law, a corporation whose shares are registered under the Securities Exchange Act of 1934 that has not opted out of certain statutory provisions may engage in a business combination with a 20% shareholder within the five-year period only if:

  . The 20% shareholder's stock purchase was approved by the corporation's board of directors before the share acquisition date,

  . the business combination itself was approved by the corporation's board of directors before the share acquisition date,

  . the business combination is approved by the affirmative vote of all of the holders of all of the outstanding common shares, or

  . The business combination is approved by the affirmative vote of the majority of disinterested shareholders no earlier than three months after the share acquisition date, provided the 20% shareholder is the beneficial owner of 80% of the voting shares of the corporation and provided the price paid to all shareholders meets statutory criteria establishing a formula price.

   After the expiration of the five-year period, the business combination will be permitted if:

  . approved by a majority of disinterested shareholders, or

  . approved by the affirmative vote of the shareholders provided the price to be paid meets the formula price.

   The formula price is the higher of the price paid by the 20% shareholder any time within five years before the announcement date of the combination or the share acquisition date, whichever is higher or the market value of the stock as of the announcement date or the share acquisition date, whichever is higher, plus interest on United States Treasury securities, less dividends paid on the stock.

   Neither PECO Energy nor Exelon has opted out of the provisions of the Pennsylvania Business Corporation Law relating to interested shareholder transactions.

 Anti-Greenmail Provision

   Illinois law has no anti-greenmail provisions.

   Pennsylvania law provides that, unless a corporation has opted out, any profit realized by any person or group that acquires voting control over at least 20% of a corporation whose shares are registered under the Securities Exchange Act of 1934 pursuant to the disposition of equity securities of the registered corporation within two years before or 18 months after becoming a 20% shareholder is recoverable by the corporation.

   Neither PECO Energy nor Exelon has opted out of the anti-greenmail provisions of the Pennsylvania Business Corporation Law.

 Shareholder Rights Plan

   Unicom currently has a shareholder rights plan. Neither PECO Energy nor Exelon have adopted a shareholder rights plan.

 Interested Director Transactions

   Under Illinois law, a transaction that is fair to a corporation may not be invalidated on the grounds that a director of the corporation is directly or indirectly a party to the transaction. The party asserting validity has the burden of proving fairness unless the material facts of the transaction and the director's interest are disclosed and the transaction is approved either by a majority of disinterested directors or by the shareholders without counting the vote of any shareholder who is an interested director.

   Pennsylvania law provides rules for transactions between a corporation and one or more of its directors or between a corporation and another entity in which the corporation's director is also a director or in which the director has a financial interest. Under Pennsylvania law, a transaction is not void or voidable solely because:

  . of the director's interest,

  . the interested director was present at or participated in the meeting at which the transaction was authorized, or

  . the interested director's vote counted in the authorization of the transaction.

   A transaction is not void or voidable provided:

  . the board of directors knows or learns of the material facts regarding the director's interest and the board authorizes the transaction by the affirmative vote of a majority of disinterested directors,

  . the shareholders entitled to vote on the transaction know or are told in good faith the material facts regarding the director's interest, and the shareholders approve the transaction, or

  . the transaction is fair to the corporation as of the time it is authorized by the board of directors or shareholders.

   Neither the PECO Energy nor the Exelon by-laws alter the statutory rules regarding interested director transactions.

 Indemnification of Directors, Officers and Employees

   Illinois law provides that a corporation may indemnify a director or officer against liabilities and expenses if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of a criminal action, if the director or officer had no reason to believe his or her conduct was unlawful. Under Illinois law, in a proceeding brought by or in the right of the corporation, no indemnification may be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the corporation, unless the court determines that that person is reasonably and fairly entitled to indemnification for expenses. Indemnification will be made by a corporation only if a determination has been made, by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. Illinois law provides that a corporation may purchase liability insurance on behalf of an officer or director whether or not the corporation would otherwise have the power to indemnify such a person. Under Illinois law, a corporation may maintain insurance on behalf of officers and directors against liabilities asserted against the individual arising out of his or her status as an officer or director, whether or not the corporation would have the power to indemnify the individual against the liability under the relevant provisions of Illinois law.

   Unicom's articles of incorporation and by-laws provide indemnification for all directors, officers or other employees or agents of the corporation or person who serve or served upon request of the Unicom board of directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise to the full extent possible now and thereafter under Illinois law. The articles and by-laws provide that the corporation may also enter into one or more agreements with any person providing for indemnification greater or different than the one stated and that any repeal of the articles of incorporation or by-laws may not adversely affect any right or protection existing immediately prior to the repeal or modification.

   Pursuant to Pennsylvania law, except as otherwise provided in the corporation's by-laws, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. That person may be indemnified against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if:

  . he or she acted in good faith,

  . in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and

  . with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

   In the case of shareholder derivative suits, a corporation may indemnify any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of the action or suit if:

  . he or she acted in good faith, and

  . in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

   However, indemnification may not be made for any claim, issue or matter as to which the person has been adjudged by a court of competent jurisdiction, to be liable to the corporation, unless and only to the extent a proper court determines upon that the person is fairly and reasonably entitled to indemnity for expenses as the court deems proper.

   Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding is entitled to indemnification against expenses, including attorneys' fees actually and reasonably incurred by that person in connection with the defense.

   Unless ordered by a court, any indemnification must be made by the corporation only as authorized:

  . by the shareholders,

  . by majority vote of a quorum of the directors who were not parties to the action, suit or proceeding, or

  . if a quorum is not obtainable, or if the directors so direct, by independent legal counsel in written opinion.

   The indemnification and advancement of expenses authorized by Pennsylvania law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

   Expenses, including attorneys' fees, incurred by an officer or director defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding if the director or officer agrees to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be so paid on such terms and conditions as the board of directors deems appropriate.

   Both the PECO Energy and Exelon by-laws provide that the company will indemnify officers and directors, and certain other persons, to the fullest extent permitted by Pennsylvania law.

 Limitation of Personal Liability of Directors

   Illinois law provides that a corporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for monetary damages for breach of the directors' fiduciary duties, provided that the corporation adopts a provision to do so in its articles of incorporation. The provision may not eliminate or limit the liability of a director:

  . for any breach of the director's duty of loyalty to the corporation or its shareholders,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . for the payment of improper dividends or certain corporate actions following dissolution,

  . for transactions from which the director derived an improper personal benefit, or

  . for any act or omission occurring before the effective date of the articles provision.

   Unicom's articles of incorporation and by-laws adopt the limitation of director's personal liability to the extent and in the manner provided for under Illinois law. The articles of incorporation and by-laws provide that if Illinois law is amended to further eliminate or limit the personal liability of directors, then this amendment will apply to its directors. Any repeal or modification of the section of Unicom's articles of incorporation or the by-laws regarding the personal liability of a director may not adversely affect any right or protection of a director existing prior to the repeal or modification.

   Pennsylvania law provides that a corporation's articles may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in that capacity. However, the provision cannot eliminate or limit:

  . The liability of any director if a judgment or other final adjudication establishes that:

   . the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or

   . the director personally gained a financial profit or other advantage to which such director was not legally entitled, or

  . the liability of any director for any act or omission before the adoption of such provision in the articles of incorporation.

   Both the PECO Energy and Exelon by-laws include a provision eliminating the personal liability of directors to the fullest extent permitted by Pennsylvania law. Under current Pennsylvania laws, these provisions do not apply to the liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, state or Federal law.

 Constituencies Statutes

   Illinois law provides that the board of directors, committees of the board, individual directors and individual officers may, in considering the best interest of the corporation, consider the effects of any action upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors.

   Pennsylvania law provides that the board of directors, committees of the board and individual directors of a business corporation may, in considering the best interests of the corporation, consider to the extent they deem appropriate:

  . the effects of any action on any or all groups affected by the action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located,

  . the short-term and long-term interests of the corporation, including benefits that the corporation may enjoy from its long-term plans and the possibility that these interests may be best served by the continued independence of the corporation,

  . the resources, intent and conduct, past, stated and potential, of any person seeking to acquire control of the corporation, and

  . all other pertinent factors.

   Pennsylvania law also provides that, in considering the best interests of the corporation, the board of directors, committees of the board of directors and individual directors are not required to regard any corporate or other interest as dominant or controlling.

 Dividends

   Under Illinois law, the board of directors may, unless otherwise provided in the articles of incorporation, authorize, and the corporation may make, distributions to its shareholders. No distribution may be made if, after giving it effect:

  . the corporation would be insolvent, or

  . the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

   There is no provision regarding dividends in Unicom's articles of incorporation or by-laws.

   Under Pennsylvania law, the board of directors of a corporation may, except as otherwise provided in its by-laws, declare and pay distributions to shareholders in cash, property or shares, provided that a distribution may not be made if, after giving effect thereto:

  . the corporation would be unable to pay its debts as they become due in the usual course of its business, or

  . the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time the distribution is approved, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Total assets and liabilities for this purpose are to be determined by the board of directors, which may base its determination on the factors it considers relevant, including the book value of the corporation's assets and liabilities and unrealized appreciation and depreciation of the corporation's assets.

   There is no provision regarding dividends in either of PECO Energy's or Exelon's articles of incorporation or by-laws.

 Loans to Directors

   Illinois law grants corporations the power to lend money to its directors, officers, employees and agents.

   Pennsylvania law permits loans, guarantees of obligations or similar undertakings by a corporation to its directors, officers or employees.

 Shareholder Records

   Under Illinois law, any shareholder of record has the right to examine, at any reasonable time and upon proper demand, the corporation's books and records of account, minutes, voting trust agreements filed with the corporation and record of shareholders, and to make extracts therefrom, but only for a proper purpose. If the corporation refuses examination, the shareholder may file suit to compel proper examination.

   Under Pennsylvania law, every shareholder has a statutory right to inspect the stock list or books and records of a corporation for a proper purpose during the usual hours for business upon submitting a written verified demand stating his or her purpose. If a corporation does not grant inspection to a shareholder within five business days of a demand, the shareholder may apply to the court for an order to enforce his or her demand. A proper purpose is any purpose reasonably related to the person's status as a shareholder in a corporation.

 Issuance of Rights or Options to Purchase Shares to Directors, Officers and Employees

   Illinois law provides that a corporation may create and issue rights or options entitling the holder thereof to purchase shares of any class or series from the corporation, upon such terms and conditions as are fixed by the board.

   Pennsylvania law provides that the issuance of options or rights to directors, officers and employees may be authorized by the board of directors, unless the articles of incorporation provides otherwise.

 Dissenters' Rights

   Illinois law provides that a shareholder may dissent from, and obtain payment for its shares in the event of, certain mergers, consolidations, share exchanges, asset transfers and corporate actions that adversely affect shareholder rights.

   Under Pennsylvania law, a shareholder may dissent from, and receive payment of the fair value of its shares in the event of certain mergers, consolidations, share exchanges, asset transfers and corporate divisions. However, no dissenters' rights are available with respect to shares which, at the applicable record date, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the holders of the shares are required by the terms of the merger or consolidation to accept any consideration other than shares of the surviving corporation, shares of stock of another corporation and cash instead of fractional shares.

                                 LEGAL MATTERS

   The legality of Exelon common stock offered by this proxy statement/prospectus will be passed upon for Exelon by Ballard Spahr Andrews & Ingersoll LLP. As of May 12, 2000, attorneys of Ballard Spahr Andrews & Ingersoll LLP beneficially owned approximately 3,500 shares of PECO Energy common stock.

   Certain United States federal income tax consequences of the merger will be passed upon for PECO Energy by Cravath, Swaine & Moore and for Unicom by Jones, Day, Reavis & Pogue.

                                    EXPERTS

   The consolidated balance sheets of PECO Energy as of December 31, 1999, and December 31, 1998, and the consolidated statements of income, cash flows and changes in common shareholders' equity and preferred stock for each of the three years in the period ended December 31, 1999, incorporated in this proxy statement/prospectus by reference to PECO Energy's Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

   The consolidated balance sheets and statements of consolidated capitalization of Unicom as of December 31, 1999, and December 31, 1998, and the statements of consolidated operations, retained earnings (deficit) and cash flows for each of the three years in the period ended December 31, 1999, incorporated in this proxy statement/prospectus by reference to Unicom's Annual Report on Form 10-K and on Form 10-K/A for the year ended December 31, 1999, and the consolidated balance sheets and statements of consolidated capitalization of Unicom as of March 31, 2000, and the statements of consolidated operations, retained earnings and cash flows for the three-month and twelve-month ended periods then ended, incorporated in this proxy statement/prospectus by reference to Unicom's Quarterly Report on Form 10-Q for the period ended March 31, 2000, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

     CHAPTER II--INFORMATION ABOUT THE PECO ENERGY ANNUAL MEETING AND OTHER
                                   PROPOSALS

                         THE PECO ENERGY ANNUAL MEETING

   This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of PECO Energy common stock by the PECO Energy board of directors relating to the election of directors, the merger proposal and other matters to be voted upon at the PECO Energy annual meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for the shares of Exelon common stock to be issued in the merger. PECO Energy mailed this proxy statement/prospectus to shareholders beginning May 18, 2000. You should read this proxy statement/prospectus carefully before voting your shares.

 Date, Time and Place

   We will hold the PECO Energy annual meeting on Tuesday, June 27, 2000, at 9:30 a.m., local time, at the Millenium Hall of the Loews Philadelphia Hotel, 1200 Market Street, in Philadelphia, Pennsylvania. Directions to the PECO Energy annual meeting may be found on the second to last printed page of this proxy statement/prospectus and on the proxy card.

 Purpose of PECO Energy Annual Meeting

   At the PECO Energy annual meeting, you will be asked to consider and vote upon the following proposals:

  . to consider a proposal to adopt the agreement and plan of exchange and merger dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy, Exelon and Unicom, providing for the first step exchange and the second step merger, described under "The Merger" and "The Merger Agreement" in Chapter I,

  . to consider and vote upon a proposal to postpone or adjourn the annual meeting, if proposed by PECO Energy's board of directors, described under "--Proposals for PECO Energy Annual Meeting--Item 2--Postponement or Adjournment of Annual Meeting" below,

  . to elect four members of the PECO Energy board of directors, each for a term of three years, described under "--Proposals for PECO EnergyAnnual Meeting--Item 3--Election of PECO Energy Directors" below,

  . to ratify PricewaterhouseCoopers, LLP as PECO Energy's independent auditors for 2000, described under "--Proposals for PECO Energy Annual Meeting--Item 4--Ratification of Appointment of Independent Auditors" below, and

  . to consider any other business that properly comes before the PECO Energy annual meeting.

 PECO Energy Record Date; Stock Entitled to Vote; Quorum

   Only holders of record of PECO Energy common stock at the close of business on April 5, 2000, the PECO Energy record date, are entitled to notice of and to vote at the PECO Energy annual meeting. On April 5, 2000, approximately 181,454,576 shares of PECO Energy common stock were issued and outstanding and held by approximately 130,662 holders of record. A quorum will be present at the PECO Energy annual meeting if at least a majority of the shares of PECO Energy common stock issued and outstanding and entitled to vote on the PECO Energy record date are represented in person or by proxy. If a quorum is not present at the PECO Energy annual meeting, we expect that the PECO Energy annual meeting will be adjourned or postponed to solicit additional proxies. Holders of record of PECO Energy common stock on the PECO Energy record date are entitled to one vote per share at the PECO Energy annual meeting.

 Vote Required

   Assuming the presence of a quorum, generally the adoption of a proposal by PECO Energy shareholders requires the affirmative vote of the holders of at least a majority of all shares of PECO Energy common stock casting votes in person or by proxy, telephone or Internet at the PECO Energy annual meeting. Directors are elected by a plurality, and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors or the approval of any proposal.

 Voting by PECO Energy Directors and Executive Officers

   At the close of business on April 5, 2000, directors and executive officers of PECO Energy and their affiliates owned and were entitled to vote approximately 354,247 shares of PECO Energy common stock, which represented approximately 0.2% of the shares of PECO Energy common stock outstanding on that date.

 Voting Your Shares

   The PECO Energy board of directors is soliciting proxies from PECO Energy shareholders. This will give you the opportunity to vote at the PECO Energy annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   You may grant a proxy by

  .  signing and mailing your proxy card,

  .  calling a toll-free number and following the recorded instructions or

  . going to a website on the Internet and following the instructions provided. If your shares are not registered in your own name, the bank, broker or other institution holding your shares may not offer telephone or Internet proxy voting. If your proxy card does not include telephone or Internet voting instructions, please complete and return your proxy card by mail. You may also cast your vote in person at the meeting.

  Mail

   To grant your proxy by mail, please complete your proxy card, sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

  Telephone

   You may use the toll-free number listed on your proxy card to grant your proxy. You must have your proxy card ready. Call the toll-free number and do the following:

  .  enter your Control Number located on your proxy card, and

  .  follow the recorded instructions.

  Internet

   You may also use the Internet to grant your proxy. You must have your proxy card ready and:

  . go to the website shown on your proxy card and follow the instructions provided, and

  .  enter your Control Number located on your proxy card.

  In Person

   If you attend the PECO Energy annual meeting in person, you may vote your shares by completing a ballot at the meeting.

 Voting of Proxies

   All shares represented by properly executed proxies received in time for the PECO Energy annual meeting will be voted at the PECO Energy annual meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement and the other proposals recommended by the PECO Energy board of directors.

   Shares of PECO Energy common stock represented at the PECO Energy annual meeting but not voting, including shares of PECO Energy common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the PECO Energy annual meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

   Only shares affirmatively voted for the proposal for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of PECO Energy common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and will have no effect in determining whether the merger agreement will be adopted.

   PECO Energy does not expect that any matter other than the proposal to adopt the merger agreement, the election of directors and appointment of auditors will be brought before the PECO Energy annual meeting. If, however, the PECO Energy board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

 Revocability of Proxies

   Voting by use of a proxy on the enclosed form, telephone or Internet does not preclude a PECO Energy shareholder from voting in person at the PECO Energy annual meeting. A PECO Energy shareholder may revoke a proxy at any time prior to its exercise by filing with the corporate secretary of PECO Energy a duly executed revocation of proxy, by submitting a duly executed proxy, telephone or Internet vote to PECO Energy bearing a later date or by appearing at the PECO Energy annual meeting and voting in person. Attendance at the PECO Energy annual meeting without voting will not itself revoke a proxy.

 Solicitation of Proxies

   PECO Energy will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of PECO Energy and its subsidiaries may solicit proxies from PECO Energy shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and PECO Energy will reimburse them for their reasonable out-of-pocket expenses.

   PECO Energy will mail a copy of this proxy statement/prospectus to each holder of record of PECO Energy common stock on the PECO Energy record date.

   Morrow & Co., Inc. will assist in the solicitation of proxies by PECO Energy. PECO Energy will pay Morrow & Co. a fee of $20,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Morrow & Co. against any losses arising out of Morrow & Co.'s proxy soliciting services on behalf of PECO Energy.

   PECO Energy shareholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of PECO Energy common stock certificates will be mailed to PECO Energy shareholders after completion of the merger.

                    PROPOSALS FOR PECO ENERGY ANNUAL MEETING

                      ITEM 1--PECO Energy Merger Proposal

   For summary and detailed information regarding the PECO Energy merger proposal, see "The Merger" in Chapter I.

             ITEM 2--Postponement or Adjournment of Annual Meeting

   In the event that the PECO Energy board of directors decides to adjourn or postpone the PECO Energy annual meeting, it shall submit to PECO Energy shareholders present and entitled to vote a proposal to so adjourn or postpone the annual meeting. We are asking that you grant your proxy for your shares to be voted in favor of such a proposal, if made.

                   ITEM 3--Election of PECO Energy Directors

   The PECO Energy board of directors consists of 12 members, divided into three classes. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The terms of the four Class I directors will expire at the 2000 annual meeting.

   The corporate governance committee has recommended, and the PECO Energy board of directors nominates, the following Class I directors for re-election:
Richard H. Glanton, Rosemarie B. Greco, Corbin A. McNeill, Jr. and Robert Subin. Each has consented to serve a three-year term.

   If any director is unable to stand for re-election, the PECO Energy board of directors may reduce the number of directors, or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

   The corporate governance committee and the PECO Energy board of directors recommend a vote FOR these directors.

 Biographical Information of PECO Energy Directors

CORBIN A. McNEILL, JR.*                                      Director since 1990

                Mr. McNeill, age 60, is Chairman, President and Chief Executive Officer of PECO Energy. He was elected Executive Vice President, Nuclear in 1988, President and Chief Operating Officer in 1990, Chief Executive Officer in 1995 and Chairman in 1997. Before joining PECO Energy in 1988, he was Senior Vice President, Nuclear of Public Service Electric and Gas Company.

   [PHOTO]
* Nominee for election at 2000 annual meeting.

SUSAN W. CATHERWOOD                                          Director since 1988

                Ms. Catherwood, age 56, is the former Chairman of the Trustee Board, University of Pennsylvania Medical Center and Health System and Vice Chairman of the Board of the University of Pennsylvania. She was formerly Chairman of the Board of Overseers of the University of Pennsylvania Museum. Ms. Catherwood is also a director of the Glenmede Corporation, the Glenmede Trust Company, the Glenmede Trust Company of New Jersey and the Pew Charitable Trusts.
   [PHOTO]

DANIEL L. COOPER                                             Director since 1997

                Admiral Cooper, age 64, is the former Vice President and General Manager, Nuclear Services Division of Gilbert/Commonwealth, Inc. He retired from the Navy in 1991 as Assistant Chief of Naval Operations (Undersea Warfare). His Navy career included service as Commander, Submarine Force, of the U.S. Atlantic Fleet; Director of Navy Program Planning; and Director, Navy Budget. He is a former director and Vice Chairman of the Board of USAA insurance company, an insurance and financial services company; and until December 1999 was Chairman of the Advisory Board of Applied Research Laboratory, Penn State University.
[PHOTO]

M. WALTER D'ALESSIO                                          Director since 1983

                Mr. D'Alessio, age 66, is Chairman, President and Chief Executive Officer of Legg Mason Real Estate Services, commercial mortgage banking and pension fund advisors. He is also a director of the Philadelphia Beltline Railroad, Independence Blue Cross and the Brandywine Real Estate Investment Trust.
[PHOTO]

G. FRED DiBONA, JR.                                          Director since 1997

                Mr. DiBona, age 49, is President and Chief Executive Officer of Independence Blue Cross, a health insurance organization. He also serves as Chairman, President and Chief Executive Officer of Keystone Health Plan East, a subsidiary of Independence Blue Cross. He is past chairman of the National Blue Cross and Blue Shield Association. He is also a director of Tasty Baking Company, Philadelphia Suburban Corporation, Eclipsys Corporation and Magellan Health Services, Inc.
[PHOTO]

R. KEITH ELLIOTT                                             Director since 1997

                Mr. Elliott, age 58, is the former Chairman and Chief Executive Officer of Hercules Incorporated, which produces specialty chemicals and related products. He is also a director of Wilmington Trust Company and Computer Task Group.
[PHOTO]

* Nominee for election at 2000 annual meeting.

RICHARD H. GLANTON*                                          Director since 1991

                Mr. Glanton, age 53, is a partner of the law firm of Reed Smith Shaw & McClay LLP. Mr. Glanton is also a director of CGU Corporation of North America, Philadelphia Suburban Corporation, Philadelphia Suburban Water Company, Wackenhut Corrections Corporation and is Chairman of Philadelphia Television Network, Inc.

                Reed Smith Shaw & McClay LLP provided legal services to PECO Energy during 1999. Under the board's conflict of interest policy, the board specifically reviewed the proposal to engage Mr. Glanton's partners to perform particular legal services and concluded that the representation was in the best interest of PECO Energy.
[PHOTO]

ROSEMARIE B. GRECO*                                          Director since 1998

                Ms. Greco, age 53, is the Principle of GRECO ventures and is the former President of CoreStates Financial Corporation and Chief Executive Officer, President and director of CoreStates Bank, N.A. She is also a director of Sunoco, Inc., Pennsylvania Real Estate Investment Trust, Cardone Industries, Inc., Genuardi's Family Markets, Inc., PWRT ComServe, Inc. and Radian Group, Inc.
[PHOTO]

JOHN M. PALMS, Ph.D.                                         Director since 1990

                Dr. Palms, age 64, is President of the University of South Carolina and Professor of Physics. He previously served as President of Georgia State University and was the Charles Howard Chandler Professor of Physics and Vice President for Academic Affairs of Emory University. He is also director of Fortis, Inc., Policy Management Systems Corporation, Chairman of the Board of Trustees of the Institute for Defense Analyses and a member of the Advisory Council for the Institute of Nuclear Power Operations.
[PHOTO]

JOSEPH F. PAQUETTE, JR.                                      Director since 1988

                Mr. Paquette, age 65, retired as Chairman of the Board in 1997. During his career with PECO Energy, he also held the positions of President, Chief Executive Officer and Chief Operating Officer. He is also a director of AAA Mid-Atlantic Inc. and Keystone Insurance Companies.
[PHOTO]

RONALD RUBIN                                                 Director since 1988

                Mr. Rubin, age 68, is Chief Executive Officer of The Pennsylvania Real Estate Investment Trust, a real estate management and development company. In 1997, the Rubin Organization, Inc. was acquired by The Pennsylvania Real Estate Investment Trust. He is a former director of Continental Bank and Midlantic Bank.
                [PHOTO]

* Nominee for election at 2000 annual meeting.

ROBERT SUBIN*                                               Director since 1994

               Mr. Subin, age 61, retired as Senior Vice President--Global Sourcing & Engineering for Campbell Soup Company in 1998. During his career at Campbell Soup Company, he held the positions of Senior Vice President--Finance, President of the Bakery and Confectionery Division, President of the International Specialty Foods Division and President of the Campbell Europe/America Division.
[PHOTO]

  * Nominee for election at 2000 annual meeting

 Committees of the PECO Energy Board of Directors

  Audit Committee

   The Audit Committee reviews auditing, accounting, financial reporting and internal control functions. The committee also reviews officers' and directors' expenses, corporate code of conduct, environmental and legal compliance matters and Year 2000 issues. This committee recommends the independent auditors and approves the scope of the annual audit by the independent auditors and internal auditors. All members of this committee are non-employee directors. The committee meets outside of the presence of management for portions of its meetings with both the independent auditors and the internal auditors.

  Compensation Committee

   The Compensation Committee reviews the executives' compensation and administers and oversees the employee benefit plans and programs. The committee makes compensation decisions, which are approved by the full board, for the positions of Chairman, Chief Executive Officer, President, Senior Vice President, Vice President and Corporate Secretary. The committee uses the services of an independent compensation consultant who reports directly to the committee. All members are non-employee directors.

  Corporate Governance Committee

   The Corporate Governance Committee considers and recommends nominees for election as directors. The committee reviews individual committee self-assessments and makes recommendations on board and committee structure, membership, functions, compensation and effectiveness. The committee oversees management succession planning and development programs on behalf of the board. The committee also establishes the job description and performance criteria of the chief executive officer and initially evaluates the chief executive officer's performance for the board. All members are non-employee directors.

  Finance Committee

   The Finance Committee reviews and makes recommendations to the board about significant financial matters and business opportunities. The committee serves as the fiduciary of PECO Energy's qualified pension and savings plans, establishes the investment policy and reviews the transactions and performance of the investment managers. All members are non-employee directors.

  Nuclear Committee

   The Nuclear Committee oversees nuclear operations of PECO Energy for safety, reliability and quality and effectiveness of management and management systems. The committee uses an independent consultant to assist it in performing its functions.

  Public Affairs Committee

   The Public Affairs Committee advises management on matters of legislative, regulatory and public policy.

   Each director attended at least 92% of the meetings of the board and the meetings of committees of which he or she was a member.

                          Committee Membership Roster

                                                    Corporate                  Public
            Name           Board Audit Compensation Governance Finance Nuclear Affairs
            ----           ----- ----- ------------ ---------- ------- ------- -------
  C. A. McNeill, Jr.......   X*                                                   x*
  S. W. Catherwood........   X     X*                   X
  D. L. Cooper............   X                          X         X       X
  M. W. D'Alessio.........   X                          X*        X               X
  G. F. DiBona, Jr........   X              X                                     X
  R. K. Elliott...........   X     X                              X*
  R. H. Glanton...........   X                          X                         X
  R. B. Greco.............   X     X        X                             X       X
  J. M. Palms.............   X     X        X                             X*
  J. F. Paquette, Jr......   X                                    X       X
  R. Rubin................   X              X                     X               X
  R. Subin................   X              X*          X
  No. of Meetings in
   1999...................  10     3        5           4        11      13       2

--------
 *  Chairperson


 Board Compensation

   Employee directors receive no compensation, other than their normal salary, for serving on the board or its committees.

   PECO Energy's total compensation target for directors who are not officers of PECO Energy is between the lowest 25th and the 50th percentile of the general industry average. Directors are paid in cash and deferred stock units as set forth below, and are reimbursed expenses, if any, for attending meetings:

  . $21,000 Annual board retainer,

  . $ 1,000 Meeting fee,

  . $ 2,000 Annual retainer for chairmanship of audit and nuclear committees,

  . $ 1,000 Annual retainer for chairmanship of compensation, corporate governance and finance committees, and

  . 1,000 Deferred stock units.

   Directors are required to own at least 3,000 shares of PECO Energy common stock or stock units within three years after their election to the board.

   Effective January 1997, PECO Energy terminated all future retirement benefit accruals and stock option grants for non-employee directors. Accrued benefits under the previous retirement plan have been replaced with a one-time grant of deferred stock units equal to the January 1997 value of all accrued benefits. The expected values of the future benefits under the previous retirement plan have been replaced with annual grants of deferred stock units. Each deferred stock unit is the right to receive one share of PECO Energy common stock at retirement. Before retirement, deferred stock units accrue dividend equivalents for each year the director serves on the board. Upon retirement, the director can receive the accumulated shares in a lump sum or spread the distribution over a period of up to ten years.

   Directors can elect to receive all or a portion of their compensation in stock or to defer receiving it until retirement, death or until they no longer serve as director. Deferred compensation is put in an unfunded account and credited with interest, equal to the amount that would have been earned had the compensation been invested in one or more of eight designated mutual funds. The deferred amounts and accrued interest are unfunded obligations of PECO Energy and cannot be distributed to the director until he or she reaches 65, retires or is no longer a director. There are exceptions to this rule for financial hardship.

   In 1999, non-employee directors received $520,000 as a group. At its April 27, 1999 meeting, the corporate governance committee reviewed the overall level of director compensation and increased the annual allocation of deferred stock units from 715 to 1,000.

 Report of the Compensation Committee

   What is Our Compensation Philosophy?

   The objectives of PECO Energy's executive compensation program are to motivate and reward senior management for achieving high levels of business performance and outstanding financial results. In 1999, PECO Energy continued to direct its focus to compensating executives competitively with general industry. This philosophy reflects a commitment to attract executives from competitive businesses and retain key executives to ensure positive business performance and continued focus on achieving long-term growth in shareholder value.

   The compensation committee, comprised of non-employee directors, has the responsibility of administering executive compensation programs, policies and practices. There are three parts to PECO Energy's executive compensation program:

  . Base salary,

  . Annual bonuses, and

  . Long-term incentives.

   These three parts balance short-term, mid-term and long-term business objectives and align executive financial rewards with those of PECO Energy's shareholders.

   Annual incentives are awarded for the successful achievement of PECO Energy's financial and operational goals established at the beginning of each year.

   Long-term incentives are generally granted in the form of stock options and restricted stock. These awards tie the executives' financial rewards directly to increased shareholder value.

   What Factors Do We Consider in Determining Overall Compensation?

   Compensation levels for PECO Energy's executives are reviewed each year by a nationally recognized, independent consulting firm. A survey of large, general industry companies, adjusted for PECO Energy's size, including the majority of companies in the "Fortune 500", is prepared and presented to the compensation committee. The compensation committee uses this information, along with individual performance and PECO Energy's overall financial condition, to make decisions on each executive's overall compensation.

   How Do We Determine Base Salary?

   Base salaries for PECO Energy's executives are determined by individual performance and by comparisons to the salaries of executives in similar positions in general industry, and where appropriate, the utility sector. The goal for the base salary component is to pay competitively with comparable markets to attract and retain key executives. Executive salaries are targeted to correspond to approximately the median (50th percentile) salaries of the companies identified and surveyed.

   Mr. McNeill's 1999 Base Salary: The committee determined Mr. McNeill's base salary as Chairman, President and CEO by considering:

  . input from an outside consulting firm, which reviews competitive data and estimates a competitive level of base pay,

  . performance achieved against financial goals in 1998, and

  . the implementation of PECO Energy's strategic plans.

   Other Named Executives' 1999 Base Salary: The base pay for the other named executive officers listed in the Summary Compensation Table on page 125 was determined by their individual performance and by considering comparable compensation data from the industry surveys referred to above.

   How Are Annual Bonuses Determined?

   Under the PECO Energy management incentive compensation plan, annual bonuses are paid to executives based on a combination of the achievement of pre-determined corporate and business unit-specific measures and individual performance. The objective of the incentive plan is to tie executive bonuses to achievement of key goals of PECO Energy and the executive's particular business unit.

   Corporate and business unit measures are established each year and are based on critical business factors necessary to achieve a balance of short and long-term strategic business objectives. These goals are incorporated into a number of factors designed to measure corporate and business unit performance. These key performance factors are financial, customer, internal and innovation measures, which are described below.

   1999 Bonus Payout Level: For 1999, Mr. McNeill's bonus payout was determined according to the following corporate performance measures:

  . Net Income,

  . Cash Flow,

  . Average Customer Retention of PECO Energy's Distribution Division,

  . Customer Value Index of PECO Energy's Distribution Division,

  . Employee Commitment,

  . Safety,

  . Generating Company Capacity Growth,

  . Exelon Portfolio Growth, and

  . Implementation of the Corporate Value Drivers.

   The other named executive officers listed in the Summary Compensation Table on page 125 are measured on a combination of corporate results and on measures specific to their business unit or department.

Executive                                                   Factors    Weighting
---------                                                   -------    ---------
Mr. McNeill.............................................   Corporate      100%
Messrs. Egan and Durham.................................   Corporate      80%
                                                         Business Unit    20%
Messrs. Lawrence and Rainey.............................   Corporate      60%
                                                         Business Unit    40%

   Mr. McNeill's 1999 Bonus: In evaluating Mr. McNeill's performance, the committee considered the overall performance of PECO Energy against the measures that were achieved in the incentive plan. In arriving at Mr. McNeill's bonus, the committee factored in his leadership in positioning PECO Energy for the future, including:

  . The fact that overall financial, customer, and operational results were consistently above target levels,

  . The aggressive growth plan of the generating company, with the acquisition, or signed intent to acquire, 5,600 megawatts of additional generation capacity through the purchase of Three Mile Island, Nine Mile Point, Oyster Creek, Peach Bottom, Clinton, Vermont Yankee and entry into certain power purchase contracts,

  . The inception of the Exelon Infrastructure Services subsidiary, as a separate line of business, and

  . The pending merger of PECO Energy and Unicom, which will result in one of the largest electric utility companies in the United States.

   A final 1999 plan payout to Mr. McNeill of $1,000,000 was approved by the Board.

   Other Named Executive Officers' 1999 Bonuses: The final 1999 incentive plan payouts as approved by the committee for Messrs. Egan, Durham, Lawrence and Rainey were an aggregate of $1,105,100 for the group and were determined in accordance with the incentive plan and each individual's performance.

   How Is Compensation Used To Focus Management on Long-Term Value Creation?

   In 1997, the shareholders approved an amended 1989 long-term incentive plan. The amended 1989 plan awards performance-based grants and provides PECO Energy flexibility in its executive compensation practices in a competitive, deregulated business environment. For 1999, the amended 1989 plan was divided into two segments: mid-term and long-term incentives.

   Mid-term Incentives

   Mid-term incentives are awarded in the form of restricted stock to retain key executives engaged in positioning PECO Energy. Awards are determined upon the successful completion of strategic goals designed to achieve long-term business success and increased shareholder value. Depending upon PECO Energy's progress each year, the committee may award restricted stock with prohibitions on sale or transfer until the restrictions lapse.

   Restricted stock was awarded to key executives after a review of the progress made in repositioning PECO Energy to compete successfully over the long term. Specific areas considered in determining awards for Mr. McNeill and the other named officers included outstanding shareholder return for 1998, finalization of the settlement with the Pennsylvania Public Utility Commission, and growth in both core and new lines of business.

   Mr. McNeill's mid-term award of 25,000 shares of restricted stock was approved by the Board of Directors.

   The mid-term awards as approved by the Board of Directors for Messers. Egan, Durham, Lawrence and Rainey were an aggregate of 14,000 shares of restricted stock.

   Long-term Incentives

   Long-term incentives are granted in the form of stock options. The purpose of stock options is to align compensation directly to increases in shareholder value. Individuals receiving options are given the right to buy a fixed number of shares of PECO Energy common stock at the closing price of the PECO Energy common stock on the date of grant during a specified period of time.

   In 1998, Mr. McNeill and other named officers received a multi-year grant of stock options. These awards were designed to motivate the executives to achieve aggressive stock appreciation during the uncertain business conditions that exist during the transition to deregulation. In addition, this approach supported the strategy of shifting total compensation from utility industry to general industry standards, where the proportion of at-risk pay to fixed pay is considerably higher. In 1999, no stock options were awarded to executives who received these significant grants. Mr. Durham, who did not receive a multi-year award in 1998, received an award in 1999 of 30,000 stock options.

   Stock Ownership Guidelines

   PECO Energy is committed to strengthening the alignment of its executives' financial interests with those of its shareholders. Officers of PECO Energy are required to own the following levels of stock:

                                                                     Stock
      Position                                                  Ownership Levels
      --------                                                  ----------------
      Chairman, President and CEO..............................  4 times salary
      Senior Vice Presidents...................................  2 times salary
      Other officers...........................................  1 times salary

   Officers must meet the required levels of stock ownership by February 2002 or five years from their election as an officer of PECO Energy, whichever is later. The Chairman reviews ownership progress of executives on a regular basis, and reports progress against target levels to the compensation committee annually. Stock options, whether vested or unvested, are not considered stock owned for the purpose of meeting the ownership guidelines.

   Can We Deduct Executive Compensation Under Section 162(m) of the Internal Revenue Code?

   Under Section 162(m) of the Internal Revenue Code, PECO Energy may not deduct executive compensation in excess of $1.0 million per year unless it qualifies as performance-based compensation. The compensation committee reviewed PECO Energy's current compensation plans and practices and concluded that it was entitled to deduct executive compensation under Section 162(m).

  Are the Companies Used in the Executive Compensation Comparison and in the Shareholder Return Comparison the Same?

   The shareholder return comparison companies are those included in the Dow Jones Utility Average. For 1999, the companies used for executive pay comparisons are companies across general industry, including a number of major electric utilities.

  What Was PECO Energy Company's Cumulative Shareholder Return?

   As noted on the graph shown on page 124, an investment of $100 in PECO Energy common stock on December 31, 1994 would have grown in value to $185.34 assuming reinvestment of dividends at December 31, 1999. For the five-year period ending December 31, 1999, the total cumulative return for holders of PECO Energy common stock amounted to approximately 85%, or the equivalent of 13.13% per year compounded. That return was slightly below the comparable Dow Jones Utility Average, and both indices were substantially below the return of the Standard & Poor's 500 Stock Index.

                                          Compensation Committee

                                          Robert Subin, Chairman
                                          G. Fred DiBona, Jr.
                                          Rosemarie B. Greco
                                          John M. Palms, Ph.D.
                                          Ronald Rubin

 Comparison of Five-Year Cumulative Return

   The performance chart below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in PECO Energy common stock as compared with the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1994 through 1999.

   This performance chart assumes:

  . $100 invested on December 31, 1994 in PECO Energy common stock, S&P 500
    Stock Index and Dow Jones Utility Average, and

  .all dividends are reinvested.

              Comparison of Five-Year Cumulative Return-1995-1999




        UCM COMMON STOCK        S&P 500 COMPOSITE       DJ UTIL
1994          100                      100                100
1995          144                      137                132
1996          127                      169                144
1997          154                      225                177
                                       230
1998          202                      289                210
                                       300
1999          183                      350                198

Summary Compensation Table

  Compensation of Executive Officers

   The amounts listed under "All Other Compensation" are matching contributions made by PECO Energy under the PECO Energy Employee Savings Plan.


                                        Annual Compensation              Long-Term Compensation
                                ----------------------------------- ----------------------------------
                                                                          Awards           Payouts
                                                                    ------------------- --------------
                                                                    Restricted
                                                                       Stock              Long-Term     All Other
                                                                     Award(s)   Options Incentive Plan Compensation
  Name and Principal Position   Year Salary ($) Bonus ($) Other ($)    ($)      (#)(A)   Payouts ($)       ($)
  ---------------------------   ---- ---------- --------- --------- ----------  ------- -------------- ------------
  Corbin A. McNeill, Jr...      1999  659,857   1,000,000      0     942,188          0        0           3,200
   Chairman of the Board,       1998  585,476     708,100      0           0    500,000        0           3,200
   President and Chief          1997  551,112     330,200      0           0     50,000        0           3,200
   Executive Officer
  Michael J. Egan.........      1999  326,312     311,400      0     150,750          0        0               0
   Senior Vice President,       1998  317,439     235,700      0           0    125,000        0               0
   Finance and Chief            1997   63,003     229,148      0      99,851(B) 298,000        0         200,000(C)
   Financial Officer
  Gerald R. Rainey........      1999  310,386     289,000      0     150,750          0        0           2,076
   President and Chief          1998  269,308     193,700      0           0     90,000        0           2,040
   Nuclear Officer,             1997  215,260      99,783      0           0     10,000        0           3,200
   PECO Energy Nuclear
  James W. Durham.........      1999  298,831     274,500      0     120,600     30,000        0           3,200
   Senior Vice President,       1998  298,952     225,300      0           0     34,000        0           3,200
   and General Counsel          1997  294,639     111,733      0           0     20,000        0           3,200
  Kenneth G. Lawrence.....      1999  291,847     241,200      0      94,219          0        0           3,200
   Senior Vice President,       1998  282,164     200,700      0           0    115,000        0           3,107
   Corporate and Presi-         1997  255,126     107,142      0           0     20,000        0           3,200
   dent, PECO Energy Dis-
   tribution


  (A) In 1998, Messrs. McNeill, Egan, Rainey and Lawrence received a multi-year grant of stock options. Therefore, they did not receive any stock options in 1999.
  (B) At December 31, 1999, Mr. Egan held 4,475 shares of restricted stock with an aggregate value of $155,506. These shares vest on October 13, 2000 and Mr. Egan will receive dividends on these shares during the vesting period.
  (C) The signing bonus that Mr. Egan received when he was elected an officer effective October 13, 1997.

  Option Grants in 1999

  The options listed below become exercisable in full based on a combination of PECO Energy stock price performance and time. Once the stock has closed at a price of $41.00, one third of the options will vest 12 months from the date of grant, one-third will vest 24 months from the date of grant and one-third will vest 36 months from the date of grant.

  Values indicated are an estimate based on the Black-Scholes option pricing model. Although executives risk forfeiting these options in some circumstances, these risks are not factored into the calculated values. The actual value of these options will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty that the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

   Assumptions used for the Black-Scholes model are as of December 31, 1999 and are as follows:

      Risk-free interest rate......................................... 5.41%
      Volatility......................................................  .2836
      Dividend yield.................................................. 6.26%
      Time of exercise ............................................... 9.5 years


                                                     Individual Grants                       Grant Date Value
                                               -----------------------------                 ----------------
                                                % of Total
                                Number of        Options
                                Securities       Granted
                            Underlying Options to Employees Exercise or Base                    Grant Date
            Name                Granted(#)       in 1999      Price($/SH)    Expiration Date Present Value($)
            ----            ------------------ ------------ ---------------- --------------- ---------------- ---
  Corbin A. McNeill, Jr...             0             0              N/A              N/A               0
   Chairman of the Board,
   President and Chief
   Executive Officer
  Michael J. Egan.........             0             0              N/A              N/A               0
   Senior Vice President,
   Finance and Chief
   Financial Officer
  Gerald R. Rainey........             0             0              N/A              N/A               0
   President and Chief
   Nuclear Officer,
   PECO Energy Nuclear
  James W. Durham.........        30,000           .16          37.6875         02/23/09         241,800
   Senior Vice President
   and General Counsel
  Kenneth G. Lawrence.....             0             0              N/A              N/A               0
   Senior Vice President,
   Corporate and
   President,
   PECO Energy
   Distribution

  Option Exercises and Year-End Value

   This table shows the number and value of exercised and unexercised stock options for the named executive officers during 1999. Value is determined using the market value of PECO Energy common stock at the year-end price of $34.75 per share, minus the value of PECO Energy common stock at the exercise price. All options whose exercise price exceeds the market value are valued at zero.


                                                         Number of
                                                         Securities      Value of
                                                         Underlying    Unexercised
                                                        Unexercised    in-the-Money
                                                         Options at     Options at
                                                          12/31/99       12/31/99
                                                       -------------- --------------
                               Shares
                              Acquired        Value    (#)Exercisable ($)Exercisable
            Name            on Exercise(#) Realized($) Unexercisable  Unexercisable
            ----            -------------  ----------- -------------- --------------
  Corbin A. McNeill, Jr...     25,000        596,875     E 823,500     E 10,725,375
   Chairman of the Board,                                U       0     U          0
   President and Chief
    Executive Officer
  Michael J. Egan.........          0              0     E 423,000     E  5,379,039
   Senior Vice President,                                U       0     U          0
   Finance and Chief
    Financial Officer
  Gerald R. Rainey........          0              0     E       0     E          0
   President and Chief
    Nuclear Officer,                                     U       0     U          0
   PECO Energy Nuclear
  James W. Durham.........          0              0     E 174,000     E  1,580,250
  Senior Vice President
   and General Counsel                                   U  20,000     U          0
  Kenneth G. Lawrence.....     20,000        497,760     E 108,000     E  1,108,500
   Senior Vice President,
    Corporate and                                        U       0     U          0
   President, PECO Energy
    Distribution

                               Pension Plan Table


                                               Years of Service
    Average Annual
   Compensation for
  Highest Consecutive
      Five Years        10 years 15 years 20 Years 25 Years 30 Years 35 Years 40 Years
  -------------------   -------- -------- -------- -------- -------- -------- --------
  $  100,000.00         $ 19,343 $ 26,514 $ 33,686 $ 40,857 $ 48,029 $ 55,200 $ 62,372
     200,000.00           39,843   54,764   69,686   84,607   99,529  114,450  129,372
     300,000.00           60,343   83,014  105,686  128,357  151,029  173,700  196,372
     400,000.00           80,843  111,264  141,686  172,107  202,529  232,950  263,372
     500,000.00          101,343  139,514  177,686  215,857  254,029  292,200  330,372
     600,000.00          121,843  167,764  213,686  259,607  305,529  351,450  397,372
     700,000.00          142,343  196,014  249,686  303,357  357,029  410,700  464,372
     800,000.00          162,843  224,264  285,686  347,107  408,529  469,950  531,372
     900,000.00          183,343  252,514  321,686  390,857  460,029  529,200  598,372
   1,000,000.00          203,843  280,764  357,686  434,607  511,529  588,450  665,372


Messrs. McNeill, Egan, Rainey, Durham and Lawrence have 32, 2, 30, 21 and 30 credited years of service, respectively, under PECO Energy's pension program. Mr. Durham has been granted one year of additional service, for purposes of calculating his benefits under PECO Energy's pension program, for each year of service up to a maximum of 10 additional years.

  Retirement Plans

   The preceding table shows the estimated annual retirement benefits payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classes indicated, under PECO Energy's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts. Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 125 for the named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period. The Internal Revenue Code limits the annual benefits that can be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, PECO Energy has supplemental plans which allow the payment out of general funds of PECO Energy of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

 Other Information

  Change-of-Control Agreements

   PECO Energy has entered into change-of-control agreements with most of its executive officers, including the individuals named in the Summary Compensation Table. The purpose of the agreements is to assure the objective judgment, and to keep the loyalties, of key executives when PECO Energy is faced with a potential change of control by providing for a continuation of salary, bonus, health and other benefits for a maximum period of three years. See "The Merger--Interests of PECO Energy's Directors and Management in the Merger-- Change in Control under Plans" in Chapter I.

   In addition, PECO Energy's long-term incentive plan allows the committee administering this plan to terminate the restrictions on stock options and restricted stock grants at any time. PECO Energy has also entered into two trust agreements to provide for the payment of retirement benefits and deferred compensation benefits of directors and officers that include provisions requiring full funding in the event of a change of control.

  Beneficial Ownership

   The following table indicates how much PECO Energy common stock was owned by the directors, named executive officers and beneficial owners of more than 5% owned as of December 31, 1999. In reviewing this table, please note the following:

  . the shares listed as "Beneficially Owned" include shares in the Employee
    Savings Plan, the Officers and Directors Deferred Compensation Plan and the Directors Deferred Stock Unit Plan,

  . the shares listed as "May Be Acquired" include shares of PECO Energy common stock which can be acquired upon the exercise of stock options granted under the PECO Energy Long-Term Incentive Plan, and

  . beneficial ownership of directors and officers as a group represents less than 1% of the outstanding shares of PECO Energy common stock.


                                                  Number of Common Shares
                                              --------------------------------
                                              Beneficially  May Be
  Name                                           Owned     Acquired    Total
  ----                                        ------------ --------- ---------
  Susan W. Catherwood, Director..............     9,165        6,000    15,165
  Daniel L. Cooper, Director.................     2,992            0     2,992
  M. Walter D'Alessio, Director..............     9,798        6,000    15,798
  G. Fred DiBona, Jr., Director..............     2,958            0     2,958
  James W. Durham, Officer...................    17,095      194,000   211,095
  Michael J. Egan, Officer...................    20,134      423,000   443,134
  R. Keith Elliott, Director.................     3,958            0     3,958
  Richard H. Glanton, Director...............     5,723            0     5,723
  Rosemarie B. Greco, Director...............     4,523            0     4,523
  Kenneth G. Lawrence, Officer...............    11,828      108,000   119,828
  Corbin A. McNeill, Jr., Director and
   Officer...................................    90,391      848,500   938,891
  John M. Palms, Ph.D., Director.............     9,577        6,000    15,577
  Joseph F. Paquette, Jr., Director..........    42,034       90,000   132,034
  Gerald R. Rainey, Officer..................    25,970            0    25,970
  Ronald Rubin, Director.....................    10,266        6,000    16,266
  Robert Subin, Director.....................     5,439        5,000    10,439
  Directors and Officers as a group (42).....   411,557    2,679,100 3,090,657

   This table does not include 533,293 shares of common stock held under PECO Energy's Service Annuity Plan. Messrs. Cooper, D'Alessio, Elliott, Paquette and Rubin are members of the finance committee which monitors the investment policy and performance of the investments under that plan.

   Section 16(a) Beneficial Ownership Reporting Compliance

   The federal securities laws require PECO Energy's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of PECO Energy.

   To PECO Energy's knowledge, based solely on a review of the copies of these reports given to PECO Energy and written representations that no other reports were required during 1999, all of PECO Energy's directors and executive officers made the required filings except that Rosemarie Greco, a director of PECO Energy, filed one late report of changes in beneficial ownership on Form 4 relating to a purchase of shares of PECO Energy common stock, and except that Ian McLean, an officer of PECO Energy, filed an initial statement of beneficial ownership late.

          ITEM 4--Ratification of Appointment of Independent Auditors

   Coopers & Lybrand had been our independent auditors for many years. Effective July 1, 1998, Coopers & Lybrand merged with PriceWaterhouse to form PricewaterhouseCoopers, LLP. Since this merger, PricewaterhouseCoopers has been our independent auditors. The audit committee and the board of directors believe that PricewaterhouseCoopers's long-term knowledge of PECO Energy is invaluable, especially as PECO Energy moves to competition in the energy market. Representatives of PricewaterhouseCoopers working on PECO Energy matters are periodically changed, providing PECO Energy with new expertise and experience.

   Representatives of PricewaterhouseCoopers have direct access to members of the audit committee and regularly attend their meetings. Representatives of PricewaterhouseCoopers will attend the PECO Energy annual meeting to answer appropriate questions and make a statement if they desire. In 1999, the audit committee reviewed the PricewaterhouseCoopers Audit Plan for 2000 and proposed fees and concluded that the scope of audit was appropriate and the proposed fees were reasonable.

   The audit committee and the board of directors recommend a vote FOR PricewaterhouseCoopers, LLP as PECO Energy's independent auditors for 2000.

                                 Other Matters

 Nominees for Board of Directors

   You may recommend any person as a nominee for director of PECO Energy by writing to M. Walter D'Alessio, Chairman of the Corporate Governance Committee, c/o PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Any such recommendation will be subject to review by the Corporate Governance Committee of the PECO Energy board of directors, which has the sole discretion to decide whom it will recommend to the full board of directors, and the PECO Energy board of directors has the sole discretion to make the final selection of board-nominated candidates for election as directors of PECO Energy.

   If you intend to nominate a candidate for election to the PECO Energy board of directors at the annual meeting in opposition to the candidates designated by the PECO Energy board of directors, you must submit to Katherin K. Combs, Deputy General Counsel and Corporate Secretary, PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699, written notice of such intent between April 12, 2000 and May 12, 2000. Such written notice must include a notarized statement indicating the nominee's willingness to serve, if elected, and information required under PECO Energy's By-laws, including the nominee's principal occupations or employment over the past five years.

 Shareholder Proposals

   In order to be considered, PECO shareholders must submit proposals for next year's PECO Energy annual meeting in writing to Katherine K. Combs, Deputy General Counsel and Corporate Secretary, PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Under the PECO Energy By-laws, no proposal can be considered at the PECO Energy 2001 annual meeting unless it is received by the Corporate Secretary of PECO Energy before the close of business on January 17, 2000. The proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

 Discretionary Voting Authority

   The PECO Energy board of directors knows of no other matters to be presented for action at the meeting. As to any other matters that may properly come before the meeting, the individuals serving as proxies intend to vote in their best judgment. Your signed proxy card gives authority to M. Walter D'Alessio, Joseph F. Paquette, Jr. and J. Barry Mitchell to vote on these matters.

                     DIRECTIONS to Loews Philadelphia Hotel

From The North (I-95)

Follow I-95 South to Central Philadelphia, exit number 17 to Callowhill Street. Turn right at the bottom of the exit ramp and follow Callowhill Street to 12th Street and make a left. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

From New York or North Jersey (NJ Turnpike)

Follow the New Jersey Turnpike to Exit #4 and take Route 73 North (Philadelphia/Camden). Follow Route 73 North to Route 90 (left exit), which crosses the Betsy Ross Bridge (Eastbound toll $3.00). After crossing the bridge follow I-95 South to Central Philadelphia, exit number 17 to Callowhill Street. Turn right at the bottom of the exit ramp and follow Callowhill Street to 12th Street and make a left. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

From The South or Airport (I-95)

Follow I-95 North to from Philadelphia International Airport or from points South. Exit I-95 North to the left at exit 17. Follow the signs to Callowhill Street. Follow Callowhill Street to 12th Street and make a left. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

From Atlantic City

Take the Atlantic City Expressway to Route 42 North. Follow Route 42 North to I-76 West. Follow I-76 West to I-676 West, crossing the Benjamin Franklin Bridge (Eastbound toll $3.00). After crossing the bridge continue straight onto Vine Street. Follow Vine Street to 12th Street and make a left. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

From The West (PA Turnpike)

Exit the Turnpike from Exit 24, the Valley Forge Interchange, to I-76 East. Exit I-76 East to the left onto I-676 East. Follow I-676 for only 1/2 mile to the Broad Street exit. At the top of the Broad Street exit ramp make a right onto 15th Street. Go one light to Race Street, and turn left. Follow Race Street to 12th Street and make a right. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

From The Northeast Extension (PA Turnpike)

Take the Northeast Extension to the East Pennsylvania Turnpike--Exit 25A. Then continue on I-476 South to I-76 East. Exit I-76 East to the left onto I-676 East. Follow I-676 for only 1/2 mile to the Broad Street exit. At the top of the Broad Street exit ramp make a right onto 15th Street. Go one light to Race Street, and turn left. Follow Race Street to 12th Street and make a right. Follow 12th Street to Market Street. Loews is located on the Southwest corner of 12th and Market Streets.

            CHAPTER III--INFORMATION ABOUT THE UNICOM ANNUAL MEETING
                              AND OTHER PROPOSALS

                           THE UNICOM ANNUAL MEETING

   This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Unicom common stock by the Unicom board of directors relating to the election of directors, the merger proposal and other matters to be voted upon at the Unicom annual meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for the shares of Exelon common stock to be issued in the merger. Unicom mailed this proxy statement/prospectus to shareholders beginning May 18, 2000. You should read this proxy statement/prospectus carefully before voting your shares.

 Date, Time and Place

   We will hold the Unicom annual meeting on Wednesday, June 28, 2000, at 10:30 a.m., local time, at the Grand Ballroom of the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, Illinois.

 Purpose of Unicom Annual Meeting

   At the Unicom annual meeting, you will be asked to consider and vote upon the following proposals:

  . to consider a proposal to approve the agreement and plan of exchange and merger dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy, Exelon and Unicom, providing for the first step exchange and the second step merger, described under "The Merger" and "The Merger Agreement" in Chapter I,

  . to consider and vote upon a proposal to postpone or adjourn the annual meeting, if proposed by Unicom's board of directors, described under "-- Proposals for Unicom Annual Meeting--Item 2--Postponement or Adjournment of Annual Meeting" below,

  . to elect nine members of the Unicom board of directors, described under "--Proposals for Unicom Annual Meeting--Item 3--Election of Unicom Directors" below,

  . to ratify Arthur Andersen LLP as Unicom's independent auditors for 2000, described under "--Proposals for Unicom Annual Meeting--Item 4-- Appointment of Independent Auditors" below, and

  . to consider any other business that properly comes before the Unicom annual meeting.

 Unicom Record Date; Stock Entitled to Vote; Quorum

   Only holders of record of Unicom common stock at the close of business on May 12, 2000, the Unicom record date, are entitled to notice of and to vote at the Unicom annual meeting. On May 12, 2000, approximately 176,522,602 shares of Unicom common stock were issued and outstanding and held by approximately 108,149 holders of record. A quorum will be present at the Unicom annual meeting if at least a majority of the shares of Unicom common stock issued and outstanding and entitled to vote on the Unicom record date are represented in person or by proxy. If a quorum is not present at the Unicom annual meeting, we expect that the Unicom annual meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Unicom common stock on the Unicom record date are entitled to one vote per share at the Unicom annual meeting.

 Vote Required

   The approval of the merger agreement by Unicom shareholders requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of Unicom common stock. If a Unicom shareholder abstains from voting or does not vote (either in person or by proxy), it will have the same effect as voting against approval of the merger agreement. For the election of directors, each Unicom shareholder has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Assuming that a quorum is present at the meeting, the nine persons receiving the greatest number of votes shall be elected as directors, and the affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote on the matter is required for approval of any items other than the approval of the merger and the election of directors. Proxies marked to abstain from voting with respect to any of these matters will have the legal effect of voting against such matter.

 Voting by Unicom Directors and Executive Officers

   At the close of business on May 12, 2000, directors and executive officers of Unicom and their affiliates owned and were entitled to vote less than 1% of the shares of Unicom common stock outstanding on that date.

 How to Vote Your Shares

   The Unicom board of directors is soliciting proxies from Unicom shareholders. This will give you the opportunity to vote at the Unicom annual meeting.

   You may grant a proxy by

  .  signing and mailing your proxy card,

  .  calling a toll-free number and following the recorded instructions or

  . going to a website on the Internet and following the instructions provided.

   If your shares are not registered in your own name, the bank, broker or other institution holding your shares may not offer telephone or Internet proxy voting. If your proxy card does not include telephone or Internet voting instructions, please complete and return your proxy card by mail. You may also cast your vote in person at the meeting.

   Mail

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

   Telephone

   You may use the toll-free number listed on your proxy card to grant your proxy. You must have your proxy card ready. Call the toll-free number and:

  .  enter your Control Number located on your proxy card, and

  .  follow the recorded instructions.

   Internet

   You may also use the Internet to grant your proxy. You must have your proxy card ready and:

  . go to the website shown on your proxy card and follow the instructions provided, and

  .  enter your Control Number located on your proxy card.

   In Person

   If you attend the Unicom annual meeting in person, you may vote your shares by completing a ballot at the meeting.

 How Your Proxy Will be Voted

   All shares represented by properly executed proxies received in time for the Unicom annual meeting will be voted at the Unicom annual meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the approval of the merger agreement, FOR the proposal to postpone or adjourn the annual meeting, if proposed by Unicom's board of directors, FOR the election of directors and FOR the appointment of auditors and the other proposals recommended by the Unicom board of directors. The proxy holders will cumulate votes for the election of directors for shares represented by proxies only if a shareholder gives them specific written instructions to do so.

   Shares of Unicom common stock represented at the Unicom annual meeting but not voting, including shares of Unicom common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Unicom annual meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

   Brokers who hold shares of Unicom common stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares on the merger proposal without specific instructions from those customers. These non-voted shares are referred to as broker non-votes and will have the same effect as votes against the approval of the merger agreement. Brokers may vote your shares for the election of directors and the appointment of auditors without your instructions.

   Unicom does not expect that any matter other than the proposal to approve the merger agreement, a proposal to postpone or adjourn the annual meeting, if proposed by Unicom's board of directors, the election of directors and appointment of auditors will be brought before the Unicom annual meeting. If, however, the Unicom board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

 Revocability of Proxies

   Voting by use of a proxy on the enclosed form, telephone or Internet does not preclude a Unicom shareholder from voting in person at the Unicom annual meeting. A Unicom shareholder may revoke a proxy at any time prior to its exercise by filing with Unicom a duly executed revocation of proxy, by submitting a duly executed proxy, telephone or Internet vote to Unicom bearing a later date or by appearing at the Unicom annual meeting and voting in person. Attendance at the Unicom annual meeting without voting will not itself revoke a proxy.

 Solicitation of Proxies

   Unicom will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Unicom and its subsidiaries may solicit proxies from Unicom shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Unicom will reimburse them for their reasonable out-of-pocket expenses.

   Unicom will mail a copy of this proxy statement/prospectus to each holder of record of Unicom common stock on the Unicom record date.

   Morrow & Co., Inc. will assist in the solicitation of proxies by Unicom. Unicom will pay Morrow & Co. a fee of $50,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Morrow & Co. against any losses arising out of Morrow & Co.'s proxy soliciting services on behalf of Unicom.

   Unicom shareholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Unicom common stock certificates will be mailed to Unicom shareholders after completion of the merger.

                      PROPOSALS FOR UNICOM ANNUAL MEETING

                         ITEM 1--Unicom Merger Proposal

   For summary and detailed information regarding the Unicom merger proposal, see "The Merger" in Chapter I.

             ITEM 2--Postponement or Adjournment of Annual Meeting

   In the event that the Unicom board of directors decides to adjourn or postpone the Unicom annual meeting, it shall submit to Unicom shareholders present and entitled to vote a proposal to so adjourn or postpone the annual meeting. We are asking that you grant your proxy for your shares to be voted in favor of such a proposal, if made.

                      ITEM 3--Election of Unicom Directors

   Elizabeth Anne Moler resigned from the Unicom and ComEd boards of directors on December 31, 1999, to become a Senior Vice President of Unicom and ComEd. Donald P. Jacobs is retiring as a director of Unicom and ComEd after serving as a director of Unicom since its incorporation in 1994 and as a director of ComEd since 1979. His contributions to Unicom and to ComEd have been many and are gratefully appreciated. The vacancies created by Ms. Moler's resignation and Mr. Jacob's retirement are not being filled, and the number of directors is being reduced to nine.

   Nine directors are to be elected at the annual meeting to serve terms of one year and until their respective successors have been elected. The nominees for director, all of whom are now serving as directors of Unicom and ComEd, are listed below together with certain biographical information. Except as otherwise indicated, each nominee for director has been engaged in his or her present principal occupation for at least the past five years. Unicom was formed in 1994.

 Biographical Information of Unicom Directors

EDWARD A. BRENNAN

                Mr. Brennan, age 66. Director of Unicom and ComEd since 1995. Retired. Chairman and CEO of Sears, Roebuck and Co. (retail merchandiser) for more than five years prior to his retirement in August 1995. Chairman of Compensation Committee. Other directorships: The Allstate Corporation, AMR Corporation, Dean Foods Company, Minnesota Mining and Manufacturing Company, Morgan Stanley Dean Witter & Co. and The SABRE Group Holdings, Inc.
   [PHOTO]

CARLOS H. CANTU

                Mr. Cantu, age 66. Director of Unicom and ComEd since July 31, 1998. Retired. President and Chief Executive Officer of The ServiceMaster Company (service businesses) from January 1, 1994 through October 1, 1999. Other directorships: The ServiceMaster Company, First Tennessee National Corporation.
   [PHOTO]

JAMES W. COMPTON

                Mr. Compton, age 62. Director of Unicom since 1994 and ComEd since 1989. President and Chief Executive Officer of the Chicago Urban League (a non-profit agency). Chairman of Audit and Compliance Committee and member of Compensation Committee. Other directorships: Ariel Mutual Funds and Highland Community Bank.
                   [PHOTO]

BRUCE DeMARS

                Mr. DeMars, age 64. Director of Unicom and ComEd since 1996. Vice President and Secretary of DeMars, Inc. (consulting firm) since May 1997 and Partner, Trident Merchant Group since May 1998. Admiral, United States Navy and Director, Naval Nuclear Propulsion Program for more than five years prior to his retirement in October 1996. Member of Audit and Compliance Committee. Other directorship: McDermott International.
   [PHOTO]

SUE L. GIN

                Ms. Gin, age 58. Director of Unicom since 1994 and ComEd since 1993. Founder, Owner, Chairman and Chief Executive Officer of Flying Food Group, Inc. (in-flight catering company). Chairperson of Business Development Committee and member of Audit and Compliance and Governance and Nominating Committees.
   [PHOTO]

EDGAR D. JANNOTTA

                Mr. Jannotta, age 68. Director of Unicom and ComEd since 1994. Senior Director of William Blair & Company, L.L.C. (investment banking and brokerage company) since January 1996. For more than five years prior thereto, Managing Partner of William Blair & Company and Senior Partner during 1995. Chairman of Governance and Nominating Committee and member of Business Development Committee. Other directorships: AAR Corp., AON Corporation, Bandag, Incorporated and Molex Incorporated.
   [PHOTO]

JOHN W. ROGERS, JR.

                Mr. Rogers, age 42. Director of Unicom and ComEd since 1999. President of Ariel Capital Management, Inc., an institutional money management firm which he founded in 1983. Ariel Capital Management also serves as the investment advisor, administrator and distributor for Ariel Mutual Funds. Member of Governance and Nominating and Business Development Committees. Other directorships: AON Corporation, Bank One Corporation, Burrell Communications Group, Inc. and GATX Corporation.
   [PHOTO]

JOHN W. ROWE

                Mr. Rowe, age 54. Director, Chairman, President and Chief Executive Officer of Unicom and ComEd since March 16, 1998. President and Chief Executive Officer of New England Electric System from February 1989 to March 1998. Other directorships:
                Fleet Boston Financial, UnumProvident Corporation and Wisconsin Central Transportation Corporation.
   [PHOTO]

RICHARD L. THOMAS

                Mr. Thomas, age 69. Director of Unicom and ComEd since July 31, 1998. Retired. Chairman of First Chicago NBD Corporation (banking and financial services) from 1995 to 1996 and of The First National Bank of Chicago from 1992 to 1996. Member of the Audit and Compliance and Compensation Committees. Other directorships: IMC Global Inc., The PMI Group, Inc., The SABRE Group Holdings, Inc. and Sara Lee Corporation.
                   [PHOTO]

 Committees of the Unicom Board of Directors

   Audit and Compliance Committee

   The Audit and Compliance Committee consists of four directors who are not employees or former employees of Unicom or any of its subsidiaries. Members serve three-year staggered terms. The Audit and Compliance Committee acts as the principal agent of the board of directors in fulfilling its responsibilities relating to corporate financial accounting and disclosure practices, in overseeing the establishment and maintenance of an appropriate system of internal controls and internal audit functions, and in monitoring and promoting compliance with applicable laws, regulations and Unicom's policies. The Audit and Compliance Committee met four times in 1999. Members of the committee are James W. Compton (Chairman), Bruce DeMars, Sue L. Gin and Richard
L. Thomas.

   Business Development Committee

   The Business Development Committee consists of three directors who are not employees or former employees of Unicom or any of its subsidiaries. Members serve one-year terms. The Business Development Committee advises and assists the board of directors in providing oversight and direction to Unicom's customer service and new business development activities. The Business Development Committee met once in 1999. Members of the committee are Sue L. Gin (Chairperson), Edgar D. Jannotta, and John W. Rogers, Jr.

   Compensation Committee

   The Compensation Committee consists of four directors who are not and have never been employees of Unicom or any of its subsidiaries. Members serve one-year terms. The Compensation Committee oversees general compensation policy of Unicom, establishes and administers compensation programs applicable to the principal officers of Unicom, and administers awards under Unicom's Deferred Compensation Unit Plan, Long-Term Incentive Plan, and 1996 Directors' Fee Plan. The Compensation Committee met seven times in 1999. Members of the committee are Edward A. Brennan (Chairman), James W. Compton, Donald P. Jacobs and Richard L. Thomas.

   Governance and Nominating Committee

   The Governance and Nominating Committee consists of four directors who are not employees or former employees of Unicom or its subsidiaries. Members serve one-year terms. The Governance and Nominating Committee oversees corporate governance policies, practices and procedures of Unicom and makes such recommendations as it may deem appropriate to the full board of directors, acts as the executive committee of the board of directors when the board of directors is not in session, and recommends to the board of directors candidates for election to the board of directors. The committee will consider nominees recommended by shareholders if such recommendations are submitted in writing, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The recommendations should be addressed to the Governance and Nominating Committee, in care of the Secretary of Unicom. Nominations also may be presented by shareholders at the annual meeting of shareholders provided that they comply with the nomination procedures set forth in Unicom's By-laws, which are summarized in this proxy statement/prospectus under the heading "Shareholder Proposals and Nominations for 2001 Annual Meeting". The Governance and Nominating Committee met two times in 1999. Members of the committee are Edgar D. Jannotta (Chairman), Sue L. Gin, Donald P. Jacobs and John W. Rogers, Jr.

   Attendance at Meetings

   During 1999, there were 14 meetings of Unicom's board of directors. The average attendance of all incumbent directors, expressed as a percent of the aggregate total of board and board committee meetings in 1999, was 97%. Each incumbent director attended at least 80% of the meetings of Unicom's board and board committees of which the director was a member, except Mr. Cantu, who attended 57% of the meetings of Unicom's board of directors. Mr. Cantu missed several meetings as a result of illness.

 Board Compensation

   Directors who are not employees of Unicom or any of its subsidiaries receive an annual fee of $36,200 payable in shares of Unicom common stock under the Unicom Corporation 1996 Directors' Fee Plan. These directors also receive a fee of $1,500 for each board of directors and committee meeting they attend and an additional annual fee of $2,500 for each committee of the board of directors that they chair, which meeting and chair fees may, at the election of the director, be paid in shares of Unicom common stock under the 1996 Directors' Fee Plan. In the event that directors also serve as directors of ComEd, or as chairs of corresponding committees of ComEd, the aggregate fees paid to such directors in respect of such service to Unicom and ComEd do not exceed the foregoing amounts, so that directors do not receive duplicate fees. Directors who are full-time employees of Unicom or any of its subsidiaries receive no fees for service on the Unicom board of directors. Directors may defer their fees. Prior to 1997, directors who had never been an officer or an employee of Unicom or any of its subsidiaries, and who had attained at least age 65 and completed the required period of board service (3 to 5 years as applicable, including service as a director of ComEd), became eligible for retirement benefits upon retirement. Such benefits were to be paid to the retired director or a surviving spouse for a period equal to such director's years of service (including service as a director of ComEd) in an amount per year equal to the annual retainer for board members as in effect at the time of payment. Effective January 1, 1997, the Unicom board of directors terminated the further accrual of retirement benefits and offered each director the option to irrevocably elect, in lieu of amounts otherwise payable, a lump sum amount payable upon retirement, either by delivery of shares of Unicom common stock or in cash. In lieu of further accrual of retirement benefits, non-employee directors received a $6,200 increase in their annual fee (from $30,000 to $36,200), effective June 1, 1997 and payable in shares of Unicom common stock.

 Other Information

   Ariel Capital Management, Inc. has acted as investment manager with respect to a portion of the assets of an employee benefit plan of ComEd since 1994. During 1999, such firm received approximately $170,499 in fees. In 2000, it is estimated that such firm will receive approximately $163,000 in fees. Mr. Rogers is President of Ariel Capital Management, Inc. Unicom believes the fees paid or payable are equivalent to the fees that would have been paid to an unaffiliated third party for similar services.

 Security Ownership of Certain Beneficial Owners and Management

   No person is known to Unicom to be the beneficial owner of more than five percent of Unicom common stock. The following table lists the beneficial ownership, as defined under the rules of the Securities and Exchange Commission, as of March 31, 2000, of Unicom common stock held by each of the directors, each of the executive officers named in the Summary Compensation Table on page 141 and Unicom's directors and executive officers as a group. In addition, the table includes two columns describing securities held by such persons that are not considered to be "beneficially owned" under the rules of the SEC. The column headed "Other Stock Options" includes stock options held by such persons that are not exercisable within 60 days of March 31, 2000. The column headed "Deferred Share Equivalents" includes shares deferred by such persons under the Unicom Corporation Stock Bonus Deferral Plan or the Unicom Corporation 1996 Directors' Fee Plan or share equivalents held in the Unicom Corporation Retirement Plan for Directors.


                             Beneficial Ownership
                                of Common Stock
                             ------------------------------
                                                                Other
                               Amount              Percent      Stock       Deferred Share
             Name            and Nature           of Class    Options(5)    Equivalents(7)
             ----            ------------         ---------   ----------    --------------
   Edward A. Brennan.......          4,438              *            --          1,250
   Carlos H. Cantu.........          2,425              *            --            --
   James W. Compton........          5,105              *            --          3,751
   Bruce DeMars............          4,064              *            --            510
   Sue L. Gin..............         12,873              *            --          1,181
   Donald P. Jacobs........         10,202              *            --         10,632
   Edgar D. Jannotta.......          7,567              *            --          4,667
   John W. Rogers, Jr......          1,000              *            --            985
   Richard L. Thomas.......         10,616              *            --          2,771
   John W. Rowe............        222,278(1)(2)           *    281,666         39,258
   Oliver D. Kingsley,
    Jr.....................         53,064(1)              *    133,332         61,696
   Robert J. Manning.......         79,328(1)(3)           *     68,197(6)      24,823(8)
   Pamela B. Strobel.......         52,490(1)              *     74,166         15,548
   David R. Helwig.........         31,001(1)              *     52,999         16,663
   Directors and executive
    officers as a group (22
    persons)...............        679,984(1)(4)           *  1,019,855        213,224

*  Less than one percent
(1) The numbers and percentages of shares shown in the table above include shares as to which the indicated person(s) had the right to acquire within 60 days of March 31, 2000 upon the exercise of outstanding stock options, as follows: Mr. Rowe 216,334; Mr. Kingsley 41,668; Mr. Manning 72,103 (includes 12,935 options owned by spouse); Ms. Strobel 40,334; Mr. Helwig 19,001; and all executive officers and directors as a group (including such individuals) 487,445. Such persons disclaim any beneficial ownership of the shares subject to such options.

(2) Includes 2,000 shares owned by spouse, beneficial ownership of which is disclaimed.
(3) Includes 14,910 shares owned by spouse, beneficial ownership of which is disclaimed.
(4) Includes 16,910 shares owned by spouses. The directors and executive officers to whom such beneficial ownership is attributed disclaim any beneficial ownership of the shares held by such persons.
(5) Includes stock options which are not considered to be "beneficially owned" under SEC rules because they cannot be exercised within 60 days of March 31, 2000.
(6) Includes 9,865 stock options held by spouse, beneficial ownership of which is disclaimed.
(7) Includes share equivalents that are not considered to be "beneficially owned" under SEC rules because they are deferred under the Unicom Corporation Stock Bonus Deferral Plan, the Unicom 1996 Directors' Fee Plan, or the Unicom Corporation Retirement Plan for Directors. Under the Unicom Corporation Stock Bonus Deferral Plan and the Unicom 1996 Directors' Fee Plan, executives and directors, respectively, may defer the receipt of the stock portion of certain awards made pursuant to the Unicom Corporation Long-Term Incentive Plan or certain fees, respectively. Deferred amounts are only required to be kept in Unicom's books of account as deferred stock accounts, which are for bookkeeping purposes only. Unicom has no obligation to set aside or segregate any actual shares of Unicom common stock or other assets in respect of such accounts. Unicom has elected to issue the deferred shares to trusts having an institutional trustee, which has sole voting rights with respect to such shares. At the end of the deferral period (in the case of the Unicom Stock Bonus Deferral Plan) or upon leaving the board of directors (in the case of the Unicom 1996 Directors' Fee Plan), the share equivalents are distributed in whole shares of Unicom common stock and cash in lieu of any fractional share. Dividends paid with respect to deferred shares under the Unicom Stock Bonus Deferral Plan are either reinvested in Unicom common stock and held by such Trustee or are paid to the executive officer making the deferral. Dividends paid with respect to deferred shares under the Unicom 1996 Directors' Fee Plan are reinvested in Unicom common stock and held by such Trustee. Under the Unicom Corporation Retirement Plan for Directors, effective January 1, 1997, the accrual of further benefits was terminated and directors could elect to have benefits accrued through such date deferred into share equivalents to be paid in shares of Unicom common stock upon retirement. Accounts under such Plan are credited with an additional number of share equivalents determined by assuming the reinvestment of dividend equivalents on share equivalents in such accounts.
(8)  Includes 3,721 deferred share equivalents held by spouse.

 Executive Compensation

   The following table sets forth certain information relating to the compensation during the past three calendar years of the person who served as the Chief Executive Officer during 1999 and the other four most highly compensated executive officers of Unicom or ComEd at December 31, 1999.

                           Summary Compensation Table

                                      Annual Compensation                  Long-Term Compensation
                               ----------------------------------- --------------------------------------
                                            Bonus                         Awards             Payouts
                                       ----------------            --------------------- ----------------
                                                                                           LTIP Payouts
                                                                                         ----------------
                                                           Other              Securities
                                                          Annual              Underlying                   All Other
                                                Stock-    Compen-  Restricted  Options/           Stock-    Compen-
         Name and              Salary   Cash   Based(1)  sation(2)  Stock(3)     SARs     Cash   Based(1)  sation(4)
    Principal Position    Year    $       $       $          $         $          #         $       $          $
    ------------------    ---- ------- ------- --------  --------- ---------- ---------- ------- --------  ---------
  John W. Rowe(5)........ 1999 957,692 529,125 529,125*    55,112       --     123,000   475,246 203,677*     42,478
   Chairman (Chief        1998 726,923 484,209 484,209*   215,117       --     250,000   343,219  52,537*  2,728,076
   Executive Officer)     1997     --      --      --         --        --         --        --      --          --
   Unicom and ComEd

  Oliver D. Kingsley,
   Jr.(6)................ 1999 544,385     --  594,000*   175,502   231,562     40,000       --  322,488*     24,139
   Executive Vice
    President             1998 475,000     --  383,332*   220,713       --      35,000       --  187,984*     20,994
   Unicom and ComEd       1997  82,212     --      --     202,828   560,000     25,000   182,712  10,777*    378,395

  Robert J. Manning...... 1999 401,931 210,456  70,152*       --        --      40,000   102,229 102,229*     18,327
   Executive Vice
    President             1998 375,035 184,958  61,653*       --        --      35,000    43,469  43,469*     22,132
   Unicom and ComEd       1997 312,802  86,319  28,773*       --    291,250     25,000    42,153  42,153*     19,894

  Pamela B. Strobel...... 1999 375,131 208,961  69,654*       --        --      30,000    84,410  84,410*     16,483
   Executive Vice
    President             1998 341,000 137,341  58,861*       --        --      20,000    42,528  42,528*     20,347
   and General Counsel    1997 304,970  41,742  13,914*       --    291,250     17,500    33,605  33,605*     19,247
   Unicom and ComEd

  David R. Helwig(7)..... 1999 355,115 177,071 177,071*       --    479,256     25,000       --  144,206*     15,702
   Senior Vice President  1998 312,500     --  196,727*       --        --      22,000       --   85,747*    285,875
   Unicom and ComEd       1997     --      --      --         --        --         --        --      --          --

(1) All of the amounts shown under "Bonus--Stock-Based" and "LTIP Payouts-- Stock-Based" were either paid in shares of Unicom common stock or were deferred and are deemed to be invested in shares of Unicom's common stock, and thus fully "at risk" until the end of the deferral period. Deferred amounts are noted with an asterisk. See note 7 to the "Security Ownership of Certain Beneficial Owners and Management" table on page 140.
(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer. For 1999, includes $13,276 and $66,345 paid to Messrs. Rowe and Kingsley for the payment of taxes and $75,000 paid to Mr. Kingsley as a living cost allowance and $15,395 paid for financial and legal services for Mr. Rowe. For 1998, includes $89,381 and $132,077 paid to Messrs. Rowe and Kingsley, respectively, for reimbursements for the payment of taxes, $108,340 paid to Mr. Rowe for moving expenses and $75,000 paid to Mr. Kingsley as a living cost allowance. For 1997, includes payments to Mr. Kingsley of $74,065 for moving expenses, $75,000 as a living cost allowance and $53,251 for reimbursement of taxes.
(3) The value shown is as of the date of grant. Dividends are paid or accrued on restricted stock awards at the same rate as paid to all shareholders. As of December 31, 1999, Mr. Manning had an aggregate of 5,000 shares of restricted stock worth $167,500, Ms. Strobel had an aggregate of 10,000 shares of restricted stock worth $335,000, Mr. Helwig had an aggregate of 12,000 shares of restricted stock worth $402,000 and Mr. Kingsley had an aggregate of 16,500 shares of restricted stock worth $552,750.
(4) Amounts shown include matching contributions made by ComEd pursuant to the ComEd Employee Savings and Investment Plan ("ESIP"), matching contributions made by ComEd pursuant to the ComEd

   Excess Benefit Savings Plan and premiums and administrative service fees paid by ComEd on behalf of the named individuals under various group life insurance plans. For the year 1999, contributions made to the ESIP amounted to $6,960, $6,960, $4,184, $4,518 and $4,547 on behalf of Mr. Rowe, Mr.
   Kingsley, Mr. Manning, Ms. Strobel and Mr. Helwig, respectively. Contributions made to the ComEd Excess Benefit Savings Plan during 1999 totaled $34,700, $16,720, $12,311, $11,104 and $10,901 on behalf of Mr.
   Rowe, Mr. Kingsley, Mr. Manning, Ms. Strobel and Mr. Helwig, respectively. Premiums and administrative service fees paid during 1999 for Split Dollar Life, Accidental Death and Travel Accident insurance policies for Mr. Rowe, Mr. Kingsley, Mr. Manning, Ms. Strobel and Mr. Helwig, respectively, are as follows: $818, $459, $1,832, $861 and $254. For the year 1998, contributions made to the ESIP amounted to $7,287, $4,246, $4,350 and $1,915 on behalf of Mr. Kingsley, Mr. Manning, Ms. Strobel and Mr. Helwig, respectively. Contributions made to the ComEd Excess Benefit Savings Plan during 1998 totaled $31,621, $13,375, $11,079, $9,787 and $8,960 on behalf of Mr. Rowe, Mr. Kingsley, Mr. Manning, Ms. Strobel and Mr. Helwig, respectively. Premiums and administrative service fees paid during 1998 for Split Dollar Life, Accidental Death and Travel Accident insurance policies for Mr. Rowe, Mr. Kingsley, Mr. Manning and Ms. Strobel, respectively, are as follows: $96,455, $332, $6,807 and $6,210. ComEd is entitled to recover the premiums and administrative service fees from any amounts paid by the insurer on such Split Dollar Life policies and has retained a collateral interest on each policy to the extent of the premiums and administrative service fees paid with respect to such policy. Includes a $2,000,000 lump sum payment to Mr. Rowe in 1998 as partial compensation for actual compensation, benefits and programs which Mr. Rowe was, or was reasonably expected to become, entitled to receive from his previous employer, and a payment of $600,000 as an inducement to enter into his employment agreement. For 1997, includes $375,000 paid to Mr. Kingsley as an inducement to enter into his employment agreement. For 1998, includes $275,000 paid to Mr. Helwig as an inducement to enter into his employment agreement.
(5)  Mr. Rowe commenced employment on March 16, 1998.
(6)  Mr. Kingsley commenced employment on November 1, 1997.
(7)  Mr. Helwig commenced employment on January 19, 1998.

                     Option/SAR Grants in Last Fiscal Year


                                         Individual Grants
                           ----------------------------------------------
                            Number of
                            Securities    % of Total
                            Underlying   Options/SARs Exercise            Grant Date
                           Options/SARs   Granted to  or Base              Present
                            Granted(1)   Employees in  Price   Expiration  Value(2)
     Name                       #        Fiscal Year  $ /Share    Date        $
     ----                  ------------  ------------ -------- ---------- ----------
  John W. Rowe (CEO)......   110,000         5.99       35.75   1/24/09    $712,250
  John W. Rowe (CEO)......    13,000(3)      0.71      35.563   3/03/09      84,175
  Oliver D. Kingsley,
   Jr.....................    40,000         2.18       35.75   1/24/09     259,000
  Robert J. Manning.......    40,000         2.18       35.75   1/24/09     259,000
  Pamela B. Strobel.......    30,000         1.63       35.75   1/24/09     194,250
  David R. Helwig.........    25,000         1.36       35.75   1/24/09     161,875

(1) Except as noted in note 3 below, each option becomes exercisable in equal annual increments on the first, second and third anniversaries of the grant date, subject to acceleration in the event that termination after a change in control of Unicom occurs. The options do not include any stock appreciation rights.
(2) The "grant date present value" is based upon the Black-Scholes option-pricing model. The actual value, if any, an executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by Unicom for the options expiring 1/24/09 and 3/03/09 are as follows: (i) expected time to exercise of seven years, (ii) dividend yield rate of 4.5%, (iii) risk-free interest rate of 4.83% and (iv) expected volatility of 23.02%.
(3) Mr. Rowe received this grant of options as a premium for deferring half of his 1998 Annual Incentive Award. Half of this grant vested immediately and the balance vested on the first anniversary of the grant date.

       Aggregated Option Exercises in 1999 and 1999 Year-End Option Value


                                                 Underlying Unexercised     Value of Unexercised
                            Shares                     Options at          In-The-Money Options at
                           Acquired                 December 31, 1999         December 31, 1999(1)
                              on       Value    ------------------------- -------------------------
                           Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
            Name              #          $           #            #            $            $
            ----           -------- ----------- ----------- ------------- ----------- -------------
  John W. Rowe (CEO)......     0          0       89,834       283,166        5,167      10,333
  Oliver D. Kingsley,
   Jr.....................     0          0       28,334        71,666       91,669      45,832
  Robert J. Manning.......     0          0       45,834        71,666      326,454      93,221
  Pamela B. Strobel.......     0          0       30,334        49,166      226,519      65,254
  David R. Helwig.........     0          0        7,334        39,666       13,747      13,745

(1) Market value less exercise price, before payment of applicable income taxes.

             Long-term Incentive Plans--Awards in Last Fiscal Year


                                                               Estimated Future Payouts Under
                             Number of   Performance or Other   Non-Stock Price-Based Plans
                           Shares, Units     Period Until     --------------------------------
                             or Other         Maturation      Threshold    Target    Maximum
            Name             Rights(1)       or Payout(2)       Number     Number     Number
            ----           ------------- -------------------- --------------------- ----------
                                                               (Number of Performance Units)
  John W. Rowe (CEO)......   12,694.32         3 years         6,347.16   12,694.32  25,388.64
  Oliver D. Kingsley,
   Jr.....................    6,093.27         3 years         3,046.64    6,093.27  12,186.55
  Robert J. Manning.......    4,804.31         3 years         2,402.16    4,804.31   9,608.62
  Pamela B. Strobel.......    3,905.94         3 years         1,952.97    3,905.94   7,811.89
  David R. Helwig.........    3,235.42         3 years         1,617.71    3,235.42   6,470.85

(1) Long-term performance unit awards were established in 1994 for executive and group level employees under the Unicom Corporation Long-Term Incentive Plan. The awards are based on a three-year performance period. For the awards described in the table, the number of units initially awarded to a participant is determined by dividing a percentage of base salary (including income from current compensation units under Unicom's and ComEd's Deferred Compensation Unit Plans) by $38.403. The applicable percentages for the individuals shown in the table are: 50% for Mr. Rowe; 45% for Mr. Kingsley; 45% for Mr. Manning; 40% for Ms. Strobel; and 35% for Mr. Helwig. If a promotion changes the applicable percentage of salary, awards are pro-rated accordingly. Payouts are based on achievement of corporate shareholder value added and customer satisfaction goals as well as specific business unit strategic initiatives over the three-year performance period ending December 31, 2001. The dollar value of a payout will be determined by multiplying (a) the number of units applicable by (b) the average closing price of Unicom common stock as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions during the calendar quarter ending on December 31, 2001 by (c) the level of performance achieved. Payments will be made half in cash and half in the form of unrestricted shares of Unicom common stock. A participant may elect to defer receipt of up to 100% of the total award (net of applicable taxes) under the Unicom Corporation Stock Bonus Deferral Plan and receive, after such deferral, the deferred amount in the form of unrestricted shares of Unicom common stock.
(2)  Three-year period ending December 31, 2001.

  Service Annuity System

   The following table sets forth the annual retirement benefits payable under ComEd's Service Annuity System (including payments under a supplemental management retirement plan) to employees who retire at age 65 at stated levels of compensation and years of service at retirement (in 1999).

                               PENSION PLAN TABLE


   Highest
    4-Year
   Average     Annual Normal Retirement Benefits After Specified Years of
   Earnings                             Service*
   --------    ----------------------------------------------------------
                 15       20        25         30         35         40
                 --       --        --         --         --         --
  $  100,000  $ 31,936 $ 42,472 $   52,368 $   61,784 $   70,842 $   79,633
     200,000    63,872   84,945    104,735    123,568    141,684    159,266
     300,000    95,808  127,417    157,103    185,351    212,526    238,899
     400,000   127,744  169,889    209,470    247,135    283,368    318,532
     500,000   159,681  212,362    261,838    308,919    354,211    398,165
     600,000   191,617  254,834    314,206    370,703    425,053    477,798
     700,000   223,553  297,307    366,573    432,487    495,895    557,431
     800,000   255,489  339,779    418,941    494,271    566,737    637,064
     900,000   287,425  382,251    471,308    556,054    637,579    716,696
   1,000,000   319,361  424,724    523,676    617,838    708,421    796,329
   1,100,000   351,297  467,196    576,044    679,622    779,263    875,962
   1,200,000   383,233  509,668    628,411    741,406    850,105    955,595
   1,300,000   415,169  552,141    680,779    803,190    920,948  1,035,228
   1,400,000   447,106  594,613    733,146    864,974    991,790  1,114,861
   1,500,000   479,042  637,085    785,514    926,757  1,062,632  1,194,494
   1,600,000   510,978  679,558    837,882    988,541  1,133,474  1,274,127
   1,700,000   542,914  722,030    890,249  1,050,325  1,204,316  1,353,760
   1,800,000   574,850  764,503    942,617  1,112,109  1,275,158  1,433,393
   1,900,000   606,786  806,975    994,984  1,173,893  1,346,000  1,513,026
   2,000,000   638,722  849,447  1,047,352  1,235,677  1,416,842  1,592,659

* An employee may elect a marital annuity for a surviving spouse which would reduce the employee's normal retirement benefits. The amounts shown reflect certain assumptions as to total earnings, but do not reflect any reduction for Social Security benefits.

   Service Annuity System. ComEd maintains a non-contributory pension plan, the Service Annuity System, for all regular employees of ComEd. The Service Annuity System ("Plan") provides benefits upon retirement at age 65 which are based upon years of credited service and percentages of the employee's highest consecutive four-year average annual base pay, which includes basic compensation and certain incentive pay. An employee with at least 10 years of service may retire prior to attaining age 65 (but not prior to age 50) and will receive reduced benefits if retirement is prior to age 60. A non-executive employee may work beyond age 65 with additional benefits accruing for earnings and service after age 65. Contributions to the Plan by ComEd are based upon actuarial determinations that take into account the amount deductible for income tax purposes and the minimum contribution required under the Employee Retirement Income Security Act of 1974, as amended. Compensation used in the computation of annual retirement benefits under the Plan is substantially equivalent to the amounts shown in the "Salary" and "Bonus" columns under the "Annual Compensation" heading of the Summary Compensation Table. The compensation used in the computation of annual retirement benefits under the Plan is limited by the Internal Revenue Code as of January 1, 2000 to $170,000 (which number is subject to adjustment for increases in the cost of living) for any one employee. Any reduction in the annual retirement benefits payable to management employees under the Plan as a result of any limitations imposed by the Internal Revenue Code is restored under a supplemental management retirement plan maintained by

ComEd, which also provides retirement benefits granted under employment agreements or other arrangements. Thus, annual retirement benefits, as set forth in the Pension Plan Table above, are based on the sum of the amounts shown in the "Salary" and "Bonus" columns under the "Annual Compensation" heading of the Summary Compensation Table, without limitation as a result of the application of the provisions of the Internal Revenue Code. The approximate number of years of credited service under the Plan or, if applicable, under the supplemental management retirement plan, for the persons named in the Summary Compensation Table are as follows: John W. Rowe, 22 years; Robert J. Manning, 36 years; Oliver D. Kingsley, 17 years; Pamela B. Strobel, 7 years; and David
R. Helwig, 2 years.

  Employment Agreements

  John W. Rowe

   Unicom and ComEd have an employment agreement with John W. Rowe, pursuant to which he became Chairman, President and Chief Executive Officer of each company on March 16, 1998. The agreement provides that Mr. Rowe will be paid an annual base salary of at least $900,000. Unicom also granted Mr. Rowe an option to purchase 250,000 shares of common stock with an option price equal to the fair market value of the common stock as of March 16, 1998. Such options become exercisable in equal installments on March 16 of 1999, 2000, and 2001, and expire on March 15, 2008. In accordance with the terms of his employment agreement, Mr. Rowe was not entitled to any additional grants of stock options during 1998.

   The employment agreement with Mr. Rowe further provides that Mr. Rowe will participate in Unicom's Annual Incentive Award Program and will receive an annual incentive award for 1998 and 1999 that shall equal at least $600,000. The employment agreement was amended to provide that Mr. Rowe's annual incentive awards for 1998 and 1999 would be paid half in cash and half in Unicom common stock, and that the guaranteed portion of Mr. Rowe's annual incentive award for 1998 and 1999 would be paid 50% in cash and 50% as a grant of shares of Unicom common stock, half of which vested on the date the annual incentive would otherwise be paid (the "Grant Date") and half of which vested on the anniversary of the Grant Date. In connection with this grant of shares, Mr. Rowe also received, on the Grant Date, an option to purchase 13,000 of Unicom common stock, which was the number of shares with a value as of the Grant Date of $90,000 (determined using the pricing models used by the Compensation Committee). Such option became exercisable 50% on the Grant Date and 50% on the first anniversary thereof.

   Mr. Rowe participates in the Unicom Long-Term Performance Unit Award Program, and any award payable under such Program with respect to the three-year performance periods ending on December 31, 1998, 1999, or 2000 will be made as though he had participated in the Program throughout such performance periods (except in the case of a termination of employment). Mr. Rowe agreed to defer receipt of the stock portion of any incentive award under the Unicom Corporation Stock Bonus Deferral Plan. As partial compensation for actual compensation, benefits and programs that Mr. Rowe was, or was reasonably expected to become, entitled to receive from his previous employer, he received a lump-sum payment of $2,000,000. In addition, Mr. Rowe received $600,000 as an inducement to enter into the employment agreement.

   Mr. Rowe's employment agreement provides for a retirement benefit equal to the amount that would have been payable under the Service Annuity System (plus amounts payable under the ComEd Supplemental Management Retirement Plan) for an employee who retires at age 60 (or such greater age if Mr. Rowe should become eligible for the retirement benefit after attaining the age of 60) calculated based on the assumption that Mr. Rowe had completed 20 years of credited service as well as his actual years of credited service.

   The employment agreement with Mr. Rowe provides for severance payments to Mr. Rowe if he should be terminated without cause or if he should terminate the employment agreement for good reason (as defined in the agreement) equal to his base salary at the time of such termination, together with a formula annual incentive award (as defined in the agreement), until the later of March 16, 2001 or one year after termination (if such termination should occur before March 16, 2001), or one year after the date of termination (if such termination should occur after March 16, 2001), and a continuation of health and life insurance benefits during such period, plus retirement benefits. In addition, any unvested options shall continue to become exercisable during such period, except that any unvested portion of the deferred shares and additional option granted to Mr. Rowe pursuant to the amendment to his employment agreement described above will immediately become fully exercisable upon any such termination of employment. If the termination occurs within 24 months following a change in control of Unicom, such benefits will be paid for three years after the date of termination.

   Mr. Rowe agreed not to use for his own benefit or disclose any confidential information of Unicom or ComEd during or after the term of his employment, and not to compete with Unicom or ComEd or solicit any key employee or interfere with the relationship with any material customer or supplier of either company until two years after the term of his employment with the companies.

   The employment agreement has been amended and restated, effective upon the completion of the merger, as described under "The Merger--Interests of Unicom's Directors and Management in the Merger" in Chapter I.

  Oliver D. Kingsley, Jr.

   ComEd entered into an employment agreement with Oliver D. Kingsley, Jr. pursuant to which he became Executive Vice President and President and Chief Nuclear Officer--Nuclear Generation Group, effective November 1, 1997. The agreement provides for an annual base salary for 1997 and 1998 equal to $475,000, and further provides for a guaranteed increase of at least 4% per year, beginning in 1999.

   Mr. Kingsley received an option to purchase 25,000 shares of common stock with an option price equal to the fair market value of the common stock as of November 1, 1997. Such options become exercisable in equal installments on November 1 of 1998, 1999 and 2000, and expire on October 31, 2007. Mr. Kingsley also received a grant of 20,000 shares of restricted stock that vests in equal installments on November 1 of 1998, 1999 and 2000.

   The employment agreement with Mr. Kingsley provides that Mr. Kingsley will participate in Unicom's Annual Incentive Award Program and will receive an annual incentive award for 1998 and 1999 at least equal to the target award of $213,750.

   Mr. Kingsley participates in the Unicom Long-Term Performance Unit Award Program, and any award payable under such Program with respect to the three-year performance periods ending on December 31, 1997, 1998, or 1999 will be made as though he had participated in the Program throughout such performance periods (except in the case of a termination of employment). In addition, Mr. Kingsley received $375,000 as an inducement to enter into the employment agreement, and an annual living cost allowance equal to $75,000 (increased by the amount of applicable taxes on such amount as so increased) for the first three years of the agreement term.

   Mr. Kingsley's employment agreement provides for a retirement benefit equal to the amount that would have been payable under the Service Annuity System (plus amounts payable under the ComEd Supplemental Management Retirement Plan) for an employee who retires at age 60 calculated based on the assumption that Mr. Kingsley had completed 15 years of credited service beginning with the third year of his employment and that such credited service increased by five years during each of the next two years, in addition to his actual years of credited service after five years of employment.

   The employment agreement with Mr. Kingsley provides for a lump sum severance payment to Mr. Kingsley if he should be terminated without cause equal to two times his base salary at the time of such termination, and a continuation of health and life insurance benefits for two years after the date of termination, plus retirement benefits (calculated as though he had completed at least 15 years of credited service if such termination occurs during the first two years of employment) and retiree health care coverage. In addition, any unvested portion of the restricted stock granted under the agreement will immediately become fully vested and nonforfeitable.

   Mr. Kingsley agreed not to use for his own benefit or disclose any confidential information of Unicom or ComEd during or after the term of his employment, and not to solicit any employee of ComEd for one year after the term of his employment with ComEd.

  Severance Plans

   Unicom established the Key Management Severance Plan in 1998 to provide key employees, including the named executive officers, certain benefits in the event their employment is terminated by their employer without cause, or in the event they resign for good reason (both terms as defined in the Plan). Benefits under the Plan include severance pay equal to the sum of a terminated executive's current annual base salary plus the average of his annual incentive awards for the two years preceding the termination, annual incentive awards and long-term incentive awards (with respect to any performance cycle for which the executive has completed 24 months) prorated through the date of termination, continuation of health care coverage, life insurance and long-term disability coverage, and outplacement services. Payment of severance pay and continuation of the benefits described above is made over two years, and the amount of the severance pay and incentive and the payment period is included for purposes of calculating retirement benefits under the supplemental management retirement plan and determining eligibility for retiree health care coverage. As a condition of receiving plan benefits, an executive must agree not to use for his own benefit or disclose any confidential information of Unicom or ComEd during or after the term of his employment, and not to compete with Unicom or ComEd or solicit any key employee or interfere with the relationship with any material customer or supplier of either company until two years after the term of his employment with the companies, and must release Unicom from all claims arising out of his employment as of the date of termination. In the case of Mr. Rowe and Mr. Kingsley, the severance benefits provided under the terms of their employment agreements will control, to the extent they exceed the benefits provided under the Plan.

   The boards of directors of Unicom and ComEd approved a change in control policy (the "Policy") in 1998 pursuant to which Mr. Rowe and the other named executive officers will receive benefits in the event their employment is terminated without cause or if they resign for good reason (as such terms are defined under the Policy) within 24 months following a change in control of Unicom. The change in control benefits are provided in the form of individual agreements for the named executives, and Mr. Rowe's employment agreement was amended, effective March 8, 1999, to reflect the Policy provisions. The benefits provided in the event of a change in control, including approval of the merger, are described under "The Merger--Interests of Unicom's Directors and Management in the Merger" in Chapter I.

  Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Boards of Directors of Unicom and ComEd has furnished the following report on executive compensation:

   Introduction. The Committee is responsible for Unicom's executive compensation philosophy and policies, which form the basis for the Committee's decisions. The overall objectives of the executive compensation programs are to drive and reinforce achievement of financial objectives and strategic initiatives, to provide compensation opportunities that are competitive with top performing energy services companies and general industry firms, and to ensure that compensation is linked to performance and increasing shareholder value.

   It is the policy of the Committee to compensate executive officers based on fulfillment of their responsibilities and their achievement of established corporate and business unit goals. The business challenges resulting from the restructuring of the utility industry make it critical that Unicom's compensation programs drive and reinforce achievement of financial, operational and strategic goals. A study of management compensation programs was commissioned by the Committee in the fall of 1998. This study was conducted by a leading external management compensation consulting firm and included an assessment of business plans and strategic and competitive compensation levels compared with the external market.

   While overall, Unicom's total compensation levels were found to be generally competitive, the study results indicated that Unicom's mix of compensation components (i. e., salary, annual and long term incentives and stock options) could be more effectively aligned with the competitive market. Based on those results, Unicom's pay-for-performance philosophy was refined to have an increased emphasis on pay-at-risk. When excellent performance is achieved, pay will exceed market levels. Failure to achieve target goals will result in below-market pay. In addition, other compensation changes were made to achieve a more effective use of shareholder value as a determinant of compensation and to encourage officers and other employees to act like owners of the business.

   The Committee believes that compensation paid should be appropriate in relation to the financial performance of Unicom and should be sufficient to enable Unicom to attract and retain individuals possessing the talents required for ensuring the Company's long-term successful performance. The Committee also believes that incentive compensation performance goals for executive management should be based on factors over which management has significant control and which are important to Unicom's long-term success.

   In 1999, the major components of executive officer compensation were base salary, consisting of cash salary and current compensation unit income, non-qualified stock options, and incentive compensation (both annual and longer-term) related to awards under the Unicom Corporation Long-Term Incentive Plan.

   Base Salary. The process of determining the officers' base salaries began with a review of the salary levels for various comparable executive positions at a group of peer companies identified by the Committee. The Committee also used compensation survey information from several executive compensation-consulting firms. The Committee then considered differences from other companies in Unicom's organizational structure and the responsibilities of its executive officers, in the size, scope and complexity of Unicom's operations, and in the regulatory environment and competitive challenges faced by Unicom. Salary range increases and salary adjustment budgets are established annually for non-officer employees based on business and economic conditions of Unicom as well as on competitive practices. Beginning in 1999, Unicom initiated a two-year scheduled review cycle for officer level executives to make the rewards more meaningful and to cover a longer performance period. Salaries are adjusted based upon each executive's performance impact and overall contributions to Unicom.

   The Chairman reviewed the base salary of each officer and recommended an adjustment after assessing particular responsibilities and performance. The Chairman's recommendations were reviewed and approved by the Committee. Percentage increases for individual officers varied and were structured to recognize changes in industry compensation levels; to reflect the impact, performance and contributions of individual officers; and to reflect strategic changes in job responsibilities and assignments.

   In 1999, four executive officers held current compensation units. Each such unit entitles the holder to receive current income equal to the dividends paid on one share of Unicom Common Stock. During 1999, no additional units were awarded by the Committee.

   Incentive Compensation Awards. Another component of executive compensation is incentive compensation earned under awards made by the Committee under the Unicom Corporation Long-Term Incentive Plan. Such incentives are designed to drive and enforce achievement of established financial, operational and strategic goals that are critical to Unicom's success, including increasing shareholder value. Incentive opportunities include an annual incentive target, a long-term performance unit target covering a three-year performance period and non-qualified stock options.

   The Unicom Corporation 1999 Annual Incentive Award for Management Employees under the Unicom Corporation Long-Term Incentive Plan was established to reward the achievement of certain corporate and business unit goals during 1999. The annual incentive award placed increased emphasis on financial performance, strategic direction and results that will increase shareholder value. A significant portion of the 1999 annual incentive for executive officers was tied to a Shareholder Value Added measure.

   The award is variable and is designed to encourage achievement of short-term goals. Employees receive incentive awards only if their business units and Unicom meet or exceed the established performance targets for the year. The amount of the individual awards is based upon the individual and collective accomplishments of employees and varies based upon the degree to which the financial and strategic goals are met or exceeded and upon the Committee's assessment of individual performance. For key management employees, the annual incentive award is payable 75% in cash and 25% in Unicom Common Stock.

   For management employees other than those in selected sales-related positions, the 1999 corporate financial goal was "Shareholder Value Added." Shareholder Value Added was defined as revenues (ComEd, Off System and Subsidiaries) less Costs (operations and maintenance expenditures, fuel, depreciation and taxes), minus capital charge (debt and equity costs). Staff executive officers' annual incentive awards were tied to the corporate Shareholder Value Added goals whereas line executive officers were tied to both the corporate Shareholder Value Added goal and his or her business unit's Shareholder Value Added goal. The 1999 Unicom Corporate Shareholder Value Added achieved was 138.95% of the target level. In addition to the Shareholder Value Added goal tie, the remaining portion of executive officers' annual incentive award was comprised of a combination of corporate and business unit strategic initiatives and key performance indicators. Quantitative goals (for example, nuclear capacity) were measured on a scale of performance ranging from "threshold" to "maximum." Other strategic goals were assessed and approved by the Committee.

   For Mr. Rowe and other executive officers, the final determination of the annual incentive award was based on the accomplishment of Shareholder Value Added, strategic goals, and an individual performance assessment by the Committee.

   A long term performance unit award program was established in 1994 to focus employees on long range performance by linking certain incentive payments to specific performance measures. Incentive opportunities are expressed as a percentage of base salary and increase with the executive's management level. The awards payable in 2000 and in 2001 are based on the total return of Unicom Common Stock relative to that of the other companies constituting the Dow Jones Utility Stock Index over three-year performance periods. The Dow Jones Utility Stock Index includes Unicom and fourteen other large energy services companies. To better support improved business performance and the creation of Unicom shareholder value, the award payable in 2002 places a significant emphasis on Business Unit performance as well as corporate profitability as measured by Corporate Cumulative Shareholder Value Added and a Customer Satisfaction Index.

   Awards for the performance period 1997-1999 resulted in a payment that was 115.5% of the target award. Payments to certain executive officers are included in the "Payouts" column under the "Long-Term Compensation" heading in the Summary Compensation Table. Unicom's shareholder return increased by 44.3% during that same performance period.

   Stock Option Grants in 1999. Unicom grants non-qualified stock options to reward and motivate the Company's management to increase long-term shareholder value. Option grants are made generally to key employees who are expected to contribute materially to Unicom's success. The option awards permit grantees to purchase shares of Unicom's Common Stock at an exercise price equal to the market value on the date of grant, and become exercisable in equal increments over a three-year period. The options have a maximum term of ten years. Committee decisions regarding the size of option grants were based on an evaluation of competitive data drawn from companies in a study conducted in fall 1998 for Unicom by a leading executive compensation consulting firm, as well as the option recipient's base salary, target mix of other compensation components, management level, performance and potential.

   Compensation of the Chief Executive Officer. In considering the compensation for 1999 of Mr. Rowe, the Compensation Committee evaluated Unicom's 1998 performance, compensation for other chief executive officers, and Unicom's strategic direction. Under his employment agreement, Mr. Rowe is paid an annual base salary of at least $900,000, is guaranteed an annual incentive award for 1998 and 1999 of at least $600,000, and participates in the Long-Term Performance Unit Award Programs with respect to the three-year performance periods ending December 31, 1998, 1999 and 2000 as though he had participated in the Program throughout the performance periods.

   Salary. The Committee's assessment of the personal performance of Mr. Rowe was based upon an evaluation of his leadership, achievements and contributions to Unicom during 1998, as well as an assessment of competitive practices and market comparisons of chief executive officers for comparable companies. Mr. Rowe's total annual salary in 1999 was increased $75,000 to a rate of $975,000 per year.

  Incentive Compensation Plans

   Annual Incentive Program. Mr. Rowe participated in the annual incentive program described earlier in this report. Mr. Rowe's target award was 70% of his base salary. The actual award paid was 155.1% of his target level based on the achievement of Shareholder Value Added, strategic goals and an individual performance assessment by the Committee. The Committee approved payment of the award 50% in cash and 50% in Unicom Common Stock. Mr. Rowe deferred the portion of his incentive that was payable in Unicom Common Stock under the Unicom Corporation Stock Bonus Deferral Plan.

   Long Term Performance Unit Award. Mr. Rowe's award opportunity for the 1997-1999 performance cycle was at a target level of 50% of his then-current base salary. The actual award paid was 115.5% of his target level based on the total return of Unicom Common Stock relative to the other companies constituting the Dow Jones Utility Stock Index over the performance period.

   Stock Option Award. Mr. Rowe was granted 110,000 non-qualified stock options as part of the normal annual grant cycle. In addition, as Mr. Rowe voluntarily deferred one-half of his guaranteed annual awards for 1998 and 1999, the Committee awarded him a premium of an additional 13,000 options on March 4, 1999. One-half of this premium grant vested immediately and the remaining portion will vest on March 4, 2000.

   Internal Revenue Code Section 162(m) Considerations. Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million is generally not deductible for purposes of corporate income taxes. However, "qualified performance-based compensation" which is paid pursuant to a plan meeting certain requirements of the Code and applicable regulations remains deductible. As noted in previous reports, the Committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. The Committee's policy has been to seek to cause executive incentive compensation to qualify as "performance-based" in order to preserve its deductibility for federal income tax purposes to the extent possible without sacrificing flexibility in designing appropriate compensation programs. In 1997 and 1999, the Company obtained shareholder approval of performance-based incentives in Long-Term Performance Unit Awards in order to qualify such compensation as "performance-based." However, in order to provide executives with appropriate incentives, the Committee may also determine, in light of all applicable circumstances, that it would be in the best interests of Unicom for awards to be paid under certain of its incentive compensation programs or otherwise in a manner that would not satisfy the requirements to qualify as performance-based compensation under Code Section 162(m). The portion of Mr. Rowe's incentive compensation that was guaranteed under his employment agreement does not qualify as performance-based compensation under Code Section 162(m), and accordingly, to the extent receipt of such compensation is not deferred, the amount of such incentive compensation and salary in excess of $1 million will not be deductible by Unicom for purposes of corporate income taxes. Mr. Rowe deferred the portion of his incentive that was payable in Unicom Common Stock under the Unicom Corporation Stock Bonus Deferral Plan.

                            Compensation Committee

                          Edward A. Brennan, Chairman
                            James W. Compton
                            Donald P. Jacobs
                            Richard Thomas

  Shareholder Return Performance

   Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on Unicom common stock ("UCM") against the cumulative total return of the S&P 500 Composite Stock Index and the Dow Jones Utility Stock Index for the five-year period ending December 31, 1999.

Cumulative Performance Since January 1, 1995 Assuming Reinvestment of Dividends

                            (January 1, 1995 = $100)

          ITEM 4--Ratification of Appointment of Independent Auditors

   Subject to shareholder approval, the Unicom board of directors has appointed Arthur Andersen LLP, independent public accountants, as auditors to examine the annual and quarterly consolidated financial statements of Unicom and its subsidiary companies for 2000. The shareholders will be asked at the annual meeting to approve such appointment. The firm of Arthur Andersen LLP has audited the accounts of Unicom since its inception in 1994, and ComEd since 1932. A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative so desires, and to respond to shareholders' questions.

                                 Other Matters

  Shareholder Proposals and Nominations for 2001 Annual Meeting

   Any shareholder proposal intended to be presented at the 2001 annual meeting of Unicom's shareholders must be received at the principal executive offices of Unicom by the close of business on January 17, 2000, in order to be considered for inclusion in Unicom's proxy materials relating to that meeting. In addition, under Unicom's By-laws, in order for a shareholder to bring business before, or to make a nomination of a candidate for election as a director at, an annual meeting, the shareholder must comply with the procedures set forth in the Unicom By-laws. Under the Unicom By-laws, written notice in proper form of any business to be brought before an annual meeting must be provided to the Secretary of Unicom not less than 90 nor more than 120 days before the anniversary date of the preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be so received by the Secretary not later than 10 days after the day on which notice of the date of the annual meeting was mailed or publicly announced. To be in proper written form, the notice must include a brief description of such business, the reasons for conducting such business at the annual meeting, and certain information concerning the identity of the shareholder proposing to bring the business before the annual meeting. Similarly, under the Unicom By-laws, written notice in proper form of any nomination of a candidate for election as a director at an annual meeting must be provided to the Secretary within the same time limits as set forth above for business to be brought before a meeting by a shareholder. To be in proper written form, the notice must set forth all information regarding the nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, together with certain information concerning the identity of the shareholder proposing to make the nomination. A copy of the Unicom By-law provisions specifying the requirements for shareholders wishing to bring business before the annual meetings or wishing to make a nomination for election as a director at such meetings will be furnished to any shareholder without charge upon written request to the Secretary. Any such proposal, nomination or request should be directed to the Secretary of Unicom at the 37th Floor, Bank One Building, 10 South Dearborn Street, Chicago, Illinois. If mailed, it should be sent to Secretary, Unicom Corporation, 10 South Dearborn Street, Post Office Box A-3005, Chicago, Illinois 60690-3005.

   As of the date of this proxy statement/prospectus, management knows of no matters to be brought before the annual meeting other than the matters referred to in this proxy statement/prospectus. If, however, further business is presented, the proxy holders will act in accordance with their best judgment.

                CHAPTER IV--WHERE YOU CAN FIND MORE INFORMATION

   Exelon filed a registration statement on Form S-4 on May 15, 2000, to register with the Securities and Exchange Commission the Exelon common stock to be issued to PECO Energy and Unicom shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Exelon in addition to being a proxy statement of PECO Energy and Unicom. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Exelon's registration statement or the exhibits to the registration statement.

   PECO Energy and Unicom file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that PECO Energy and Unicom file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

  Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
        Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549       New York, NY 10048             Suite 1400
                                                       Chicago, IL 60661-2511

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning PECO Energy and Unicom may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

   The Securities and Exchange Commission allows PECO Energy, Unicom and Exelon to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

   This proxy statement/prospectus incorporates by reference the documents set forth below that PECO Energy and Unicom have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about PECO Energy and Unicom that is not included in or delivered with this proxy statement/prospectus.

    PECO Energy Filings (File No. 1-1401)                         Period
    -------------------------------------                         ------
 Annual Report on Form 10-K                   Fiscal Year ended December 31, 1999
 Quarterly Report on Form 10-Q                For the Period ended March 31, 2000
 Current Reports on Form 8-K                  Filed January 7, 2000, January 13, 2000,
                                              March 21, 2000, March 24, 2000 and May 3,
                                              2000
 Registration Statement on Form 8-A           Filed October 24, 1991
  (description of PECO Energy common stock)


       Unicom Filings (File No.1-11375)                           Period
       --------------------------------                           ------
 Annual Report on Form 10-K and on Form 10-
  K/A                                         Fiscal Year ended December 31, 1999
 Quarterly Report on Form 10-Q                For the Period ended March 31, 2000
 Current Reports on Form 8-K                  Filed January 7, 2000, January 13, 2000 and
                                               May 9, 2000
 Registration Statement on Form 8-B           Filed August 24, 1994
  (description of Unicom common stock)
 Registration Statement on Form 8-A           Filed February 6, 1998
  (description of the Unicom rights to
  acquire Unicom common stock)

   PECO Energy and Unicom also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the PECO Energy annual meeting and the date of the Unicom annual meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   PECO Energy has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to PECO Energy and Exelon, and Unicom has supplied all information relating to Unicom.

   If you are a PECO Energy shareholder or a Unicom shareholder, we may have sent to you some of the documents incorporated by reference, but you can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

   PECO Energy Company                  Unicom Corporation
   2301 Market Street                   37th Floor, 10 South Dearborn Street
   Post Office Box 8699                 Post Office Box A-3005
   Philadelphia, Pennsylvania 19101-    Chicago, Illinois 60690-3005
8699                                    Telephone: 1-800-950-2377
   Telephone: 1-888-340-7326            Attention: Shareholder Services
   Attention: Investor Relations

   If you would like to request documents, please do so by June 19, 2000, in order to receive them before your annual meeting.

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated May 15, 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to PECO Energy and Unicom shareholders nor the issuance of Exelon common stock in the merger creates any implication to the contrary.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         AMENDED AND RESTATED AGREEMENT
                        AND PLAN OF EXCHANGE AND MERGER

                        Dated as of September 22, 1999,

                  Amended and Restated as of January 7, 2000,

                                     Among

                              PECO ENERGY COMPANY,

                             NEWHOLDCO CORPORATION

                                      And

                               UNICOM CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   Article i

                            The Exchange and Merger

 Section 1.01. The Exchange and Merger....................................   A-1
 Section 1.02. Closing....................................................   A-2
 Section 1.03. Merger Effective Time......................................   A-2
 Section 1.04. Effects....................................................   A-2
 Section 1.05. Articles of Incorporation and By-laws......................   A-2
 Section 1.06. Newco Board of Directors...................................   A-3
 Section 1.07. Newco Senior Officers......................................   A-3
 Section 1.08. Operations.................................................   A-3

                                   Article ii

          Effect on the Capital Stock of the Constituent Corporations

 Section 2.01. Effect on Capital Stock....................................   A-3
 Section 2.02. Exchange of Certificates...................................   A-4
 Section 2.03. Certain Adjustments........................................   A-7

                                  Article iii

                 Representations and Warranties of the Company

 Section 3.01. Organization, Standing and Power...........................   A-8
 Section 3.02. Company Subsidiaries; Equity Interests.....................   A-8
 Section 3.03. Capital Structure..........................................   A-8
 Section 3.04. Authority; Execution and Delivery; Enforceability..........   A-9
 Section 3.05. No Conflicts; Consents.....................................  A-10
 Section 3.06. SEC Documents; Undisclosed Liabilities.....................  A-11
 Section 3.07. Information Supplied.......................................  A-11
 Section 3.08. Absence of Certain Changes or Events.......................  A-12
 Section 3.09. Taxes......................................................  A-12
 Section 3.10. Absence of Changes in Benefit Plans........................  A-13
 Section 3.11. ERISA Compliance; Excess Parachute Payments................  A-13
 Section 3.12. Litigation.................................................  A-15
 Section 3.13. Compliance with Applicable Laws; Permits...................  A-15
 Section 3.14. Brokers; Schedule of Fees and Expenses.....................  A-15
 Section 3.15. Opinion of Financial Advisor...............................  A-15
 Section 3.16. Year 2000..................................................  A-15
 Section 3.17. Environmental Matters......................................  A-15
 Section 3.18. Labor and Employee Relations...............................  A-17
 Section 3.19. Operations of Nuclear Power Plants.........................  A-17
 Section 3.20. Parent Share Ownership.....................................  A-17
 Section 3.21. Regulation as a Utility....................................  A-17
 Section 3.22. Contracts; No Default......................................  A-17
 Section 3.23. Title to Properties........................................  A-18
 Section 3.24. Intellectual Property......................................  A-18
 Section 3.25. Hedging....................................................  A-18
 Section 3.26. Regulatory Proceedings.....................................  A-18

                                   Article iv

               Representations and Warranties of Parent and Newco

 Section 4.01. Organization, Standing and Power........................   A-19
 Section 4.02. Parent Subsidiaries; Equity Interests...................   A-19
 Section 4.03. Capital Structure.......................................   A-19
 Section 4.04. Authority; Execution and Delivery; Enforceability.......   A-20
 Section 4.05. No Conflicts; Consents..................................   A-21
 Section 4.06. SEC Documents; Undisclosed Liabilities..................   A-21
 Section 4.07. Information Supplied....................................   A-22
 Section 4.08. Absence of Certain Changes or Events....................   A-22
 Section 4.09. Taxes...................................................   A-22
 Section 4.10. Absence of Changes in Benefit Plans.....................   A-23
 Section 4.11. ERISA Compliance; Excess Parachute Payments.............   A-24
 Section 4.12. Litigation..............................................   A-25
 Section 4.13. Compliance with Applicable Laws; Permits................   A-25
 Section 4.14. Brokers; Schedule of Fees and Expenses..................   A-25
 Section 4.15. Opinions of Financial Advisors..........................   A-25
 Section 4.16. Year 2000...............................................   A-26
 Section 4.17. Environmental Matters...................................   A-26
 Section 4.18. Labor and Employee Relations............................   A-26
 Section 4.19. Operations of Nuclear Power Plants......................   A-27
 Section 4.20. Company Share Ownership.................................   A-27
 Section 4.21. Regulation as a Utility.................................   A-27
 Section 4.22. Contracts; No Default...................................   A-27
 Section 4.23. Title to Properties.....................................   A-28
 Section 4.24. Intellectual Property...................................   A-28
 Section 4.25. Hedging.................................................   A-28
 Section 4.26. Regulatory Proceedings..................................   A-28

                                   Article v

                   Covenants Relating to Conduct of Business

 Section 5.01. Conduct of Business.....................................   A-28
 Section 5.02. No Solicitation by Company..............................   A-34
 Section 5.03. No Solicitation by Parent...............................   A-35

                                   Article vi

                             Additional Agreements


 Section 6.01. Preparation of the Form S-4 and the Proxy Statement;
                Shareholders Meetings..................................   A-37
 Section 6.02. Access to Information; Confidentiality..................   A-38
 Section 6.03. Regulatory Matters; Reasonable Best Efforts.............   A-39
 Section 6.04. Company and Parent Stock Options and Other Stock Plans..   A-39
 Section 6.05. Benefit Plans; Workforce Matters........................   A-42
 Section 6.06. Indemnification.........................................   A-43
 Section 6.07. Fees and Expenses.......................................   A-43
 Section 6.08. Public Announcements....................................   A-44
 Section 6.09. Transfer Taxes..........................................   A-44

 Section 6.10. Affiliates...............................................  A-45
 Section 6.11. Stock Exchange Listing...................................  A-45
 Section 6.12. Rights Agreements; Consequences if Rights Triggered......  A-45
 Section 6.13. Tax Treatment............................................  A-45
 Section 6.14. Reorganization and Amendment.............................  A-45
 Section 6.15. Common Stock Repurchase..................................  A-46
 Section 6.16. Parity of Compensation...................................  A-46
 Section 6.17. Board Seats..............................................  A-46

                                  Article vii

                              Conditions Precedent

 Section 7.01. Conditions to Each Party's Obligation To Effect The
                Merger..................................................  A-46
 Section 7.02. Conditions to Obligations of Parent and Newco............  A-47
 Section 7.03. Conditions to Obligations of the Company.................  A-48

                                  Article viii

                       Termination, Amendment and Waiver

 Section 8.01. Termination..............................................  A-48
 Section 8.02. Effect of Termination....................................  A-50
 Section 8.03. Amendment................................................  A-50
 Section 8.04. Extension; Waiver........................................  A-50
               Procedure for Termination, Amendment, Extension or
 Section 8.05.  Waiver..................................................  A-51

                                   Article ix

                               General Provisions

 Section 9.01. Nonsurvival of Representations and Warranties............  A-51
 Section 9.02. Notices..................................................  A-51
 Section 9.03. Definitions..............................................  A-52
 Section 9.04. Interpretation; Disclosure Letters.......................  A-52
 Section 9.05. Severability.............................................  A-52
 Section 9.06. Counterparts.............................................  A-52
 Section 9.07. Entire Agreement; No Third-Party Beneficiaries...........  A-52
 Section 9.08. Governing Law............................................  A-53
 Section 9.09. Assignment...............................................  A-53
 Section 9.10. Enforcement..............................................  A-53
 Section 9.11. Newco Obligations........................................  A-53

                             INDEX OF DEFINED TERMS

      Defined Term                            Section
      ------------                            -------
      "Affiliate"                             Section 9.03
      "Agreement"                             Recitals
      "AmerGen"                               Section 5.01(b)(iv)
      "AmerGen Nuclear Facilities"            Section 4.19(b)
      "Applicable Law"                        Section 3.05(a)
      "Articles of Exchange"                  Section 1.03(a)
      "Atomic Energy Act"                     Section 3.05(b)
      "Certificates"                          Section 2.02(b)(v)
      "Closing"                               Section 1.02
      "Closing Date"                          Section 1.02
      "Code"                                  Recitals
      "ComEd"                                 Section 1.08(a)
      "Common Shares Trust"                   Section 2.02(e)(ii)
      "Company"                               Recitals
      "Company Acquisition Agreement"         Section 5.02(b)
      "Company Benefit Plans"                 Section 3.10
      "Company Board"                         Section 3.04(b)
      "Company By-laws"                       Section 3.01
      "Company Cash Consideration"            Section 2.01(b)(ii)
      "Company Certificates"                  Section 2.02(b)(v)
      "Company Chairman"                      Section 6.16
      "Company Charter"                       Section 3.01
      "Company Common Stock"                  Recitals
      "Company Competing Transaction"         Section 5.02(a)
      "Company Conversion Number"             Section 2.01(b)(ii)
      "Company Disclosure Letter"             Section 3.02(a)
      "Company Dissent Shares"                Section 2.01(b)(iv)
      "Company Employee Stock Option"         Section 6.04(f)
      "Company Employment Arrangements"       Section 3.10
      "Company Exchange Ratio"                Section 2.01(b)(ii)
      "Company Material Adverse Effect"       Section 3.01
      "Company Nuclear Facilities"            Section 3.19
      "Company Permits"                       Section 3.13(b)
      "Company Reorganization"                Section 5.01(g)
      "Company Required Statutory Approvals"  Section 3.05(b)
      "Company Rights"                        Section 3.03(a)
      "Company Rights Agreement"              Section 3.03(a)
      "Company SEC Documents"                 Section 3.06
      "Company Shareholder Approval"          Section 3.04(c)
      "Company Shareholders Meeting"          Section 6.01(d)
      "Company Stock Plans"                   Section 6.04(f)
      "Company Subsidiaries"                  Section 3.01
      "Confidentiality Agreement"             Section 6.02
      "Consent"                               Section 3.05(b)
      "Contract"                              Section 3.05(a)
      "ERISA"                                 Section 3.11(b)
      "Election Deadline"                     Section 2.02(b)
      "Environmental Claims"                  Section 3.17(f)(i)
      "Environmental Laws"                    Section 3.17(f)(ii)

                             INDEX OF DEFINED TERMS

      Defined Term                    Section
      ------------                    -------
      "Environmental Permits"         Section 3.17(f)(iii)
      "Excess Shares"                 Section 2.02(e)(ii)
      "Exchange Act"                  Section 3.05(b)
      "Exchange Agent"                Section 2.02(a)
      "Exchange Consideration"        Section 2.01(a)(ii)
      "Exchange Effective Time"       Section 1.03(a)
      "Exchange Fund"                 Section 2.02(a)
      "FERC"                          Section 3.05(b)
      "Filed Company SEC Documents"   Section 3.08
      "Filed Parent SEC Documents"    Section 4.08
      "Final Order"                   Section 7.01(c)
      "First Step Exchange"           Recitals
      "Form S-4"                      Section 3.07
      "Form of Election"              Section 2.02(b)
      "GAAP"                          Section 3.06
      "Governmental Entity"           Section 3.05(b)
      "Hazardous Materials"           Section 3.17(f)(iv)
      "HSR Act"                       Section 3.05(b)
      "IBCA"                          Section 1.01(b)
      "ICC"                           Section 3.05(b)
      "Illinois Articles of Merger"   Section 1.03(b)
      "Indemnified Party"             Section 6.06(c)
      "Intellectual Property Rights"  Section 3.24
      "Judgment"                      Section 3.05(a)
      "Liens"                         Section 3.02(a)
      "Losses"                        Section 6.06(c)
      "Material Adverse Effect"       Section 9.03
      "Merger"                        Recitals
      "Merger Consideration"          Section 2.01(b)(ii)
      "Merger Effective Time"         Section 1.03(b)
      "NRC"                           Section 3.05(b)
      "NYSE"                          Section 2.02(e)(ii)
      "Newco"                         Recitals
      "Newco Articles"                Section 1.05(a)
      "Newco Board"                   Section 1.06(b)
      "Newco By-laws"                 Section 1.05(b)
      "Newco Common Stock"            Recitals
      "Original Merger Agreement"     Recitals
      "Outside Date"                  Section 8.01(b)
      "PBCL"                          Section 1.01(a)
      "PCBs"                          Section 3.17(f)(iv)
      "PPUC"                          Section 4.05(b)
      "PUHCA"                         Section 3.02(a)
      "PURPA"                         Section 3.02(a)
      "Parent"                        Recitals
      "Parent Acquisition Agreement"  Section 5.03(b)
      "Parent Benefit Plans"          Section 4.10
      "Parent Board"                  Section 4.04(b)
      "Parent By-laws"                Section 4.01

                             INDEX OF DEFINED TERMS

      Defined Term                           Section
      ------------                           -------
      "Parent Capital Stock"                 Section 4.03(a)
      "Parent Certificate"                   Section 2.02(b)(v)
      "Parent Chairman"                      Section 6.16
      "Parent Charter"                       Section 4.01
      "Parent Common Stock"                  Recitals
      "Parent Competing Transaction"         Section 5.03(a)
      "Parent Disclosure Letter"             Section 4.02(a)
      "Parent Employee Stock Option"         Section 6.04(f)
      "Parent Employment Arrangements"       Section 4.10
      "Parent Exchange Ratio"                Section 2.01(a)(ii)
      "Parent Material Adverse Effect"       Section 4.01
      "Parent Nuclear Facilities"            Section 4.19(a)
      "Parent Permits"                       Section 4.13(b)
      "Parent Preferred Stock"               Section 4.03(a)
      "Parent Reorganization"                Section 5.01(g)
      "Parent Required Statutory Approvals"  Section 4.05(b)
      "Parent SAR"                           Section 6.04(f)
      "Parent SEC Documents"                 Section 4.06
      "Parent Shareholder Approval"          Section 4.04(c)
      "Parent Shareholders Meeting"          Section 6.01(e)
      "Parent Stock Plans"                   Section 6.04(f)
      "Parent Subsidiaries"                  Section 4.01
      "Power Purchase Agreement"             Section 5.01(a)(xii)
      "Pennsylvania Articles of Merger"      Section 1.03(b)
      "Pennsylvania Competition Act"         Section 4.13(b)
      "Person"                               Section 9.03
      "Power Act"                            Section 3.02(a)
      "Proxy Statement"                      Section 3.05(b)
      "Qualified Plans"                      Section 3.11(a)
      "Qualifying Company Proposal"          Section 5.02(d)
      "Qualifying Parent Proposal"           Section 5.03(d)
      "Release"                              Section 3.17(f)(v)
      "Representatives"                      Section 5.02(a)
      "SEC"                                  Section 3.05(b)
      "Second Step Merger"                   Recitals
      "Sections 11.65 and 11.70"             Section 2.01(b)(iv)
      "Securities Act"                       Section 3.06
      "Share Issuance"                       Section 1.01(c)
      "Stock Plan"                           Section 6.04(e)
      "Subsidiary"                           Section 9.03
      "Surviving Corporation"                Section 1.01(b)
      "Taxes"                                Section 3.09(g)
      "Tax Return"                           Section 3.09(g)
      "Transactions"                         Section 1.01(c)
      "Transition Period"                    Section 6.16
      "Transfer Taxes"                       Section 6.09
      "Voting Company Debt"                  Section 3.03(d)
      "Voting Parent Debt"                   Section 4.03(d)

   AMENDED AND RESTATED AGREEMENT AND PLAN OF EXCHANGE AND MERGER dated as of September 22, 1999, as amended and restated as of January 7, 2000 (this "Agreement"), among PECO ENERGY COMPANY, a Pennsylvania corporation ("Parent"), NEWHOLDCO CORPORATION, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco"), and UNICOM CORPORATION, an Illinois corporation (the "Company").

   WHEREAS Parent, Newco and the Company entered into an Agreement and Plan of Exchange and Merger dated as of September 22, 1999 (the "Original Merger Agreement"), and they now desire to amend and restate the Original Merger Agreement (it being understood that all references herein to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the "date hereof" or the "date of this Agreement" refer to September 22, 1999);

   WHEREAS the respective Boards of Directors of Parent, Newco and the Company have approved the consummation of the business combination provided for in this Agreement, pursuant to which (a) Parent and Newco will, on the terms and subject to the conditions set forth in this Agreement, effect a mandatory share exchange (the "First Step Exchange") whereby each outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") shall be acquired by Newco in exchange for common stock, no par value, of Newco (the "Newco Common Stock"), as herein provided, (b) immediately thereafter, the Company will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Newco (the "Second Step Merger" and, together with the First Step Exchange, the "Merger"), whereby each share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into the right to receive Newco Common Stock and cash, as herein provided, (c) the holders of Parent Common Stock and Company Common Stock will together own all of the outstanding shares of Newco Common Stock and (d) each share of each other class of capital stock of Parent and the Company shall be unaffected and remain outstanding;

   WHEREAS for Federal income tax purposes it is intended that the Merger constitutes transactions described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Second Step Merger constitutes a transaction described in Section 368(a) of the Code; and

   WHEREAS Parent, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   Article I

                            The Exchange and Merger

   Section 1.01. The Exchange and Merger. (a) On the terms and subject to the conditions set forth in this Agreement, in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania ("PBCL"), Parent and Newco shall effect the First Step Exchange at the Exchange Effective Time (as defined in Section 1.03). As a result of the First Step Exchange, Parent shall become a wholly owned subsidiary of Newco. The effects and the consequences of the First Step Exchange and the Second Step Merger shall be as set forth in Section 1.04.

   (b) On the terms and subject to the conditions set forth in this Agreement, in accordance with the Illinois Business Corporation Act (the "IBCA") and the PBCL, the Company shall be merged with and into Newco at the Merger Effective Time (as defined in Section 1.03). At the Merger Effective Time, the separate corporate existence of the Company shall cease and Newco shall continue as the surviving corporation (the "Surviving Corporation").

   (c) The First Step Exchange, the Second Step Merger, the issuance by Newco of Newco Common Stock in connection with the Merger (the "Share Issuance") and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions".

   Section 1.02. Closing. The closing (the "Closing") of the Merger shall take place at such location as shall be determined by the parties at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Applicable Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Applicable Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in
Article VII have been satisfied (or, to the extent permitted by Applicable Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

   Section 1.03. Merger Effective Time. (a) Prior to the Closing, Parent shall prepare, and on the Closing Date Parent shall file with the Department of State of the Commonwealth of Pennsylvania, articles of exchange or other appropriate documents (in any such case, the "Articles of Exchange") executed in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings required under the PBCL to effect the First Step Exchange. The First Step Exchange shall become effective at such time as the Articles of Exchange are duly filed with such Department of State, or at such other time as Newco and Parent shall agree and specify in the Articles of Exchange (the time the First Step Exchange becomes effective being the "Exchange Effective Time").

   (b) Prior to the Closing and after the Exchange Effective Time, Newco and the Company shall prepare, and on the Closing Date and after the Exchange Effective Time Newco and the Company shall (i) file with the Department of State of the Commonwealth of Pennsylvania, the articles of merger or other appropriate documents (in any such case, the "Pennsylvania Articles of Merger") executed in accordance with the relevant provisions of the PBCL and shall make all other filings or recordings required under the PBCL to effect the Second Step Merger and (ii) thereafter file with the Secretary of State of the State of Illinois, articles of merger or other appropriate documents (in any such case, the "Illinois Articles of Merger") executed in accordance with the relevant provisions of the IBCA and shall make all other filings or recordings required under the IBCA to effect the Second Step Merger. The Second Step Merger shall become effective at such time as the Illinois Articles of Merger are duly filed as provided by Applicable Law and the Secretary of State of the State of Illinois has issued a certificate of merger in respect of the Second Step Merger, or at such other time as Newco and the Company shall agree and specify as provided by Applicable Law (the time the Second Step Merger becomes effective being the "Merger Effective Time").

   Section 1.04. Effects. The First Step Exchange shall have the effects set forth in Section 1931 of the PBCL. The Second Step Merger shall have the effects set forth in Section 1929 of the PBCL and Section 11.50 of the IBCA.

   Section 1.05. Articles of Incorporation and By-laws. (a) At the Merger Effective Time, the Articles of Incorporation of Newco (the "Newco Articles") shall, until thereafter changed or amended as provided therein or by Applicable Law and as Parent and the Company shall have agreed prior to the Merger Effective Time, be the Articles of Incorporation of the Surviving Corporation and shall in any case be amended to provide that the name of Newco be changed to "Exelon Corporation".

   (b) At the Merger Effective Time, the By-laws of Newco (the "Newco By-laws") shall, until thereafter changed or amended as provided therein or by Applicable Law and as Parent and the Company shall have agreed prior to the Merger Effective Time, be the By-laws of the Surviving Corporation, and shall in any case be amended by inserting the provisions set forth in Exhibit A as Article X thereof.

   Section 1.06. Newco Board of Directors. (a) The directors of Parent immediately prior to the Exchange Effective Time shall be the directors of Newco as of the Exchange Effective Time, until the earlier of the Merger Effective Time or their resignation or removal or the due election and qualification of their respective successors, as the case may be.

   (b) In accordance with the Newco By-laws, as amended pursuant to Section 1.05(b), as of the Merger Effective Time, the Board of Directors of the Surviving Corporation (the "Newco Board") shall consist of 16 members, eight of whom shall be serving as members of the Board of Directors of Parent immediately prior to the Merger Effective Time who are recommended by the Board of Directors of Parent immediately prior to the Merger Effective Time, and eight of whom of whom shall be members of the Board of Directors of the Company immediately prior to the Merger Effective Time who are recommended by the Board of Directors of the Company immediately prior to the Merger Effective Time.

   Section 1.07. Newco Senior Officers. As of the Merger Effective Time the senior officers of Newco shall be as set forth in Exhibit B and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal in accordance with the Newco By-Laws.

   Section 1.08. Operations. (a) Corporate Offices. The Surviving Corporation shall maintain (i) in Chicago, Illinois offices serving as its corporate headquarters, (ii) in southeastern Pennsylvania offices serving as the headquarters of the generation and power marketing businesses of the Surviving Corporation and its subsidiaries, and (iii) offices in Chicago, Illinois and southeastern Pennsylvania as the headquarters of Commonwealth Edison Company, an Illinois corporation ("ComEd"), and Parent, respectively. The chief nuclear officer of the Surviving Corporation shall maintain offices in both Chicago, Illinois and southeastern Pennsylvania.

   (b) Charities. The parties agree that provision of charitable contribution and community support in the respective service areas of Parent and the Company and their respective subsidiaries serves a number of important goals. During the two-year period immediately following the Merger Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and traditional local community support within the respective service areas of Parent and the Company and each of their subsidiaries that are utilities at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by Parent and the Company and such subsidiaries within their service areas within the two-year period immediately prior to the Merger Effective Time.

                                   Article II

    Effect on the Capital Stock of the Constituent Corporations; Exchange of
                                  Certificates


   Section 2.01. Effect on Capital Stock. (a) First Step Exchange. At the Exchange Effective Time, by virtue of the First Step Exchange and without any action on the part of the holder of any shares of Parent Common Stock or Newco Common Stock:

     (i) Cancelation of Treasury Stock. Each share of Parent Common Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no Newco Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (ii) Exchange of Parent Common Stock. (A) Subject to Section 2.01(a)(i), each issued share of Parent Common Stock shall be exchanged for one fully paid and nonassessable share of Newco Common Stock (the "Parent Exchange Ratio").

       (B) The shares of Newco Common Stock to be issued by Newco upon the exchange of shares of Parent Common Stock pursuant to this Section 2.01(a)(ii) are referred to collectively as "Exchange Consideration". As of the Exchange Effective Time, all such shares of Parent Common Stock shall be exchanged for Exchange Consideration and such shares of Parent Common Stock shall remain outstanding and shall be owned and held by Newco, and each holder of a certificate representing any such shares of Parent Common Stock shall cease to have any rights with respect thereto, except the right to receive Exchange Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

     (iii) Parent Preferred Stock. The Parent Preferred Stock (as defined in
  Section 4.03(a)) outstanding immediately prior to the Exchange Effective Time shall remain outstanding, without change, after the Exchange Effective Time, and no consideration shall be delivered or deliverable in exchange therefor.

   (b) Second Step Merger. At the Merger Effective Time, by virtue of the Second Step Merger and without any action on the part of the holder of any shares of Company Common Stock or Newco Common Stock:

     (i) Cancelation of Treasury Stock and Newco-Owned Stock. Each share of Company Common Stock that is owned by the Company or Newco shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Newco Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (ii) Conversion of Company Common Stock. (A) Subject to Sections 2.01(b)(i) and 2.02(e), each issued share of Company Common Stock shall be converted into the right to receive (1) $3.00 in cash (the "Company Cash Consideration") and (2) 0.875 (the "Company Conversion Number") fully paid and nonassessable shares of Newco Common Stock (the "Company Exchange Ratio").

       (B) The Company Cash Consideration, shares of Newco Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(b)(ii) and cash in lieu of fractional shares of Newco Common Stock to the extent contemplated by Section 2.02(e) are referred to collectively as "Merger Consideration". As of the Merger Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

     (iii) Newco Common Stock. The Newco Common Stock outstanding immediately prior to the Merger Effective Time issued as contemplated by Section 2.01(a)(ii) shall remain outstanding, without change, after the Merger Effective Time, and no Merger Consideration shall be delivered or deliverable in exchange therefor.

     (iv) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Company Dissent Shares") of Company Common Stock that are outstanding immediately prior to the Merger Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Company Dissent Shares pursuant to, and who complies in all respects with, Sections 11.65 and 11.70 of the IBCA ("Sections 11.65 and 11.70") shall be converted into the right to receive Merger Consideration as provided in Section 2.01(b)(ii), and shall thereafter be subject to sale and purchase rights in accordance with Sections 11.65 and 11.70.

   Section 2.02. Exchange of Certificates. (a) Exchange Agent. Promptly following the Merger Effective Time, Newco shall deposit with such bank or trust company as may be designated by Newco and reasonably acceptable to Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Parent Common Stock and Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash equal to the total aggregate Company Cash Consideration and certificates representing the shares of Newco Common Stock issuable pursuant to Section 2.01 in exchange for outstanding Company Certificates or Parent Certificates. Newco shall provide to the Exchange Agent on a timely basis, as and when needed after the Merger Effective Time, cash equal to the total aggregate Company Cash

Consideration (such shares of Newco Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, Newco shall assume that there will not be any fractional shares of Newco Common Stock. Newco shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares to the extent provided in Section 2.02(e).

   (b) Exchange Procedures. As soon as reasonably practicable after the Merger Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Exchange Effective Time represented outstanding shares of Parent Common Stock that were converted into the right to receive Exchange Consideration (the "Parent Certificates") or that immediately prior to the Merger Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive Merger Consideration (the "Company Certificates" and, together with the Parent Certificates, the "Certificates"), in each case, pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Exchange Consideration or Merger Consideration, as the case may be. Upon surrender of a Parent Certificate or a Company Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor Company Cash Consideration and a certificate representing that number of whole shares of Newco Common Stock (together with cash in lieu of fractional shares), in each case, that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Newco Common Stock is issued to or at the direction of the holder of a surrendered Company Certificate or Parent Certificate, such Newco Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. In the event of a transfer of ownership of Parent Common Stock or Company Common Stock that is not registered in the transfer records of Parent or the Company, as the case may be, payment may be made and a certificate representing the appropriate number of shares of Newco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or the issuance of shares of Newco Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Newco that such tax has been paid or is not applicable. Subject to Sections 11.65 and 11.70 of the IBCA (in the case of a Company Certificate), until surrendered as contemplated by this Section 2.02, each Company Certificate or Parent Certificate shall be deemed at any time after the Merger Effective Time or Exchange Effective Time, as applicable, to represent only the right to receive upon such surrender Merger Consideration or Exchange Consideration, as applicable, as contemplated by this Section 2.02. No interest shall be paid or accrue on any cash payable, whether in respect of Exchange Consideration, Merger Consideration, dividends or otherwise, upon surrender of any Certificate. Any dividend reinvestment plan, employee stock ownership plan or similar plan of the Company may be treated as a single holder of Company Common Stock for the purposes of Section 2.02(e).

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Newco Common Stock with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Company Certificate or Parent Certificate with respect to the shares of Newco Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the surrender of such certificate in accordance with this Article II. Subject to Applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Newco Common Stock.

   (d) No Further Ownership Rights in Parent Common Stock or Company Common Stock. The Exchange Consideration and Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion and exchange of any shares of Parent Common Stock or Company Common Stock, as the case may be, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Parent Common Stock or Company Common Stock, subject, however, to (i) the Surviving Corporation's obligations to pay or provide for the rights of dissenters and (ii) the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Merger Effective Time that may have been declared or made by the Parent on such shares of Parent Common Stock or the Company on such shares of Company Common Stock, respectively, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Merger Effective Time, and after the Merger Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Parent Common Stock or Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, any certificates formerly representing shares of Parent Common Stock or Company Common Stock, as the case may be, are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

   (e) No Fractional Shares. (i) Except as otherwise agreed to by the Company and Parent as provided in Section 2.02(e)(v), no certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the conversion of Company Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Newco Common Stock. For purposes of this Section 2.02(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

   (ii) As promptly as practicable following the Merger Effective Time, the Exchange Agent shall determine the excess of (A) the number of shares of Newco Common Stock delivered to the Exchange Agent by Newco pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Newco Common Stock to be issued to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Merger Effective Time as practicable, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

   (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Common Stock shall be reduced by transfer taxes in connection with such sale or sales of the Excess Shares. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock entitled thereto, the Exchange Agent shall hold such proceeds in trust for such holders of Company Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest in a share of Newco Common Stock to which such holder is entitled under Section 2.01(b)(ii) (or would be entitled but for this Section 2.02(e)) and the denominator of which is the aggregate amount of fractional interests in a share of Newco Common Stock to which all holders of Company Common Stock are entitled.

   (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests in Newco Common Stock, the Exchange Agent shall make available such amounts, without interest, to such holders entitled to receive such cash.

   (v) Notwithstanding anything herein to the contrary, if the Company and Parent so agree prior to the Closing, Newco may establish a common stock direct share registration program pursuant to which shareholders would receive a book entry credit for fractional shares of Newco Common Stock in lieu of cash as otherwise provided in this Section 2.02(e). If the Company and Parent agree to have Newco establish such a program, any reference herein to fractional shares shall refer to such book entry fractional shares and no cash will be issued for such shares except as may be provided by such program. In no event will Newco issue certificates or script representing fractional shares.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Parent Common Stock or Company Common Stock for six months after the Merger Effective Time shall be delivered to Newco, upon demand, and any holder of Parent Common Stock or Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Newco for payment of its claim for Exchange Consideration or Merger Consideration, as the case may be, and any dividends or distributions with respect to Newco Common Stock as contemplated by Section 2.02(c).

   (g) No Liability. None of Parent, Newco, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Newco Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. If any Company Certificate or Parent Certificate has not been surrendered prior to five years after the Merger Effective Time (or immediately prior to such earlier date on which Merger Consideration or Exchange Consideration or any dividends or distributions with respect to Newco Common Stock as contemplated by Section 2.02(c)(i) in respect of such Company Certificate or Parent Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Newco.

   (i) Withholding Rights. Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Parent Common Stock or Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, Newco will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Parent Common Stock or Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

   Section 2.03. Certain Adjustments. If after the date hereof and on or prior to the Closing Date, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Exchange Consideration and the Merger Consideration will be adjusted accordingly to provide to the holders of Parent Common Stock and Company Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. This provision is not intended to affect the need for either party to obtain the other party's consent to take such an action under any other provision of this Agreement.

                                  Article III

                 Representations and Warranties of the Company

   The Company represents and warrants to Parent and Newco as follows:

   Section 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as conducted as of the date of this Agreement, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, other than such qualifications the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter or organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

   Section 3.02. Company Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from the Company to Parent and Newco (the "Company Disclosure Letter") lists each Company Subsidiary and its jurisdiction of organization and specifies each of the Company Subsidiaries that is (i) a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively, (ii) a "public utility" within the meaning of Section 201(e) of the Federal Power Act (the "Power Act") or
(iii) a "qualifying facility" within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), or that owns such a qualifying facility. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

   (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter or interests acquired after the date of this Agreement without violating any covenant of this Agreement, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $500,000 in any person, as reasonably determined by the Company.

   Section 3.03. Capital Structure. (a) The authorized capital stock of the Company consists of 400,000,000 shares of Company Common Stock. At the close of business on August 31, 1999, (i) 217,411,003 shares of Company Common Stock were issued and outstanding, (ii) 264,406 shares of Company Common Stock were held by the Company in its treasury, (iii) 4,625,691 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) and 4,700,637 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04), (iv) 368,171 shares of Company Common Stock were reserved for issuance pursuant to the Company's Employee Stock Purchase Plan, (v) 164,845 shares of Company Common

Stock were reserved for issuance pursuant to the Company's 1996 Directors' Fee Plan, (vi) 88,526 shares of Company Common Stock were subject to exchange for the common stock, $12.50 par value of ComEd, and (vii) 400,000 shares of Company Common Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of February 2, 1998 (as amended from time to time, the "Company Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

   (b) Except as set forth in clause (a) of this Section 3.03 or in the Company Disclosure Letter, at the close of business on August 31, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

   (c) All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the IBCA, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound.

   (d) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt").

   (e) Except as set forth in clause (a) of this Section 3.03 or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt or (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

   (f) As of the date of this Agreement, except as described in the Company Disclosure Letter, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

   (g) The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement.

   Section 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Second Step Merger, to receipt of the Company Shareholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

   (b) The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Second Step Merger and the other Transactions are fair to and in the best interests of the Company and its shareholders and
(iii) directing that this Agreement be submitted to a vote of the Company's shareholders and recommending that they approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Newco and this Agreement, to the extent otherwise applicable, the Merger and the other Transactions the provisions of Sections 7.85 and 11.75 of the IBCA. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Second Step Merger or any other Transaction.

   (c) The only vote of holders of any class or series of Company securities necessary to approve and adopt this Agreement and the Second Step Merger is the approval of this Agreement by the holders of at least two-thirds of the shares of outstanding Company Common Stock entitled to vote (the "Company Shareholder Approval"). The affirmative vote of the holders of Company Common Stock, or any of them, is not necessary to consummate any Transaction other than the Second Step Merger.

   Section 3.05. No Conflicts; Consents. (a) Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, approval, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any loan or credit agreement, contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") or writ, permit or license applicable to the Company or any Company Subsidiary or their respective properties or assets (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals), other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (b) No consent, approval, license, permit, order or authorization (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals) ("Consent") of, action by or in respect of, or registration, declaration or filing with, or notice to, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative or regulatory agency or commission or other governmental authority or instrumentality or any non-governmental self-regulatory agency, commission or authority, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "Proxy Statement"), and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Second Step Merger and the other Transactions, (iii) the filing of the Illinois Articles of Merger with, and the issuance of a certificate of merger by, the Secretary of State of the State of Illinois, the filing of the Pennsylvania Articles of Merger with the Department of State of Pennsylvania and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) notice to, and the consent and approval of, the Federal Energy Regulatory Commission ("FERC") under the Power Act, (v) notice to, and the consent and approval of, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), (vi) notice to the Illinois Commerce Commission (the "ICC"), (vii) the consents, filings and approvals required under PUHCA, (viii) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.17), (ix) such filings as may be required in connection with the taxes described in Section 6.09 and
(x) such other items as are set forth in the Company Disclosure
Letter (collectively, whether or not legally required to be obtained, the "Company Required Statutory Approvals").

   (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Merger Effective Time.

   Section 3.06. SEC Documents; Undisclosed Liabilities. The Company and the Company Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by the Company or any Company Subsidiary with the SEC since January 1, 1998 (the "Company SEC Documents"). Each Company SEC Document complied in all material respects as of its respective date with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08) or the Company Disclosure Letter or incurred after the date hereof in the usual, regular and ordinary course of business in substantially the same manner as previously conducted and not prohibited by this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

   Section 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Newco in connection with the Share Issuance (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's shareholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01) or the Parent Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Newco for inclusion or incorporation by reference in the Proxy Statement.

   Section 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the Company Disclosure
Letter:

     (a) since December 31, 1998, there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, other than events, changes, effects and developments relating to the economy in general or to the Company's industry in general and not specifically relating to the Company or any Company Subsidiary; and

     (b) from December 31, 1998 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

       (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

       (ii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock; or

       (iii) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP.

   Section 3.09. Taxes. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it (or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired), and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by the Company or any Company Subsidiary, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (b) Except as set forth in the Company Disclosure Letter, the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all current Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Company Disclosure Letter, no deficiency with respect to any Taxes has, to the best knowledge of the Company, been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1995. Except as set forth in the Company Disclosure Letter, all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

   (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Except as set forth in the Company Disclosure Letter, neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

   (e) The Company and each Company Subsidiary have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic and foreign) and have, within the time and in the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except to the extent that any failure to withhold or to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (f) The Company knows of no fact and neither the Company nor any Company Subsidiary has taken or agreed to take any action that could reasonably be expected to prevent (i) the Merger from constituting transactions described in
Section 351 of the Code or (ii) the Second Step Merger from constituting a transaction described in Section 368(a) of the Code.

   (g) For purposes of this Agreement:

     "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return required to be filed with any taxing authority with respect to Taxes.

   Section 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Company Disclosure Letter, from December 31, 1998 to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of (a) any collective bargaining agreements, (b) any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any beneficiary or dependent thereof, that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute (collectively, "Company Benefit Plans") or (c) any Company Employment Arrangements (as defined herein). Except as disclosed in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, change-of-control, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Employment Arrangements").

   Section 3.11. ERISA Compliance; Excess Parachute Payments. (a) The Company Disclosure Letter includes a complete list of all material Company Benefit Plans and Company Employment Arrangements as of the date of this Agreement. With respect to each Company Benefit Plan (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) and Company Employment Arrangement, the Company has delivered to Parent true, complete and correct copies of (i) each such Company Benefit Plan or Company Employment Arrangement (or, in the case of any unwritten plan or arrangement, a description thereof),
(ii) the most recent annual report on the applicable Form 5500 series filed with the Internal Revenue Service (if any such report was required), including all schedules and attachments thereto, (iii) the most recent summary plan description (if a summary plan description is required) and all summaries of material modifications thereto, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any such Company Benefit Plan or Company Employment Arrangement, (v) the most recent actuarial report or valuation relating thereto and (vi) the most recent determination letters issued by the Internal Revenue Service with respect to Company Benefit Plans that are intended to be qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code ("Qualified Plans") and letters of recognition of exemption with respect to any Company Benefit Plan or related trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

   (b) With respect to the Company Benefit Plans and Company Employment Arrangements, individually and in the aggregate, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability that has had or could reasonably be expected to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law. For purposes of this Section 3.11(b), the term "Company Benefit Plan" shall also include any employee benefit plan within the meaning of Section 3(3) of ERISA that, within the last six years, was sponsored or maintained by any entity which would be treated under Section 414 of the Code as a single employer with the Company or any Company Subsidiary or to which any such entity contributed or was obligated to contribute.

   (c) Each Company Benefit Plan and each Company Employment Arrangement has been administered in accordance with its terms except for any failures so to administer any Company Benefit Plan or Company Employment Arrangement as have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company, all Company Subsidiaries and all the Company Benefit Plans and Company Employment Arrangements are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the rules and regulations thereunder and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated claims under or with respect to any Company Benefit Plan or Company Employment Arrangement by or on behalf of any current or former employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

   (d) Except as disclosed in the Company Disclosure Letter, (i) no current or former employee, officer or director of the Company or any Company Subsidiary will be entitled to any additional rights or benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan or Company Employment Arrangement, and no trustee under any "rabbi trust", or similar arrangement maintained in connection with any Company Benefit Plan or Company Employment Arrangement will be entitled to any payment, as a result (either alone or upon the occurrence of any additional or further acts or events) of the execution of this Agreement or the consummation, announcement or other actions relating to the Transactions and (ii) no amount payable to any current or former employee, officer or director of the Company or any Company Subsidiary will fail to be deductible by reason of Section 280G of the Code.

   (e) Each Company Benefit Plan intended to be a Qualified Plan has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Benefit Plan.

   (f) The aggregate accumulated benefit obligations of each Company Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company Benefit Plan) do not exceed the fair market value of the assets of such plan (as of the date of such valuation).

   (g) All contributions and other payments required to have been made for any completed historical period by the Company or any Company Subsidiary to any Company Benefit Plan or Company Employment Arrangement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid for such period, have been reflected in the consolidated financial statements of the Company.

   (h) Except as disclosed in the Company Disclosure Letter, no Company Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, and none of the Company or any Company Subsidiary has, at any time during the last six years, contributed to or been obligated to contribute to any such multiemployer plan. For purposes of the representations and warranties made in the last sentence of Section 3.11(c) and in Sections 3.11(e) and (f), the term "Company Benefit Plan" shall be deemed to exclude any such multiemployer plan.

   Section 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or could reasonably be expected to have a Company Material Adverse Effect.

   Section 3.13. Compliance with Applicable Laws; Permits. (a) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance with the terms of all Company Permits (as defined in Section 3.13(b)) and all Applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, Environmental Laws, which are the subject of Section 3.17, benefits plans, which are the subject of
Section 3.11 and the operation of nuclear power plants, which are the subject of Section 3.19.

   (b) Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries own or have sufficient rights and consents to use under existing franchises, permits, easements, leases, and license agreements (the "Company Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as provided in the Illinois Electric Customer Choice and Rate Relief Law of 1997, to the knowledge of the Company, no other private corporation can commence electric public utility operations in any part of the respective territories now served by the Company or any Company Subsidiary, without obtaining a certificate of public convenience and necessity from the applicable state utility commission.

   Section 3.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella & Co. and Goldman Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Second Step Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

   Section 3.15. Opinion of Financial Advisor. The Company has received the opinion of Wasserstein Perella & Co., dated as of January 6, 2000, to the effect that, as of such date, the Company Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

   Section 3.16. Year 2000. The Company SEC Documents fairly summarize the status of the Company's computer applications and components, modification or readiness plan, communications with suppliers and vendors, contingency plans and estimated cost of remediation as they relate to the Year 2000 issue. The Company has made available to Parent copies of all correspondence between the Company and its third party suppliers and vendors concerning their Year 2000 compliance.

   Section 3.17. Environmental Matters. (a) Compliance. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and each of the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws (as defined below), except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (b) Environmental Permits. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, (i) the Company and each of the Company Subsidiaries has obtained or has applied for all Environmental Permits (as defined below) necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect and (ii) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   (c) Environmental Claims. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, there are no Environmental Claims (as defined below) that have had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

   (d) Releases. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, there have been no Releases (as defined below) of any Hazardous Materials (as defined below) that could be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, except for any Environmental Claim which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (e) Assumed and Retained Liabilities. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, none of the Company or the Company Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could reasonably be likely to form the basis for any Environmental Claim, which has had and could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   (f) Definitions. As used in this Agreement:

     (i) "Environmental Claims" means, in respect of any person, any and all administrative, regulatory or judicial actions, suits, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person, alleging potential liability (including potential responsibility or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, mining restoration or rehabilitation costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or
  (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release of, or exposure to, any Hazardous Materials.

     (ii) "Environmental Laws" means all federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws and regulations relating to noise levels, nuclear operations, Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

     (iii) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under applicable
  Environmental Laws.

     (iv) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials or wastes, spent nuclear fuel, coal ash, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "pollutant," "toxic substances," "source," "special nuclear," and "byproducts" or words of similar import under any Environmental Law; and
  (C) any chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any Environmental Law.

     (v) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

   Section 3.18. Labor and Employee Relations. (a) Except as set forth in the Company Disclosure Letter, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of the Company, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent it, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   (b) Except as set forth in the Company Disclosure Letter, or except to the extent the following, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, (A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against the Company or any of the Company Subsidiaries pending, or to the knowledge of the Company, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator and (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of the Company, threatened against or involving the Company.

   Section 3.19. Operations of Nuclear Power Plants. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, (a) the operations of the nuclear generation stations (collectively, the "Company Nuclear Facilities") currently or formerly owned, in whole or part, by the Company or any of its affiliates are and have been conducted in compliance with all Applicable Laws and Company Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, (b) each of the Company Nuclear Facilities maintains, and is in compliance with, (i) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials,
(ii) plans for the decommissioning of each of the Company Nuclear Facilities,
(iii) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (i) through (iii) conform with the requirements of Applicable Law, and (c) the Company has funded consistent with reasonable budget projections the current or future decommissioning of each Company Nuclear Facility and the storage and disposal of spent nuclear fuel.

   Section 3.20. Parent Share Ownership. Neither the Company nor any Company Subsidiary owns any shares of Parent Capital Stock or other securities convertible into Parent Capital Stock.

   Section 3.21. Regulation as a Utility. ComEd is regulated as a public utility by the State of Illinois. Commonwealth Edison Company of Indiana, Inc., an Indiana corporation, is regulated as a public utility by the State of Indiana and by no other state. Except as set forth in the previous sentence, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. The Company and ComEd are public utility holding companies as defined by PUHCA, but currently claim exemptions from registration under PUHCA under Sections 3(a)(1) and 3(a)(2), respectively, of PUHCA pursuant to orders of the SEC issued thereunder.

   Section 3.22. Contracts; No Default. Except as disclosed in the Filed Company SEC Documents or entered into after the date of this Agreement without violating any covenant of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   Section 3.23. Title to Properties. Except as set forth in the Company Disclosure Letter each of the Company and each of the Company Subsidiaries has good and sufficient title to its physical properties and assets, or valid leasehold interests, easements or other appropriate interests therein or thereto sufficient to conduct its business as presently conducted or intended to be conducted, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, restrictive covenants and similar encumbrances or impediments set forth in the Company Disclosure Letter or that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or intended to be conducted.

   Section 3.24. Intellectual Property. The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole. Except as set forth in the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in the Company Disclosure Letter, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right except as has not had and could not reasonably be expected to have a Company Material Adverse Effect.

   Section 3.25. Hedging. Except as set forth in the Company Disclosure Letter, none of the Company or the Company Subsidiaries engages in any natural gas, electricity or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into, or hedge contracts, for the purchase or sale of electricity or hydrocarbons to which the Company or any Company Subsidiary is a party that are in accordance with the general practices of other similarly situated companies in the industry.

   Section 3.26. Regulatory Proceedings. Except as set forth in the Company Disclosure Letter, and other than fuel adjustment or purchase gas adjustment or similar adjusting rate mechanisms, none of the Company or the Company Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (a) is a party to any rate proceeding before a Governmental Entity that would reasonably be expected to result in orders having a Company Material Adverse Effect or (b) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court.

                                   Article IV

               Representations and Warranties of Parent and Newco

   Parent and Newco, jointly and severally, represent and warrant to the Company as follows:

   Section 4.01. Organization, Standing and Power. Each of Parent and each of its subsidiaries, including Newco (the "Parent Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as conducted as of the date of this Agreement, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Parent (a "Parent Material Adverse Effect"). Parent and each Parent Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, other than such qualifications the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the amended and restated articles of incorporation of Parent, as amended to the date of this Agreement (as so amended, the "Parent Charter"), and the By-laws of Parent, as amended to the date of this Agreement (as so amended, the "Parent By-laws"), and the comparable charter or organizational documents of Newco and each other Parent Subsidiary, in each case as amended through the date of this Agreement.

   Section 4.02. Parent Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from Parent to the Company (the "Parent Disclosure Letter") lists each Parent Subsidiary and its jurisdiction of organization and specifies each of the Parent Subsidiaries that is, and as of the date of this Agreement AmerGen (as hereinafter defined is not), (i) a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of PUHCA, respectively, (ii) a "public utility" within the meaning of Section 201(e) of the Power Act or (iii) a "qualifying facility" within the meaning of PURPA, or that owns such a qualifying facility. All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Parent Disclosure Letter, are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all Liens.

   (b) Except for its interests in Parent Subsidiaries and except for the ownership interests set forth in Parent Disclosure Letter or interests acquired after the date of this Agreement without violating any covenant of this Agreement, Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $500,000 in any person, as reasonably determined by Parent.

   (c) Since the date of its incorporation, Newco has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and thereunder and matters ancillary thereto. As of the date of this Agreement, Newco has no material assets or liabilities.

   Section 4.03. Capital Structure. (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and shares of preferred stock as set forth in the Parent Disclosure Letter (the "Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Capital Stock"). At the close of business on August 31, 1999, (i) 203,392,956 shares of Parent Common Stock were issued and outstanding and shares of Parent Preferred Stock were issued and outstanding as set forth in the Parent Disclosure Letter, (ii) 38,721,900 shares of Parent Common Stock were held by Parent in its treasury and (iii) 5,800,841 shares of Parent Common Stock were subject to outstanding Parent Employee Stock Options (as defined in Section 6.04) and 5,166,533 additional shares of the Parent Common Stock were reserved for issuance pursuant to Parent Stock Plans (as defined in Section 6.04).

   (b) Except as set forth in clause (a) of this Section 4.03 or in the Parent Disclosure Letter, at the close of business on August 31, 1999, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding.

   (c) All outstanding shares of Parent Capital Stock are, and all such shares that may be issued prior to the Merger Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the PBCL, the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound.

   (d) There are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote ("Voting Parent Debt").

   (e) Except as set forth in clause (a) of this Section 4.03 or in the Parent Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Parent or any Parent Subsidiary is a party or by which any of them is bound (i) obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent or of any Parent Subsidiary or any Voting Parent Debt or (ii) obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

   (f) As of the date of this Agreement, except as described in the Parent Disclosure Letter, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary.

   (g) The authorized capital stock of Newco consists of 500,000,000 shares of common stock, no par value, 100,000,000 shares of preferred stock, no par value, and 100,000,000 shares of series preference stock, no par value, of which only 100 shares of common stock have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

   Section 4.04. Authority; Execution and Delivery; Enforceability . (a) Each of Parent and Newco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Newco of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Newco, subject (i) in the case of the Merger and the Share Issuance, to receipt of the Parent Shareholder Approval (as defined in Section 4.04(c)) and (ii) adoption by Parent, as sole shareholder of Newco, of this Agreement. Each of Parent and Newco has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

   (b) The Board of Directors of Parent (the "Parent Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Merger, the Share Issuance and the other Transactions, (ii) determining that the terms of the Merger, the Share Issuance and the other Transactions are fair to and in the best interests of Parent and its shareholders and (iii) directing that this Agreement be submitted to a vote of Parent's shareholders and recommending that they adopt this Agreement and approve the Share Issuance. Such resolutions are sufficient to render inapplicable to this Agreement, the Merger, the Share Issuance and the other Transactions, to the extent otherwise applicable, the provisions of Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL and (ii) the provisions of Sections 508 and 509 of the Parent Charter. To Parent's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to Parent or Newco with respect to this Agreement, the Merger, the Share Issuance or any other Transaction.

   (c) The only vote of holders of any class or series of Parent securities necessary to approve and adopt this Agreement, the Merger, the Share Issuance and the other Transactions is the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all holders of Parent Common Stock entitled to vote (collectively, the "Parent Shareholder Approval"). The affirmative vote of the holders of Parent Capital Stock, or any of them, is not necessary to consummate any Transaction other than the Share Issuance and the Merger.

   Section 4.05. No Conflicts; Consents. (a) Except as set forth in the Parent Disclosure Letter, the execution and delivery by each of Parent and Newco of this Agreement does not, and the consummation of the Merger, the Share Issuance and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, consent, approval, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of (i) Parent Charter, Parent By-laws or the comparable charter or organizational documents of any Parent Subsidiary, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Applicable Law or writ, permit or license applicable to Parent or any Parent Subsidiary or their respective properties or assets (other than immaterial consents, approvals, licenses, permits, orders, authorizations, registrations, declarations or filings, including with respect to communications systems, zoning, name changes, occupancy and similar routine regulatory approvals), other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (b) No Consent of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Form S-4 and the Proxy Statement and (B) such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Articles of Exchange, Pennsylvania Articles of Merger and the Charter Amendment with the Department of State of the Commonwealth of Pennsylvania, the filing of the Illinois Articles of Merger with, and issuance of a certificate of merger by, the Secretary of State of the State of Illinois and the filing of appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) notice to, and the consent and approval of, FERC under the Power Act, (v) notice to, and the consent and approval of, the NRC under the Atomic Energy Act, (vi) notice to and the consent and approval of the Pennsylvania Public Utility Commission (the "PPUC"), (vii) the consents, filings and approvals required under PUHCA, (viii) compliance with and such filings as may be required under applicable Environmental Laws, (ix) such filings as may be required in connection with the taxes described in Section 6.09 and (x) such other items as are set forth in the Parent Disclosure Letter (collectively, whether or not legally required to be obtained, the "Parent Required Statutory Approvals").

   Section 4.06. SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC since January 1, 1998 (the "Parent SEC Documents"). Each Parent SEC Document complied in all material respects as of its respective date with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP

(except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.08) or the Parent Disclosure Letter or incurred after the date hereof in the usual, regular and ordinary course of business in substantially the same manner as previously conducted and not prohibited by this Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is, or has at any time since January 1, 1998 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

   Section 4.07. Information Supplied. None of the information supplied or to be supplied by Parent or Newco for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or Parent's shareholders or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Newco with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

   Section 4.08. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in the Parent Disclosure
Letter:

     (a) since December 31, 1998, there has not been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect, other than events, changes, effects and developments relating to the economy in general or to Parent's industry in general and not specifically relating to Parent or any Parent Subsidiary;
   and

     (b) from December 31, 1998 to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during such period there has not been:

       (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Parent Capital Stock or any repurchase for value by Parent of any Parent Capital Stock;

       (ii) any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Capital Stock; or

       (iii) any change in accounting methods, principles or practices by Parent or any Parent Subsidiary materially affecting the consolidated assets, liabilities or results of operations of Parent, except insofar as may have been required by a change in GAAP.

   Section 4.09. Taxes. (a) Each of Parent and each Parent Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it (or requests for extensions to file such

Tax Returns have been timely filed and granted and have not expired), and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns would not, individually or in the aggregate, have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by Parent or any Parent Subsidiary, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (b) Except as set forth in the Parent Disclosure Letter, the most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all current Taxes payable by Parent and the Parent Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxable periods and portions thereof through the date of such financial statements. Except as set forth in the Parent Disclosure Letter, no deficiency with respect to any Taxes has, to the best knowledge of Parent, been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (c) The Federal income Tax Returns of Parent and each Parent Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1990. Except as set forth in the Parent Disclosure Letter, all material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

   (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any Parent Subsidiary. Except as set forth in the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary is bound by any agreement with respect to Taxes.

   (e) The Parent and each Parent Subsidiary have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic and foreign) and have, within the time and in the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except to the extent that any failure to withhold or to pay, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (f) Parent knows of no fact and neither Parent nor any Parent Subsidiary has taken or agreed to take any action that could reasonably be expected to prevent
(i) the Merger from constituting transactions described in Section 351 of the Code or (ii) the Second Step Merger from constituting a transaction described in Section 368(a) of the Code.

   Section 4.10. Absence of Changes in Benefit Plans. Except as disclosed in the Parent Disclosure Letter, from December 31, 1998 to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent or any Parent Subsidiary of (a) any collective bargaining agreements,
(b) any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary or any beneficiary or dependent thereof, that is sponsored or maintained by Parent or any Parent Subsidiary or to which Parent or any Parent Subsidiary contributes or is obligated to contribute (collectively, "Parent Benefit Plans") or (c) any Parent Employment Arrangements (as defined herein). Except as disclosed in the Parent Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, change-of-control, severance or termination agreements or arrangements between Parent or any Parent Subsidiary and any current or former employee, officer or director of the Parent or any Parent Subsidiary (collectively, the "Parent Employment Arrangements").

   Section 4.11. ERISA Compliance; Excess Parachute Payments. (a) The Parent Disclosure Letter includes a complete list of all material Parent Benefit Plans and Parent Employment Arrangements as of the date of this Agreement. With respect to each Parent Benefit Plan (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) and Parent Employment Arrangement, Parent has delivered to the Company true, complete and correct copies of (i) each such Parent Benefit Plan or Parent Employment Arrangement (or, in the case of any unwritten plan or arrangement, a description thereof), (ii) the most recent annual report on the applicable Form 5500 series filed with the Internal Revenue Service (if any such report was required), including all schedules and attachments thereto, (iii) the most recent summary plan description (if a summary plan description is required) and all summaries of material modifications thereto, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any such Parent Benefit Plan or Parent Employment Arrangement, (v) the most recent actuarial report or valuation relating thereto and (vi) the most recent determination letters issued by the Internal Revenue Service with respect to Parent Benefit Plans that are intended to be Qualified Plans and letters of recognition of exemption with respect to any Parent Benefit Plan or related trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

   (b) With respect to the Parent Benefit Plans and Parent Employment Arrangements, individually and in the aggregate, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability that has had or could reasonably be expected to have a Parent Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law. For purposes of this Section 4.11(b), the term "Parent Benefit Plan" shall also include any employee benefit plan within the meaning of
Section 3(3) of ERISA that, within the last six years, was sponsored or maintained by any entity which would be treated under Section 414 of the Code as a single employer with Parent or any Parent Subsidiary or to which any such entity contributed or was obligated to contribute.

   (c) Each Parent Benefit Plan and each Parent Employment Arrangement has been administered in accordance with its terms except for any failures so to administer any Parent Benefit Plan or Parent Employment Arrangement as have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent, all Parent Subsidiaries and all the Parent Benefit Plans and Parent Employment Arrangements are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the rules and regulations thereunder and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as disclosed in the Parent Disclosure Letter, there are no pending or, to the knowledge of Parent, threatened or anticipated claims under or with respect to any Parent Benefit Plan or Parent Employment Arrangement by or on behalf of any current or former employee, officer or director, or dependent or beneficiary thereof, or otherwise (other than routine claims for benefits).

   (d) Except as disclosed in the Parent Disclosure Letter, (i) no current or former employee, officer or director of Parent or any Parent Subsidiary will be entitled to any additional rights or benefits or any acceleration of the time of payment or vesting of any benefits under any Parent Benefit Plan or Parent Employment Arrangement, and no trustee under any "rabbi trust", or similar arrangement maintained in connection with any Parent Benefit Plan or Parent Employment Arrangement will be entitled to any payment, as a result (either alone or upon the occurrence of any additional or further acts or events) of the execution of this Agreement or the consummation, announcement or other actions relating to the Transactions and (ii) no amount payable to any current or former employee, officer or director of Parent or any Parent Subsidiary will fail to be deductible by reason of Section 280G of the Code.

   (e) Each Parent Benefit Plan intended to be a Qualified Plan has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Parent Benefit Plan.

   (f) The aggregate accumulated benefit obligations of each Parent Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Parent Benefit Plan) do not exceed the fair market value of the assets of such plan (as of the date of such valuation).

   (g) All contributions and other payments required to have been made for any completed historical period by Parent or any Parent Subsidiary to any Parent Benefit Plan or Parent Employment Arrangement (or to any person pursuant to the terms thereof) have been timely made or paid in full, or, to the extent not required to be made or paid for such period, have been reflected in the consolidated financial statements of Parent.

   (h) Except as disclosed in the Parent Disclosure Letter, no Parent Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, and none of Parent or any Parent Subsidiary has, at any time during the last six years, contributed to or been obligated to contribute to any such multiemployer plan. For purposes of the representations and warranties made in the last sentence of Section 4.11(c) and in Sections 4.11 (e) and (f), the term "Parent Benefit Plan" shall be deemed to exclude any such multiemployer plan.

   Section 4.12. Litigation. Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that has had or could reasonably be expected to have a Parent Material Adverse Effect.

   Section 4.13. Compliance with Applicable Laws; Permits. (a) Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, Parent and Parent Subsidiaries are in compliance with the terms of all applicable Parent Permits (as defined in Section 4.13(b)) and all Applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09, Environmental Laws, which are the subject of Section 4.17, benefits plans, which are the subject of
Section 4.11 and the operation of nuclear power plants which are the subject of
Section 4.19.

   (b) Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, Parent and the Parent Subsidiaries own or have sufficient rights and consents to use under existing franchises, permits, easements, leases, and license agreements (the "Parent Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Except as provided in the Pennsylvania Electricity Generation Customer Choice and Competition Act of 1996 (the "Pennsylvania Competition Act"), to the knowledge of Parent, no other private corporation can commence electric public utility operations in any part of the respective territories now served by Parent or any Parent Subsidiary, without obtaining a certificate of public convenience and necessity from the applicable state utility commission.

   Section 4.14. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc. and Morgan Stanley & Company Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Newco.

   Section 4.15. Opinions of Financial Advisors. Parent has received the opinions of Salomon Smith Barney Inc. and Morgan Stanley & Company Incorporated, dated as of January 7, 2000, to the effect that, as of such date, the Exchange Consideration is fair to the holders of Parent Common Stock from a financial point of view, signed copies of which opinions have been delivered to the Company.

   Section 4.16. Year 2000. The Parent SEC Documents fairly summarize the status of Parent's computer applications and components, modification or readiness plan, communications with suppliers and vendors, contingency plans and estimated cost of remediation as they relate to the Year 2000 issue. Parent has made available to the Company copies of all correspondence between Parent and its third party suppliers and vendors concerning their Year 2000 compliance.

   Section 4.17. Environmental Matters. (a) Compliance. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, Parent and each of the Parent Subsidiaries is and has been in compliance with all applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (b) Environmental Permits. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, (i) Parent and each of the Parent Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect, and (ii) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis has not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   (c) Environmental Claims. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, there are no Environmental Claims that have had or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, pending or, to the knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries.

   (d) Releases. Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Parent or any of the Parent Subsidiaries, except for any Environmental Claim which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (e) Assumed and Retained Liabilities. Except as disclosed in the Filed Parent SEC Documents or in the Parent Disclosure Letter, none of Parent or the Parent Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that could reasonably be likely to form the basis for any Environmental Claim, which has had and could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   Section 4.18. Labor and Employee Relations. (a) Except as set forth in the Parent Disclosure Letter, (i) neither Parent nor any of the Parent Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of Parent, there is no current union representation question involving employees of Parent or any of the Parent Subsidiaries, nor does Parent have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent it, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   (b) Except as set forth in the Parent Disclosure Letter, or except to the extent the following, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, (A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against Parent or any of the Parent Subsidiaries pending, or to the knowledge of Parent, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator and (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of Parent, threatened against or involving Parent.

   Section 4.19. Operations of Nuclear Power Plants. (a) Except as set forth in the Filed Parent SEC Documents or in the Parent Disclosure Letter, (a) the operations of the nuclear generation stations (collectively, the "Parent Nuclear Facilities") currently or formerly owned, in whole or part, by Parent or any of its affiliates are and have been conducted in compliance with all Applicable Laws and Parent Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, (b) each of the Parent Nuclear Facilities maintains, and is in compliance with, (i) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials,
(ii) plans for the decommissioning of each of the Parent Nuclear Facilities,
(iii) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (i) through (iii) conform with the requirements of Applicable Law, and (c) Parent has funded consistent with reasonable budget projections the current or future decommissioning of each Parent Nuclear Facility and the storage and disposal of spent nuclear fuel.

   (b) To the best knowledge of Parent, recognizing that AmerGen does not as of the date of this Agreement, own, or hold any operating licenses for, nuclear generating stations, (i) the operations of the nuclear generation stations which are the subject of an existing purchase, operating or similar agreement by AmerGen or any of its affiliates or assignees (the "AmerGen Nuclear Facilities") are and have been conducted in compliance with all Applicable Laws and necessary permits of Governmental Entities, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, (ii) each of the AmerGen Nuclear Facilities maintains, and is in compliance with,
(A) emergency plans designed to respond to an unplanned Release therefrom of radioactive materials, (B) plans for the decommissioning of each of the AmerGen Nuclear Facilities and (C) plans for the storage and disposal of spent nuclear fuel, and each such plan enumerated in (A) through (C) conform with the requirements of Applicable Law, and (iii) the current owner has funded consistent with reasonable budget projections the current or future decommissioning of each AmerGen Nuclear Facility and the storage and disposal of spent nuclear fuel.

   (c) Parent hereby makes each of the representations and warranties contained in Sections 4.05(a), 4.05(b), 4.12, 4.13 and 4.17 with respect to AmerGen, as if AmerGen were a Parent Subsidiary as defined in this Agreement, it being understood that the Company acknowledges and agrees that as of the date hereof AmerGen is not a subsidiary and therefore no representation or warranty is made concerning AmerGen or its business or operations except as expressly set forth in this Section 4.19(c) and the first sentence of Section 4.02(a) and Section 4.19(b), and each such representation and warranty pertaining to AmerGen is qualified to the best knowledge of Parent recognizing that AmerGen does not as of the date of this Agreement, own, or hold any operating licenses for, nuclear generating stations.

   Section 4.20. Company Share Ownership. Neither Parent nor any Parent Subsidiary owns any shares of Company Common Stock or other securities convertible into Company Common Stock.

   Section 4.21. Regulation as a Utility. Parent is regulated as a public utility by the Commonwealth of Pennsylvania and by no other state. Except as set forth in the previous sentence, neither Parent nor any "subsidiary company" or "affiliate" of Parent is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Parent is a public utility holding company as defined by PUHCA, but currently claims exemption under Section 3(a)(2) of PUHCA pursuant to orders of the SEC thereunder.

   Section 4.22. Contracts; No Default. Except as disclosed in the Filed Parent SEC Documents or entered into after the date of this Agreement without violating any covenant of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries taken as a whole. Neither Parent nor any of the Parent Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   Section 4.23. Title to Properties. Except as set forth in the Parent Disclosure Letter each of Parent and each of the Parent Subsidiaries has good and sufficient title to its physical properties and assets, or valid leasehold interests, easements or other appropriate interests therein or thereto sufficient to conduct its business as presently conducted or intended to be conducted, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments set forth in the Parent Disclosure Letter or that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or intended to be conducted.

   Section 4.24. Intellectual Property. Parent and the Parent Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent and the Parent Subsidiaries taken as a whole. Except as set forth in the Parent Disclosure Letter, no claims are pending or, to the knowledge of Parent, threatened that Parent or any of the Parent Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of Parent, except as set forth in the Parent Disclosure Letter, no person is infringing the rights of Parent or any of the Parent Subsidiaries with respect to any Intellectual Property Right except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

   Section 4.25. Hedging. Except as set forth in the Parent Disclosure Letter, none of Parent or the Parent Subsidiaries engages in any natural gas, electricity or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments, except for transactions and agreements entered into, or hedge contracts, for the purchase or sale of electricity or hydrocarbons to which Parent or any Parent Subsidiary is a party that are in accordance with the general practices of other similarly situated companies in the industry.

   Section 4.26. Regulatory Proceedings. Except as set forth in the Parent Disclosure Letter and other than fuel adjustment or purchase gas adjustment or similar adjusting rate mechanisms, none of Parent or the Parent Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity
(a) is a party to any rate proceeding before a Governmental Entity that would reasonably be expected to result in orders having a Parent Material Adverse Effect or (b) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

   Section 5.01. Conduct of Business. (a) Conduct of Business by the
Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in all material respects in the usual, regular and ordinary course in substantially the same manner as previously conducted and use reasonable best efforts to preserve intact its current business organization in all material respects, subject to prudent management of work force and business needs, keep available the services of its current officers and key employees and keep its relationships with Governmental Entities, customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Merger Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

     (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (2) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.40 per share, in accordance with the Company's past dividend policy, and (3) regular cash dividends with respect to preferred stock of the Company or its subsidiaries in accordance with the current terms thereof, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) issue, deliver, sell or grant (A) any shares of its capital stock,
  (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to the terms of any Company Benefit Plan or Company Employment Arrangement as in effect on the date of this Agreement or as amended in accordance with or as permitted by its Agreement, (2) the issuance, subject to Section 5.01(a)(v), of up to an additional 5,000,000 Company Employee Stock Options pursuant to the Company Stock Plans in accordance with their present terms and the terms of the Company stock options issued in the ordinary course prior to the date of this Agreement and the issuance of Company Common Stock (and associated Company Rights) upon the exercise of such Company Employee Stock Options, (3) the issuance of "phantom" stock or "phantom" stock rights or, subject to Section 5.01(a)(v), stock appreciation rights or stock-based performance units, pursuant to the terms of any Company Benefit Plan or Company Employment Arrangement in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement, and (4) the issuance of Company Common Stock upon the exercise of Company Rights;

     (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

     (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that in either case are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

     (v) except to the extent required by Applicable Law or by the terms of any Company Benefit Plan, Company Employment Arrangement or collective bargaining agreement in effect as of the date of this Agreement, (A) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits or new incentive compensation grants, except in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in severance, pay to stay or termination pay, except to the extent consistent with past practice and that, in the aggregate, does not result in a material increase in benefits or compensation expenses, (C) enter into or amend any Company Employment Arrangement with any such current or former employee, officer or director, except to the extent permitted in subsection (B) above, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan, except, with respect to any Company Benefit Plan that is a Qualified Plan, as may be required to facilitate or obtain a determination from the Internal Revenue Service that such Company Benefit Plan is a Qualified Plan or (E) take or permit to be taken any action to accelerate any rights or benefits or the funding thereof, or make or permit to be made any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Company Benefit Plan or Company Employment Arrangement; provided, however, that notwithstanding anything herein to the contrary, the foregoing shall not restrict the Company or the Company Subsidiaries from (1) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (2) entering into or amending collective bargaining agreements with existing collective bargaining representatives so as to increase compensation or benefits in a manner that does not materially increase the benefits or compensation expenses of the Company and the Company Subsidiaries;

     (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except as required by a change in GAAP;

     (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

     (viii) except in the ordinary course of business consistent with prior practice, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than in connection with a refinancing on commercially reasonable terms, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

     (ix) make or agree to make any new capital expenditure or expenditures other than as permitted under Section 5.01(a)(iv) that, individually, is in excess of $50,000,000 or, in the aggregate during such period, are in excess of $250,000,000, except to the extent made or agreed to be made in order to ensure compliance with the rules and regulations or an order of the NRC or any other Governmental Entity or to ensure compliance with the terms of any Permit;

     (x) make any material Tax election or settle or compromise any material Tax liability or refund;

     (xi) engage in any activities which would cause a change in its status under PUHCA, or that would impair the ability of the Company or ComEd to claim an exemption as of right under Rule 2 of PUHCA prior to the Merger, other than the application to the SEC under PUHCA contemplated by this Agreement;

     (xii) enter into or commit to any agreement for the purchase of capacity and/or energy ("Power Purchase Agreement") except for any Power Purchase Agreement that, in the ordinary course of business, can be entered into without the prior approval of the Board of Directors or a committee thereof of the Company (the threshold for requiring submission to the board or a committee not to be made substantially higher than that in effect on the date hereof) unless the Company consults with Parent regarding such Power Purchase Agreement and the Company has obtained the prior written consent of Parent to such Power Purchase Agreement or such Power Purchase Agreement is fully compliant with criteria to which

  Parent has previously given a generic consent, in each case, which consent shall not be unreasonably withheld, it being understood that in such consultation process the Company and Parent shall comply with all Applicable Law and any applicable confidentiality or similar third party agreement; or

     (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

   (b) Conduct of Business by Parent. Except for matters set forth in Parent Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time Parent shall, and shall cause each Parent Subsidiary to, conduct its business in all material respects in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization in all material respects, subject to prudent management of work force and business needs, keep available the services of its current officers and employees and keep its relationships with Governmental Entities, customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Merger Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Parent Disclosure Letter or otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Merger Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following without the prior written consent of the Company:

     (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent, (2) regular quarterly cash dividends with respect to the Parent Common Stock, not in excess of $0.25 per share, in accordance with Parent's past dividend policy and (3) regular cash dividends with respect to preferred stock of Parent or its subsidiaries in accordance with the current terms thereof, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) issue, deliver, sell or grant (A) any shares of its capital stock,
  (B) any Voting Parent Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Parent Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Parent Common Stock upon the exercise of Parent Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to the terms of any Parent Benefit Plan or Parent Employment Arrangement as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement, (2) the issuance, subject to Section 5.01(b)(v), of up to an additional 4,900,000 Parent Employee Stock Options and 100,000 shares of restricted stock pursuant to the Parent Stock Plans in accordance with their present terms and the terms of the Parent stock options issued in the ordinary course prior to the date of this Agreement and the issuance of Parent Common Stock upon the exercise of such Parent Employee Stock Options and (3) the issuance of "phantom" stock or "phantom" stock rights or, subject to Section 5.01 (b)(v), stock appreciation rights or stock-based performance units, pursuant to the terms of any Parent Benefit Plan or Parent Employment Arrangement in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement;

     (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except for such amendments to its certificate of incorporation, by-laws and other comparable charter or organizational documents that do not have an adverse affect on the Merger and the other Transactions;

     (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, (B) any assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except Parent or a Parent Subsidiary may acquire or otherwise invest in any assets, other than nuclear plants, so long as Parent consults with the Company concerning any acquisition or investment that is not listed in the Parent Disclosure Letter and involves an expenditure that, individually, is the excess of $50,000,000, or in the aggregate during such period, are in excess of $250,000,000 or (C) any nuclear plants (whether through AmerGen Energy Company, LLC, a limited liability company organized under the laws of Delaware ("AmerGen"), or otherwise) other than those nuclear plants in respect of which Parent or AmerGen has made written offers or has signed agreements as of the date of this Agreement unless (1) Parent involves the Company in any review or consideration of such acquisition of additional nuclear plants, which involvement shall be for the purpose of ensuring that any such acquisition will be consistent with a rate of nuclear generation acquisitions and growth that will not impair Newco's ability to provide and maintain adequate resources and performance focus for the entire Newco fleet and (2) Parent has obtained the express written consent of the Company, which consent shall not be unreasonably withheld, prior to entering into, or permitting any Parent Subsidiary or AmerGen to enter into, the binding contract to acquire any such additional nuclear plant, or otherwise expanding its, or permitting any Parent Subsidiary or AmerGen to expand their, nuclear capacity;

     (v) except to the extent required by Applicable Law or by the terms of any Parent Benefit Plan, Parent Employment Arrangement or collective bargaining agreement in effect as of the date of this Agreement, (A) grant to any current or former employee, officer or director of Parent or any Parent Subsidiary any increase in compensation or benefits or new incentive compensation grants, except in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of Parent or any Parent Subsidiary any increase in severance, pay to stay or termination pay, except to the extent consistent with past practice and that, in the aggregate, does not result in a material increase in benefits or compensation expenses, (C) enter into or amend any Parent Employment Arrangement with any such current or former employee, officer or director, except to the extent permitted in subsection (B) above, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Parent Benefit Plan, except, with respect to any Parent Benefit Plan that is a Qualified Plan, as may be required to facilitate or obtain a determination from the Internal Revenue Service that such Parent Benefit Plan is a Qualified Plan or (E) take or permit to be taken any action to accelerate any rights or benefits or the funding thereof, or make or permit to be made any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Parent Benefit Plan or Parent Employment Arrangement; provided, however, that notwithstanding anything herein to the contrary, the foregoing shall not restrict Parent or the Parent Subsidiaries from (1) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (2) entering into or amending collective bargaining agreements with existing collective bargaining representatives so as to increase compensation or benefits in a manner that does not materially increase the benefits or compensation expenses of Parent and the Parent Subsidiaries;

     (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Parent, except as required by a change in GAAP;

     (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to Parent and the Parent Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

     (viii) except in the ordinary course of business consistent with prior practice, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any Parent Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than in connection with a refinancing on commercially reasonable terms, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in Parent or any direct or indirect wholly owned subsidiary of Parent;

     (ix) make or agree to make any new capital expenditure or expenditures other than as permitted by Section 5.01(b)(iv) that, individually, is in excess of $50,000,000 or, in the aggregate, are in excess of $250,000,000, except to the extent made or agreed to be made in order to ensure compliance with the rules and regulations or an order of the NRC or any other Governmental Entity or to ensure compliance with the terms of any Permit;

     (x) make any material Tax election or settle or compromise any material Tax liability or refund;

     (xi) engage in any activities which would cause a change in its status under PUHCA, or that would impair the ability of Parent to claim an exemption as of right under Rule 2 of PUHCA prior to the Merger, other than the application to the SEC under PUHCA contemplated by this Agreement;

     (xii) enter into or commit to any Power Purchase Agreement except for any Power Purchase Agreement that, in the ordinary course of business, can be entered into without the prior approval of the Board of Directors or a committee thereof of Parent (the threshold for requiring submission to the board or a committee not to be made substantially higher than that in effect on the date hereof) unless Parent consults with the Company regarding such Power Purchase Agreement and Parent has obtained the prior written consent of the Company to such Power Purchase Agreement or such Power Purchase Agreement is fully compliant with criteria to which the Company has previously given a generic consent, in each case, which consent shall not be unreasonably withheld, it being understood that in such consultation process Parent and the Company shall comply with all Applicable Law and any applicable confidentiality or similar third party agreement; or

     (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

   (c) Conduct of Business by Newco. Parent shall cause Newco to perform its obligations under this Agreement and shall not permit Newco to take any action other than in furtherance of this Agreement and the Transactions.

   (d) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02 or 5.03, any condition to the Merger set forth in Article VII not being satisfied.

   (e) Advice of Changes. The Company and Parent shall promptly advise the other orally and in writing of any change or event that has or could reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

   (f) Coordination of Dividends. Each of Parent and the Company shall coordinate with the other regarding the declaration and payment of dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of Parent and the Company that no holder of Parent Common Stock, Company Common Stock or Newco Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Parent Common Stock or Company Common Stock, as the case may be, and/or any shares of Newco Common Stock any such holder receives in exchange therefor pursuant to the Merger.

   (g) Reorganizations. The parties hereto agree that this Agreement shall not in any manner restrict (i) Parent from forming a holding company and such subsidiaries as Parent considers appropriate to separate its regulated and unregulated businesses (the "Parent Reorganization") and (ii) the Company from forming such subsidiaries as the Company considers appropriate to separate its regulated and unregulated businesses (the "Company Reorganization"). The parties to this Agreement acknowledge and agree that implementation by Parent of the Parent Reorganization or by the Company of the Company Reorganization shall not constitute (x) a breach of or failure to perform any of the representations, warranties or covenants in this Agreement or (y) otherwise result in the failure of any condition to the obligation of the Company or Parent, as applicable, to consummate the Merger to be satisfied.

   (h) Transition Bonds. Notwithstanding any provision herein to the contrary, this Agreement shall not restrict Parent from (i) issuing through PECO Energy Trust, a Delaware business trust and a Parent Subsidiary, or through any other special purpose entity which is a Parent Subsidiary, transition bonds in accordance with the Pennsylvania Competition Act in an aggregate principal amount not to exceed $1,000,000,000, (ii) selling, in connection with such issuance, all or any part of the "Intangible Transition Property" (as such term is defined in the Pennsylvania Competition Act) and any other property or rights necessary as collateral to secure such transition bonds and (iii) using the proceeds from such issuances of transition bonds to purchase Parent Common Stock for aggregate consideration of up to $500,000,000 as contemplated by
Section 6.15(a), to repay outstanding debt of the Parent or to purchase Parent Preferred Stock.

   Section 5.02. No Solicitation by Company. (a) The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any director, officer, employee, agent or representative (collectively, "Representatives") of the Company or any of its subsidiaries, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a Company Competing Transaction (as defined herein) or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent or Newco or their respective Representatives) with respect to any Company Competing Transaction. The term "Company Competing Transaction" means any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any material portion of the capital stock or assets (except for (A) acquisitions of assets in the ordinary course of business, (B) acquisitions by the Company that do not and could not reasonably be expected to impede the consummation of the Merger and do not violate any other covenant in this Agreement, (C) transactions disclosed in the Company Disclosure Letter and (D) the Transactions) of the Company, or any combination of the foregoing. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Company Competing Transaction. From and after the execution of this Agreement, the Company shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Company Competing Transaction (including the specific terms thereof), and promptly furnish to Parent a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto and if such proposal or inquiry is not in writing, the identity of the person making such proposal or inquiry. Notwithstanding the foregoing, prior to receipt of the Company Shareholder Approval, the Company may, but only to the extent that the Board of Directors of the Company shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, in response to a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal (as defined in Section 5.02(d)) that did not result from the breach or a deemed breach of this Section 5.02, and subject to compliance with the notification provisions of this Section 5.02, (A) furnish non-public information with respect to the Company to the person proposing such Company Competing Transaction and its Representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement (as defined in Section 6.02) and (B) participate in discussions or negotiations with such person and its Representatives regarding such Company Competing Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.02(a) by any Representative or affiliate of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

   (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company of this Agreement and the Transactions, (ii) approve, or permit or cause the Company to enter into, any definitive agreement providing for the implementation of any Company Competing Transaction (each a "Company Acquisition Agreement") or (iii) approve or recommend, or propose to approve or recommend, any Company Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Company Shareholder Approval, and only to the extent that the Board of Directors of the Company shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law in response to a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal that did not result from the breach or a deemed breach of this Section 5.02,
(A) the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Transactions and, in connection therewith, approve or recommend such Qualifying Company Proposal and (B) the Board of Directors of the Company may approve and the Company may enter into a Company Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 8.01(f).

   (c) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law.

   (d) For purposes of this Agreement, "Qualifying Company Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of the Company, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets or otherwise, that is (A) for consideration that is comprised solely of cash or marketable securities, or a combination thereof, and not conditioned on financing, (B) on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a nationally recognized independent investment banking firm) to be superior from a financial point of view to the holders of Company Common Stock to the Transactions (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Transactions) and to be more favorable generally to the Company's shareholders than the Transactions (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal, the strategic direction of and benefits sought by the Company and all of the terms of any proposal by Parent to amend or modify the terms of the Transactions) and (C) reasonably capable of being completed within 18 months of the termination of this Agreement or by the Outside Date, whichever is later, taking into account all legal, financial, regulatory and other aspects of such proposal and the third party making such proposal.

   Section 5.03. No Solicitation by Parent. (a) Parent agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to a Parent Competing Transaction (as defined herein) or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Company or Newco or their respective Representatives) with respect to any Parent Competing Transaction. The term "Parent Competing Transaction" means any recapitalization, merger, consolidation or other business combination involving Parent, or acquisition of any material portion of the capital stock or assets (except for (A) acquisitions of assets in the ordinary course of business, (B) acquisitions by Parent that do not and could not reasonably be expected to impede the consummation of the Merger and do not violate any other covenant in this Agreement, (C) transactions disclosed in the Parent Disclosure Letter and (D) the Transactions) of Parent, or any combination of the foregoing. Parent will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a Parent Competing Transaction. From and after the execution of this Agreement, Parent shall immediately advise the Company in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Parent Competing Transaction (including the specific terms thereof), and promptly furnish to the Company a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto and if such proposal or inquiry is not in writing, the identity of the person making such proposal or inquiry. Notwithstanding the foregoing, prior to receipt of the Parent Shareholder Approval, Parent may, but only to the extent that the Board of Directors of Parent shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, in response to a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal (as defined in Section 5.03(d)) that did not result from the breach or a deemed breach of this
Section 5.03, and subject to compliance with the notification provisions of this Section 5.03, (A) furnish non-public information with respect to Parent to the person proposing such Parent Competing Transaction and its Representatives pursuant to a confidentiality agreement with terms no less restrictive of such person than those set forth in the Confidentiality Agreement (as defined in Section 6.02) and (B) participate in discussions or negotiations with such person and its Representatives regarding such Parent Competing Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03(a) by any Representative or affiliate of Parent or any Parent Subsidiary, whether or not such person is purporting to act on behalf of Parent or any Parent Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.03(a) by Parent.

   (b) Neither the Board of Directors of Parent nor any committee thereof shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Board of Directors of Parent of this Agreement and the Transactions, (ii) approve, or permit or cause Parent to enter into, any definitive agreement providing for the implementation of any Parent Competing Transaction (each a "Parent Acquisition Agreement") or
(iii) approve or recommend, or propose to approve or recommend, any Parent Competing Transaction. Notwithstanding the foregoing, prior to receipt of the Parent Shareholder Approval, and only to the extent that the Board of Directors of Parent shall conclude in good faith, based upon the advice of its outside counsel, that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law in response to a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal that did not result from the breach or a deemed breach of this Section 5.03, (A) the Board of Directors of Parent may withdraw or modify its approval or recommendation of this Agreement and the Transactions and, in connection therewith, approve or recommend such Qualifying Parent Proposal and (B) the Board of Directors of Parent may approve and Parent may enter into a Parent Acquisition Agreement contemporaneously with its termination of this Agreement pursuant to Section 8.01(h).

   (c) Nothing contained in this Section 5.03 shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of Parent after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law.

   (d) For purposes of this Agreement, "Qualifying Parent Proposal" means any proposal made by a third party to acquire all of the equity securities or all or substantially all of the assets of Parent, pursuant to a tender offer, a merger, a consolidation, a recapitalization, a sale of its assets of otherwise, that is (A) for consideration that is comprised solely of cash or marketable securities, or a combination thereof, and not conditioned on financing, (B) on terms which the Board of Directors of Parent determines in its good faith judgment (based on the advice of a nationally recognized independent investment banking firm) to be superior from a financial point of view to the holders of Parent Common Stock to the Transactions (taking into account all of the terms of any proposal by Company to amend or modify the terms of the Transactions) and to be more favorable generally to Parent's shareholders than the Transactions (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal, the strategic direction of and benefits sought by Parent and all of the terms of any proposal by the Company to amend or modify the terms of the Transactions) and (C) reasonably capable of being completed within 18 months of the termination of this Agreement or by the Outside Date, whichever is later, taking into account all legal, financial, regulatory and other aspects of such proposal and the third party making such proposal.

                                   Article VI

                             Additional Agreements

   Section 6.01. Preparation of the Form S-4 and the Proxy Statement; Shareholders Meetings; Adoption by Sole Shareholder. (a) The Company, Parent and Newco shall prepare and file with the SEC the Proxy Statement in preliminary form and Parent, the Company and Newco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company, Parent and Newco shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company, Parent and Newco shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its respective shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Newco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Newco Common Stock in the Merger and under the Company Stock Plans and the Parent Stock Plans, and the Company and Parent shall furnish all information concerning the Company or Parent, as applicable, and the holders of the Company Common Stock or Parent Common Stock and rights to acquire Company Common Stock or Parent Common Stock pursuant to the Company Stock Plans or the Parent Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

   (b) If prior to the Merger Effective Time any event occurs with respect to the Company or any Company Subsidiary or any change occurs with respect to information supplied by or on behalf of the Company for inclusion in the Proxy Statement or the Form S-4 which, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, the Company shall promptly notify Parent of such event, and the Company shall cooperate with Parent and Newco in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to the Company's shareholders and to Parent's shareholders.

   (c) If prior to the Merger Effective Time any event occurs with respect to Parent or any Parent Subsidiary or any change occurs with respect to information supplied by or on behalf of Parent for inclusion in the Proxy Statement or the Form S-4 which, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, Parent shall promptly notify the Company of such event, and Parent shall cooperate with Company in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to the Company's shareholders and to Parent's shareholders.

   (d) The Company shall, as soon as practicable following effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Subject to Section 5.02(b), the Company shall, through its Board of Directors, recommend to its shareholders that they give the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first two sentences of this
Section 6.01(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Competing Transaction.

   (e) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") the purpose of seeking the Parent Shareholder Approval. The Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Subject to Section 5.03(b), Parent shall, through its Board of Directors, recommend to its shareholders that they give the Parent Shareholder Approval. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the first two sentences of this Section 6.01(e) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Parent Competing Transaction.

   (f) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   (g) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   (h) Parent, as sole shareholder of Newco, shall adopt this Agreement.

   Section 6.02. Access to Information; Confidentiality. Each of the Company and Parent after reasonable notice shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Merger Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Without limiting the generality of the foregoing, each of the Company and Parent shall, within two business days of request therefor, provide to the other the information (x) described in Rule 14a-7(a)(2)(ii) under the Exchange Act, (y) to which a holder of Company Common Stock would be entitled under Section 7.75 of the IBCA (assuming such holder met the requirements of such Section) and (z) to which a holder of Parent Common Stock would be entitled under Section 1508 of the PBCL (assuming such holder met the requirements of such Section). All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated July 15, 1999, between the Company and Parent (the "Confidentiality Agreement"), and this Agreement constitutes a Definitive Agreement as defined therein.

   Section 6.03. Regulatory Matters; Reasonable Best Efforts. (a) Regulatory Approvals. Upon the terms and subject to the conditions set forth in this Agreement, and subject to actions taken in compliance with Section 5.02(b) or 5.03(b), as the case may be, each of the parties hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and shall use reasonable best efforts to obtain all necessary Consents of all Governmental Entities necessary or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including the Parent Required Statutory Approvals and the Company Required Statutory Approvals. Parent shall have the right to review and approve in advance all characterizations of the information relating to the Company, on the one hand, and the Company shall have the right to review and approve in advance all characterizations of the information relating to Parent, on the other hand, in either case, which appear in any filing made in connection with the Merger or the other Transactions. Parent and the Company agree that they will consult with each other with respect to the obtaining of all such necessary Consents of Governmental Entities.

   (b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary consents, approvals or waivers from third parties,
(ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Notwithstanding the foregoing, the Company and its Representatives and Parent and its Representatives shall not be prohibited under this Section 6.03(b) from taking any actions in compliance with Section 5.02(b) or 5.03(b), respectively.

   (c) State Anti-Takeover Statutes. In connection with and without limiting the generality of Section 6.03(b), Parent and the Company shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company and its Representatives and Parent and its Representatives shall not be prohibited under this Section 6.03(c) from taking any action permitted by
Section 5.02(b) or 5.03(b), respectively.

   (d) Notices. The Company shall give prompt notice to Parent, and Parent or Newco shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   Section 6.04. Company and Parent Stock Options and Other Stock
Plans. (a) Prior to the Merger Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding Company Employee Stock Options to provide that, at the Merger Effective Time, each Company Employee Stock Option outstanding immediately prior to the Merger Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Employee Stock Option, the same number of shares of Newco Common Stock as the holder of such Company Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Employee Stock Option in full immediately prior to the Merger Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Employee Stock Option immediately prior to the Merger Effective Time (whether or not exercisable) divided by (B) the number of shares of Newco Common Stock deemed purchasable pursuant to such Company Employee Stock Option; provided, however, that in the case of any qualified stock options under Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; provided, further, however, that solely for purposes of making the adjustments to Company Employee Stock Options required by this Section 6.04, the Company Conversion Number shall be 0.95 and the Company Cash Consideration shall be disregarded;

     (ii) make such other changes to the Company Stock Plans and the terms of any Company Employee Stock Options as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld); and

     (iii) ensure that, after the Merger Effective Time, no Company Employee Stock Options may be granted under any Company Stock Plan.

   (b) Prior to the Exchange Effective Time, the Parent Board (or, if appropriate, any committee administering the Parent Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding Parent Employee Stock Options to provide that, at the Exchange Effective Time, each Parent Employee Stock Option outstanding immediately prior to the Exchange Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Parent Employee Stock Option, the same number of shares of Newco Common Stock as the holder of such Parent Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Parent Employee Stock Option in full immediately prior to the Exchange Effective Time, at a price per share equal to (A) the aggregate exercise price for the shares of Parent Common Stock otherwise purchasable pursuant to such Parent Employee Stock Option immediately prior to the Exchange Effective Time (whether or not exercisable) divided by (B) the number of shares of Newco Common Stock deemed purchasable pursuant to such Parent Employee Stock Option; provided, however, that in the case of any qualified stock options under Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

     (ii) make such other changes to the Parent Stock Plans and the terms of outstanding Parent Employee Stock Options as it deems appropriate to give effect to the Merger (subject to the approval of the Company, which shall not be unreasonably withheld); and

     (iii) ensure that, after the Exchange Effective Time, no Parent Employee Stock Options may be granted under any Parent Stock Plan.

   (c) At the Merger Effective Time, and subject to compliance by the Company with Section 6.04(a), Newco shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Employee Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Merger Effective Time, Newco shall deliver to the holders of Company Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans, and the agreements evidencing the grants of such Company Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the

Merger). Newco shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Company Stock Plans, that the Company Employee Stock Options that qualified as qualified stock options prior to the Merger Effective Time continue to qualify as qualified stock options after the Merger Effective Time.

   (d) At the Exchange Effective Time, and subject to compliance by Parent with
Section 6.04(b), Newco shall assume all the obligations of Parent under the Parent Stock Plans, each outstanding Parent Employee Stock Option and Parent SAR the agreements evidencing the grants thereof. As soon as practicable after the Exchange Effective Time, Newco shall deliver to the holders of Parent Employee Stock Options and Parent SARs appropriate notices setting forth such holders' rights pursuant to the respective Parent Stock Plans, and the agreements evidencing the grants of such Parent Employee Stock Options and Parent SARs shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger). Newco shall comply with the terms of the Parent Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Parent Stock Plans, that the Parent Employee Stock Options that qualified as qualified stock options prior to the Exchange Effective Time continue to qualify as qualified stock options after the Exchange Effective Time.

   (e) With respect to each employee or director benefit or compensation plan, program or arrangement, other than the Company Stock Plans and the Parent Stock Plans, under which Company Common Stock or Parent Common Stock is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each, a "Stock Plan"), (i) the Company and the Parent shall take such action as may be necessary so that, after the Merger Effective Time, such Stock Plan shall provide for issuance or purchase in the open market only of Newco Common Stock rather than Company Common Stock or Parent Common Stock, as the case may be, and otherwise to amend such Stock Plans to reflect this Agreement and the Merger, and (ii) Newco shall take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other Applicable Law. Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon exercise of the Company Employee Stock Options and Parent Employee Stock Options assumed in accordance with this Section 6.04 or the payment of benefits, grant of awards or exercise of options under such Stock Plans. As soon as reasonably practicable after the Merger Effective Time, Newco shall file one or more registration statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of Newco Common Stock subject to such Company Employee Stock Options and Parent Employee Stock Options or to such Stock Plans and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein or related thereto) for so long as such Company Employee Stock Options and Parent Employee Stock Options or such benefits or grants of awards remain payable or such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Newco shall administer the Company Stock Plans and Parent Stock Plans assumed pursuant to this Section 6.04 and the Stock Plans in a manner that complies with Rule 16b-3 of the SEC to the extent the applicable plan complied with such rule prior to the Merger. Prior to the Merger Effective Time, Parent and Newco shall take all actions as may be reasonably required to cause the acquisition of equity securities of Newco, as contemplated by this Section 6.04, by any person who is or will become a director or officer of Newco to be eligible for exemption under Rule 16b-3(d) of the SEC.

   (f) In this Agreement:

     "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

     "Company Stock Plans" means the Long-Term Incentive Plan of the Company as amended from time to time.

     "Parent Employee Stock Option" means any option to purchase Parent Common Stock granted under any Parent Stock Plan.

     "Parent Stock Plans" means the PECO Energy Company 1989 Long-Term Incentive Plan and the PECO Energy Company 1998 Stock Option Plan.

     "Parent SAR" means any stock appreciation right linked to the price of Parent Common Stock and granted under any Parent Stock Plan.

   Section 6.05. Benefit Plans; Workforce Matters. (a) From and after the Merger Effective Time, Newco and its subsidiaries shall honor and perform in accordance with their respective terms (as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement), all the collective bargaining agreements of the Company, Parent or any of their respective subsidiaries disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, respectively; provided, however, that this Section 6.05(a) is not intended to prevent Newco from enforcing such agreements in accordance with their respective terms, including enforcement of any reserved right to amend, modify, suspend, revoke or terminate any such agreement.

   (b) Subject to Applicable Law and obligations under applicable collective bargaining agreements, it is the current intention of Parent and the Company that any reductions in workforce following the Merger Effective Time in respect of employees of Newco and its subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, as determined by Newco, without regard to whether employment was with the Company or the Company Subsidiaries or Parent or the Parent Subsidiaries and with due consideration to the applicable employee's previous work history, prior experience and skills and Newco's business needs, and any employee whose employment is terminated or job is eliminated shall be entitled to participate on a fair and equitable basis as determined by Newco in the job opportunity and employment placement programs offered by Newco or any of its subsidiaries.

   (c) Subject to Applicable Law and obligations under applicable collective bargaining agreements, each Company Benefit Plan, Parent Benefit Plan, Company Employment Arrangement and Parent Employment Arrangement in effect on the date of this Agreement (or as amended or established in accordance with or as permitted by this Agreement) shall be maintained in effect by Newco and its subsidiaries, except as provided in Section 6.04, with respect to their current and former employees, officers or directors of the Company and Company Subsidiaries and Parent and Parent Subsidiaries, respectively, who are covered by such plans or arrangements immediately prior to the Merger Effective Time until Newco determines otherwise on or after the Merger Effective Time. Newco and its subsidiaries shall honor, perform and, with respect to each Company Benefit Plan and Parent Benefit Plan and Company Employment Arrangement and Parent Employment Arrangement that is not a multiemployer benefit plan within the meaning of Section 4001(a)(3) of ERISA, sponsor and administer, each such Company Benefit Plan and Parent Benefit Plan and Company Employment Arrangement and Parent Employment Arrangement in accordance with their respective terms (as in effect on the date of this Agreement or as amended in accordance with or as permitted by this Agreement), and Newco shall (i) assume as of the Merger Effective Time each Company Benefit Plan and Company Employment Arrangement maintained by the Company immediately prior to the Merger Effective Time and as of the Exchange Effective Time each Parent Benefit Plan and Parent Employment Arrangement maintained by Parent immediately prior to the Exchange Effective Time and (ii) perform the obligations under, sponsor and administer such plan or arrangement in the same manner and to the same extent that the Company or Parent, as the case may be, would be required to perform, sponsor and administer thereunder; provided, however, that nothing contained herein shall limit any reserved right contained in any such Company Benefit Plan, Company Employment Arrangement, Parent Benefit Plan or Parent Employment Arrangement to amend, modify, suspend, revoke or terminate any such plan or arrangement. Without limiting the foregoing, (i) each participant in any Company Benefit Plan or Parent Benefit Plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits (but specifically excluding for benefit accrual purposes or where such crediting would result in a duplication of benefits) under any benefit plan of Newco or any of its subsidiaries or affiliates for service credited for the corresponding purpose under any such benefit plan; provided, however, that such crediting of service shall not operate to cause any such plan or arrangement to fail to comply with the applicable provisions of the Code or ERISA, (ii) each benefit plan of Newco or its subsidiaries which is a medical, dental or health benefit plan shall take into account for purposes of determining a participant's deductibles and out-of-pocket limits thereunder expenses previously incurred by the participant during the same year while participating in any other such Company Benefit Plan or Parent Benefit Plan and shall waive any restrictions and limitations for pre-existing conditions provided therein for any participant to the extent not applicable to the participant in any other such Company Benefit Plan or Parent Benefit Plan in which the participant participated immediately prior to participating in that benefit plan, and (iii) each benefit plan of Newco or its subsidiaries which is a cafeteria plan under Section 125 of the Code shall cause credits and debits in respect of any participant in any flexible spending account thereunder for a plan year to be transferred to and maintained in any such corresponding Company Benefit Plan or Parent Benefit Plan in which such participant may subsequently participate during the same year. The Company and the Parent will cooperate on and after the date hereof to develop appropriate employee benefit plans, programs and arrangements, including but not limited to, executive and incentive compensation, stock option and supplemental executive retirement plans for employees and directors of Newco and its subsidiaries from and after the Merger Effective Time. However, no provision contained in this Section 6.05(c) shall be deemed to constitute an employment contract between Newco and any individual, or a waiver of Newco's right to discharge any employee at any time, with or without cause.

   Section 6.06. Indemnification. (a) Newco shall, to the fullest extent permitted by Applicable Law, honor all the Company's and Parent's respective obligations to indemnify (including any obligations to advance funds for expenses) the current and former directors and officers of the Company or Parent, as the case may be, for acts or omissions by such directors and officers occurring prior to the Merger Effective Time to the extent that such obligations to indemnify exist on the date of this Agreement, whether pursuant to the Company Charter or the Parent Charter, as the case may be, the Company By-laws or the Parent By-laws, as the case may be, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter or the Parent Charter, as the case may be, the Company By-laws or the Parent By-laws, as the case may be, and such individual indemnity agreements from the Merger Effective Time.

   (b) For a period of six years after the Merger Effective Time, Newco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company or Parent or such substantially comparable policies as in effect on the Closing Date, as the case may be, (provided that Newco may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Merger Effective Time. If such insurance coverage cannot be obtained at all, Newco shall maintain the most advantageous policies of directors' and officers' insurance reasonably obtainable.

   (c) From and after the Merger Effective Time, to the fullest extent permitted by Applicable Law, Newco shall indemnify, defend and hold harmless the present and former officers and directors of the Company and Parent, as the case may be, and their respective subsidiaries and any of their respective employees who act as a fiduciary under any Company Benefit Plan (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld)) (collectively, "Losses"), as incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Merger Effective Time in connection with such Indemnified Party's duties as an officer, director or employee as aforesaid, in each case, of the Company or Parent or any of their respective subsidiaries, including in respect of this Agreement, the Merger and the other Transactions.

   Section 6.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

   (b) The Company shall pay to Parent a fee of $250,000,000 if: (i) the Company terminates this Agreement pursuant to Section 8.01(f); (ii) Parent terminates this Agreement pursuant to Section 8.01(d); or (iii) any Company Competing Transaction was proposed to the Company or publicly disclosed and thereafter the Company terminates this Agreement pursuant to Section 8.01(b)(i) or either the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(iv) or Parent terminates this Agreement pursuant to Section 8.01(c) (but in the case of termination pursuant to Section 8.01(c), only in the event of termination for a wilful breach of this Agreement or failure to perform this Agreement by the Company) and, in each case, within 18 months of such termination the Company enters into a definitive agreement to consummate or consummates any Company Competing Transaction. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transaction or another transaction with the same party or its affiliates).

   (c) Parent shall pay to the Company a fee of $250,000,000 if: (i) Parent terminates this Agreement pursuant to Section 8.01(h); (ii) the Company terminates this Agreement pursuant to Section 8.01(g); (iii) any Parent Competing Transaction was proposed to Parent or publicly disclosed and thereafter the Parent terminates this Agreement pursuant to Section 8.01(b)(i) or either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(v) or the Company terminates this Agreement pursuant to Section 8.01(e) (but in the case of termination pursuant to Section 8.01(e), only in the event of termination for a wilful breach of this Agreement or failure to perform this Agreement by Parent) and, in each case, within 18 months of such termination Parent enters into a definitive agreement to consummate or consummates any Parent Competing Transaction. Any fee due under this Section 6.07(c) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transaction or another transaction with the same party or its affiliates).

   (d) The Company shall reimburse Parent and Newco for all its out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other Transactions, up to a limit of $15,000,000, if a fee becomes payable pursuant to Section 6.07(b) or if this Agreement is otherwise terminated pursuant to Section 8.01(b)(iv) or 8.01(c). Such reimbursement shall be paid upon demand following such termination.

   (e) Parent shall reimburse the Company for all its out-of-pocket expenses actually incurred in connection with this Agreement, the Merger and the other Transactions, up to a limit of $15,000,000, if a fee becomes payable pursuant to Section 6.07(c) or if this Agreement is otherwise terminated pursuant to
Section 8.01(b)(v) or 8.01(e). Such reimbursement shall be paid upon demand following such termination.

   Section 6.08. Public Announcements. Parent and Newco, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

   Section 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the party incurring the Transfer Tax, and the parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

   Section 6.10. Affiliates. (a) Promptly following the date of execution of this Agreement, the Company shall deliver to Parent and Newco a letter identifying all persons who are expected by the Company to be on the Closing Date, or were as of the date of this Agreement, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the date of mailing of Proxy Statement a written agreement substantially in the form attached as Exhibit C.

   (b) Promptly following the date of execution of this Agreement, Parent shall deliver to the Company a letter indemnifying all persons who are expected by Parent to be, on the Closing Date, or were as of the date of this Agreement, "affiliates" of Parent for purposes of Rule 145 under the Securities Act. Parent shall use its reasonable best efforts to cause each such person to deliver to the Company on or prior to the date of mailing of the Proxy Statement a written agreement substantially in the form of Exhibit D.

   Section 6.11. Stock Exchange Listing. Parent and the Company shall use all reasonable efforts to cause the shares of Newco Common Stock to be issued in the Merger and under the Company Stock Plans and Parent Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

   Section 6.12. Rights Agreements; Consequences if Rights Triggered. The Company Board shall take all action requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other Transactions. Except as approved in writing by Parent or as set forth in the Company Disclosure Letter, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement. If any Distribution Date, Stock Acquisition Date or Triggering Event occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Merger Effective Time, the Company and Parent shall make such adjustment to the Company Exchange Ratio and the Parent Exchange Ratio as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

   Section 6.13. Tax Treatment. The parties intend (a) the Merger to constitute transactions described in Section 351 of the Code and (b) the Second Step Merger to constitute a transaction described in Section 368(a) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain (i) the opinion of Cravath, Swaine & Moore to the effect that (A) the Merger will constitute transactions described in Section 351 of the Code and (B) the Second Step Merger will constitute a transaction described in Section 368(a) of the Code and (ii) the opinion of Jones, Day, Reavis & Pogue to the effect that the Second Step Merger will constitute a transaction described in Section 368(a) of the Code. For purposes of the tax opinions described in Sections 7.02(d) and 7.03(d) of this Agreement, each of Parent, Newco and the Company shall provide customary representation letters substantially in the form of Exhibits E, F and G, respectively, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the shareholders of Parent and the Company and reissued as of the Closing Date. Each of Parent, Newco and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, (i) the Merger from constituting transactions described in Section 351 of the Code or
(ii) the Second Step Merger from constituting a transaction described in
Section 368(a) of the Code.

   Section 6.14. Reorganization and Amendment. The parties to this Agreement acknowledge and agree that in the event Parent implements the Parent Reorganization prior to the Exchange Effective Time, certain changes to the structure of the Merger and the other Transactions will be necessary in order for the Merger and the other Transactions to be consummated as contemplated hereby and for Newco and its subsidiaries to have, following the Merger Effective Time, the corporate structure as contemplated hereby, and the parties to this Agreement agree to negotiate in good faith and enter into an amendment to this Agreement to implement such necessary changes.

   Section 6.15. Common Stock Repurchases. (a) Subject to the last two sentences of this Section 6.15(a), the Company shall use commercially reasonable best efforts to purchase prior to the Closing at prevailing market prices to the extent possible shares of Company Common Stock for an aggregate consideration of $1,000,000,000, and Parent shall use commercially reasonable best efforts to purchase prior to the Closing at prevailing market prices to the extent possible shares of Parent Common Stock for an aggregate consideration of $500,000,000, which purchases shall, in each case, be in addition to all other purchases permitted by this Agreement (other than Section 6.15(b)) or contemplated in the Company Disclosure Letter or the Parent Disclosure Letter. The Company and Parent shall consult on a regular basis concerning the purchases described in the preceding sentence and cooperate in connection therewith. Neither the Company nor Parent shall purchase shares pursuant to this Section 6.15(a) if it is reasonably likely that such purchases would result in the failure of the closing conditions set forth in Sections 7.02(d) and 7.03(d) or the failure of the Merger and the other Transactions to be treated as a purchase of the Company by Parent under GAAP.

   (b) Prior to the Merger Effective Time, the Company shall purchase, at prevailing market prices to the extent possible, the minimum number of shares of Company Common Stock necessary in order that, after giving effect to the repurchases contemplated by Section 6.15(a), the Merger and the other Transactions are treated as a purchase of the Company by Parent under GAAP.

   (c) To the extent the purchases contemplated by this Section 6.15 are inconsistent with any other provision of this Agreement, the Company Disclosure Letter or the Parent Disclosure Letter, such provision shall be deemed to be amended to permit such purchases.

   Section 6.16. Parity of Compensation. At any time during the period from the Merger Effective Time until December 31, 2003 (the "Transition Period") when the Chairman of the Board of Directors, Chief Executive Officer and President of Parent as of the date of this Agreement (the "Parent Chairman") and the Chairman of the Board of Directors, Chief Executive Officer and President of the Company (the "Company Chairman") as of the date of this Agreement are Co-Chief Executive Officers of Newco, each such Co-Chief Executive Officer shall receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other Co-Chief Executive Officer.

   Section 6.17. Board Seats. The Parent Chairman will retire as an executive of Newco at the end of the Transition Period and shall no longer serve as chairman of the executive committee of the Newco Board, but shall continue as a member of the Newco Board. The Company Chairman shall become the sole Chief Executive Officer of Newco immediately prior to the end of the Transition Period, and at such time shall be the Chairman of the Board of Directors of Newco, if immediately prior to such time he holds the position of Co-Chief Executive Officer. The Newco Board or the nominating committee thereof, as applicable, shall nominate for election the Parent Chairman and the Company Chairman as part of management's slate of candidates at each meeting of the shareholders (if at the time of such meeting the Parent Chairman or the Company Chairman, as applicable, is a member of the Newco Board) at which members of the Newco Board shall be elected as shall be necessary in order that the Parent Chairman or the Company Chairman, as applicable, serve as a director of Newco from the end of the Transition Period until the election of directors first following December 31, 2005.

                                  Article VII

                              Conditions Precedent

   Section 7.01. Conditions to Each Party's Obligation To Effect The
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval, and Parent shall have obtained the Parent Shareholder Approval.

     (b) Listing. The shares of Newco Company Stock issuable to the Company's and Parent's respective shareholders pursuant to this Agreement and under the Company Stock Plans and Parent Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (c) Statutory Approvals. The Parent Required Statutory Approvals and the Company Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Merger and the Transactions at or prior to the Merger Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Newco and its prospective subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "Final Order" means action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

     (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Newco shall have received all state securities or "blue sky" authorizations necessary to issue Newco Common Stock pursuant to the Merger.

     (f) Other Consents and Approvals. The consent or approval (other than Parent Required Statutory Approvals and Company Required Statutory Approvals) of each person whose consent or approval is required in order to consummate the Merger and the other Transactions shall have been obtained, except for those consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on Newco and its prospective subsidiaries taken as a whole or on the ability of Parent or the Company to consummate the Merger and the other Transactions.

   Section 7.02. Conditions to Obligations of Parent and Newco. The obligations of Parent and Newco to effect the Merger are further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. For purposes of determining the satisfaction of this condition, the representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to whether or not any breach results or may result in a Company Material Adverse Effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 6.10(a) an executed copy of an agreement substantially in the form of Exhibit C.

     (d) Tax Opinion. Parent shall have received a written opinion, dated as of the Closing Date, from Cravath, Swaine & Moore, counsel to Parent, to the effect that (i) the Merger will constitute transactions described in
  Section 351 of the Code and (ii) the Second Step Merger will constitute a transaction described in Section 368(a) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form of Exhibits E, F and G.

   Section 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Newco in this Agreement shall be true and correct as of the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect. For purposes of determining the satisfaction of this condition, the representations and warranties of Parent and Newco shall be deemed not qualified by any references therein to materiality generally or to whether or not any breach results or may result in a Parent Material Adverse Effect.

     (b) Performance of Obligations of Parent and Newco. Parent and Newco shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

     (c) Letters from Parent Affiliates. The Company shall have received from each person named in the letter referred to in Section 6.10(b) an executed copy of an agreement substantially in the form of Exhibit D.

     (d) Tax Opinion. The Company shall have received a written opinion, dated as of the Closing Date, from Jones, Day, Reavis & Pogue, counsel to the Company, to the effect that the Second Step Merger will constitute a transaction described in Section 368(a) of the Code; it being understood that in rendering such opinion, such tax counsel shall be entitled to rely upon customary representations provided by the parties hereto substantially in the form of Exhibits E, F and G.

     (e) First Step Exchange. The First Step Exchange shall have been consummated.

                                  Article VIII

                       Termination, Amendment and Waiver

   Section 8.01. Termination. This Agreement may be terminated at any time prior to the Exchange Effective Time, whether before or after receipt of the Company Shareholder Approval or the Parent Shareholder Approval:

     (a) by mutual written consent of Parent, Newco and the Company;

     (b) by either Parent or the Company:

       (i) if the Second Step Merger is not consummated on or before March 31, 2001 (the "Outside Date"), unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

       (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

       (iii) if any condition to the obligation of such party to consummate the Merger set forth in Section 7.02 (in the case of Parent) or 7.03 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition to be met is not the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

       (iv) if, upon a vote at a duly held meeting to obtain the Company Shareholder Approval, the Company shareholder Approval is not obtained; or

       (v) if, upon a vote at a duly held meeting of Parent to obtain the Parent Shareholder Approval, the Parent Shareholder Approval is not obtained;

     (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in breach of any representation, warranty or covenant contained in this Agreement);

     (d) by Parent, if (i) the Company Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Newco, its approval or recommendation of this Agreement or the Transactions or approves or recommends, or publicly proposes to approve or recommend, any Company Competing Transaction or (ii) the Company otherwise breaches, or is deemed to be in breach of, any of its covenants in Section 5.02 in any material respect;

     (e) by the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in breach of any representation, warranty or covenant in this Agreement);

     (f) by the Company, if prior to receipt of the Company Shareholder Approval, (i) the Company has received a proposal for a Company Competing Transaction that constitutes a Qualifying Company Proposal that was not solicited or encouraged by the Company or its Representatives and that did not otherwise result from the breach or a deemed breach of Section 5.02,
  (ii) the Board of Directors of the Company has determined in good faith, based upon the advice of its outside counsel that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, that it is necessary to (A) withdraw or modify its approval or recommendation of this Agreement and the Transactions, (B) terminate this Agreement pursuant hereto and (C) enter into a Company Acquisition Agreement in connection with such Company Competing Transaction in order to comply with its fiduciary obligations under Applicable Law, (iii) the Company has notified Parent in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any proposal made by Parent since receipt of such notice to amend or modify the terms of the Transactions, such Qualifying Company Proposal remains a Qualifying Company Proposal and the Board of Directors of the Company has again made the determination referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02, (vi) the Company has paid in advance the fee due under Section 6.07(b) to

  Parent, and (vii) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a Company Acquisition Agreement providing for the implementation of such Qualifying Company Proposal;

     (g) by the Company, if (i) the Parent Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to the Company, its approval of this Agreement or the Transactions or approves or recommends, or publicly proposes to approve or recommend, any Parent Competing Transaction or (ii) Parent otherwise breaches, or is deemed to be in breach of, any of its covenants in Section
  5.03 in any material respect; or

     (h) by Parent, if prior to receipt of the Parent Shareholder Approval,
  (i) Parent has received a proposal for a Parent Competing Transaction that constitutes a Qualifying Parent Proposal that was not solicited or encouraged by Parent or its Representatives and that did not otherwise result from the breach or a deemed breach of the Section 5.03, (ii) the Board of Directors of Parent has determined in good faith, based upon the advice of its outside counsel that failure to take such action could reasonably be expected to constitute a breach of the fiduciary obligations of such Board of Directors under Applicable Law, that it is necessary to
  (A) withdraw or modify its approval or recommendation of this Agreement and the Transactions, (B) terminate this Agreement pursuant hereto and (C) enter into a Parent Acquisition Agreement in connection with such Parent Competing Transaction in order to comply with its fiduciary obligations under Applicable Law, (iii) Parent has notified the Company in writing of the determination described in clause (ii) above, (iv) at least ten business days following receipt by the Company of the notice referred to in clause (iii) above, and taking into account any proposal made by the Company since receipt of such notice to amend or modify the terms of the Transactions, such Qualifying Parent Proposal remains a Qualifying Parent Proposal and the Board of Directors of Parent has again made the determination referred to in clause (ii) above, (v) Parent is in compliance with Section 5.03, (vi) Parent has paid in advance the fee due under
  Section 6.07(c) to the Company, and (vii) the Board of Directors of Parent concurrently approves, and Parent concurrently enters into, a Parent Acquisition Agreement providing for the implementation of such Qualifying Parent Proposal.

   Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Newco or the Company, other than
Section 3.14, Section 4.14, the last two sentences of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful breach by a party of any representation, warranty or covenant set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its wilful breach of this Agreement (including any such case in which a fee is payable by such party pursuant to Section 6.07(b) or (c), or any expenses of the other party are reimbursed by such party pursuant to Section 6.07(d) or (e), to the extent any such liability or damage suffered by such other party exceeds such amounts payable pursuant to
Section 6.07(b), (c), (d) or (e)). The Confidentiality Agreement shall, in accordance with its terms, survive termination of this Agreement.

   Section 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval or the Parent Shareholder Approval; provided, however, that after receipt of the Company Shareholder Approval or the Parent Shareholder Approval, there shall be made no amendment that by Applicable Law requires further approval by the shareholders of the Company or Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 8.04. Extension; Waiver. At any time prior to the Merger Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any
of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   Section 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to
Section 8.04 shall, in order to be effective, require in the case of Parent, Newco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   Article IX

                               General Provisions

   Section 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Merger Effective Time.

   Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Newco, to

            PECO Energy Company
            2301 Market Street
            P.O. Box 8699
            Philadelphia, PA 19101-8699

            Telecopy No: (215) 841-4282

            Attention: General Counsel

            with a copy to:

            Cravath, Swaine & Moore
            825 Eighth Avenue
            New York, New York 10019

            Telecopy No: (212) 474-3700
            Attention: Philip A. Gelston

         (b) if to the Company, to

            Unicom Corporation
            10 S. Dearborn, 37th Floor
            Chicago, IL 60603

            Telecopy No: (312) 394-4488

            Attention: General Counsel

            with a copy to:

            Jones, Day, Reavis & Pogue
            77 West Walker Drive
            Chicago, Illinois 60001

            Telecopy No: (312) 782-8585
            Attention: Paul T. Ruxin
                     Robert A. Yolles

   Section 9.03. Definitions. For purposes of this Agreement:

     An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     A "Material Adverse Effect" means, in respect of any person, a material adverse effect on (a) the business, assets, condition (financial or otherwise), prospects or results of operations of such person and its subsidiaries, taken as a whole or (b) the ability of such person to perform its obligations under this Agreement or on the ability of such person to consummate the Merger and the other Transactions.

     A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

     A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

   Section 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter or Parent Disclosure Letter, as applicable to the extent that it is reasonably apparent from a reading of such disclosure item that it would qualify or apply to such other sections, and otherwise shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates. Notwithstanding the amendment and restatement of this Agreement, as between September 22, 1999 and January 7, 2000, the representations and warranties of the Company set forth in Article III and of Parent and Newco set forth in Article IV will be deemed for purposes of Section 7.02(a) and Section 7.03(a), as applicable, and otherwise to have been made as of September 22, 1999, and not as of January 7, 2000, and such amendment and restatement will not otherwise affect the other requirements in Sections 7.02(a) and Section 7.03(a).

   Section 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   Section 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Article II and Sections 6.06, 6.16 and 6.17 are not intended to confer upon any person other than the parties any rights or remedies.

   Section 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Pennsylvania or Illinois are mandatorily applicable to the Merger.

   Section 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Newco may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Newco of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

   Section 9.11. Newco Obligations. Parent and the Company hereby agree to take such actions as shall be necessary in order that Newco shall assume any obligation under this Agreement that by its terms is to be performed by Newco after the Closing.

   IN WITNESS WHEREOF, Parent, Newco and the Company have duly executed this Agreement, all as of the date first written above.

                                          Peco Energy Company,

                                                   /s/ Corbin A. McNeill
                                          By: _________________________________
                                            Name: Corbin A. McNeill, Jr.
                                            Title: Chairman of the Board,
                                                 President, and Chief
                                                 Executive Officer

                                          Newholdco Corporation,

                                                   /s/ Corbin A. McNeill
                                          By: _________________________________
                                            Name: Corbin A. McNeill, Jr.
                                            Title: Chairman of the Board,
                                                 President, and Chief
                                                 Executive Officer

                                          Unicom Corporation,

                                                     /s/ John W. Rowe
                                          By: _________________________________
                                            Name:  John W. Rowe
                                            Title: Chairman of the Board,
                                                 President, and Chief
                                                 Executive Officer

                                                                      EXHIBIT A

                                   Article X

                         Governance of the Corporation
                         During the Transition Period

   Section 10.01. Definitions. For purposes of this Article:

     (1) "PECO CEO" means Corbin A. McNeill, Jr.

     (2) "PECO Directors" means (i) those directors of the corporation designated by PECO Energy pursuant to Section 1.06(b) of the Merger Agreement and (ii) any Replacement PECO Director (as defined in Section 10.03(b) of these by-laws).

     (3) "PECO Energy" means PECO Energy Company, a Pennsylvania corporation and a subsidiary of the corporation.

     (4) "Independent Director" means a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

     (5) "Merger Agreement" means the Agreement and Plan of Exchange and Merger dated as of September 22, 1999, among PECO Energy, the corporation and Unicom.

     (6) "Merger Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

     (7) "Transition Period" means the period from the Merger Effective Time until December 31, 2003.

     (8) "Unicom" means Unicom Corporation, an Illinois corporation.

     (9) "Unicom CEO" means John W. Rowe.

     (10) "Unicom Directors" means (i) those directors of the corporation designated by Unicom pursuant to Section 1.06(b) of the Merger Agreement and (ii) any Replacement Unicom Director (as defined in Section 10.03(b) of these by-laws).

     (11) "ComEd" means Commonwealth Edison Company, an Illinois corporation and a subsidiary of the corporation.

   Section 10.02. Corporate Offices. At least for the duration of the Transition Period, the corporation shall maintain (a) in Chicago, Illinois offices serving as its corporate headquarters, (b) in southeastern Pennsylvania offices serving as the headquarters of the generation and power marketing businesses of the corporation and its subsidiaries, and (c) offices in Chicago, Illinois and southeastern Pennsylvania as the headquarters of ComEd and PECO Energy, respectively.

   Section 10.03. Board of Directors.

     (a) Effective immediately at the Merger Effective Time and during the Transition Period, the board of directors shall consist of sixteen (16) directors. At the Merger Effective Time, 8 directors shall be PECO Directors and 8 directors shall be Unicom Directors. The term of a class of the board of directors comprised of 6 directors shall expire at the first annual meeting of shareholders following the Merger Effective Time, a second class comprised of 5 directors shall expire at the second annual meeting of shareholders following the Merger Effective Time and a third class comprised of 5 directors shall expire at the third annual meeting of shareholders following the Merger Effective Time, and representation of PECO Directors and Unicom Directors in each class shall be as nearly equal in numbers as possible.

     (b) (i) During the Transition Period the board of directors of the corporation shall consist of equal numbers of PECO Directors and Unicom Directors.

     (ii) During the Transition Period, the board of directors (subject to the fiduciary duties of the directors in the case of approval of any individual) shall take all action necessary to ensure that any vacancy of a position on the board of directors to be filled by the Board (A) that was held by an PECO Director is filled promptly by a person designated to fill such seat by a majority of the PECO Directors remaining on the board of directors (a "Replacement PECO Director") and (B) that was held by a Unicom Director is filled promptly by a person designated to fill such seat by a majority of the Unicom Directors remaining on the board of directors (a "Replacement Unicom Director").

     (iii) With respect to each election of directors by shareholders during the Transition Period, the board of directors or the applicable committee thereof shall nominate for election (subject to the fiduciary duties of the directors in the case of approval of any individual), a PECO Director to fill any position held prior to such election by a PECO Director and a Unicom Director to fill any position held prior to such election by a Unicom Director.

     (c) During the Transition Period, the executive committee of the board of directors shall have 6 members, 2 of which will be the Co-Chief Executive Officers of the corporation (or if either Co-Chief Executive Officer ceases to serve as such, another officer of the corporation selected by the PECO Directors in the case of a replacement for the PECO CEO or by the Unicom Directors in the case of a replacement for the Unicom
  CEO), 2 of which shall be Independent Directors who are PECO Directors and 2 of which shall be Independent Directors who are Unicom Directors. For the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer, the Unicom CEO shall be the chairman of the executive committee of the board of directors, and as of the first day of the second half of the Transition Period, the PECO CEO, if he is a Co-Chief Executive Officer at such time, shall succeed to such position and hold it for the duration of the Transition Period. If at any time during the Transition Period either the Unicom CEO or the PECO CEO, whichever is at such time the chairman of the executive committee, is unwilling or unable to hold such office, the other shall succeed to such office for the duration of the Transition Period if he continues at such time to hold the office of Co-Chief Executive Officer or Chief Executive Officer of the corporation.

     (d) During the Transition Period, each other committee of the Board shall consist of equal numbers of PECO Directors and Unicom Directors and the chairmen of the committees of the board of directors (other than the executive committee) shall be PECO Directors and Unicom Directors in as nearly equal numbers as possible.

     (e) During the Transition Period, the board of directors shall hold between 6 and 8 regular meetings each fiscal year, with no less than 2 of such meetings each year to be held in the Philadelphia, Pennsylvania area and no less than 2 of such meetings each year to be held in the Chicago, Illinois area.

   Section 10.04. Chairman of the Board of Directors.

     (a) As of the Merger Effective Time and for the duration of the first half of the Transition Period so long as he is a Co-Chief Executive Officer or Chief Executive Officer at such time, the PECO CEO shall hold the position of Chairman of the board of directors, and so long as he is a Co-Chief Executive Officer or the Chief Executive Officer at such time, the Unicom CEO shall succeed to the position of Chairman of the board of directors and hold it for the duration of the Transition Period. If at any time during the Transition Period either the PECO CEO or the Unicom CEO, whichever is at such time the Chairman of the board of directors, is unwilling or unable to hold such office, the board of directors shall elect the other to such office if he continues to hold the office of Co-Chief Executive Officer of the Corporation at such time.

     (b) The Chairman shall chair all meetings of the board of directors and stockholders at which he is present.

   Section 10.05. Co-Chief Executive Officers; President.

     (a) (i) As of the Merger Effective Time and for the duration of the Transition Period, each of the PECO CEO and the Unicom CEO shall hold the position of Co-Chief Executive Officers of the corporation and (ii) as of the Merger Effective Date and for the duration of the first half of the Transition Period, the Unicom CEO shall hold the position of President of the corporation. If at any time during the Transition Period either of the Co-Chief Executive Officers is unable or unwilling to hold such office, the other Co-Chief Executive Officer, if he is either the PECO CEO or the Unicom CEO, shall become the sole Chief Executive Officer of the corporation. The Unicom CEO shall become the sole Chief Executive Officer immediately prior to the end of the Transition Period if immediately prior to such time he holds the position of Co-Chief Executive Officer.

     (b) The corporation's generation and wholesale marketing and trading businesses shall report to the PECO CEO in his capacity as a Co-Chief Executive Officer, and the corporation's transmission and distribution and unregulated ventures businesses shall report to the Unicom CEO in his capacity as a Co-Chief Executive Officer. The corporation's financial, legal, human resources and other staff functions shall report to the office of the Co-Chief Executive Officers.

     (c) The Co-Chief Executive Officers shall each maintain offices in both southeastern Pennsylvania and Chicago, Illinois.

   Section 10.06. Management Changes.

     (a) Until the expiration of the Transition Period, so long as either the PECO CEO or the Unicom CEO is a Co-Chief Executive Officer or the Chief Executive Officer of the corporation, (i) the election of any other person to the position of Chairman of the board of directors, chairman of the executive committee of the board of directors, Co-Chief Executive Officer or Chief Executive Officer or, as to the first half of the Transition Period, President or (ii) the removal, replacement or demotion of the PECO CEO or the Unicom CEO from one or more of such positions, in each case, shall require the affirmative vote of at least two-thirds of the members of the board of directors(except as expressly provided in this Article X).

     (b) Until the expiration of the Transition Period, none of the senior officers of the corporation specified in Exhibit D of the Merger Agreement shall be removed, replaced or demoted without either (i) the consent of both Co-Chief Executive Officers or (ii) the affirmative vote of two-thirds of the members of the Newco Board.

   Section 10.07. Amendment. Until the end of the Transition Period (a) the provisions of this Article X may not be amended, altered, repealed or waived in any respect, and the board of directors or the corporation shall not otherwise take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of, or waiving compliance with the provisions of this Article X (e.g., by creating a holding company structure if the certificate of incorporation, by-laws or similar document of such holding company does not contain equivalent provisions), without the affirmative vote of at least two-thirds of the directors or (b) in the case of any amendment proposed by shareholders without such vote of directors, the affirmative vote of holders of shares representing at least two-thirds of the votes eligible to be cast in a general election of directors.

   Section 10.08. Successors. For the duration of the Transition Period, the provisions of this Article shall be applicable to (i) any successor to the corporation as the result of a merger, consolidation or other business combination, whether or not the corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the corporation or its successor is or becomes a direct or indirect subsidiary, and, in each case, the board of directors shall not permit the corporation to be a party to any transaction which would not comply with the foregoing without the affirmative vote of at least two-thirds of the directors.

   Section 10.09. Effectiveness of this Article X. The provisions of this
Article X shall become null and void and be of no further effect after the Transition Period.

                                                                       EXHIBIT B

                            Senior Officers of Newco

         Co-Chief Executive Officer:         Corbin A. McNeill, Jr.

         Co-Chief Executive Officer:         John W. Rowe

         Chief Financial Officer:            Michael J. Egan

         Chief Transition/
         Integration Officer:                Michael J. Egan

         Senior Vice President,
         Finance:                            Ruth Ann M. Gillis

         General Counsel:                    Pamela B. Strobel

         Chief Nuclear Officer:              Oliver D. Kingsley, Jr.

         Nuclear Operations President:       Gerald R. Rainey

         PECO Distribution President:        Kenneth G. Lawrence

         Commonwealth Edison
         Distribution President:             Carl J. Croskey

         Unregulated Retail/
         New Business President:             Paul A. Elbert

         Senior Vice President,
         Human Resources:                    S. Gary Snodgrass

                                                                       EXHIBIT C

PECO Energy Company
P.O. Box 8699
2301 Market Street
Philadelphia, PA 19101

                        Form of Company Affiliate Letter

Dear Sirs:

   The undersigned refers to the Amended and Restated Agreement and Plan of Exchange and Merger (the "Merger Agreement") dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy Company, a Pennsylvania corporation, Newholdco Corporation, a Pennsylvania corporation, and Unicom Corporation, an Illinois corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

   The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Newco Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

   If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Newco Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Newco is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

   The undersigned hereby represents to and covenants with Parent and Newco that the undersigned will not sell, assign or transfer any of the Newco Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to Newco or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

   In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Newco Common Stock received by the undersigned in the Merger, the undersigned will supply Newco with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Newco may instruct its transfer agent to withhold the transfer of any Parent securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Newco Common Stock sold as indicated in the letter.

   The undersigned acknowledges and agrees that (i) the Newco Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Newco Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Newco from counsel reasonably satisfactory to Newco to the effect that such legends are no longer required for purposes of the Securities Act.

   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Newco Common Stock and (ii) the receipt by Parent and Newco of this letter is an inducement and a condition to Parent's and Newco's respective obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT C

Newholdco Corporation
37th Floor, 10 South Dearborn Street
Post Office Box A-3005
Chicago, IL 60690-3005

   On       , the undersigned sold the securities of Newholdco Corporation
("Newco") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Unicom Corporation with and into Newco.

   Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

Dated:

[Space to be provided for description of securities.]

                                                                       EXHIBIT D

Unicom Corporation
37th Floor
10 South Dearborn Street
Post Office Box A-3005
Chicago, IL 60690-3005

                        Form of Parent Affiliate Letter

Dear Sirs:

   The undersigned refers to the Amended and Restated Agreement and Plan of Exchange and Merger (the "Merger Agreement") dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy Company, a Pennsylvania corporation, Newholdco Corporation, a Pennsylvania corporation, and Unicom Corporation, an Illinois corporation. Capitalized terms used but not defined in this letter have the meanings give such terms in the Merger Agreement.

   The undersigned, a holder of shares of Parent Common Stock, is entitled to receive in connection with the Merger shares of Newco Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Parent within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

   If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Newco Common Stock received by the undersigned in exchange for any shares of Parent Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that Newco is not under any obligation to effect any such registration and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

   The undersigned hereby represents to and covenants with the Company and Newco that the undersigned will not sell, assign or transfer any of the Newco Common Stock received by the undersigned in exchange for shares of Parent Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to Newco or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

   In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Newco Common Stock received by the undersigned in the Merger, the undersigned will supply Newco with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Newco may instruct its transfer agent to withhold the transfer of any Parent securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Newco Common Stock sold as indicated in the letter.

   The undersigned acknowledges and agrees that (i) the Newco Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Newco Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Newco from counsel reasonably satisfactory to Newco to the effect that such legends are no longer required for purposes of the Securities Act.

   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by the Company and Newco of this letter is an inducement and a condition to Company's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT D

Newholdco Corporation
37th Floor, 10 South Dearborn Street
Post Office Box A-3005
Chicago, IL 60690-3005

   On      , the undersigned sold the securities of Newholdco Corporation
("Newco") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the mandatory share exchange between PECO Energy Company and Newco.

   Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

Dated:

[Space to be provided for description of securities.]

                                                                       EXHIBIT E

                             [Letterhead of Parent]

                                                                          [Date]

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Ladies and Gentlemen:

   In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Amended and Restated Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy Company, a Pennsylvania corporation ("Parent"), Newholdco Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and Unicom Corporation, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of Parent and as to Parent, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

     1. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to Parent, true, correct and complete in all material respects.

     2. The formula set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") is the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock to be received by each holder of Parent Common Stock in the First Step Exchange will be approximately equal to the fair market value of the Parent Common Stock surrendered in exchange therefor.

     3. Parent has not made and does not have any present plan or intention to make any distributions to holders of Parent Common Stock (other than dividends in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

     4. Newco has not acquired, nor, except as a result of the First Step Exchange will it acquire, nor has it owned in the past five years, any Parent Common Stock.

     5. Parent, Newco and the holders of Parent Common Stock will each pay their respective expenses, if any, incurred in connection with the First Step Exchange. Parent has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Parent Common Stock. Parent has not entered into any arrangement pursuant to which Newco has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, incurred or to be incurred by Parent or any holder of Parent Common Stock in connection with or as part of the First Step Exchange or any related transactions, nor will any of the Parent Common Stock that is acquired by Newco in connection with the First Step Exchange be subject to any liabilities.

     6. Parent is not an investment company as defined in Section
  368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

     7. Parent will not take, and, to the best knowledge of the management of Parent there is no present plan or intention of any holders of Parent Common Stock to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

     8. None of the compensation received by any stockholder-employee of Parent in respect of periods ending on or prior to the Exchange Effective Time represents separate consideration for any of his or her Parent Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of Parent in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

     9. There is no intercorporate indebtedness existing between Newco and Parent.

     10. Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     11. On the date of the First Step Exchange, the fair market value of the assets of Parent will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     12. To the best knowledge of the management of Parent, there is no present plan or intention on the part of the holders of Parent Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Newco Common Stock received in the First Step Exchange in exchange for such Parent Common Stock such that the former holders of Company Common Stock and the former holders of Parent Common Stock, in the aggregate, would not own (i) Newco Common Stock having at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco Stock.

     13. None of the holders of Parent Common Stock will retain any rights in the Parent Common Stock transferred to Newco pursuant to the First Step Exchange.

     14. Newco will not receive any accounts receivable in the First Step Exchange.

     15. To the best knowledge of the management of Parent and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received by holders of Parent Common Stock in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco stock.

     16. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Parent with respect to the Merger and there are no other written or oral agreements regarding the Merger.

     17. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

     18. The undersigned is authorized to make all the representations set forth herein on behalf of Parent.

   The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        Peco Energy Company,


                                        By :___________________________________
                                         Name: Corbin A. McNeill, Jr.
                                        Title:  Chairman of the Board,
                                                President, and Chief
                                                Executive Officer

                                                                       EXHIBIT F

                             [Letterhead of Newco]

                                                                          [Date]

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Ladies and Gentlemen:

   In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Amended and Restated Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy Company, a Pennsylvania corporation ("Parent"), Newholdco Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and Unicom Corporation, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of Newco and as to Newco, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

     1. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to Newco, true, correct and complete in all material respects.

     2. The formulae set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") and each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into Newco Common Stock and cash are the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock to be received by holders of Parent Common Stock in the Merger will be approximately equal to the fair market value of the Parent Common Stock surrendered in exchange therefor. The aggregate fair market value of the Newco Common Stock and cash to be received by holders of Company Common Stock in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor.

     3. Cash payments, if any, to be made to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock that would otherwise be issued to such holders in the Second Step Merger will be made for the purpose of saving Newco the expense and inconvenience of issuing and transferring fractional shares of Newco Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Second Step Merger to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Second Step Merger to such holders in exchange for their shares of Company Common Stock.

     4. (i) Newco has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to Newco to acquire, directly or indirectly, any Newco Common Stock issued in the Merger, except for repurchases of Newco Common Stock by Newco in connection with [describe specific parameters of any repurchase program to be adopted by Newco]. No corporation that is related to Newco has a plan or intention to purchase any of the Newco Common Stock issued in the Merger.

     (ii) For purposes of this representation letter, a corporation shall be treated as related to Newco if such corporation is related to Newco within the meaning of Treasury Regulation Section 1.368-1(e)(3).

     5. Newco has not acquired, nor, except as a result of the First Step Exchange will it acquire, nor has it owned in the past five years, any Parent Common Stock. Newco has not acquired, nor, except as a result of the Second Step Merger will it acquire, nor has it owned in the past five years, any Company Common Stock.

     6. Newco has no present plan or intention to make any distributions after the Merger to holders of Newco Common Stock (other than dividends made in the ordinary course of business).

     7. At the Merger Effective Time, the value of the Newco Common Stock to be issued to holders of Company Common Stock in the Second Step Merger will represent at least 50% of the value of the total consideration to be issued to such holders in the Second Step Merger in exchange for their shares of Company Common Stock. Further, no liabilities of Parent or any of the holders of Parent Common Stock and no liabilities of any of the holders of Company Common Stock will be assumed by Newco, nor will any of the Parent Common Stock or Company Common Stock acquired by Newco in connection with the Merger be subject to any liabilities.

     8. Parent, Newco, the Company and holders of Parent Common Stock and Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger. Newco has not paid, directly or indirectly, nor has it agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by Parent, any holder of Parent Common Stock or any holder of Company Common Stock in connection with or as part of the Merger or any related transactions.

     9. Following the Second Step Merger, Newco or Newco's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue the "historic business" of the Company or use a significant portion of the Company's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)). Following the First Step Exchange, Newco will cause Parent to continue its historic business or to use a significant portion of its historic business assets in a trade or business.

     10. Newco is not an investment company as defined in Section
  368(a)(2)(F)(iii) and (iv) of the Code, Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

     11. Newco will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

     12. None of the compensation received by any stockholder-employee of Parent in respect of periods ending on or prior to the Exchange Effective Time represents separate consideration for any of his or her Parent Common Stock. None of the compensation received by any stockholder-employee of the Company in respect of periods ending on or prior to the Merger Effective Time represents separate consideration for any of his or her Company Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of Parent or the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

     13. There is no intercorporate indebtedness existing between (i) Newco and Parent or (ii) Newco (or any of its subsidiaries) and the Company (or any of its subsidiaries).

     14. Newco is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     15. To the best knowledge of the management of Newco and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco stock.

     16. Newco has no present plan or intention to, or to cause any of its affiliates to, (i) liquidate Newco or Parent, (ii) merge (other than in connection with the Second Step Merger), liquidate or consolidate Newco or Parent with or into any other entity (including, without limitation, any affiliate), (iii) sell, transfer, distribute or otherwise dispose of the Parent Common Stock or interests in any of its material affiliates or (iv) sell, transfer, distribute or otherwise dispose of any of the material assets of Parent, the Company or their affiliates acquired in the Merger (other than in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k) that also qualify as transactions described in Section 351 of the Code).

     17. The Newco Common Stock issued in the Merger will constitute all of Newco's outstanding stock immediately after the Merger. Except as specifically set forth in the Exchange and Merger Agreement, Newco will not issue any Newco Common Stock in connection with the Merger in consideration for services rendered to or for the benefit of Newco or any of its affiliates, or in consideration for the transfer of any property other than Parent Common Stock or Company assets.

     18. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of Newco with respect to the Merger and there are no other written or oral agreements regarding the Merger.

     19. The Merger is being undertaken for purposes of enhancing the business of Newco and for other good and valid business purposes of Newco as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

     20. Newco is not a personal service corporation within the meaning of
  Section 269A of the Code.

     21. The undersigned is authorized to make all the representations set forth herein on behalf of Newco.

   The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          Newholdco Corporation,


                                          By :_________________________________
                                          Name: Corbin A. McNeill
                                        Title:  Chairman of the Board,
                                                President, and Chief
                                                Executive Officer

                                                                       EXHIBIT G

                          [Letterhead of the Company]

                                                                          [Date]

Jones, Day, Reavis & Pogue
77 West Walker Drive
Chicago, Illinois 60001

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

   In connection with the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Amended and Restated Agreement and Plan of Exchange and Merger (the "Exchange and Merger Agreement") dated as of September 22, 1999, as amended and restated as of January 7, 2000, among PECO Energy Company, a Pennsylvania corporation ("Parent"), Newholdco Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Newco") and Unicom Corporation, an Illinois corporation (the "Company"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of Parent and the Company, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Exchange and Merger Agreement):

     1. The Merger will be consummated in accordance with the Exchange and Merger Agreement and as described in the Registration Statement. The facts relating to the Merger as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to the Company, true, correct and complete in all material respects.

     2. The formula set forth in the Exchange and Merger Agreement pursuant to which each issued and outstanding share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into common shares, no par value, of Newco (the "Newco Common Stock") and cash is the result of arm's length bargaining. The aggregate fair market value of the Newco Common Stock and cash to be received by each holder of Company Common Stock in the Second Step Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor.

     3. Cash payments, if any, to be made to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock that would otherwise be issued to such holders in the Second Step Merger will be made for the purpose of saving Newco the expense and inconvenience of issuing and transferring fractional shares of Newco Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Second Step Merger to holders of Company Common Stock in lieu of fractional shares of Newco Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Second Step Merger to such holders in exchange for their shares of Company Common Stock.

     4. (i) Except to the extent specifically contemplated under the Exchange and Merger Agreement, neither the Company nor any corporation related to the Company has acquired or has any present plan or intention to acquire, directly or indirectly, any Company Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

     (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3) (determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)).

     5. The Company has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) to holders of Company Common Stock prior to, in contemplation of, or otherwise in connection with, the Merger.

     6. Newco, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Second Step Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. Further, no liabilities of any of the holders of Company Common Stock will be assumed by Newco, nor will any of the Company Common Stock acquired by Newco in connection with the Merger be subject to any liabilities.

     7. Any liabilities of the Company that will be assumed by Newco pursuant to the Merger, and any liabilities to which the assets of the Company that will be transferred to Newco pursuant to the Merger are subject, were incurred in the ordinary course of business and are associated with the assets of the Company.

     8. At the Merger Effective Time, the value of the Newco Common Stock issued to the holders of Company Common Stock in the Second Step Merger will represent at least 50% of the value of the total consideration issued to such holders in the Second Step Merger in exchange for their shares of Company Common Stock.

     9. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

     10. The Company will not take, and to the best knowledge of the management of the Company there is no present plan or intention by holders of Company Common Stock to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent (i) with the treatment of the Merger as transactions described in Section 351 of the Code or (ii) with the treatment of the Second Step Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

     11. None of the compensation received by any stockholder-employee of the Company in respect of periods ending on or prior to the Merger Effective Time represents separate consideration for any of his or her Company Common Stock. None of the Newco Common Stock that will be received by any stockholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

     12. There is no intercorporate indebtedness existing between Newco (or any of its subsidiaries, including Parent) and the Company (or any of its subsidiaries).

     13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     14. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Newco or Newco's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

     15. At the Merger Effective Time, the fair market value of the assets of the Company transferred to Newco pursuant to the Second Step Merger will exceed the sum of its liabilities assumed by Newco pursuant to the Second Step Merger, plus the amount of liabilities, if any, to which such assets are subject.

     16. To the best knowledge of the management of the Company, there is no present plan or intention on the part of the holders of Company Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Newco Common Stock received in the Second Step Merger in exchange for such Company Common Stock such that the former holders of Company Common Stock and the former holders of Parent Common Stock, in the aggregate, would not own (i) Newco Common Stock having at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and
  (ii) at least 80% of the total number of shares of each other class of Newco Stock.

     17. The Company will not retain any rights in the Company assets transferred to Newco pursuant to the Second Step Merger.

     18. None of the stock of any Company Subsidiary being transferred in the Second Step Merger is Section 306 stock within the meaning of Section 306(c) of the Code.

     19. Neither the Company nor any Company Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code
  (i) at any time during the two-year period prior to the date of the Exchange and Merger Agreement, (ii) at any time during the period commencing on the date of the Exchange and Merger Agreement and ending on the date hereof or (iii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with and including the Merger.

     20. To the best knowledge of the management of the Company and taking into account any issuance of additional shares of Newco Common Stock, any issuance of Newco Common Stock for services, the exercise of any Newco stock rights, options, warrants or subscriptions, any public offerings of Newco stock, and the sale, exchange, transfer by gift or other disposition of any Newco Common Stock received by holders of Company Common Stock in the Merger, the holders of Parent Common Stock and Company Common Stock will collectively be in "control" of Newco immediately after the Merger. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Newco stock.

     21. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company as described in the proxy statement/prospectus of Parent and the Company included in the Registration Statement.

     22. The Exchange and Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Merger and there are no other written or oral agreements regarding the Merger.

     23. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

   The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 7.02(d) and 7.03(d) of the Exchange and Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Exchange and Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                          Very truly yours,

                                          Unicom Corporation


                                          By :_________________________________
                                            Name: John W. Rowe
                                         Title:  Chairman of the Board,
                                                President, and Chief
                                                Executive Officer

                                                                        ANNEX B

                  [LETTERHEAD OF MORGAN STANLEY DEAN WITTER]

                                                                January 7, 2000

Board of Directors
PECO Energy Company
2301 Market Street
Philadelphia, PA 19103

Members of the Board:

   We understand that PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), Exelon Corporation, a Pennsylvania corporation ("Exelon") and a wholly owned subsidiary of PECO Energy, and Unicom Corporation, an Illinois corporation ("Unicom"), have entered into an Amended and Restated Agreement and Plan of Exchange and Merger dated January 7, 2000 (as Amended the "Merger Agreement"), which provides, among other things, (i) for a mandatory share exchange (the "Exchange") whereby each outstanding share of common stock, no par value, of PECO Energy (the "PECO Common Stock"), other than shares owned by PECO, shall be acquired by Exelon in exchange for common stock, no par value, of Exelon (the "Exelon Common Stock", as determined pursuant to the terms and conditions of the Merger Agreement, (ii) immediately thereafter, Unicom will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into Exelon (the "Merger", and together with the Exchange, the "Transaction"), whereby each share of common stock, no par value, of Unicom (the "Unicom Common Stock") other than shares owned by Unicom or Exelon and Company Dissent Shares (as defined in the Merger Agreement) will be converted into the right to receive Exelon Common Stock and cash, as determined pursuant to the terms and conditions of the Merger Agreement, (iii) the holders of PECO Common Stock and Unicom Common Stock will together own all of the outstanding shares of Exelon Common Stock and (iv) each share of each other class of capital stock of PECO Energy and Unicom shall be unaffected and remain outstanding. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the consideration to be received in the Transaction by the holders of PECO Common Stock is fair from a financial point of view to such holders.

   For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Unicom and PECO Energy;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning Unicom prepared by the management of Unicom;

     (iii) reviewed certain financial projections prepared by the management of Unicom;

     (iv) reviewed and discussed with senior executives of PECO Energy and Unicom an analysis prepared by PECO Energy and Unicom regarding estimates of the amount and timing of certain strategic, financial, and operational benefits anticipated from the Transaction;

     (v) discussed the Past and current operations and financial condition and the prospects of Unicom;

     (vi) reviewed certain internal financial statements and other financial operating data concerning PECO Energy prepared by the management of PECO Energy;

     (vii) reviewed certain financial projections prepared by the management of PECO Energy;

     (viii) discussed the past and current operations and financial condition and the prospects of PECO Energy, and reviewed the pro forma impact of the Transaction on PECO Energy's earnings and cash flow per share, consolidated capitalization and financial ratios;

     (ix) reviewed the reported prices and trading activity for the Common Stock of both Unicom and PECO Energy;

     (x) compared the financial performance of Unicom and the prices and trading activity of Unicom Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (xi) compared the financial performance of PECO Energy and the prices and trading activity of PECO Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (xii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

     (xiii) reviewed and discussed with the management of PECO Energy and Unicom proposed uses of the proceeds from the sale of Unicom's fossil fuel generation assets;

     (xiv) participated in discussions and negotiations among representatives of PECO Energy and Unicom and their financial and legal advisors;

    (vx) reviewed the Merger Agreement; and

    (xvi) performed such other analyses as we have deemed appropriate.

   We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Unicom and PECO Energy. In addition, we have assumed that the Transaction will be treated as a tax-free reorganization and/or exchange to PECO Energy and Unicom, pursuant to the Internal Revenue Code of 1986, and will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of Unicom and PECO Energy, nor have we been furnished with any such appraisals. With respect to the analysis of the strategic, financial and operational benefits estimated and expected to result from the Transaction, we have assumed that such analysis has been reasonably prepared on bases reflecting the best currently available estimates and judgments of such benefits and the future financial performance of the combined company, and have relied upon, without independent verification, such analysis. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   Morgan Stanley has assumed that, in connection with the receipt of all the necessary regulatory approvals for the proposed Transaction, no restrictions will be imposed that would have any material adverse effect on the contemplated benefits to be derived in the proposed Transaction. We note that we are not legal or regulatory experts and have relied upon, without independent verification, the assessment of PECO Energy's legal and regulatory advisors with respect to the legal and regulatory matters related to the Transaction.

   We have acted as financial advisor to PECO Energy in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for PECO Energy and have received fees for the rendering of these services.

   It is understood that this letter is for the information of the Board of Directors of PECO Energy, and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by PECO Energy with the Securities and Exchange Commission in respect of the Transaction. In addition, this opinion does not in any manner address the prices at which the Exelon Common Stock will trade following consummation of the Transaction, and Morgan Stanley expresses no opinion or recommendation as to how shareholders of PECO Energy should vote at the shareholder's meeting held in connection with the Transaction.

   Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received in the Transaction by the holders of PECO Common Stock is fair from the financial point of view to such holders.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                                 /s/ Jeffrey R. Holzschuh
                                          By: _________________________________
                                                    Jeffrey R, Holzschuh
                                                     Managing Director

                                                                         ANNEX C

                      [LETTERHEAD OF SALOMON SMITH BARNEY]

                                                                 January 7, 2000

Board of Directors
PECO Energy Company
2301 Market Street
Philadelphia, PA 19103

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of the common stock PECO Energy Company, a Pennsylvania corporation ("PECO"), of the consideration to be received in the Transaction (defined below) by such holders pursuant to the terms and subject to the conditions set forth in the Amended and Restated Agreement and Plan of Exchange and Merger (the "Agreement") to be entered into by and among PECO, Exelon Corporation, a Pennsylvania corporation and a wholly owned subsidiary of PECO ("Newco"), and Unicom Corporation and Illinois corporation ("Unicom"). As more fully described in the Agreement, each outstanding share of the common stock, no par value, of PECO (the "PECO Common Stock"), other than shares owned by PECO, will be acquired by Newco (the "Exchange") in exchange for common stock, no par value, of Newco (the "Newco Common Stock"). Immediately thereafter, in accordance with the terms of and subject to the conditions set forth in the Agreement, Unicom will merge with and into Newco (the "Merger," and together with the Exchange, the "Transaction"), and each share of common stock, no par value, of Unicom (the "Unicom Common Stock") (other than shares owned by Unicom or Newco and Company Dissent Shares (as defined in the Agreement)) will be converted into the right to receive Newco Common stock and cash, as more fully described in the Agreement.

   In arriving at our opinion, reviewed the terms of a draft dated January 5 of the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of PECO and certain senior officers and other representatives and advisors and Unicom concerning the businesses, operations and prospectus of PECO and Unicom. We examined certain publicly available business and financial information relating to PECO and Unicom as well as certain financial forecasts and other information and data for PECO and Unicom which were provided to or otherwise discussed with us by the respective managements of PECO and Unicom. We reviewed and discussed with senior officers of PECO and Unicom an analysis prepared by PECO and Unicom regarding the estimates of the amount and timing of certain strategic, financial and operation benefits expected to be derived from the Transaction. We reviewed and discussed with the managements of PECO and Unicom proposed uses of the proceeds from the sale of Unicom's fossil fuel generation assets. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by our discussed with us, we have been advised by the managements of PECO and Unicom that such forecasts and other information dna data were reasonably prepared reflecting the vest currently available estimates and judgments of the respective managements of PECO and Unicom as to the future financial performance of PECO and Unicom. With respect to the analysis regarding the strategic, financial and operational benefits expected to be derived from the Transaction, we have assumed that such analysis has been reasonably prepared on bases reflecting the best currently available estimates and judgments of such benefits and the future financial performance of the combined company and we have relied upon, without independent verification, such analysis. We have assumed, with your consent, that the Transaction will be effected in all material respects in accordance with the terms of the Agreement and that the Transaction will be treated as a tax-free reorganization and/or exchange to PECO and Unicom for federal income tax purposes and, in the course of obtaining the necessary regulatory approvals for the Transaction, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on PECO, Unicom, Newco or the combined company or the contemplated benefits anticipated to result from the Transaction. We are not expressing any opinion as to what the value of the Newco Common Stock actually will be when issued to PECO and Unicom stockholders pursuant to the Transaction or the price at which the Newco Common Stock will trade subsequent to the consummation of the Transaction. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PECO or Unicom nor have we made any physical inspection of the properties or assets of PECO or Unicom. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of PECO. We express no view as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for PECO or the effect of any other transaction in which PECO might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Salomon Smith Barney Inc. has been engaged to render financial advisory services to PECO in connection with the Transaction and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Transaction. We have in the past provided investment banking services to PECO and Unicom unrelated to the proposed Transaction, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of PECO and Unicom for our own account or for the account of our customers and, accordingly may at time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with PECO, Unicom and their respective affiliates.

   Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of PECO in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the proposed Transaction.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received in the Transaction by the holders of shares of PECO Common Stock is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                            /s/ Salomon Smith Barney Inc.
                                          _______________________________
                                            SALOMON SMITH BARNEY INC.

                                                                         ANNEX D

                   [LETTERHEAD OF WASSERSTEIN PERELLA & CO.]

                                                                 January 6, 2000

Board of Directors
Unicom Corporation
10 South Dearborn Street
Chicago, IL 60690

Members of the Board of Directors:

   You have asked us to advise you with respect to the fairness, from a financial point of view, to the shareholders of Unicom Corporation (the "Company") of the Aggregate Company Consideration (as defined below) provided for pursuant to the terms of the Amended and Restated Agreement and Plan of Exchange and Merger, dated as of January 7, 2000 (the "Merger Agreement"), among Peco Energy Company ("Parent"), Newholdco Corporation, a wholly-owned subsidiary of Parent ("Newco"), and the Company. The Merger Agreement provides for, among other things, a business combination pursuant to which (a) Parent and Newco will effect a mandatory share exchange (the "First Step Exchange") whereby each outstanding share of common stock, no par value, of Parent (the "Parent Common Stock") shall be acquired by Newco in exchange for one share of common stock, no par value, of Newco (the "Newco Common Stock") and (b) immediately thereafter, the Company will merge with and into Newco ("the Second Step Merger" and, together with the First Step Exchange, the "Merger"), whereby each share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into the right to receive 0.875 shares (the "Company Conversion Number") of Newco Common Stock plus $3.00 in cash (the "Company Cash Consideration"). The aggregate number of shares of Newco Common Stock to be issued in the First Step Exchange are referred to herein as the "Aggregate Parent Consideration." The aggregate number of shares of Newco Common Stock to be issued, together with the aggregate Company Cash Consideration to be distributed, in the Second Step Merger are referred to herein as the "Aggregate Company Consideration." The Merger Agreement also contemplates that, prior to the effective time of the Merger, the Company shall effect the repurchase of shares of Company Common Stock (the "Company Common Stock Repurchase") and Parent shall effect the repurchase of shares of Parent Common Stock (the "Parent Common Stock Repurchase"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

   In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement, and for purposes hereof we have assumed that the final form thereof will not differ in any material respect from the draft provided to us. We have also, among other things:

     1. Reviewed certain publicly available business and financial information relating to the Company and Parent that we deemed to be relevant;

     2. Reviewed certain internal financial information, including financial projections, forecasts, and analyses relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Parent, in each case prepared and furnished to us by the Company and Parent, and considered current expectations for the dividend policy for Newco;

     3. Conducted discussions with members of senior management and representatives of the Company and Parent concerning the matters described in clauses 1 and 2 above, as well as the respective businesses, regulatory environments and prospects of the Company and Parent before and after giving effect to the Merger;

     4. Reviewed the market prices and valuation multiples of Company Common Stock and Parent Common Stock and compared such data with similar data of certain publicly-traded companies that we deemed to be relevant;

     5. Reviewed the results of operations of the Company and Parent for recent periods and compared such results with those of certain publicly-traded companies that we deemed to be relevant;

     6. Compared the proposed financial terms of the Merger with the financial terms of certain other business combination transactions that we deemed to be reasonably comparable to the Merger or otherwise relevant;

     7. Reviewed the pro forma financial impact of the Merger, and

     8. Performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

   In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Parent's managements. We have also, with your consent, factored in an assumed level of financial synergies from the Merger that management of the Company has provided to us. We express no opinion with respect to such projections, forecasts, analyses and assumed level of financial synergies or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Parent, and no such independent valuation or appraisal was provided to us. We note that (i) the Merger is intended to qualify as a tax free reorganization for United States Federal tax purposes in which gain (if any) will be recognized only to the extent of the Company Cash Consideration, and we have assumed that the Merger will so qualify and (ii) the Merger is intended to be accounted for as a purchase of the Company by Parent, and we have assumed that the Merger will be so accounted for. We also have assumed that obtaining all regulatory and other approvals and third-party consents required for consummation of the Merger will not have an adverse impact on the Company or Parent or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Parent, the Company or Newco will actually trade at any time.

   In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

   We are acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

   Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the Aggregate Company Consideration provided for pursuant to the Merger Agreement. We do not express any views on any other aspect of the Merger or any other terms of the Merger Agreement. Specifically, our opinion does not address the Company Common Stock Repurchase, the Parent Common Stock Repurchase or the Company's underlying business decision to enter into the amendments reflected in the Merger Agreement or to effect the transactions contemplated by the Merger Agreement, nor does our opinion address any alternative transaction or business strategy that may be available to the Company.

   It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to shareholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should (i) vote with respect to the Second Step Merger, (ii) act in respect of the Company Common Stock Repurchase or (iii) otherwise act in respect of the Merger, and should not be relied upon by any shareholder as such.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Aggregate Company Consideration provided for pursuant to the Merger Agreement is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          /s/ Wasserstein Perella & Co. Inc.

                                                                         ANNEX E

(S) 805 ILCS 5/11.65. Right to dissent

   Sec. 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

     (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 [805 ILCS 5/11.20] or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30 [805 ILCS 5/11.30];

     (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

     (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

       (i) alters or abolishes a preferential right of such shares;

       (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

       (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

     (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
  Section 11.70 [805 ILCS 5/11.70] or as may be otherwise provided in the articles, by-laws or resolution.

   (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

   (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

(Source: P.A. 85-1269.)

   Note.
   This section was Ill.Rev.Stat., Ch. 32, Para. 11.65.

(S) 805 ILCS 5/11.70. Procedure to Dissent

   Sec. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

   (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

   (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

   (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

   (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

   (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

   (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

   (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

   (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection
(g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

   (j) As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(Source: P.A. 86-1156.)

   Note.
   This section was Ill.Rev.Stat., Ch. 32, Para. 11.70.
   Cross References.
   As to the procedure to dissent, by a shareholder of a savings bank under the Savings Bank Act, see 205 ILCS 205/4012.

PROXY

                              PECO ENERGY COMPANY
                            2000 COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2000, AT 9:30 a.m. AT THE MILLENNIUM HALL OF THE LOEWS PHILADELPHIA HOTEL, 1200 MARKET STREET, IN PHILADELPHIA, PENNSYLVANIA.

M. WALTER D'ALESSIO, JOSEPH F. PAQUETTE, JR. and J. BARRY MITCHELL, or any of them, with power of substitution are hereby appointed proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

First Chicago Trust Company, a division of Equiserve, as Custodian under the Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

Nominees for election to the Board of Directors for Class I terms expiring in 2003 are:

01. Richard H. Glanton, 02. Rosemarie B. Greco, 03. Corbin A. McNeill, Jr., and
04. Robert Subin.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to P.O. Box 8647, Edison, New Jersey, 08818-8647.

                                                                 [ SEE REVERSE ]
                                                                 [     SIDE    ]
--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\


                            [LOGO] PECO ENERGY (R)

                        Annual Meeting of Stockholders

                                 June 27, 2000

                                   9:30 a.m.

                             Millenium Hall of the

                           Loews Philadelphia Hotel

                          Philadelphia, Pennsylvania

                            Your Vote is Important
                             Thank you for Voting.

    Please mark your                                                       9172
[X] votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, and Director Nominees: Richard H. Glanton, Rosemarie B. Greco, Corbin A. McNeill and Robert Subin.

     The Board of Directors Recommends a vote FOR proposal 1, 2, 3 and 4.

1. Merger      FOR  AGAINST  WITHHELD     2. Postponement or  FOR  AGAINST  ABSTAIN      3. Election of      FOR  AGAINST  ABSTAIN
   Agreement   [ ]    [ ]      [ ]           adjournment of   [ ]    [ ]      [ ]           Directors        [ ]    [ ]      [ ]
                                             Annual Meeting                                 (see reverse)
                                                                                         For, except vote withheld from following
                                                                                         nominee(s):

                                                                                         ----------------------------------------
                                                                                         4. Ratification of  FOR  AGAINST  WITHHELD
                                                                                            Independent      [ ]    [ ]      [ ]
                                                                                            Accountants

SIGNATURE(S):________________________ DATE:_____

NOTE: Please sign exactly as name appears hereon.
      Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
/\FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\

                            [LOGO] PECO ENERGY (R)

Dear Shareholder:

PECO Energy encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

1. To vote over the internet:

    . Log on to the internet and go to the web site http://www.eproxyvote.com/pe

2. To vote over the telephone:

    . On a touch-tone telephone call 1-877-229-8683 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, do not mail back your proxy card.

                 Your vote is important. Thank you for voting.

                              Unicom Corporation
                                Bank One Plaza
                               P. O. Box A-3005
P     [Unicom Logo]       Chicago, Illinois 60690-3005
R
O     ---------------------------------------------------------------------
X
Y          This proxy is solicited on behalf of the Board of Directors of
                            Unicom Corporation for the
            Annual Meeting of Shareholders to be held on June 28, 2000


     The undersigned appoints Pamela B. Strobel and John P.McGarrity, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Unicom stock held in the undersigned's name and shares held by agents for the benefit of the undersigned in the Plans hereafter described, subject to the voting direction of the undersigned, at the Annual Meeting of Shareholders to be held on June 28, 2000, or any adjournment hereof and, in the Proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to the meeting, receipt of which is hereby acknowledged.

          Your instructions for the election of Directors may be indicated on the other side. The nominees are Brennan, Cantu, Compton, DeMars, Gin, Jannotta, Rogers, Rowe and Thomas.

          All shares to be voted pursuant to this proxy include shares, if any, held in the name of agents, for the benefit of the undersigned, in the Company's Dividend Reinvestment and Employee Stock Purchase Plans.

          Change of address:
                            --------------------------------


                                                                --------------
                                                                  PLEASE SEE
[Unicom Logo]                                                    REVERSE SIDE
                           .  FOLD AND DETACH HERE  .

                              Unicom Corporation
                        Annual Meeting of Shareholders
                           Wednesday, June 28, 2000
                                  10:30 A.M.
                The Grand Ballroom of the Hyatt Regency Chicago
                   151 East Wacker Drive, Chicago, Illinois

                 Your vote is important. Thank you for voting.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ITEMS 1, 2, 4 AND THE ELECTION OF THE DIRECTOR NOMINEES: Brennan, Cantu, Compton, DeMars, Gin, Jannotta, Rogers, Rowe, and Thomas.

---------------------------------------------------------------------------------------------------------------------------------


1. Approval of the                      FOR             AGAINST         ABSTAIN
   Merger Agreement                     [ ]               [ ]             [ ]

2. Postponement or                      FOR             AGAINST         ABSTAIN
   adjournment of the                   [ ]               [ ]             [ ]
   Annual Meeting


3. Election of Directors (See Reverse)  FOR             WITHHELD
                                        [ ]               [ ]

For, except vote withheld from the following nominee(s):

4. Appointment of                       FOR             AGAINST         ABSTAIN
   Auditors                             [ ]               [ ]             [ ]

---------------------------------------------------------------------------------------------------------------------------------

SIGNATURE(S)                                           DATE                    The signer hereby revokes all proxies heretofore
            -------------------------------------------    -----------------   given by the signer to vote at said meeting or any
                                                                               adjournments thereof.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                                            -----------------------------------------------------

FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

[Unicom Logo]

To Our Shareholders:

Unicom encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

1.      To vote over the Internet:
        .       Log on the Internet and go to the Web site
                http://www.eproxyvote.com/ucm.
                -----------------------------

2.      To vote over the telephone:
        . On a touch-tone telephone call toll-free 1-877-PRX-VOTE (1-877-779-8683), or from outside the United States call direct 1-201-536-8073.

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares through the Internet or the telephone, do not mail back your proxy card.

                 Your vote is important. Thank you for voting.